As filed with the Securities and Exchange Commission on July 19, 2007.

Registration Statement Nos. 333-[    ], 333-[    ]-01,

333-[    ]-02

United States

Securities and Exchange Commission

Washington, D.C. 20549

Form S-3

Registration Statement

under

the Securities Act of 1933

Accredited Mortgage Loan Trusts

(Issuer of the Securities)

Accredited Home Lenders, Inc. Accredited Mortgage Loan REIT Trust Accredited Acceptance Corp.	California Maryland Delaware	33-0426859 35-2231035 26-0501148
(Exact name of registrant as specified in charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15253 Avenue of Science, Building 1

San Diego, California 92128

(858) 676-2100

(Address, including zip code and telephone number

including area code of principal executive office)

James A. Konrath

Chief Executive Officer

Accredited Home Lenders, Inc.

15253 Avenue of Science, Building 1

San Diego, California 92128

(858) 676-2100

(Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO:

David E. Hertzel, Esq.	Stuart Marvin	Michael duQuesnay, Esq.
General Counsel	Executive Vice President	Dewey Ballantine LLP
Accredited Home Lenders, Inc.	Accredited Home Lenders, Inc.	333 South Grand Avenue
15253 Avenue of Science, Building 1	15253 Avenue of Science, Building 1	Los Angeles, California 90071
San Diego, California 92128	San Diego, California 92128	(213) 621-6528
(858) 676-2100	(858) 676-2100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is filed as post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Mortgage Loan Asset Backed Securities	$1,000,000.00	100%	$1,000,000.00	$30.70

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Paid by wire transfer from Accredited Home Lenders, Inc.’s Fee Account.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

ACCREDITED HOME LENDERS, INC.

(The Sponsor and a Depositor)

ACCREDITED MORTGAGE LOAN REIT TRUST

(a Depositor)

ACCREDITED ACCEPTANCE CORP.

(a Depositor)

ASSET-BACKED SECURITIES

(ISSUABLE IN SERIES BY SEPARATE TRUSTS)

You should read the section entitled “ Risk Factors” starting on page 1 of this prospectus before making a decision to invest in the securities.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities.

The Securities:

•	will be issued in one or more classes,

•	will consist of either asset-based notes or asset-backed certificates,

•	will be issued by a trust or other special purpose entity,

•	will be backed by one or more pools of residential mortgage loans held by the issuing entity, and

•	may have one or more forms of credit enhancement, such as insurance policies or reserve funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July [    ], 2007

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is Accredited Home Lenders, Inc., 15253 Avenue of Science, Building 1, San Diego, California 92128 and the telephone number is (858) 676-2100. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Documents by Reference” beginning on page [__].

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RISK FACTORS

You should carefully consider the following factors prior to any purchase of any class of securities. You should also consider the information under the caption “Risk Factors” in the accompanying prospectus supplement.

Limited liquidity may result in delays in your ability to sell securities or lower returns; you should be prepared to hold your investment to maturity.

There will be no market for the securities prior to their issuance, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide you holders with liquidity of investment or that the market will continue for the life of the securities. The underwriters specified in the related prospectus supplement may make a secondary market in the securities, but have no obligation to do so. The securities will not be listed on any securities exchange. Absent a secondary market for the securities, you may not be able to find a buyer for your securities at the time you choose to sell your securities and the price that you receive may be less than the price that you would receive for a comparable liquid security. You should be prepared to hold your investment to maturity.

The assets of each trust estate, as well as any applicable credit enhancement, will be limited and, if such assets and credit enhancement become insufficient to service the related securities, losses may result.

The securities will be payable solely from the assets of the related trust estate and any applicable credit enhancement. You will not have recourse to the depositors nor to any other entity if you do not receive a required distribution on the securities. Consequently, you must rely solely upon payments derived from the trust estate, including, if applicable, any amounts available from any credit enhancement, for the payment of principal of and interest on the securities.

Although any credit enhancement for the securities will be intended to reduce the risk of delinquent payments or losses to you, the amount of such credit enhancement will be limited, and will decline and could be depleted under circumstances prior to the payment in full of the securities. In addition, the available credit enhancement may not cover all potential sources of loss. For example, the credit enhancement may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities the indicate that they would not reduce their rating of the securities. As a result, you may suffer losses.

The securities do not have specified payment or debt service schedules, and payments on the securities are subject to the rate of payment on the underlying loans.

The yield to maturity of the securities will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to breaches of representations and warranties) on the loans and the price paid by you. The yield to maturity on principal-only or interest-only securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related loans.

The loans may be prepayable in full or in part at any time, although a prepayment charge or premium may be imposed. These charges may or may not be property of the issuing entity. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayment that a trust estate will experience.

The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled payment date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. See “Yield and Maturity Considerations” in this prospectus. In addition to prepayments, your securities may be repaid more quickly than expected as a result of mandatory prepayments relating to unused moneys held in pre-funding accounts, voluntary early payments by borrowers (including payments in connection with refinancings of related senior liens), sales of mortgaged properties subject to “due-on-sale” provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases of loans or substitution adjustments will have the same effect on the securities as a prepayment of the loans.

Nonconforming credit mortgage loans may experience higher rates of delinquencies and losses.

In general, the sponsor originates and acquires mortgage loans which do not meet the credit criteria required by the Federal National Mortgage Association , or Fannie Mae and the Federal Home Loan Mortgage Corporation, or Freddie Mac. These mortgage loans are commonly referred to as “nonconforming credit” mortgage loans. These mortgage loans tend to exhibit higher levels of delinquency, foreclosure and loss than mortgage loans which conform to the requirements of Fannie Mae and Freddie Mac. The interest rates and the loan-to-value ratios for such mortgage loans are established at levels designed to compensate for and offset the increased delinquency, foreclosure and loss risks presented by such loans, and rating agencies take such increased risks into account in assigning ratings to classes of securities which represent interests in such loans. No assurances can be given, however, that the loans in any trust estate will not experience delinquency, foreclosure and loss levels that are greater than expected, which will and adversely affect the value of the related securities.

Junior liens may experience higher rates of delinquencies and losses.

To the extent that mortgages are junior liens that are subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the mortgaged property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The trust estate will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

Some states have imposed legal limits on the remedies of a mortgagee in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

•	the aggregate amount owed under both the senior and junior loans over

•	the proceeds of any sale under a deed of trust or other foreclosure proceedings.

Property values may decline, leading to higher losses.

An investment in the securities, which are backed by residential mortgage loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower’s failure to maintain the property, a deterioration in economic conditions or a natural disaster, among other things. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by credit enhancement, will be borne by the holder of one or more classes of securities.

Adjustable-rate loans may experience higher rates of delinquencies and losses.

In general, the sponsor’s underwriting guidelines provide for a prospective borrower’s repayment ability to be evaluated based on the initial level of monthly payment required by the mortgage loan for which the borrower is applying. However, with respect to certain types of loans, including loans as to which the loan rate may adjust in accordance with movements in an index, the scheduled payment may increase beyond the initial level of the scheduled payment. To the extent the income level of the related borrower may not be sufficient to enable the borrower to meet higher scheduled payments, the risk of delinquency, foreclosure and loss may be increased with respect to such loans. In addition, certain types of these loans may provide for “negative amortization”—deferral of the payment of a portion of currently accrued interest and the addition of such deferred amount to the principal balance of the loan. To the extent such “negative amortization” results in total liens against a mortgaged property in excess of the value of the mortgaged property, the risk of delinquency, foreclosure and loss with respect to the related loan may be further increased.

Non-owner-occupied loans may experience higher rates of delinquencies and losses.

A loan included in a trust estate may be secured by a mortgaged property which is not the primary residence of the related borrower. Because the borrower on such a “nonowner-occupied” loan may have less incentive to avoid foreclosure than borrowers under loans secured by primary residences, nonowner-occupied loans may experience higher rates of delinquencies and losses than owner-occupied loans.

Bankruptcy of mortgagors may lead to higher levels of losses.

General economic conditions may have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower, it is possible that a trust estate could experience a loss with respect to the related loan. In conjunction with a borrower’s bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such loan or permanently reduce the principal balance of such loan thereby either delaying or permanently limiting the amount received by the trust estate with respect to such loan. Moreover, in the event that a bankruptcy court prevents the transfer of the related mortgaged property to the trust estate, any remaining balance on the loan may not be recoverable.

Foreclosure of properties may be subject to substantial delay, resulting in longer maturity of the securities, as well as higher losses.

Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, all of which will reduce the amount of the net recovery by the trust.

Environmental conditions on the mortgaged property may give rise to liabilities.

Real property pledged as security to a lender may be subject to certain environmental risks which could cause losses on your securities. Under the laws of certain states, contamination of a mortgaged property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner’s interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also increases its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Violation of lending laws could result in losses on the securities.

Applicable state laws generally regulate interest rates and other charges and require certain disclosures with respect to mortgage loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the loan to damages and administrative enforcement.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust estate.

The federal laws that may apply to loans held in the trust estate include the following:

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the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

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the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

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the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans; and

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the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers.

The loans are also subject to federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower’s credit experience. Violations of provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust estate as the owner of the loan to damages and administrative enforcement.

The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust estate with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Geographic concentration of mortgaged properties may result in higher losses, if particular regions experience downturns.

Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of delinquency, foreclosure and loss on mortgage loans generally. The loans underlying certain series of securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Statistical information with respect to the geographic concentration of properties relating to a particular series will be specified in the related prospectus supplement.

Bankruptcy of the related depositor may adversely affect the interests of holders.

In the event of the bankruptcy of the related depositor at a time when it or any affiliate holds a security, a trustee in bankruptcy of the related depositor or such affiliate, or its creditors could attempt to recharacterize the sale of the loans to the related trust estate as a borrowing by the related depositor or such affiliate, with the result, if such recharacterization is upheld, that the related security holders would be deemed creditors of the related depositor or such affiliate, secured by a pledge of the loans. If such an attempt were successful, it could prevent timely payments of amounts due to the trust estate.

Certain limitations on interest payments and foreclosures may reduce the amounts payable on the loans and limit the enforcement of the loans against certain mortgagors.

Generally, under the terms of the Servicemembers Civil Relief Act, as amended, or similar state legislation, a mortgagor who enters military service after the origination of his or her loan, including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could limit, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on these loans.

In addition, the Servicemembers Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor’s period of active duty status. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Uncertainty regarding original issue discount.

Some or all classes of the securities may be issued with original issue discount, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. A security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the securities was sold.

Ratings of the securities may be dependent on the related credit enhancer, and further, may be reduced or withdrawn at any time; there is no obligation to maintain any specific ratings.

It will be a condition to the issuance of a series of offered securities that they be rated in one of the four highest rating categories by each rating agency. Any such rating would be based on, among other things, the adequacy of the value of the loans and any credit enhancement with respect to such series. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the related rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the loans, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an credit enhancer or a change in the rating of such credit enhancer’s financial strength.

Losses may be greater in the event of an acceleration.

Upon an event of default under the related indenture for a series of securities that are structured as notes and a sale of the assets in the related trust estate, the trustee, the servicer, any credit enhancer and any other service provider specified in the related prospectus supplement will be entitled to receive their unpaid fees and other amounts owing to them prior to distributions to you in respect of your securitites. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the securities.

Certain risks relating to differing underwriting criteria.

The loans included in a particular trust estate may have been purchased by the sponsor from one or more originators, and may, to the extent described in the related prospectus supplement, have been originated using underwriting criteria different from that of the sponsor. Nevertheless, the loans included in a particular trust estate will satisfy the underwriting criteria set forth in the related prospectus supplement.

DESCRIPTION OF THE SECURITIES

The securities will be issued in series. Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, variable interest securities, “planned amortization class”, or PAC securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinate securities, which subordinate securities may be subdivided into senior subordinate, mezzanine subordinate and junior subordinate securities. Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement.

The securities will be issued either in the form of equity securities, denominated as certificates, or debt securities, denominated as notes. Each series of certificates will evidence ownership interests in the related trust estate. Each series of notes will evidence indebtedness of the related trust estate. The issuing entity of notes will be the depositor or a trust for the purpose of issuing a series of notes.

Payments of Interest

The securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans included in the related trust estate and/or as prepayments occur with respect to such loans. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

Interest payable on the securities on a payment date will include all interest accrued during the period specified in the related prospectus supplement. In the event that interest accrues during the calendar month preceding a payment date, the effective yield to security holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the payment date.

Payments of Principal

On each payment date for a series, principal payments will be made to the security holders of such series on which principal is then payable, to the extent set forth in the related prospectus supplement. Such payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date with respect to each class of securities is the date no later than which principal balance is expected to be reduced to zero, calculated on the basis of assumptions described in the related prospectus supplement. The final scheduled payment date will be specified in the related prospectus supplement. Since payments on the loans will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final payment date of any such class will occur earlier, and may occur substantially earlier, than its final scheduled payment date.

Alternatively, as a result of delinquencies, defaults and liquidations of the loans in the trust estate, the actual final payment date of any such class may occur later than its final scheduled payment date. See “Yield and Maturity Considerations” in this prospectus.

Optional Redemption

The entity that is identified in the related prospectus supplement, may, at its option, cause an early termination of the related trust estate by repurchasing all of the loans and/or properties remaining in the trust estate on or after:

•	the termination date specified in the related prospectus supplement, or

•

on or after such time as the aggregate principal balance of the securities of the series or the loans relating to such series, is less than the amount or percentage specified in the related prospectus supplement.

The purchase price for this optional purchase will be in an amount not less than an amount, when added to the amount of any available credit enhancement, necessary to pay all principal and interest on the securities, on such offer amount described in the related prospectus supplement.

Mandatory Redemption

The trustee, or such other party specified in the prospectus supplement may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional redemption right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust estate. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount, when added to the amount of any available credit enhancement, necessary to pay all principal and interest on the securities. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a “qualified liquidation” of each REMIC, if the related trust estate has elected to be treated as a REMIC.

The prospectus supplement will disclose whether a credit enhancement provider has the right to consent to the exercise of a clean-up call or an auction sale.

Weighted Average Life of the Securities

“Weighted average life” refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans included in the trust estate for a series is paid. The source of Repayment may be receipts representing the scheduled amortization or prepayments or may be derived from the credit enhancement.

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of such series that would be outstanding on specified payment dates for such series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans included in the related trust estate are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

Use of Notional Amounts

If so provided in the related prospectus supplement, interest on certain classes of securities may be payable based on a notional amount rather than a principal balance or the actual aggregate outstanding principal balances of the related loans. These notional amounts would not necessarily be affected by prepayments on the related loans, potentially reducing the disproportionate impact which prepayments have on the yield of interest only securities relative to the yields of other types of securities which are entitled to payments of principal. See “Yield and Maturity Considerations” in this prospectus.

The related prospectus supplement will set forth the notional amount schedule, if any, and will describe fee prepayment spreads to the extent used in constructing such schedule.

Form of Securities

The offered securities will be book-entry securities. Persons acquiring beneficial ownership interests in the securities may elect to hold their securities through the Depository Trust Company, or DTC, in the United States, or Clearstream Banking Société Anonyme or Euroclear System (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of book-entry securities will be issued in one or more securities which equal the aggregate principal amount of the securities of each class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no beneficial owner acquiring a book-entry security will be entitled to receive a physical security representing such security. Unless and until definitive securities are issued, it is anticipated that the only “securityholders” of the securities will be Cede & Co., as nominee of DTC. Security owners will not be securityholders as that term is used in the related servicing agreements. Security owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

A security owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate). Security owners will receive all payments of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit payments of principal of, and interest on, the securities. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective security owners. Accordingly, although security owners will not possess securities, the rules provide a mechanism by which security owners will receive payments and will be able to transfer their interest.

Security owners will not receive or be entitled to receive securities representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing such participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants. Under the rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the securities, see “Material Federal Income Tax Consequences—Foreign Investors” herein and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Payments on the book-entry securities will be made on each payment date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book- entry securities that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

Under a book-entry format, beneficiary owners of the book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—Foreign Investors” and “—Backup Withholding” herein. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry security, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports on the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the related servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees rather than to DTC, only if (a) DTC or the issuing entity advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry securities and the issuing entity or the trustee is unable to locate a qualified successor, (b) if after the occurrence of an event of default under the related indenture or an event of default under the related transaction documents, owners of beneficial interests in a global security representing in the aggregate more than 50% of the aggregate outstanding principal amount of the securities of that series advise the trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners or (c) under any other circumstances set forth in the related prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry securities and instructions for re-registration, the trustee, as registrar, will issue definitive securities, and thereafter the trustee will recognize the holders of such definitive securities as certificateholders under the related servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the sponsor, the servicer nor the related trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

For additional information regarding DTC and the book-entry securities, see Annex I hereto.

THE TRUST ESTATES

The trust estate of each series will include assets originated by the sponsor or acquired from affiliated or unaffiliated institutions composed of:

•	loans,

•	amounts available from the reinvestment of payments on such loans,

•	any credit enhancement, and

•	any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession.

The securities will be nonrecourse obligations of the related issuing entity. The assets of the issuing entity for a series of securities will serve as collateral only for that series of securities. In the case of an event of default with respect to a series of debt securities, the trustee generally may only proceed against the collateral securing such series and may not proceed against any assets of the related issuing entity not pledged to secure such notes.

The loans for a series will be originated or acquired by the sponsor or its affiliate in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the depositor to the issuing entity. Loans relating to a series will be serviced by the servicer pursuant to the related servicing agreement.

Prior to the initial offering of the related series of securities, the issuing entity will have no assets or liabilities. We do not expect any issuing entity to engage in any activities other than acquiring, managing and holding the related loans and other assets and the proceeds thereof, issuing securities and making payments and distributions thereon. No issuing entity is expected to have any source of capital other than its assets and any related credit enhancement.

The Loans

Loans included in the trust estate for a series may consist of any combination of mortgage loans and contracts.

Mortgage Loans. The loans for a series may consist, in whole or in part, of closed-end mortgage loans, including closed-end home equity loans secured by mortgages on single family properties and small mixed-use properties, which mortgages may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity, although some loans may be balloon loans or interest only loans, as described below. Interest on each closed-end loan will accrue on the outstanding principal balance of such loan at the related loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Certain loans may be balloon loans, which have monthly payments that will not fully pay off the loan balance by the maturity date. Certain loans may provide that the borrower’s monthly payment will consist of interest only for a specified period of time. After the interest only period has ended, the borrower must begin making monthly payments of principal and interest on the loan. Balloon loans and interest only loans, if included in a trust, will be further described in the related prospectus supplement.

The mortgaged properties will include primarily single family property (i.e., one- to four-family residential housing, including condominium units and cooperative dwellings). The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

Mortgages on cooperative dwellings consist of a lien on the shares issued by such cooperative dwelling and the proprietary lease or occupancy agreement relating to such cooperative dwelling.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. To the extent specified in the related prospectus supplement, the mortgaged properties may include nonowner-occupied investment properties and vacation and second homes.

Home Improvement Contracts. The loans for a series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. A home improvement contract will be secured by a mortgage, primarily on single family properties, which will generally be subordinate to other mortgages on the same mortgaged property or by a purchase money security interest in the home improvements financed thereby.

The home improvements securing the home improvement contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Additional Information. The selection criteria which shall apply with respect to the loans relating to a particular series, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms-to-maturity (which may exceed 30 years) and delinquency information, will be specified in the related prospectus supplement.

The related prospectus supplement for each series will provide information with respect to the related loans as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans (or the aggregate unpaid principal balance included in the trust estate for the related series);

•	the range and weighted average loan rate on the loans, and, in the case of adjustable-rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

•	the range and average outstanding principal balance of the loans;

•	the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

•	the percentage (by outstanding principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

•	the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements;

•	the geographic distribution of any mortgaged properties securing the loans;

•

the percentage of loans (by principal balance as of the cut-off date) that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

•	the lien priority of the loans; and

•	the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

Substitution of loans will be permitted in the event of breaches of representations and warranties with respect to any original loans or in the event the documentation with respect to any loan is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement may be provided, which may include subordinated securities, surety bond, insurance policy or an irrevocable letter of credit, a spread account or combination thereof in favor of the trustee on behalf of the security holders of the related series. The credit enhancement will support the payment of principal and interest on the securities, or certain classes of securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such prospectus supplement. Any of such credit enhancement may be structured so as to protect against losses relating to more than one trust estate.

Overcollateralization

Credit enhancement for a series may include overcollateralization—an excess of the aggregate principal balance of the related loans, or a group thereof, over the aggregate principal balance of the related securities. Overcollateralization is achieved by the application of interest payments on loans in excess of the amount required to pay principal and interest on the securities, and the expenses of the issuing entity to the payment of principal of one or more classes of securities. Some or all of the target overcollateralization in a transaction may be funded on the closing date to the extent described in the related prospectus supplement. This feature may continue for the life of the related securities or may be limited as set forth in the related prospectus supplement. In the case of limited overcollateralization, once the required level of overcollateralization is reached, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization. In addition, the specified level of overcollateralization may be increased or reduced under the circumstances described in the prospectus supplement.

Subordinated Securities

Credit enhancement for a series may consist of one or more classes of subordinate securities. The rights of security holders of such subordinate securities to receive distributions will be subordinate in right and priority to the rights of security holders of senior securities of the series, but only to the extent described in the related prospectus supplement. In addition, the holders of subordinate securities may have limited or no voting rights, to the extent described in the related prospectus supplement.

Insurance

Credit enhancement for a series may consist of surety bonds, pool insurance policies, special hazard insurance policies or bankruptcy bonds relating to the loans, as described below and in the related prospectus supplement.

Surety Bond and Pool Insurance Policy. The sponsor may obtain an insurance policy for certain of the securities issued with respect to the related trust estate. A surety bond will insure certain payments, typically current interest and principal at maturity, on one or more classes of securities. A pool insurance policy will cover certain payments required to be made by the mortgagors under the related mortgage loans. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of such property to the special hazard insurer, the unpaid principal balance of such loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such property. Any amount paid as the cost of repair of such property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of such loan. The amount of the secured debt could be reduced to such value, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Certain Legal Aspects of Loans”. The trust estate may include a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by such court of the principal amount of a loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

The sponsor may deposit into one or more funds to be established with the trustee as part of the trust estate for such series or for the benefit of any credit enhancer with respect to such series cash, a letter or letters of credit, cash collateral accounts or eligible investments meeting the criteria of each rating agency in the amount specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the mortgage assets for such series, to the extent described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any credit enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity.

Other Insurance, Guarantee and Similar Instruments or Agreements

A trust estate may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.

Cross Collateralization

The source of payment for securities of each series will be the assets of the related trust estate only. No collections on any loans held by any trust estate may be applied to the payment of securities issued by any other trust estate (except to the limited extent that certain collections in excess of amounts needed to pay the related securities may be deposited in a common, master reserve account that provides credit enhancement for more than one series of securities).

However, a trust estate may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of securities, such as a master reserve account or a master insurance policy. In addition, a series of securities may provide for excess cash flow with respect to one class of the series to be applied to shortfalls with respect to another class of the same series.

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

The trustee on behalf of a trust estate may enter into interest rate swaps and related caps, floors or collars, or currency swaps to minimize the risk to securityholders from adverse changes in interest rates or currency fluctuations, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments based on an agreed-upon hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates.

Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust estate to do so.

To the extent that a derivative provider is downgraded below the rating specified in the accompanying prospectus supplement or the applicable rating agencies withdraw their rating of the derivative provider, the issuing entity has the right to terminate the derivative agreement or transfer the derivative provider’s rights and obligations under the derivative agreement to a counterparty that satisfies certain rating conditions described in the accompanying prospectus supplement, each within the time period specified in the derivative agreement.

If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute derivative agreement in the event that the derivative agreement is terminated, interest due on the notes will be paid from amounts received on the mortgage loans without the benefits of a derivative agreement or a substitute derivative agreement. There can be no assurance that such amounts will be sufficient to provide for the full payment of interest on the notes at the applicable note interest rate.

SERVICING OF LOANS

Customary servicing functions with respect to the loans in the trust estate will be provided by the servicer. The servicer is authorized to enter into one or more subservicing agreements with one or more subservicers pursuant to which the subservicer will agree to perform all or a portion of the servicer’s servicing responsibilities with respect to the loans in a trust estate.

Notwithstanding the servicer’s engagement of any subservicer, the servicer shall not be relieved of its obligations and the servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the loans. The servicer shall be entitled to include in any subservicing agreement provisions for indemnification of the servicer by the related subservicer.

Advances and Limitations Thereon

To the extent specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, not to guarantee or insure against losses. Accordingly, any funds advanced will be recoverable by the servicer primarily out of amounts received on particular loans which represent late recoveries of principal or interest, insurance proceeds or liquidation proceeds respecting which any such advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, insurance proceeds or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. This reimbursement to the servicer will reduce amounts available for distribution to the security holders, but since such reimbursement will only relate to amounts previously advanced by the servicer, such reimbursement will not result in a net reduction of funds available for distribution to security holders.

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. The servicer generally will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related mortgaged property is located. The standard hazard insurance policies provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of, the related mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to security holders. When a mortgaged property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will generally be required to cause flood insurance to be maintained with respect to such mortgaged property, to the extent available.

The hazard insurance policies will not cover physical damage resulting from earthquakes. The servicer is not obligated to require that any mortgagor maintain earthquake or other additional insurance and is under no obligation itself to maintain any such additional insurance itself.

The standard hazard insurance policies covering mortgaged properties securing loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the mortgaged property, including the improvements on any mortgaged property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the mortgaged property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such mortgaged property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property.

Coverage will be in an amount at least equal to the least of (i) the outstanding principal balance of the loan plus the outstanding principal balance of any mortgage loan senior to such mortgage loan, but in no event shall such amount be less than is necessary to prevent the mortgagor from becoming a coinsurer thereunder, (ii) the minimum amount required to compensate for loss or damage on a replacement cost basis and (iii) the full insurable value of the related mortgaged property. The servicer will also be required to maintain, on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the sum of the principal balance of such loan and the principal balance of any loan senior to such loan at the time of such foreclosure plus accrued interest and the good-faith estimate of the servicer of related liquidation expenses to be incurred. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

Any amounts collected by the servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited in the collection account.

In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer that satisfies the requirements of Fannie Mae or Freddie Mac, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Loans

The servicer will use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (i) such restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the security holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through liquidation proceeds or insurance proceeds. In the case of a issuing entity for which a REMIC election has been made, the servicer shall liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such mortgaged property (or such other period as may be required under the REMIC regulations). While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the issuing entity, if applicable, will have no ability to do so and neither the servicer nor the sponsor will be required to do so.

Enforcement of Due-On-Sale Clauses

When any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable “due-on-sale” clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the servicer reasonably believes that to permit an assumption of the mortgage loan would not materially and adversely affect the interests of the security holders. In such event, the servicer will enter into an assumption and modification agreement with the person to whom the property is to be conveyed, pursuant to which such person becomes liable under the mortgage note and, unless prohibited by applicable law or the mortgage documents, the original mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the servicer will enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor will be released from liability and such person is substituted as mortgagor and becomes liable under the mortgage note. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted loans. The related security holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related security holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to security holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, such right of reimbursement being prior to the rights of the security holders to receive any related insurance proceeds, liquidation proceeds or amounts derived from other credit enhancement.

Evidence as to Compliance

The related servicing agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the servicing of the loans by the servicer will be and that such examination has disclosed no items of noncompliance with the provisions of the servicing agreement which in the opinion of such form are material, except for such items of noncompliance as are set forth in such statement.

The servicing agreement will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the servicing agreement, throughout the preceding calendar year.

Certain Matters Regarding the Servicer

In the event of a servicer default under a servicing agreement, the servicer may be replaced by the trustee or another specified party. Such servicer defaults and the rights of the trustee upon such a default under the servicing agreement for the related series will be described in the prospectus supplement.

The servicer will not have the right to assign the servicing agreement nor resign from the obligations and duties imposed on it under the servicing agreement except upon the determination that the servicer’s duties are no longer permissible under applicable law and that such incapacity cannot be cured by the servicer, without incurring unreasonable expense. No such resignation of the servicer shall become effective until a successor servicer has assumed the servicer’s responsibilities and obligations under the servicing agreement. A successor servicer (other than the trustee) must:

•	be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac, and

•	have equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles.

To the extent that the servicer transfers its obligations to a wholly owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; to the extent that the assigning servicer remains liable for the servicing obligations under the related servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the related servicing agreement, provided that such successor or surviving entity meets the requirements for a successor servicer set forth above.

Each servicing agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related issuing entity, the sponsor or the security holders for any action taken or for failing to take any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representation made under such servicing agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such servicing agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

THE AGREEMENTS

The following summaries describe certain provisions of the related agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements.

Each issuing entity will be established pursuant to a trust agreement by and between the sponsor and a trustee named in the related trust agreement. Each trust agreement will describe the assets of the related issuing entity, which will include the related loans and, if so specified in the related prospectus supplement, may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, special hazard policy or reserve fund.

The loans held by each issuing entity will be serviced by the servicer pursuant to a servicing agreement by and between the servicer and the related trustee.

With respect to securities that represent debt secured by the related issuing entity, the sponsor will enter into an indenture with the trustee named on such indenture, as set forth in the related prospectus supplement. Securities that represent beneficial ownership interests in the related issuing entity will be issued pursuant to the related trust agreement.

In the case of any individual issuing entity, the contractual arrangements relating to the establishment of the issuing entity, the servicing of the related loans and the issuance of the related securities may be contained in a single agreement, or in several agreements which combine certain aspects of the trust agreement, the servicing agreement and the indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement).

Assignment of Loans

At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the issuing entity all of its right, title and interest in the loans and other property to be transferred to the issuing entity for a series. Such assignment will include all principal and interest due on or with respect to the loans after the cut-off date specified in the related prospectus supplement. The trustee will, concurrently with such assignment, execute and deliver the securities.

Assignment of Loans. The depositor as to each loan, will deliver or cause to be delivered to the trustee or a custodian on behalf of the trustee the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of such mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office) and, unless the mortgage is recorded on the MERS system, an assignment of the mortgage in recordable form. The trustee or the custodian will hold such documents in trust for the benefit of the security holders.

The mortgages for certain mortgage loans may be recorded in the name of the Mortgage Electronic Registration System, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS system. Alternatively, for certain other mortgage loans, (i) the mortgage may have been originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were registered electronically through the MERS system. For each of such mortgage loans registered with MERS, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any beneficial interest in the mortgage loan.

The depositor will, as to each home improvement contract, either deliver or cause to be delivered to the trustee (or the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the property securing such home improvement contract, or maintain possession (or cause the servicer to maintain possession) of such home improvement contracts and other documents, as custodian on behalf of the related issuing entity. In order to give notice of the right, title and interest of security holders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. See “Legal Aspects of the Loans—The Home Improvement Contracts” in this prospectus.

With respect to loans secured by mortgages, the depositor, will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interest in the related loans. The depositor will cause such assignments to be so recorded within a specified time period after issuance of the securities. If the recorded mortgages are not received within the specified time period, the related servicing agreement may require the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within such time period, at the price described below with respect to repurchases by reason of defective documentation. Such repurchase obligation would constitute the sole remedy available to the security holders or the trustee for the failure of a mortgage to be recorded.

Each loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. Such loan schedule will specify with respect to each loan: the original principal balance; the unpaid principal balance as of the cut-off date; the current loan rate; the current scheduled payment; the maturity date, if the loan is an adjustable-rate loan, the periodic and lifetime rate caps, if any, and the current index.

Pre-Funding Account. A trust estate may include a “pre-funding account.” The issuing entity will use the amounts on deposit in the pre-funding amount to acquire additional loans from time to time during the time period specified in the related prospectus supplement.

During any pre-funding period, the depositor will be obligated (subject only to the availability thereof) to transfer to the related trust estate, additional loans from time to time. These additional loans will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will generally be consistent with the eligibility criteria of the loans included in the trust estate as of the closing date subject to such exceptions as are expressly stated in such prospectus supplement and will be established in consultation with the rating agencies.

Although the specific parameters of the pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that: (a) the pre-funding period will not exceed one year from the related closing date, (b) that the additional loans to be acquired during the pre-funding period will be subject to the same representations and warranties as the loans included in the related trust estate on the closing date (although additional or substitute criteria may be required to be satisfied, as described in the related prospectus supplement) and (c) that the pre-funded amount will not exceed 50% of the principal amount of the securities issued pursuant to a particular offering.

The amounts set aside in the pre-funding account that are not applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of securities of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in such applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than one year from the date of issuance of a class of securities of a series, and the portion of the asset pool which may revolve may not exceed 50% of the aggregate proceeds of the related offering. During the revolving period, all collections of principal otherwise allocated to such classes of securities may be:

•

utilized by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in eligible investments for later distribution to security holders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds, will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Repurchase and Substitution of Defective Loans. If any document in the file relating to a loan delivered by the depositor to the trustee (or custodian) is found by the trustee within a specified time period following the execution of the related agreements (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date) to be defective in any material respect and the depositor does not cure such defect, the depositor (or such other entity specified in the prospectus supplement) will be required to repurchase the related loan or any property acquired in respect thereof from the trustee at a price equal to (a) the outstanding principal balance of such loan and (b) accrued and unpaid interest to the date of the next scheduled payment on such loan at the rate set forth in the related agreements (less any unreimbursed advances respecting such loan).

The depositor (or such other entity specified in the prospectus supplement), may, rather than repurchase the loan as described above, remove such loan from the trust estate and substitute in its place one or more other qualifying substitute loans. These substitutions may only occur during a specified period if the trust estate has elected to be treated as a REMIC for federal income tax purposes.

The depositor will make representations and warranties with respect to the loans for a series. If the depositor (or such other entity specified in the prospectus supplement) cannot cure a breach of any such representations and warranties in all material respects within a specified time period after notification by the trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such loan, the depositor or such entity is obligated to repurchase the affected loan or, provide a qualifying substitute loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

Reports to Security Holders

The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder the report described in the related prospectus supplement.

Servicer Defaults

Servicer defaults under each servicing agreement are specified in the related prospectus supplement.

Events of Default

Events of default for each series of notes are specified in the related prospectus supplement. If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the related trustee or another specified party may elect to maintain possession of the collateral securing the notes and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been such a declaration.

Private sales. To the extent permitted by law, the trustee shall not in any private sale sell or otherwise dispose of the trust estate, or any portion thereof, unless:

•	the holders of notes representing more than 50% of the voting rights consents to or directs the trustee in writing to make such sale; or

•	the proceeds of such sale would be not less than the entire amount that would be payable to the holders of the notes on the payment date next succeeding the date of such sale.

Public sales. Unless the holders of all outstanding notes of the related series have otherwise consented or directed the trustee, at any public sale of all or any portion of the trust estate at which a minimum bid equal to or greater than the amount necessary to pay the entire amount payable on the notes has not been established by the trustee, the trustee on behalf of the noteholders, shall prevent such sale and bid an amount at least $1.00 more than the highest other bid in order to preserve the trust estate on behalf of the noteholders.

In connection with a sale of all or any portion of the trust estate:

•

any holder or holders of notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability; and

•

the trustee may bid for and acquire the property offered for sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross sale price against the sum of (a) the amount that would be payable to the holders of the notes as a result of such sale on the payment date next succeeding the date of such sale and (b) the expenses of the sale and of any proceedings in connection therewith which are reimbursable to it, without being required to produce the notes in order to complete any such sale or in order for the net sale price to be credited against such notes, and any property so acquired by the trustee shall be held and dealt with by it in accordance with the provisions of the indenture.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default in the payment of principal of or interest on the notes, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the related agreements for the benefit of the noteholders after the occurrence of such an event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the related agreements relating to the duties of the trustee, in case an event of default occurs with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the related agreements at the request or direction of any of the noteholders, unless such noteholders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the related agreements, the related credit enhancer or the holders of a majority of the then aggregate outstanding amount of the notes (with the consent of the related credit enhancer, if any) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, and the related credit enhancer or the majority noteholders (with the consent of the related credit enhancer, if any) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the outstanding noteholders affected thereby.

The Trustee

The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the depositor and its affiliates. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust estate relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any loan or related documents. If no event of default as defined in the related agreements has occurred, the trustee is required to perform only those duties specifically required of it under the related agreements.

The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the security holders in an event of default. The trustee is not required to expend or risk its own funds or incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the sponsor, resign at any time, in which event the issuing entity will be obligated to use reasonable efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (i) if the trustee ceases to be eligible to continue as such under the related agreement, (ii) if the trustee becomes insolvent (iii) the trustee has a conflict of interests prohibited by the agreements and fails to resign; or (iv) related credit enhancer or by a majority of security holders (with the consent of the related credit enhancer, if any). Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreements

The related prospectus supplement will set forth the method for amending the related agreements.

Voting Rights

The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series. The voting rights for a series of securities may be controlled by a credit enhancer with respect to such series, or the exercise of voting control by the security holders may be subject to the consent of the credit enhancer, as specified in the related prospectus supplement. In addition, the holders of subordinate securities may have limited or no voting rights, to the extent described in the related prospectus supplement.

No security holder, solely by virtue of such holder’s status as a holder, will have any right under the agreements for such series to institute any proceeding with respect to such agreements, unless such security holder previously has given to the trustee for such series written notice of default and unless the security holders of securities evidencing not less than 25% (or other percentage disclosed in the prospectus supplement) of the aggregate voting rights of the securities for such series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding and no direction inconsistent with such written request has been given to the trustee during such sixty day period by the holders of securities representing more than 50% of the aggregate voting rights of such series. In the event that the trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of holders, each representing less than 50% of the voting rights, the trustee shall take the action prescribed by the group representing a greater percentage of the voting rights.

Meetings of Holders

No agreement will provide for the holding of any annual or other meeting of security holders.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the servicer.

Termination

Certificates. The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the distribution to holders of all amounts distributable to them pursuant to such pooling and servicing agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last loan remaining in the trust estate for such series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any loan or (ii) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for such series of all loans and other property at that time subject to such pooling and servicing agreement. The pooling and servicing agreement for each series may permit, but generally does not require, the servicer or another entity to purchase from the trust estate for such series all remaining loans at a price equal to, 100% of the aggregate principal balance of such loans plus, with respect to any property acquired in respect of a loan, if any, the outstanding principal balance of the related loan at the time of foreclosure, less, in either case, related unreimbursed advances (in the case of the loans, only to the extent not already reflected in the computation of the aggregate principal balance of such loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the pooling and servicing agreement) plus, in either case, accrued interest thereon at the weighted average interest rate on the related loans through the last day of the month in which such repurchase occurs. If an election is made for treatment as a REMIC under the Internal Revenue Code, the repurchase price may equal the greater of (a) 100% of the aggregate principal balance of such loans, plus accrued interest thereon at the applicable interest rates on the loans through the last day of the month of such repurchase and (b) the aggregate fair market value of such loans plus the fair market value of any property acquired in respect of a loan and remaining in the trust estate. The exercise of such right will effect early retirement of the securities, but such entity’s right to so purchase is subject to the aggregate principal balance of the loans at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the loans as of the cut-off date. In no event, however, will the trust created by pooling and servicing agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the pooling and servicing agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the sponsor or another entity may effect an optional termination of the trust estate under the circumstances described in such prospectus supplement. See “Description of the Securities—Optional Redemption; Mandatory Redemption”.

Notes. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

In addition to such discharge with certain limitations, the related indenture will provide that, if so specified with respect to the notes of any series, the related trust estate will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the final scheduled payment date for such notes and any installment of interest on such notes in accordance with the terms of the pooling and servicing agreement and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

YIELD AND MATURITY CONSIDERATIONS

The yield to maturity of a security will depend on the price paid by the holder for such security, the interest rate on such security (which interest rate may vary if so specified in the related prospectus supplement), the rate of payment of principal on such security (or the rate at which the notional amount thereof is reduced if such security is not entitled to payments of principal) and other factors.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a full prepayment is made on a loan, the mortgagor is charged interest on the principal amount of the loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. A series of securities may provide that the servicer is obligated to deposit into the distribution account, for distribution to holders of the series, an amount, not to exceed the servicer’s aggregate servicing fee for such series for the related month, equal to the difference between (a) a full months’ interest (net of the servicing fee) on a loan which has prepaid in full and (b) the amount of interest actually paid with such prepayment in full. See “Servicing of Loans—Servicing Compensation and Payment of Expenses”. To the extent the servicer is not obligated to deposit for distribution to the related holders the full amount of such difference, the effect of prepayments in full will be to reduce the amount of interest paid in the next succeeding month to security holders entitled to payments of interest because interest on the principal amount of any loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related loan as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a loan will be to reduce the amount of interest passed through to security holders on the payment date following the receipt of such partial prepayment by an amount equal to one month’s interest at the applicable pass- through rate, as the case may be, on the prepaid amount. Neither full nor partial principal prepayments are passed through until the month following receipt.

A number of factors affect principal prepayment rates, including homeowner mobility, economic conditions, mortgage market interest rates, the availability of mortgage funds and the enforceability of due-on-sale clauses. Many loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect the interests of the holders or adversely affect or jeopardize coverage under any applicable insurance policy. The extent to which the loans are assumed by purchasers of the properties rather than prepaid by the related mortgagors in connection with the sales of the properties will affect the yield of the related series of securities.

The yield on the securities also will be effected by liquidations of loans following mortgagor defaults and by purchases of loans required by the agreements in the event of breaches of representations made in respect of such mortgage loans by the sponsor or other entity, or repurchases due to conversions of ARM loans to a fixed interest rate. See “Descriptions of the Securities” above. Under certain circumstances, the servicer, the sponsor or, if specified in the related prospectus supplement, the holders of the REMIC residual interest or the credit enhancer may have the option to purchase the loans in a trust estate. See “Description of the Securities—Optional Redemption; Mandatory Redemption.”

The rate of prepayments with respect to fixed-rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Although the loan rates on ARM loans will be subject to periodic adjustments, such adjustments will, generally, (i) not increase or decrease such loan rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such loan rates over a fixed percentage amount during the life of any ARM loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the loan rates on the ARM loans in a trust estate at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current loan rates on ARM loans that the rate of prepayment may increase as a result of refinancings.

In addition, and as may be described in the related prospectus supplement, the related agreements may provide that all or a portion of such collected principal may be retained by the trustee (and held in certain temporary investments, including loans) for a specified period prior to being used to fund payments of principal to holders. The result of such retention and temporary investment by the trustee of such principal would be to slow the amortization rate of the related securities relative to the amortization rate of the related loans, or to attempt to match the amortization rate of the related securities to an amortization schedule established at the time such securities are issued. Any such feature applicable to any securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related holders and an acceleration of the amortization of such securities.

In addition to its impact on a security’s yield to maturity the rate of principal prepayments on the loans related to the security will affect the weighted average life of the security. “Weighted average life” refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security is repaid to the investor.

There can be no assurance as to the rate of prepayment of the loans. The depositors are not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the loans over an extended period of time. All statistics known to the sponsor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

The effective yield to maturity to each holder of fixed-rate securities entitled to payments of interest will be below that otherwise produced by the applicable interest rate and purchase price of such security because, while interest will accrue on each loan from the first day of each month, the payment of such interest to the holders will be made on a specified day (for example, the twenty-fifth day) of the month (or, in the case of quarterly pay securities, the twenty-fifth day of every third month, or, in the case of semiannually pay securities, the twenty-fifth day of every sixth month) following the month of accrual.

The loan rates on certain ARM loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial loan rates are generally lower than the sum of the indices applicable at origination and the related loan margins) the amount of interest accruing on the principal balance of such loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to the principal balance thereof and will bear interest at the applicable loan rate. The addition of any such deferred interest to the principal balance will lengthen the weighted average life of the securities evidencing interests in such loans and may adversely affect yield to holders thereof depending upon the price at which such securities were purchased. In addition, with respect to certain ARM loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such securities were purchased.

LEGAL ASPECTS OF LOANS

The following discussion contains summaries of legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because these legal aspects are governed by state law, the summaries do not purport to be complete, nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated.

Mortgage Loans

The mortgage loans for a series will and certain home improvement contracts may be secured by either mortgages or deeds of trust or deeds to secure debt (such mortgage loans and home improvement contracts are hereinafter referred to in this section as “mortgage loans”), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust estate, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under “Foreclosure on Cooperative Shares” below.

Manufactured Housing Contracts

Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

The servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust estate, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the servicer will be obligated to take those steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Junior Mortgages; Rights of Senior Mortgages. The mortgage loans included in the trust estate for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust estate (and therefore the holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Foreclosure On Cooperative Shares

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant- stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant- stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant- stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Repossession With Respect To Manufactured Housing Contracts

Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. Unless as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

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Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession maybe effected either through self- help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

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Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Bankruptcy Code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Hosing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”), if such mortgage loans were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or origination costs in excess of certain prescribed levels (the “High Cost Loans”). The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

For Cooperative Loans

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Due-On-Sale Clauses In Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single-family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees. Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Equitable Limitations on Remedies. In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s default under the loan documents. Such equitable relief has included court-imposed requirements that the lender undertake affirmative and sometimes costly actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have considered whether federal or state constitutional requirements of “due process” require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

Home improvement contracts that are secured by the home improvements financed grant to the originator of such contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable.

In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such collateral must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the

“UCC”), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest In Home Improvements. So long as home improvements have not become fixtures subject to real property laws, a creditor can repossess home improvements securing a home improvement contract by voluntary surrender, by “self-help” repossession that is peaceful (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of such a home improvement contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The laws in most states also require that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem it at or before such resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency following repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

Consumer Protection Laws. The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract, if such transferor is the seller of the goods which gave rise to the transaction (and certain related lenders and assignees), to transfer such contract free of notice of claims by the debtor thereunder. The effect of the rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to offset remaining amounts due as a defense against a claim brought by the assignee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the home improvement contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws. Title V provides that, subject to certain conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. In the case of home improvement contracts secured by home improvements which have not become fixtures, such conditions include, among other things, restrictions on prepayment fees, late charges and deferral fees and a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

The loans may also consist of installment contracts. Under an installment contract, the seller retains legal title to the property and enters into an agreement with the purchaser for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the purchaser of the contract is the seller obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the term of the installment contract, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the seller under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.

The seller in such a situation does not have to foreclose in order to obtain title to the property, although in some cases, a quiet title action is in order if the purchaser has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of a purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting purchasers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default, the purchaser may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount, and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in a trust estate for a series is relieved under the Servicemembers Civil Relief Act, none of the trust estate, the servicer, the sponsor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower’s business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead- based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust estate and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust estate in a related parcel of real property that is subject to an environmental lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to security holders of the related series.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust estate.

The federal laws that may apply to loans held in the trust estate include the following:

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the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

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the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

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the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

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the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

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the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

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the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

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the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust estate. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

THE SPONSOR AND THE SERVICER

Accredited Home Lenders, Inc. is a nationwide mortgage banking institution engaged in the business of originating, acquiring, servicing and selling mortgage loans secured by one- to four-family residential properties. Accredited’s principal business strategy is to originate mortgage loans which do not conform to credit or other criteria established by Fannie Mae or Freddie Mac, commonly referred to as “nonconforming” and “subprime” mortgage loans.

THE DEPOSITOR

Either Accredited Home Lenders, Inc., a California corporation Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust, or Accredited Acceptance Corp., a Delaware corporation will act as the depositor. The depositor will transfer the loans to the related issuing entity.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes: (i) to purchase the related mortgage assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such mortgage assets, (iii) to establish any reserve funds described in the related prospectus supplement and (iv) to pay costs of structuring and issuing such securities, including the costs of obtaining credit enhancement, if any.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the securities. References in this section to “sections” and the “code” refer to the Internal Revenue Code of 1986, as amended.

The following discussion addresses securities of four general types:

•	securities representing interests in a grantor trust which the sponsor will covenant not to elect to have treated as a REMIC;

•	securities representing interests in a trust, or a portion thereof, which the sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

•	securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; and

•	securities representing interests in a trust that is intended to be treated as a partnership under the code.

The prospectus supplement for each series of securities will indicate whether a REMIC election (or elections) will be made for the related trust and, if a REMIC election is to be made, will identify all “regular interests” and “residual interests” in the REMIC.

The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the “constructive sale of an appreciated financial position.” A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

Grantor Trust Securities

With respect to each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a “grantor trust fractional interest security.” A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a “grantor trust strip security.”

Taxation of Beneficial Owners of Grantor Trust Securities

Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See “Discount and Premium,” below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner’s miscellaneous itemized deductions exceeds 2% of the beneficial owner’s adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

Beneficial owners of grantor trust strip securities generally will be required to treat the securities as “stripped coupons” under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See “—Discount and Premium,” below.

Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner’s income as it accrues (regardless of the beneficial owner’s method of accounting), as described below under “—Discount and Premium.” The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c). The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the “IRS”) as and when required to do so by law.

REMIC Securities

If provided in a prospectus supplement, an election will be made to treat a trust as one or more REMICS. With respect to each series of securities for which that election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the related pooling and servicing agreement, the trust will be treated as one or more REMICS for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a “REMIC trust.” The securities of each class will be designated as “regular interests” in the REMIC trust except that a separate class will be designated as the “residual interest” in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See “—Taxes on a REMIC Trust.” Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

Starting in 2005, the American Jobs Creation Act of 2004 (the “Jobs Act”) allows REMICs to hold home equity loans and the assets needed to fund additional draws on these loans. If home equity loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

Regulations issued by the Treasury Department on December 23, 1992 (the “REMIC regulations”) provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

Special Tax Attributes

REMIC regular securities and REMIC residual securities will be “regular or residual interests in a REMIC” within the meaning of section 7701(a)(19)(C)(xi) and “real estate assets” within the meaning of section 856(c)(5)(B). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of “qualified mortgages” (within the meaning of section 860G(a)(3)) then the portion of the REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) , subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust estate will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution to which section 585, 586 or 593 applies will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see “—Discount and Premium,” below.

Taxation of Beneficial Owners of REMIC Residual Securities

Daily Portions. Except as indicated below, a beneficial owner of a REMIC residual security for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the code.

Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d)) on the REMIC regular securities (but not the REMIC residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC trust as it accrues under a constant yield method, taking into account the “prepayment assumption” (as defined in the prospectus supplement, see “—Discount and Premium—Original Issue Discount,” below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see “—Taxes on a REMIC Trust—Prohibited Transactions” below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any servicing and guaranty fees. (See, however, “—Pass-Through of Servicing and Guaranty Fees to Individuals” below.) In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or “permitted investment” (as defined in section 860G(a)(5)) will be treated as ordinary gain or loss.

A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust’s deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

Basis Rules and Distributions. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner’s basis in the REMIC residual security

(adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.

A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner’s adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined without regard to the net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the “daily accruals” for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual security at the beginning of the calendar quarter and 120% of the “federal long-term rate” in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities was sold. The federal long-term rate is a blend of current yields on treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see “—Foreign Investors” below.

The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have “significant value.” Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

In the case of any REMIC residual securities that are held by a real estate investment trust (a “REIT”), the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the REIT taxable income (within the meaning of section 857(b)(2) , excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.

Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner’s other miscellaneous itemized deductions exceed 2% of the beneficial owner’s adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner’s alternative minimum tax liability. A beneficial owner’s share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

Taxes on a REMIC Trust

Prohibited Transactions. The code imposes a tax on a REMIC equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

Contributions to a REMIC after the Startup Day. The code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the “startup day” (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury Regulations.

Net Income from Foreclosure Property. The code imposes a tax on a REMIC equal to the highest corporate rate on “net income from foreclosure property.” The terms “foreclosure property” (which includes property acquired by deed in lieu of foreclosure) and “net income from foreclosure property” are defined by reference to the rules applicable to REITs. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

Sales of REMIC Securities

Except as provided below, if a REMIC regular or residual security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the seller, increased by any original issue discount or market discount included in the seller’s gross income with respect to the security and reduced by distributions on that security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller’s interest income with respect to the security. See “—Discount and Premium.” The adjusted basis of a REMIC residual security is determined as described above under “—Taxation of Beneficial Owners of REMIC Residual Securities—Basis Rules and Distributions.” Except as provided in the following paragraph or under section 582(c) , any gain or loss will be capital gain or loss, provided the security is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221.

Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had income accrued at a rate equal to 110% of the “applicable federal rate” (generally, an average of current yields on treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner’s income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under “—Discount and Premium.”

If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (a “TMP”) (as defined in section 7701(i) ) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury Regulations, no such regulations have yet been published.

Transfers of REMIC Residual Securities. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee’s agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization and upon a pass-through entity (including regulated investment companies, REITs, common trust funds, partnerships, trusts, estates, cooperatives, and nominees) that owns a REMIC residual security if the pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

The term “disqualified organization” includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers’ cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the REMIC tax will be made available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the related servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. In addition, a pass-through entity (including a nominee) that holds a REMIC residual security may be subject to additional taxes if a disqualified organization is a record-holder of an interest in that entity. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security, as the case may be) will be relieved of that tax liability if (i) the transferee furnishes to the transferor (or the transferee’s agent) an affidavit that the transferee, among other things, (a) is not a disqualified organization, (b) is not acquiring the REMIC residual security for the account of a disqualified organization and (c) will not cause income from the REMIC residual security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (ii) the transferor (or the transferee’s agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no tax will be imposed on a pass-through entity for a period with respect to an interest in that entity is owned by a disqualified organization if (i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.

The Taxpayer Relief Act of 1997 adds provisions to the code that will apply to an “electing large partnership.” If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Under the REMIC regulations, a transfer of a “noneconomic residual interest” to a U.S. Person (as defined below in “—Foreign Investors—Grantor Trust Securities and REMIC Regular Securities”) will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the “anticipated excess inclusions” with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any “excess inclusions” at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See “—Discount and Premium” and “—Taxation of Beneficial Owners of REMIC Residual Securities—Excess Inclusions.”

The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has “improper knowledge” (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC residual security should consult with their own tax advisors for further information regarding the transfers.

On July 18, 2003 the Treasury Department issued proposed regulations providing that, to clearly reflect income, an inducement fee paid to a transferee of a noneconomic residual interest in a REMIC must be included in income over a period that is reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the transferee. The proposed regulations set forth two safe harbor methods under which a taxpayer’s accounting for the inducement fee will be considered to clearly reflect income for these purposes. The proposed regulations also provide that an inducement fee shall be treated as income from sources within the United States. If finalized as proposed, the regulations would be effective for taxable years ending on or after the publication of the final regulations in the Federal Register. The proposed regulations contain additional details regarding their application and you should consult your own tax advisor regarding the application of the proposed regulations.

Reporting and Other Administrative Matters. For purposes of the administrative provisions , each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by Treasury Regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee will also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

Termination

In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust estate. If a beneficial owner of a REMIC residual security’s adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

Debt Securities

With respect to each series of debt securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. for additional tax consequences relating to debt securities issued by a REIT or a qualified REIT subsidiary, see “—REIT/TMP,” below. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see “—Discount and Premium,” below.

Special Tax Attributes

As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.

Sale or Exchange

If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

In general (except as described in “—Discount and Premium—Market Discount,” below), except for financial institutions subject to section 582(c) , any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Partnership Interests

With respect to each series of partnership interests, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the loans.

Special Tax Attributes

As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

Taxation of Beneficial Owners of Partnership Interests

If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, Treasury Regulations and the partnership agreement (here, the trust agreement and related documents).

The trust’s assets will be the assets of the partnership. The trust’s income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust’s deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust’s assets.

The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See “Backup Withholding” and “Foreign Investors” below).

Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to the holder under the code.

Under section 708 , the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller’s tax basis in the partnership interests sold. A beneficial owner of a partnership interest’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had.

Based on an exception to the new mandatory basis adjustment rule added to the code by the American Jobs Creation Act of 2004, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of receivables or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the code.

Partnership Reporting Matters

The owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest’s allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

Under section 6031 , any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items note related to the income and losses of the trust.

Discount and Premium

A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner’s income as it accrues (regardless of the beneficial owner’s regular method of accounting) using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner’s income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the settlement date to the first payment date.

Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security’s stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Section 1272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and debt securities. The Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997. Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury Regulations. To date, no such regulations have been promulgated. The legislative history of this code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

Each beneficial owner must include in gross income the sum of the “daily portions” of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each “accrual period.” The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a payment date or, in the case of the first accrual period, the settlement date, and ending on the day before the next payment date or (2) beginning on the next day following a payment date and ending on the next payment date.

Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of (A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. In an advanced notice of proposed rulemaking issued in August 24, 2004, the IRS and Treasury requested comments on whether to adopt special rules for certain types of REMIC regular interests, specifically, REMIC regular interests that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and “negative-yield” instruments. The same notice requested comments on different methods for taxing these instruments, including, for example, allowing a holder to recognize negative accruals or applying the “bad debt” rules of section 166. It is uncertain whether the IRS will propose any new regulations as a consequence of the notice, whether the regulations would address the treatment of REMIC IOs or when any new regulations would be effective. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

Certain of the REMIC regular securities (“Payment Lag Certificates”) may provide for payments of interest based on accrual periods that have the same number of days as the accrual periods between payment dates (the “Ordinary Accrual Period”) but that end and begin on other dates. In addition, in some cases, even though the period between the settlement date for a Payment Lag Certificate and its first payment date is shorter than an Ordinary Accrual Period, the Payment Lag Certificate will pay on the first payment date an amount of interest for a full Ordinary Accrual Period (the extra interest being “pre-issuance interest”). In the case of such a Payment Lag Certificate, the trust fund intends to (i) treat the pre-issuance interest as part of the issue price of the Payment Lag Certificate and (ii) the remaining amount of such interest as interest. Investors should consult their tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Securities Purchased at a Premium

A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that “premium security” at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) , to treat the premium as an “amortizable bond premium.” If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner’s income for each period ending on a payment date will be reduced by the portion of the premium allocable to each period based on the plan’s yield to maturity. The premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made, (1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the plan and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the plan.

Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

Special Election

For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all “interest” that accrues on the security by using a constant yield method. For purposes of the election, the term “interest” includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

REIT/TMP

If the issuing entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuing entity will be treated as a TMP for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a “qualified REIT subsidiary” of a REIT will not be subject to corporate income taxation. Generally, the issuing entity will be treated as a qualified REIT subsidiary so long as the issuing entity is wholly owned by either another qualified REIT subsidiary (whose ultimate parent company is a REIT) or directly by a REIT (each, a “Parent REIT”) that maintains continuing qualification as a REIT.

In the event that the Parent REIT loses its REIT status or the issuing entity is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain code provisions, if the Parent REIT loses its REIT status, it would also be disqualified from treatment as a REIT for the four taxable years following the year is which qualification was lost. In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the issuing entity, which could result in a temporary stay of payments on the notes or a consequential redemption of the notes at a time earlier than anticipated. The prospectus supplement for each series of securities will indicate whether the issuing entity will be a TMP and if so whether the issuing entity is owned by a Parent REIT. In such a case, the Prospectus Supplement may also establish that no transfer of the ownership interest in the issuing entity will be permitted (i) to an entity that is not a REIT or a qualified REIT subsidiary or (2) that would result in the issuing entity not being treated as a qualified REIT subsidiary.

Backup Withholding

Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the “backup withholding tax” under section 3406 if recipients of the distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Holders that are not exempt recipients must provide Form W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

General

U.S. withholding regulations require, in the case of securities held by a foreign partnership, that (x) certification of exemption from U.S. tax be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of U.S. withholding regulations.

Grantor Trust Securities, Debt Securities and REMIC Regular Securities

Distributions made on a grantor trust security, debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REMIC trust, or to a beneficial owner that is a “controlled foreign corporation” described in section 881(c)(3)(C).

REMIC Residual Securities

Amounts distributed to a beneficial owner of a REMIC residual security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities, debt securities and REMIC regular securities, as described above, but only to the extent that the obligations directly underlying the REMIC that issued the REMIC residual security, e.g., mortgage loans or regular interests in another REMIC, were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See “—REMIC Securities—Taxation of Beneficial Owners of REMIC Residual Securities—Excess Inclusions.”

Partnership Interests

Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

Section 406 of ERISA and section 4975 of the Internal Revenue Code prohibit a “plan,” which includes a pension, profit sharing or other employee benefit plan as well as an individual retirement account, from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Internal Revenue Code also prohibit generally actions involving conflicts of interest by persons who are fiduciaries of a plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons. In addition, investments by plans subject to Title I of ERISA must comply with certain fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to the requirements of ERISA and section 4975 of the Internal Revenue Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under section 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules of section 503 of the Internal Revenue Code.

Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan that purchased securities. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan might result in prohibited transactions and the imposition of excise taxes and civil penalties.

The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemption.

Among the conditions that must be satisfied in order for the underwriter exemption to apply to offered securities are the following:

•

the acquisition of the securities by a plan is on terms, including the price for the securities, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the obligations held by the trust must be fully secured (other than residential mortgage loans and home equity loans or receivables backing certain types of securities, as described below);

•

unless the securities are issued in “designated transactions” (as described below) and are backed by fully-secured obligations, the rights and interests evidenced by the securities acquired by the plan are not subordinated to the rights and interests evidenced by other securities of the trust;

•

the securities acquired by the plan have received a rating at the time of the acquisition that is one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch, Inc., Dominion Bond Rating Service Limited or Dominion Bond Rating Service, Inc.;

•	the trustee is not an affiliate of any other member of the restricted group (as defined below) other than the underwriter;

•

the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the originators and the sponsor in exchange for the assignment of the obligations to the trust estate represents not more than the fair market value of the obligations; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person’s services under the related servicing agreement and reimbursement of that person’s reasonable expenses;

•	the plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

•

in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or the related servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

The trust estate must also meet the following requirements:

•	the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

•

securities in the other investment pools must have been rated in one of the three (or, in the case of designated transactions, four) highest rating categories of Standard & Poor’s, Moody’s Investors Service or, Fitch, Inc., Dominian Bond Rating Service Limited or Dominian Bond Rating Service, Inc. for at least one year prior to the plan’s acquisition of securities; and

•	securities evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan’s acquisition of securities.

In the case of securitization transactions in which the securities are backed by trust assets that consist of single-family residential, multi-family residential, home equity or manufactured housing mortgage obligations, which transactions are defined in the underwriter exemption as “designated transactions”, securities issued by the trust in such transactions may be rated in one of the highest four generic rating categories by the specified rating agencies and/or may be subordinated. In addition, residential and home equity loans or receivables that back securities issued in such designated transactions may be less than fully secured, provided that (a) the rights and interests evidenced by securities issued in such designated transactions are not subordinated to the rights and interests evidenced by securities of the same trust; (b) such securities acquired by the plan have received a rating from the specified rating agencies at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any obligation included in the corpus or assets of the trust is secured by collateral whose fair market value on the closing date of the designated transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the obligation which is held by the trust and (ii) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the trust) which are secured by the same collateral.

Moreover, the underwriter exemption provides relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire securities in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemption does not apply to plans sponsored by the “restricted group,” which is the sponsor, any underwriter, the trustee, any servicer, any obligor with respect to obligations included in the trust estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust estate, the insurer, the counterparty of any interest rate swap or any affiliate of the foregoing persons.

The underwriter exemption permits interest-rate swaps and/or a yield supplement agreements to be assets of a trust provided that certain requirements are satisfied. The prospectus supplement for a series of securities will provide further information if the trust holds such a contract.

In addition to the underwriter exemption, the Department of Labor has issued Prohibited Transaction Class Exemption (“PTCE”) 83-1, which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

Under the “plan assets regulation” issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An “equity interest” is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the securities being offered are notes which are treated as having substantial equity features, the purchase, holding and resale of the notes could, in the absence of an exemption, result in a transaction that is prohibited under ERISA or the Internal Revenue Code. If the notes are treated as indebtedness without substantial equity features, the trust’s assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction if the acquisition and holding of notes by or on behalf of a plan was deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60, regarding transactions entered into by insurance company general accounts; PTCE 96-23, regarding transactions effected by “in-house asset managers”; and the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and persons that are parties in interest or disqualified persons solely by reason of providing services to the plan (other than as a fiduciary with respect to the assets of the plan involved in the transaction) or an affiliation with such a service provider. Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each fiduciary of a plan subject to Title I of ERISA should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company’s general account may be deemed to be “plan assets” for ERISA purposes. In addition, the Department of Labor has issued final regulations under Section 401(c) of ERISA that describe a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to plans. Special caution should be exercised before purchasing a series of securities from an insurance company’s general account where assets in such account may be deemed plan assets for purposes of ERISA.

LEGAL INVESTMENT

The related prospectus supplement will describe whether or not the securities will constitute “mortgage-related securities” within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

AVAILABLE INFORMATION

The depositor share filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room at 100 F. Street, NE, Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the Commission, including the depositor. The address of that Internet Web site is http://www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the sponsor has filed with the Commission under the Securities Act and to which reference is hereby made.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents that we subsequently file with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

Neither the depositors nor the servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

The sponsor will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to the sponsor at Accredited Home Lenders, Inc., 15253 Avenue of Science, Building 1, San Diego, California 92128 (telephone number (858) 451-7044).

PLAN OF DISTRIBUTION

The related underwriter may offer each series of securities through the following methods from time to time:

1.	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

2.	by placements by the sponsor with institutional investors through dealers;

3.	by direct placements by the sponsor with institutional investors; and

4.	by competitive bid.

If underwriters are used in a sale of any securities (other than in connection with an underwriting on a best efforts basis), such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The securities will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the sponsor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with such securities, and any discounts or commissions received by them from the sponsor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any such compensation paid by the sponsor.

It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the sponsor will indemnify the several underwriters and the underwriters will indemnify the sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the sponsor and purchasers of securities of such series.

Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Security holders should consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Dewey Ballantine LLP, New York, New York, or any other counsel identified in the prospectus supplement, will pass upon legal matters for the sponsor and the depositors.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered securities will be available only in book-entry form. Investors in the global securities may hold such global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurocertificate practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage security issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices applicable to other collateralized mortgage security issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurocertificates, except that there will be no temporary global security and no “lock-up” or restricted period. global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior collateralized mortgage security issues in same-day funds.

Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurocertificates in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of the certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

(i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

Exemption for Non- U.S. Persons - Form W-8BEN.

Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries - Form W-8BEN.

A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons (Form W-9).

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

A “U.S. Person” is:

(i) a citizen or resident of the United States;

(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

(iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

A “Non-U.S. Person” is any person who is not a U.S. Person.

Prospectus Supplement to Prospectus dated [            ], 200[_]

$[                    ]

Accredited Mortgage Loan Trust 200[_]-[_] (Issuing Entity)

Asset-Backed Notes, Series 200[_]-[_]

[Accredited Logo]

Accredited Home Lenders, Inc. (Sponsor and Servicer)

[                                                             ] (Depositor)

You should read the section entitled “ Risk Factors” starting on page S-[19] of this prospectus supplement and on page [__] of the accompanying prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the issuing entity only and are not interests in or obligations of the sponsor, depositor, any of their affiliates, or any other person.

Neither the notes nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The trust estate —

•

The trust estate consists primarily of [two] groups of residential mortgage loans. [One group contains first and second lien fixed- and adjustable-rate conforming mortgage loans and the other group contains first and second lien fixed- and adjustable-rate conforming and non-conforming mortgage loans.]

The notes —

•	Each class of notes will be backed primarily by a pledge of one of the two groups of mortgage loans.

•	Payments on the notes will be made monthly. The first expected payment date for the notes is [ ].

Credit enhancement and other support —

•

The notes will be unconditionally and irrevocably guaranteed as to the timely payment of interest and as to specified payments of principal pursuant to the terms of a note insurance policy to be issued by

[Insurer’s logo]

•	The notes will be cross-collateralized to a limited extent.

•	[Insert disclosure regarding interest rate cap provider.]

•	Excess interest from each group of mortgage loans will be used to increase and maintain a required level of overcollateralization for the respective class of notes.

Class	Original Note Principal Balance	Interest Rate1	Price to the Public		Underwriting Discount		Proceeds to the Sponsor2	Expected Final Payment Date	Final Stated Maturity Date

_____	$___________	______	[__	]%	[___	]%	$___________	____________	____________

_____	$___________	______	[__	]%	[___	]%	$___________	____________	____________

Total	$___________						$___________

(1)	[The interest rates on the notes are capped at the lesser of a related Available Funds Cap and [__]%. ] [The margin over LIBOR on the notes will increase if the clean-up call option is not exercised. Further disclosure of how LIBOR is determined is included in the summary.]

(2)	Before deducting expenses payable by the sponsor estimated to be approximately $[ ].

Each of the underwriters will purchase a portion of the notes listed in the table above from the depositor and will offer the notes purchased by it only after such notes have been issued, delivered to and accepted by the underwriters. See “Plan of Distribution” in this prospectus supplement.

[The class [__] notes are not being offered by this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

[NAMES OF UNDERWRITERS]

The date of this Prospectus Supplement is                     , 20        .

Important notice about the information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series or class of notes, and

•	this prospectus supplement, which describes the specific terms of your series or class of notes.

If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

[Annex I and Schedule [__]] are incorporated into and are a part of this prospectus supplement as if fully set forth herein.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

i

[European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicates and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.]

ii

iii

Flow of Funds Diagram

S-4

Summary

This section gives a brief summary of the information contained herein. The summary does not include all of the important information about the notes. We encourage you to review carefully the more detailed information in this prospectus supplement and in the attached prospectus.

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

Sponsor and Servicer	Accredited Home Lenders, Inc.

Depositor	Accredited Mortgage Loan REIT Trust.

Issuing Entity	Accredited Mortgage Loan Trust 200[_]-[_].

Indenture Trustee	[_________________________________].

[Originator[s]]	[_____________________________].

Owner Trustee	[_________________________________].

Note Insurer	[_________________________________] (“[___]”).

The Trust	The notes represent obligations of the issuing entity and will be secured by conventional, first and second lien, fixed and adjustable rate, fully amortizing, interest only and balloon, residential mortgage loans having a total principal balance as of the related cut-off date, of approximately $[___]. The mortgage loans to be included in the issuing entity will be divided into [two] groups, as described under “The Mortgage Loans” below.

The Mortgage Loans	The mortgage loans will be secured by first and second mortgages or deeds of trust on residential properties. The mortgage loans will be segregated as follows:

Group I fixed and adjustable rate, level pay, fully amortizing, interest-only and balloon loans that conform to certain agency investment guidelines.

Group II fixed and adjustable rate, level pay, fully amortizing, interest-only and balloon loans that may or may not conform to certain agency investment guidelines.

The mortgage loans consist of loans used to purchase a new home, to refinance an existing mortgage loan, to consolidate debt and/or to obtain cash proceeds by borrowing against the mortgagor’s equity in the property. The issuing entity will purchase the mortgage loans on the closing date.

S-5

The mortgage loans in each group have the following characteristics, each as of the cut-off date:

Group Balance	Number of Loans	Aggregate Principal

I	[___]	$[___]

II	[___]	$[___]

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans(1): [ ]%

Fixed-rate mortgage loans(1): [ ]%

Interest only mortgage loans(1): [ ]%

Second lien mortgage loans(1): [ ]%

Balloon mortgage loans(1): [__]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate mortgage loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: [ ]%

Weighted average next adjustment date of the adjustable-rate mortgage loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances: $[ ] to $[ ]

Average principal balance: $[ ]

Range of original loan- to-value ratios(2): [ ]% to [ ]%

Weighted average original loan-to-value ratio(2): [ ]%

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Geographic concentrations in excess of 5%:

[ ](1) [ ]%

[ ](1) [ ]%

[ ](1) [ ]%
__________

(1) Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

(2) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group I mortgage loans have an aggregate principal balance of approximately $[ ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I mortgage loans(1): [ ]%

Fixed-rate Group I mortgage loans(1): [ ]%

Interest-only Group I mortgage loans(1): [ ]%

Second lien Group I mortgage loans(1): [ ]%

Balloon Group I mortgage loans(1): [__]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate Group I mortgage loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate Group I mortgage loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate Group I mortgage loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate Group I mortgage loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate Group I mortgage loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate Group I mortgage loans: [ ]%

Weighted average next adjustment date of the adjustable-rate Group I mortgage loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances: $[ ] to $[ ]

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Average principal balance: $[____]

Range of original loan- to-value ratios(2): [ ]% to [ ]%

Weighted average original loan-to-value ratio(2): [ ]%

Geographic concentrations in excess of 5%:

[ ](1) [ ]%

[ ](1) [ ]%

[ ](1) [ ]%
__________

(1) Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

(2) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group II mortgage loans have an aggregate principal balance of approximately $[ ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II mortgage loans(1): [ ]%

Fixed-rate Group II mortgage loans(1): [ ]%

Interest-only Group II mortgage loans(1): [ ]%

Second lien Group II mortgage loans(1): [ ]%

Balloon Group II mortgage loans(1): [__]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate Group II mortgage loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate Group II mortgage loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate Group II mortgage loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate Group II mortgage loans: [___]%

Range of maximum mortgage rates of the adjustable-rate Group II mortgage loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate Group II mortgage loans: [ ]%

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Weighted average next adjustment date of the adjustable-rate Group II mortgage loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances: $[ ] to $[ ]

Average principal balance: $[ ]

Range of original loan- to-value ratios(2): [ ]% to [ ]%

Weighted average original loan-to-value ratio(2): [ ]%

Geographic concentrations in excess of 5%:

[ ](1) [ ]%

[ ](1) [ ]%

[ ](1) [ ]%
__________

(1) Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

(2) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

For additional information on the mortgage loans, see “The Mortgage Loans” in this prospectus supplement.

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Cut-off Date	With respect to the mortgage loans originated on or before [______], the close of business on [_____]. With respect to the mortgage loans originated after [______], the origination date of such mortgage loan.

Closing Date	On or about __________, 20___.

Record Dates	For any payment date, the last business day immediately preceding the related payment date so long as the notes are in book-entry form and for notes in definitive form, the last business day of the month immediately preceding the month in which the payment date occurs.

The Notes	Class A-[__] Notes and Class A-[__] Notes. The Class A-[__] Notes will be primarily secured by fixed- and adjustable-rate conforming mortgage loans in the group designated as Group I. The Class A-[__] Notes will be primarily secured by fixed- and adjustable-rate conforming and non-conforming mortgage loans in the group designated as Group II. This transaction contains cross-collateralization provisions that are limited to the payment, from the funds available from one group of mortgage loans, of credit losses, interest shortfalls and amounts due the note insurer with respect to the other group, but only after meeting the minimum funding needs of the first group.

See “Description of the Notes and the Trust Certificates— Cross-collateralization Provisions” in this prospectus supplement.

Trust Certificates	The issuing entity will also issue a class of trust certificates representing the entire beneficial ownership interest in the issuing entity. The trust certificates are not offered by this prospectus supplement.

Expected Final Payment Date	The expected date on which the principal of the notes is payable in full is the payment date occurring in [____] and is referred to as the expected final payment date.

Final Scheduled Payment Date	The last possible date on which the principal of the notes is payable in full is the payment date occurring in [_____] and is referred to as the final scheduled payment date. The notes could be retired before the final scheduled payment date.

Denominations	The issuing entity will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

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Registration of Notes	The notes will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount.

See “Description of the Notes and the Trust Certificates” for a discussion of the minimum denominations and the incremental denominations of each class of notes and “Description of the Notes and the Trust Certificates—Book-Entry Notes” in this prospectus supplement.

Payment Dates	The [__]th day of each month, or if such day is not a business day, on the next business day, beginning on [__________], 20[__].

Payments of Interest	On each payment date, each class of notes is entitled to receive:

•      Current Interest. The amount of interest that accrued during the related accrual period for that class on the outstanding principal balance of that class, at the Interest rate for that class, reduced by the amounts described under “Description of the Notes and the Trust Certificates;” and

• Unpaid Interest Shortfalls. Any current interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

Interest Accrual Period. The accrual period for the Class A-[_] Notes and Class A-[_] Notes is the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to, but excluding the current payment date.

[Interest will accrue on the Class A-[_] Notes and Class A-[_] Notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.]

Interest Rate Cap Agreements. On the closing date, the indenture trustee will establish yield maintenance accounts for each class of notes. As of the closing date, the issuing entity will have entered into an interest rate cap agreement with [___]. On each payment date, certain payments of interest pursuant to the interest rate cap agreement related to each class of notes described under “Description of the Notes and the Trust Certificates -- Interest Rate Cap Agreements” in this prospectus supplement will be deposited into the related yield maintenance account. Amounts on deposit in

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each yield maintenance account will be used solely to pay the Available Funds Cap Carry-Forward Amount for the related class of notes.

Payments of Principal	On each payment date, each class of notes is entitled to receive distributions of principal. The amount of principal payable with respect to each class of notes will be paid in accordance with the priority of distributions described in this prospectus supplement and will generally consist of the following amounts received in connection with the related group of mortgage loans:

• scheduled payments of principal due from the second day of the prior month to and including the first day of the current month,

• prepayments in full received from the [_____th] day of the prior month (or [____], in the case of the first payment date) to and including the [_____th day] of the current month, and

• partial prepayments and other unscheduled payments of principal on the mortgage loans received during the prior calendar month,

plus, any accelerated principal payments, funded from available excess interest, which will be paid to the extent needed to reach and maintain the required level of overcollateralization.

As of the closing date, in respect of principal payments, the trust estate will consist of all scheduled collections due after the related Cut-off Date and all unscheduled collections received on or after the related Cut-off Date.

We refer you to “Description of the Notes and the Trust Certificates -- Payments of Principal” in this prospectus supplement for more information regarding the amount of principal the notes are entitled to receive on each payment date.

Payment Priorities	On each payment date, the indenture trustee will distribute Available Funds in the following order of priority:

• to payment of the fee of the owner trustee and the indenture trustee;

•      [to payment of certain indemnification liabilities to certain of the transaction parties and net swap payments and swap termination payments under the circumstances described in this prospectus supplement;]

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• to payment of the note insurer premium;

• from Available Funds derived from the related group of mortgage loans, interest payments to each class of notes;

• from Available Funds derived from the related group of mortgage loans, principal payments to each class of notes; and

• to the extent necessary, from Available Funds derived from the other group of mortgage loans interest and principal payments to the other class of notes.

Optional Clean-up Call by the Depositor	The depositor may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the notes is equal to or less than 10% of the original principal balance of the notes, after giving effect to distributions on that payment date.

Events of Default	The following events are events of default under the indenture:

• default for a specified period of time in the payment of any principal or interest on any note; or

• the issuing entity is in breach or default of any one or more of the covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

•      the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

• certain events of bankruptcy relating to the issuing entity or the issuing entity’s property; or

• an event of default under the insurance agreement.

See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.

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Acceleration after Event of Default	Upon the occurrence of an event of default, the indenture trustee may with the consent of the note insurer, or shall at the direction of the note insurer or the noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by the note insurer or the noteholders representing at least 51% of the aggregate principal balance of the notes, with the consent of the note insurer.

Amounts collected following the acceleration of the notes will not be distributed in accordance with the priorities set forth above under “Payments of Interest” and “Payments of Principal” but will instead be distributed in accordance with the priorities set forth under “Description of the Notes and the Trust Certificates—Events of Default” in this prospectus supplement.

See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.

Credit Enhancement	Credit enhancement includes excess interest, overcollateralization, limited cross-collateralization, [prepayment penalties] and the note insurance policy.

See “Description of the Notes and the Trust Certificates” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, limited cross-collateralization features and [prepayment penalties].

Excess Interest. The mortgage loans bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the related notes and certain fees and expenses of the issuing entity. The “excess interest” received from the mortgage loans each month will be available, to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization at required levels.

Overcollateralization. The overcollateralization amount is the excess of the aggregate scheduled principal balance of the mortgage loans over the aggregate principal balance of the notes. On the closing date, overcollateralization will be equal to $[____], and excess interest will be used to achieve and maintain the target overcollateralization amount.

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Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. The issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is initially met, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to achieve the overcollateralization target. Once the required level of overcollateralization is met, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. In addition, once the overcollateralization target is initially met, if the overcollateralization amount is reduced below the target overcollateralization amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes.

See “Description of the Notes and the Trust Certificates—Overcollateralization Provisions” in this prospectus supplement.

Cross-Collateralization. Remaining interest amounts from one group may be used to fund shortfalls in certain interest payments due to the holders of Class A Notes relating to the other group.

See “Description of the Notes and the Trust Certificates—Payments of Principal” and “Description of the Notes and the Trust Certificates— Cross-collateralization Provisions” in this prospectus supplement.

[Prepayment Penalties. Some of the mortgage loans contain prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. Any prepayment penalties will be used, if necessary on any payment date, to absorb losses on the mortgage loans and to achieve or maintain overcollateralization.]

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The Note Insurance Policy	As of the closing date, the issuing entity will have entered into a note insurance policy with [_____]. The note insurance policy will guarantee to the noteholders:

• payment of current interest due on each payment date,

•      payment of an amount equal to the excess of the principal balance of all of the notes over the principal balance of all of the mortgage loans. This amount will be paid as principal, based on the amount of shortfall (after the application of excess interest and amounts on deposit in the reserve account) to each class of notes, and

• payment of the outstanding principal balance of the notes in ____________.

The note insurance policy does not cover Available Funds Cap Carry-Forward Amounts (as defined herein), Relief Act Shortfalls (as defined herein) or Net Prepayment Interest Shortfalls (as defined herein) with respect to the Notes.

See “The Note Insurance Policy” in this prospectus supplement.

Removal and Substitution of Mortgage Loans	Upon the earlier of discovery or receipt of notice by the depositor of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders or the note insurer in the related mortgage loan, the depositor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. See “Description of the Notes and Trust Certificates—Representations and Warranties of the Sponsor” in this prospectus supplement.

The indenture trustee shall review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer , the sponsor and the note insurer in writing with details thereof. If, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders or the note insurer in the related mortgage loan, the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. See “Description of the Notes and Trust Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.

Servicing Fee	The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [___]% per annum. The servicing fee will be paid out of Available Funds on each payment date prior to any payments on the notes.

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Advancing	The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, other than balloon payments, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to noteholders.

Step-Up Margin	If the depositor does not elect to exercise its clean-up call option, the margin with respect to each class of notes will increase to _______________________ on the next payment date following the Clean-up Call Date.

[Calculation of LIBOR	The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See “Description of the Notes and the Trust Certificates-Calculation of LIBOR” in this prospectus supplement.]

ERISA Consequences	Subject to the conditions and considerations described in this prospectus supplement and in the accompanying prospectus, the notes may be purchased by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and Keogh plans, and by persons investing on behalf of or with plan assets of such plans.

Federal Income Tax Status	It is the opinion of _______________________, federal tax counsel to the issuing entity, that for federal income tax purposes:

• the notes, other than notes held by the owner of the trust certificates, will be characterized as indebtedness, and

•      as long as the issuing entity is wholly-owned either directly by a REIT, or by another qualified REIT subsidiary, that maintains its REIT status, the issuing entity will be treated as a qualified REIT subsidiary and will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

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Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

Legal Investment	The notes [will] be “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

Ratings	In order to be issued, the notes must receive at least the following ratings from the rating agencies:

Class	Ratings ([Agencies])

These ratings subsequently may be lowered, qualified or withdrawn by the rating agencies. These ratings do not cover any payment of Available Funds Cap Carry-Forward Amounts (as defined herein), Relief Act Shortfalls (as defined herein) or Net Prepayment Interest Shortfalls (as defined herein), as these amounts are not covered by the note insurance policy.

Use of Proceeds	The net proceeds to be received from the sale of the notes will be applied primarily to repay financing for the mortgage loans. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans.

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Risk Factors

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors discussed under the heading “Risk Factors” beginning on page          of the prospectus.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the related group.

Certain features of the mortgage loans may result in losses or cash flow shortfalls

There are a number of features of the mortgage loans that create additional risk of loss, including the following:

•

The borrowers have less than perfect credit and may be more likely to default. The sponsor’s underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making a loan but may reduce the size and the loan-to-value ratio of the loan the sponsor will make. As a result of these less restrictive standards, the issuing entity may experience higher rates of delinquencies, defaults and, if the note insurer fails to perform its obligations under the note insurance policy, losses than if the mortgage loans were underwritten in a more traditional manner.

•

Newly originated mortgage loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the issuing entity. As a result, the issuing entity may experience higher rates of default and, if the note insurer fails to perform its obligations under the note insurance policy, losses than if the mortgage loans had been outstanding for a longer period of time.

•

Balloon loans may have higher rates of default which may cause losses. Based on the aggregate Cut-off Date Principal Balance of the related mortgage loans, approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, are balloon loans, which are loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule. Upon the maturity of a balloon loan, the borrower will be required to make a “balloon” payment that will be significantly larger than the borrower’s previous scheduled payments. The ability of such a borrower to repay a balloon loan at maturity frequently will depend on such borrower’s ability to refinance the loan. The ability of a borrower to refinance such a loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial condition of the borrower, the tax laws and general economic conditions at the time. A high interest rate environment may make it more difficult for the borrower to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses. If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the servicer will not be obligated to advance that amount. Instead, the servicer will be obligated to advance an amount

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equal to the assumed monthly payment that would have been due on the balloon loans based upon the original amortization schedule for those loans. If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you will suffer a loss if the collateral for such loan is insufficient, or if other forms of credit enhancement are insufficient to cover such loss and the note insurer fails to perform its obligations under the note insurance policy. Neither the servicer nor the sponsor will be obligated to refinance a balloon loan.

•

The rate of default of mortgage loans secured by second-liens may be greater than that of mortgage loans secured by first-liens on comparable properties. The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property. Approximately [            ]% of the mortgage loans were secured by a second lien on the related mortgaged property, approximately [            ]% of the mortgage loans in Group I and [            ]% of the mortgage loans in Group II, respectively, are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans.

•

The concentration of mortgage loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the issuing entity with respect to the mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [            [%, [            ]%, [            ]% and [            ]% of the mortgage loans are secured by properties in [            ], respectively, approximately [            ]%, [            ]%, [            ]% and [            ]% of the mortgage loans in Group I are secured by properties in [            ], respectively, and approximately [            ]%, [            ]%, [            ]% and [            ]% of the mortgage loans in Group II are secured by properties in [            ], respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, if the note insurer fails to perform its obligations under the note insurance policy, those types of problems may have a greater effect on the notes than if borrowers and properties were more spread out in different geographic areas.

•

Interest-only mortgage loans may have an increased risk of loss. Approximately [            ]% of all the mortgage loans and approximately [            ]% and [            ]% of the mortgage loans Group I and Group II, respectively, do not provide for any payments of principal during the first five years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

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Simultaneous second lien risk

With respect to approximately [            ]% of the Group I Mortgage Loans and approximately [            ]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related group as of the cut-off date) and approximately [            ]% of all of the mortgage loans (by aggregate principal balance as of the cut-off date), at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which may or may not be included in the mortgage pool. The weighted average loan-to-value ratio of such mortgage loans is approximately [            ]% (with respect to such Group I Mortgage Loans), approximately [            ]% (with respect to such Group II Mortgage Loans) and approximately [            ]% (with respect to all of the mortgage loans), and the weighted average combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately [            ]% (with respect to such Group I Mortgage Loans), approximately [            ]% (with respect to such Group II Mortgage Loans) and approximately [            ]% (with respect to all of the mortgage loans). With respect to a first lien mortgage loan where the mortgaged property is also encumbered by a second lien mortgage loan, foreclosure frequency may be increased since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a relatively new practice in the mortgage lending industry. The sponsor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of realized losses on the mortgage loans.

Your yield to maturity may be reduced by prepayments and defaults

The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

•

Prepayments on fixed-rate mortgage loans. The mortgage loans allow the borrowers to prepay the loans in full or in part at any time. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, are fixed-rate mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [            ]% of all of the fixed-rate mortgage loans and approximately [            ]% and [            ]% of the fixed-rate mortgage loans in Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. These fees may discourage borrowers from prepaying their mortgage loans during the prepayment penalty fee period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. The servicer may waive a prepayment charge if a mortgage loan is in default or if a default is reasonably foreseeable.

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The rate of prepayments on the mortgage loans is sensitive to prevailing interest rates. If prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the mortgage interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the notes and, if purchased at other than par, the yields realized by owners of the notes, will be sensitive to rates of payment of principal on the mortgage loans. The yield on a note that is purchased at a premium from its outstanding principal balance may be adversely affected by higher than anticipated levels of prepayments on the mortgage loans. Conversely, the yield on a note that is purchased at a discount from its outstanding principal balance may be adversely affected by lower than anticipated levels of prepayments on the mortgage loans.

•

Prepayments on adjustable-rate mortgage loans. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, are adjustable-rate mortgage loans which have fixed rates of interest for the first six months, two years (“2/28 loans”), three years (“3/27 loans”) or five years (“5/25 loans”) after origination and then convert to adjustable rates. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the adjustable rate mortgage loans in and Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. The prepayment experience on the adjustable-rate loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to convert to an adjustable-rate mortgage loan. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment. All mortgage loans currently originated by Accredited have an initial period of time in which the interest rate on the note is fixed ([for example, six months, two years, three years or five years]). For the first month after the expiration of the fixed interest rate period (month 25, for a 2/28 loan, for example), the borrower’s interest rate is calculated using the “Six Month LIBOR Index” plus the margin specified in the borrower’s note. For the initial six-month period after the change date, the borrower’s interest rate cannot be more than 1.50% greater than the fixed rate (2/28, 3/27 and 5/25 loans) or 1.00% for the “Six month fixed rate period” product. For each subsequent rate change, the borrower’s interest rate cannot be more than 1.50% greater than the previous interest rate (2/28, 3/27 and 5/25) and 1.00% for the “six month fixed rate period” product. At any time, the borrower’s interest rate cannot be more than 7.00% greater than the fixed rate which the borrower initially paid (2/28, 3/27 and 5/25) and 6.00% for the “six month fixed rate period” product.

•

Prepayments on interest-only mortgage loans. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the mortgage loans to be included in Group I and Group II, respectively, provide for payment of interest at the related

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mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

•

Defaults and delinquencies may cause shortfalls in cash available to make payments. There can be no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to make payments on your notes as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

•

You may be unable to reinvest distributions in comparable investments. Asset-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the mortgage interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the mortgage interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•

Limitations on interest rates will affect your yield to maturity. The notes of each class have an interest rate based on one-month London interbank offered rates of major banks or “LIBOR” and is subject to an “Available Funds Cap” and a “hard rate cap.” The adjustable-rate mortgage loans in Group I and Group II have mortgage interest rates based on [six-month LIBOR], generally subject to initial fixed-rate periods of [two] years or [three] years. Since the base index for the mortgage interest rate on the adjustable-rate mortgage loans differs from the base index for the interest rate on the notes, the weighted average mortgage interest rate on the Group I or Group II mortgage loans could be less than the related interest rate, in which case the interest rate would be capped based on that lower rate. In addition, the interest rate may not exceed [            ]% per annum. The application of these caps would reduce the amount of interest you, as an investor in either of these classes of notes, will receive. Any shortfall in interest on the notes due to these caps is not covered by the note insurance policy, but will, only in the case of a shortfall due to the “Available Funds Cap”, be paid out of amounts, if any, which otherwise would be paid from the related group of mortgage loans to the holders of the trust certificates. However, if the full amount of such shortfall is not paid, such unpaid amounts will be carried forward to subsequent payment dates. Each class of notes will have the benefit of an interest rate cap agreement, as described further herein under “Description of the Notes and the Trust Certificates-Interest Rate Cap Agreements.”

•	Mortgage loans with higher mortgage rates may affect the Available Funds Cap. If prepayments, defaults and liquidations occur more rapidly on the applicable mortgage

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loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, it will have the effect of lowering the Available Funds Cap.

The issuing entity assets are the only source of payments on the notes

All distributions on each class of notes will be made from payments by borrowers under the mortgage loans in the related loan group (except for limited cross-collateralization as described herein), the amounts on deposit in the reserve account (as further described herein), or payments under the note insurance policy and for the purposes described herein under “Description of the Notes and the Trust Certificates — Interest Rate Cap Agreements”, the interest rate cap agreements. The issuing entity has no other assets to make distributions on the notes and any shortfalls in collections on the mortgage loans or the failure by the note insurer to satisfy its obligations under the note insurance policy may result in your receiving less than what is owed to you. The mortgage loans are not insured or guaranteed by any person. The issuing entity is the only person that is obligated to make distributions on the notes. The notes are not insured by any governmental agency.

Bankruptcy of the servicer may adversely affect payments on the notes and servicing of the mortgage loans

In the event of a bankruptcy or insolvency of Accredited Home Lenders, Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent                             , as indenture trustee, or the noteholders (in the limited circumstances outlined in the sale and servicing agreement) from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Accredited Home Lenders, Inc., as servicer, (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The notes are not suitable investments for all investors

The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The note insurer may, under certain circumstances, accelerate the maturity of the notes

The note insurance policy will be issued pursuant to an insurance and indemnity agreement among the note insurer, the sponsor, the servicer, the depositor, the indenture trustee and the issuing entity. So long as the note insurer is not in default in its obligations under the note insurance policy and no insolvency event has occurred with respect to the note insurer, the note insurer will be the “controlling party.” As a controlling party, the note insurer will be entitled to exercise certain rights without the consent of the noteholders, including the right to accelerate the notes upon the occurrence of an event of default. The insurance and indemnity agreement provides for “events of default” thereunder, which include certain portfolio performance tests as well as breaches of certain covenants or representations or warranties. Events of default under the insurance and indemnity agreement constitute events of default under the indenture, and accordingly, the note insurer as controlling party has the right to accelerate the notes on any payment date as to which such an insurance and indemnity agreement event of default has occurred and is continuing. As a result, investors, although they will be paid in full (other than Available Funds Cap Carry-Forward Amounts) in connection with such acceleration, may prematurely lose the benefit of their investment in the notes. In addition, if the note insurer accelerates the maturity of the

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notes, the yield on the notes that are purchased at a premium from their outstanding principal amount may be adversely affected.

Terrorist attacks and military action could adversely affect the yield on the notes

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effect of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the sale and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”) or a state law providing for similar relief. See “Legal Aspects of Loans — Relief Act” in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act of any state law providing for similar relief will not be covered by the servicer, any subservicer or any note insurance policy.

Taxation of the issuing entity

It is anticipated that the issuing entity will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the issuing entity will be entirely owned by the depositor, that at all times that it owns the sole class of equity in the issuing entity, intends to qualify as a “real estate investment trust,” or REIT. So long as the issuing entity is owned by the depositor (or another REIT or “qualified REIT subsidiary”), and the depositor continues to qualify as a REIT, classification of the issuing entity as a TMP will not cause it to be subject to corporate income tax.

In the event that the issuing entity is not wholly owned by a REIT or a “qualified REIT subsidiary,” (for instance, as a consequence of the depositor losing its REIT status), the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the owner trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary.

In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the offered notes at a time earlier than anticipated.

The sponsor may be adversely affected by litigation to which it is, or may become, a party

As more fully described under “The Sponsor-Legal Proceedings,” the sponsor may become a defendant in class action or other lawsuits which seek to recover substantial amounts from the sponsor. No assurances can be given that the sponsor will be able to successfully defend all or any of such

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lawsuits, and adverse results in one or more of such lawsuits could have a material adverse effect on the sponsor’s ability to perform as the servicer and to repurchase defective mortgage loans.

High loan-to-value ratios increase risk of loss

Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the Group I mortgage loans and Group II mortgage loans, respectively, had loan-to-value ratios in excess of 80% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans). Additionally, the determination of the value of a mortgaged property used to calculate the loan-to-value ratio of a mortgage loan may differ from the appraised value of such mortgaged properties if current appraisals were to be obtained.

Violation of lending laws could result in losses on the notes

In addition to federal law, some states have enacted laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the depositor or the sponsor will be required to purchase that mortgage loan from the trust estate in the manner described in this prospectus supplement.

The sponsor will represent that each mortgage loan at the time it was made was in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the depositor or the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the depositor and the sponsor are unable or otherwise fail to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

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Transaction Overview

Formation of the Issuing Entity and Issuance of the Trust Certificates

The issuing entity will be formed pursuant to the terms of a trust agreement between the owner trustee and the sponsor and upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the trust agreement, the issuing entity will also issue a class of trust certificates evidencing the entire beneficial ownership interest in the issuing entity.

The trust estate will consist of:

•	the mortgage loans, together with the mortgage files relating thereto,

•

all scheduled collections on the mortgage loans and proceeds thereof due after the Cut-off Date and all unscheduled collections on the mortgage loans and proceeds thereof received on or after the Cut-off Date,

•	REO property acquired through the foreclosure or other realization upon defaulted mortgage loans, and collections on and proceeds of such REO property,

•	assets that are deposited in the accounts, including the amounts on deposit in the reserve account,

•	rights under all insurance policies required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds thereof,

•	proceeds upon the liquidation of any mortgage loans, and

•	released mortgaged property proceeds.

In addition, the sponsor will cause the note insurer to issue the note insurance policy under which the note insurer will guarantee payments to the noteholders as described under “Description of the Notes and the Trust Certificates–Insured Principal Payments” herein.

Sale and Servicing of the Mortgage Loans

The mortgage loans have been originated or purchased by the sponsor pursuant to its underwriting guidelines, including the sponsor’s exception policy, as described under “The Sponsor and the Servicer.” The sponsor contributed the mortgage loans to its wholly-owned subsidiary, the depositor. The sponsor will direct the depositor to sell the mortgage loans to the issuing entity pursuant to a sale and servicing agreement, dated as of             , 20        , among the depositor, the issuing entity, the indenture trustee, the sponsor and the servicer. The servicer will service the mortgage loans pursuant to the terms of the sale and servicing agreement.

Issuance of the Notes

Pursuant to the terms of an indenture, dated as of             , 20        , between the issuing entity and the indenture trustee, the issuing entity will pledge the trust estate to the indenture trustee, for the benefit of the noteholders and the note insurer, and issue the notes.

Issuance of the Note Insurance Policy

The note insurer will issue the note insurance policy pursuant to the terms of an insurance and indemnity agreement, dated as of             , 20        , among the note insurer, the servicer, the depositor, the indenture trustee, the issuing entity and the sponsor.

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The Mortgage Loans

General

[Disclose if any state or geographic region has a 10% or greater concentration. (Item 1111)]

Each mortgage loan in the issuing entity will be assigned to either Group I or Group II. Each of the mortgage loans in each group will bear interest at a fixed or adjustable mortgage interest rate and be secured by a first or second lien on the related mortgaged property. The Class A-[__] Notes will be primarily secured by the mortgage loans contained in Group I and the Class A-[__] Notes will be primarily secured by the mortgage loans contained in Group II.

The mortgage loans were made for the purpose of purchasing a new home, obtaining construction-to-permanent financing, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower’s equity in the mortgaged property. The mortgage loans are secured by first and second liens on single family residences, which may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner occupied or non-owner occupied investment properties. A substantial number of the mortgage loans in both groups were originated pursuant to the sponsor’s exception policy. See “The Sponsor and the Servicer – Underwriting” herein.

The sponsor currently sells a majority of the loans it originates to third parties through whole loan sales, with the remainder of the loans the sponsor originates being securitized from its own shelf registration. From time to time, the sponsor will designate certain loans for specific whole loan sales (loans having LTVs greater than 90% and second-lien loans, for example), as the sponsor believes that a higher value is received for these loans through whole loan sales. For loans not specifically designated for sale to third parties as described above, the sponsor uses a proprietary software program to determine best execution and allocates the remaining loans between whole loan bid packages and securitization.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured with respect to the aggregate Initial Pool Balance of all the mortgage loans or the Initial Pool Balance of the related group.

The aggregate Cut-off Date Principal Balance of the mortgage loans in Group I and Group II was $                     and $                    , respectively.

As of the Cut-off Date, no mortgage loan had a remaining term to maturity greater than 30 years. [__] of the mortgage loans was more than one payment past due, each of the mortgage loans was an “actuarial” loan. The number of mortgage loans which are more than 30 days delinquent may not exceed 20% of the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, were “interest only” loans. These loans provide for an initial payment period, which is typically five years, during which the mortgagor’s monthly payment consists only of interest. When this initial period ends, the loan will begin to amortize and will amortize fully over its remaining term.

As of the Cut-off Date, with respect to the mortgage loans in Group I, the weighted average loan-to-value ratio was approximately [            ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans), the weighted average interest rate of the mortgage loans was approximately [            ]% per annum and the weighted

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average remaining term to maturity was approximately              months, with a weighted average seasoning of approximately _ month. As of the Cut-off Date, with respect to the mortgage loans in Group II, the weighted average loan-to-value ratio of the mortgage loans was approximately [            ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans), the weighted average interest rate was approximately [            ]% per annum, the weighted average remaining term to maturity was approximately [            ] months, with a weighted average seasoning of approximately [_] month.

Approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, impose a prepayment penalty for early full or partial prepayments during a period ranging from six months to five years from the date of origination. These prepayment penalties are generally calculated as a specified percentage of the original principal balance of the mortgage loans or of the outstanding principal balance of the mortgage loans, or a specified number of months of interest accrued at the related mortgage interest rate, or a specified percentage of the amount prepaid.

Each mortgage loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the mortgage loans are “high cost” loans under the Home Ownership Equity Protection Act of 1994 (or other applicable predatory and abusive lending laws), none of the mortgage loans financed a single-premium credit insurance policy and none of the mortgage loans were originated on or after October 1, 2002 and before March 7, 2003 and encumber property located in Georgia.

All of the Group I mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (1) none of the Group I mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, (2) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (3) the servicer for each of the Group I mortgage loans has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, (4) none of the Group I mortgage loans impose a prepayment penalty with a term expiring in excess of three years after origination of the mortgage loan, (5) with respect to the Group I mortgage loans originated on or after August 1, 2004 none of the related mortgages nor the related mortgage notes require the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction, (6) none of the Group I mortgage loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Group I mortgage loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, (7) none of the Group I mortgage loans are “high cost,” “covered” (excluding home loans defined as “covered homes” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) mortgage loans and (8) the principal balance at origination for each mortgage loan originated in most states may not exceed $[            ] for single-family residences, $[            ] for two-family residences, $[            ] for three-family residences and $[            ]for four-family residences.

The loan-to-value ratios (“LTVs”) (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans) described in this prospectus supplement were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of the related

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mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

The Mortgage Loans

The following section describes the statistical characteristics of the mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, the mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•

the minimum Cut-off Date Principal Balance was approximately $[            ], the maximum Cut-off Date Principal Balance was approximately $[            ] and the average Cut-off Date Principal Balance was approximately $[            ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in ranged from [ ]% to [ ]% per annum and the weighted average gross margin was approximately [ ]% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

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•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately 1 month,

•

approximately [            ]% of the mortgage loans were fixed-rate loans, approximately [            ]% of the mortgage loans were 2/28 loans, approximately [            ]% of the mortgage loans were 3/27 loans, approximately [            ]% were 5/25 loans and approximately [            ]% were six-month LIBOR loans,

•

approximately [            ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [            ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately [            ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•

approximately [            ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [            ]% of the mortgage loans are secured by second liens on the related mortgaged properties, and

•	approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

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The following tables set forth certain information with respect to the mortgage loans based on the aggregate Cut-off Date Principal Balance of the mortgage loans in relation to the Initial Pool Balance of the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Aggregate Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Cut-off Date Principal Balances

Aggregate Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of LTV Ratios

Aggregate Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Gross Interest Rates

Aggregate Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Gross Margins

Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Maximum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Minimum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Month and Year of Next Rate Change Date

Aggregate Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-39

Range of Original Terms to Maturity

Aggregate Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Remaining Terms to Maturity

Aggregate Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-40

Distribution by Amortization Type

Aggregate Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Occupancy Status

Aggregate Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-41

Distribution by Property Type

Aggregate Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of Seasoning

Aggregate Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-42

Mortgage Loan Type

Aggregate Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-43

Prepayment Penalty Terms

Aggregate Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Loan Purpose

Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-44

Loan Documentation Type

Aggregate Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of FICO Scores

Aggregate Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-45

Prepayment Penalty Description

Aggregate Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-46

The Group I Mortgage Loans

The following section describes the statistical characteristics of the Group I mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans.

As of the Cut-off Date, Group I mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•

the minimum Cut-off Date Principal Balance was approximately $[            ], the maximum Cut-off Date Principal Balance was approximately $[            ] and the average Cut-off Date Principal Balance was approximately $[            ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans ranged from [ ]% to[ ]% per annum and the weighted average gross margin was approximately [ ]%,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans in Group I had an initial periodic cap of [            ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

S-47

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately [ ] month,

•

approximately [            ]% of the mortgage loans were fixed-rate loans, approximately [            ]% of the mortgage loans were 2/28 loans, approximately [            ]% of the mortgage loans were 3/27 loans and approximately [            ]% were six-month LIBOR loans,

•

approximately [            ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [            ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and [            ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•

approximately [            ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [            ]% of the mortgage loans are secured by second liens on the related mortgaged properties,

•	none of the mortgage loans impose a prepayment penalty with a term expiring more than three years after the origination of the mortgage loan, and

•	approximately [ ]%, [ ]%, [ ]% and [ ] of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

The following tables set forth certain information with respect to the Group I mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

S-48

Geographical Distribution of Mortgaged Properties

Group I Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-49

Range of Cut-Off Date Principal Balances

Group I Mortgage Loans

Range of Cut-Off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-50

Range of LTV Ratios

Group I Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-51

Range of Gross Interest Rates

Group I Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-52

Range of Gross Margins

Group I Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-53

Range of Maximum Mortgage Interest Rates

Group I Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-54

Range of Minimum Mortgage Interest Rates

Group I Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-55

Month and Year of Next Rate Change Date

Group I Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Original Terms to Maturity

Group I Mortgage Loans

Original Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-56

Range of Remaining Terms to Maturity

Group I Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Amortization Type

Group I Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-57

Distribution by Occupancy Status

Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Property Type

Group I Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-58

Distribution of Seasoning

Group I Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:			$100.00%	$	%				%

Mortgage Loan Type

Group I Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-59

Prepayment Penalty Terms

Group I Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Loan Purpose

Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-60

Loan Documentation Type

Group I Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of FICO Scores

Group I Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-61

Prepayment Penalty Description

Group I Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Original LTV	Weighted Average Credit Score
		$	%	$	%				%

Total:		$	%	$	%				%

S-62

The Group II Mortgage Loans

The following section describes the statistical characteristics of the Group II mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans.

As of the Cut-off Date, Group II mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•

the minimum Cut-off Date Principal Balance was approximately $[            ], the maximum Cut-off Date Principal Balance was approximately $[            ] and the average Cut-off Date Principal Balance was approximately $[            ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average gross margin was approximately [ ]% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

S-63

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately [ ] month,

•

approximately [            ]% of the mortgage loans were fixed-rate loans, approximately [            ]% of the mortgage loans were 2/28 loans, approximately [            ]% of the mortgage loans were 3/27 loans, approximately [            ]% of the mortgage loans were 5/25 loans and approximately [            ]% were six-month LIBOR loans,

•

approximately [            ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [            ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately [            ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•

approximately [            ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [            ]% of the mortgage loans are secured by second liens on the related mortgaged properties, and

•	approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

S-64

The following tables set forth certain information with respect to the Group II mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Group II Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-65

Range of Cut-off Date Principal Balances

Group II Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-66

Range of LTV Ratios

Group II Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-67

Range of Gross Interest Rates

Group II Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-68

Range of Gross Margins

Group II Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-69

Range of Maximum Mortgage Interest Rates

Group II Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-70

Range of Minimum Mortgage Interest Rates

Group II Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-71

Month and Year of Next Rate Change Date

Group II Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-72

Range of Original Terms to Maturity

Group II Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Remaining Terms to Maturity

Group II Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-73

Distribution by Amortization Type

Group II Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Occupancy Status

Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-74

Distribution by Property Type

Group II Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of Seasoning

Group II Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-75

Mortgage Loan Type

Group II Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-76

Prepayment Penalty Terms

Group II Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-77

Loan Purpose

Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Weighted Average Credit Score	Average Seasoning	Remaining Term (in months)	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Loan Documentation Type

Group II Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution of FICO Scores

Group II Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Prepayment Penalty Description

Group II Mortgage Loans

Prepayment Penalty Description (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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The Sponsor

Accredited Home Lenders, Inc. (“Accredited”), a California corporation, is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single family residences, two-to-four-family residential properties, condominium units, units in planned unit developments, townhomes and modular housing units. Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as “nonconforming” and “subprime” mortgage loans. Accredited is wholly owned by Accredited Home Lenders Holding Co., a publicly traded company traded under the ticker symbol LEND.

Accredited’s mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers. On a smaller scale, Accredited makes retail originations directly to borrowers.

Accredited’s total annual mortgage loan production has increased steadily from approximately $2.3 billion in 2001, $4.3 billion in 2002, $8.0 billion in 2003, $12.4 billion in 2004 and $16.3 billion in 2005. In 2001, Accredited originated approximately 16,000 mortgage loans secured by first liens and approximately 4,400 mortgage loans secured by second liens. In 2002, Accredited originated approximately 26,000 mortgage loans secured by first liens and approximately 8,600 mortgage loans secured by second liens. In 2003, Accredited originated approximately 48,000 mortgage loans secured by first liens and approximately 14,000 mortgage loans secured by second liens. In 2004, Accredited originated approximately 67,000 mortgage loans secured by first liens and approximately 23,000 mortgage loans secured by second liens. In 2005, Accredited originated approximately 78,000 mortgage loans secured by first liens and approximately 28,000 mortgage loans secured by second liens. As of [            ], Accredited had [            ] employees.

Accredited performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for a portion of its loan originations sold or securitized on a servicing-retained basis. As of [            ], Accredited performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $[            ] billion.

Accredited disposes of its loans primarily by selling them to third parties and through securitizations. The decision by Accredited to sell or to securitize loans depends upon a number of factors, including, but not limited to, premiums earned for whole loan sales and Accredited’s leverage targets.

Accredited completed its first securitization in 1996 and has closed additional securitizations in 2000, 2002, 2003, 2004 and 2005. The securitizations completed in 1996 and 2000 have both been terminated as a result of Accredited exercising a clean-up call. For the years 2002, 2003, 2004 and 2005, Accredited closed two, three, four and four securitizations, respectively, selling loans totaling approximately $749.3 million, $1,236.5 million, $3,271.6 million and $4,240.2 million, respectively, from its own shelf registration statement. Accredited currently plans to close one securitization in each calendar quarter. Accredited retains the servicing for loans securitized from its own shelf registration statement. None of the pools that Accredited has securitized have defaulted or experienced an early amortization target.

These securitizations are structured legally as sales, but for accounting purposes are treated as financings under SFAS No. 140. These securitizations do not meet the qualifying special purpose entity criteria under SFAS No. 140 and related interpretations because after the loans are securitized, the securitization trusts may acquire derivatives relating to beneficial interests retained by Accredited and, Accredited, as servicer, subject to applicable contractual provisions, has discretion, consistent with prudent mortgage servicing practices, to determine whether or not to sell or work out any loans securitized through the securitization trusts that become troubled. Accordingly, the loans remain on the balance sheet as “loans held for investment”, retained interests are not recorded, and securitization bond financing replaces the short-term debt originally associated with the loans held for investment. Accredited records interest income on loans held for investment and interest expense on the bonds issued in the securitizations over the life of the securitizations. Deferred debt issuance costs and discounts related to the bonds are amortized on a level yield basis over the estimated life of the bonds.

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Accredited serves in essentially three roles in connection with its securitization program. As the sponsor, Accredited works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, Accredited is responsible for servicing each pool of mortgage loans. As the administrator of the issuing entity, Accredited is responsible for causing the issuing entity to perform its duties under the transaction documents, which duties include the provision of notices of material events, reporting and monitoring and maintaining the security interest of the noteholders in the mortgage loans.

The notes issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by Accredited, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Accredited and its directors, officers, employees or agents are not under any liability to an issuing entity or the related noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related sale and servicing agreement, or for errors in judgment. However, Accredited is not protected from liability for any breach of warranties or representations made by Accredited in the related sale and servicing agreement, or against any specific liability imposed on Accredited pursuant to the related sale and servicing agreement or against any liability which would otherwise be imposed upon Accredited by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the related sale and servicing agreement.

[Legal proceedings material to noteholders.]

Underwriting

General. Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited’s underwriting guidelines. Accredited’s underwriting process is intended to assess a loan applicant’s credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. All underwriting and re-underwriting is performed by Accredited’s underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider. Accredited’s underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

Brokers and Correspondents. All of Accredited’s prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited’s underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker’s and correspondent’s performance relative to issues disclosed by Accredited’s quality control review, and discontinues relationships with unacceptable performers.

Loan Applications and Credit Reports. Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

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All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

Property Appraisals. A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each first priority loan and each second priority loan greater than $50,000. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited’s Appraisal Review Department or a qualified underwriter before the mortgage loan is closed. The appraisal may not be more than 180 days old on the day the loan is funded. A second full appraisal is required for combined loan amounts and/or property values greater than $1,000,000. For second priority loans of $50,000 or less, “drive-by” appraisals alone are acceptable. The standard appraisal may be waived in favor of an Insured Automated Value Model (AVM) with a physical inspection, provided the loan meets certain criteria. The Insured AVM is effective for the life of the loan, is transferable, and provides an unbiased opinion of the property value. The Insured AVM process includes a Property Condition Report which is a drive-by inspection that verifies the collateral is conforming. The insurance certificate provides protection that may minimize loss severity in the event of foreclosure.

Income and Assets Verification. Accredited’s underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited’s “Full Documentation,” “Lite Documentation” or “Stated Income” programs. Under each of these programs, Accredited reviews the loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant’s ability to repay the loan. Under the Full Documentation program, applicants are generally required to submit the most current year to date pay stub and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, most recent two years’ complete tax returns, signed year to date profit and loss statement, or bank statements. Personal bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for “Alt2” documentation type or bank statements for the preceding 12 months acceptable for “Alt1.” Under the Lite Documentation program, applicants must be self-employed and are required to submit personal bank statements covering at least the preceding six months. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months’ consecutive bank statements or other acceptable documentation. On Accredited’s core mortgage loan products and on some of its specialty products, twelve months’ mortgage payment or rental history must be verified by the related lender or landlord.

Credit Classifications. A critical function of Accredited’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Accredited has established five principal classifications, “A+” to “C,” with respect to the credit profile of potential borrowers, and a rating is assigned to each loan based upon these classifications. Accredited has a sixth, generally inactive credit classification, called “C-” which may be assigned to a borrower with a current or recent foreclosure

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or bankruptcy and can still be used on an exception basis with approval from executive management. Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to- income ratio.

Quality Control. Each month, Accredited’s internal audit and quality control department generally reviews and re-underwrites a sample of the loans originated by Accredited. The statistical sample of loans is chosen by random selection and based on the prior defect rates. In addition, targeted reviews are conducted, including but not limited to the following areas: regulatory compliance, non-performing assets, targeted and discretionary reviews, or where fraud is suspected. The quality control department re-underwrites these loans through an in-depth analysis of the following areas: application, income/employment, appraisals, credit decision, program criteria, net tangible benefits, re-verifications, and compliance. Specifically, these tests focus on verifying proper completion of borrower disclosures and other loan documentation, correct processing of all legally required documentation, and compliance with time frames imposed by applicable law. When fraud is suspected, the quality control department undertakes a comprehensive re-underwriting of not only the loan in question, but any related loans connected by broker, appraiser, or other parties to the transaction. All findings of the internal audit and quality control department are reported on a regular basis to members of senior management and the audit committee of the board of directors. The Chief Executive Officer and the Chief Operating Officer, along with the Director of Operations and others analyze the results of the monthly internal audit and quality control department audits as well as performance trends and servicing issues. Based upon this analysis, corrective actions are taken.

Loan Programs. Accredited’s mortgage loans are made for the purpose of enabling borrowers to purchase new homes, refinance existing mortgage loans, consolidate debt and/or obtain cash for whatever purposes the borrowers desire. Accredited’s single-family residence loans are secured by one- to four-unit primary residences, one-unit second homes, or one- to four-unit investment properties, and eligible property types are deemed to include single-family detached homes, semi-detached homes, row or townhomes, individual condominiums, individual units in planned-unit developments, and leasehold estates. These collateral types are consistent with the Freddie Mac Seller-Servicer Guide for describing mortgage eligibility requirements. The mortgaged properties may be owner-occupied, second or vacation homes, or non-owner occupied investment properties.

Accredited’s loans have payment schedules based primarily upon (1) an interest rate that is constant over the life of the loan, commonly referred to as “fixed-rate loans” or (2) generally, an interest rate that is fixed for the initial two, three or five years and adjusts after an initial fixed period of two, three or five years and every six months thereafter, sometimes referred to as “adjustable-rate loans”. Generally, the payments on Accredited’s fixed-rate loans are calculated to fully repay the loans in 15 or 30 years, or, in the case of so-called “balloon” loans, the payments are based on a 30-year repayment schedule, but all unpaid principal is due in a larger “balloon” payment at the end of 15 years. The payments on Accredited’s adjustable-rate loans are calculated to fully repay the loans in 30 years, and the payment amounts are adjusted whenever the interest rates are adjusted. Accredited’s adjustable-rate loans with a two-year initial fixed-rate period are commonly referred to as “2/28’s,” Accredited’s adjustable-rate loans with a three-year initial fixed-rate period are commonly referred to as “3/27’s” and Accredited’s adjustable-rate loans with a five-year initial fixed-rate period are commonly referred to as “5/25’s”. Accredited’s fixed-rate or adjustable-rate loans may have initial interest-only periods, typically five years, during which the monthly payments are limited to the amounts required to pay accrued interest due on the loans. After the interest-only periods, the monthly payments are adjusted to fully repay the loans over their remaining terms.

The interest rate adjustments on Accredited’s adjustable-rate loans are determined by adding a “margin” to an “index” rate, subject to certain adjustment limitations. The “margin” is a percentage

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established at origination of a loan, and the “index” for Accredited’s adjustable-rate loans is six-month LIBOR, and is determined as of a specified time prior to the interest adjustment date. It is common during the initial fixed-rate period of an adjustable-rate loan to allow the borrower to pay a rate lower than the margin plus the index at loan origination. Over time, the rate may adjust upward such that, eventually, the interest rate will equal the index plus the entire margin. Such adjustments are generally limited to no more than 1.5% at each adjustment date, and the interest rates may not be adjusted above or below a maximum and minimum amount specified in the loan documents. The goal is to acclimate the borrower to the repayment obligation, yet be able to achieve the fully indexed interest rate over time.

Accredited offers a full range of subprime mortgage loan programs, and the key distinguishing features of each program are the documentation required, the LTV, the mortgage and consumer credit payment history, the property type and the credit score necessary to qualify under a particular program. Nevertheless, each program relies upon Accredited’s analysis of each borrower’s ability to repay, the risk that the borrower will not repay the loan, the fees and rates Accredited charges, the value of the collateral, the benefit Accredited believes it is providing to the borrower, and the loan amounts relative to the risk Accredited believes it is taking.

In general, Accredited’s LTV maximums decrease with credit quality, and, within each credit classification, the LTV maximums vary depending on the property type. LTV maximums for loans secured by owner-occupied properties are higher than for loans secured by properties that are not owner-occupied. LTV maximums for Lite Documentation and Stated Income programs are generally lower than the LTV maximums for corresponding Full Documentation programs. Our maximum debt-to-income ratios range from 50% to 55% for Full Documentation programs, and maximum 45% for Lite Documentation and Stated Income Programs.

Accredited offers a variety of specialty programs that provide higher LTV’s and CLTV’s to borrowers in higher credit grades. Credit grades may be determined by the same criteria as in the core programs, but may also be determined only on the basis of mortgage credit or credit score. Specialty programs may be restricted as to property and occupancy types and documentation requirements.

Exceptions. Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited’s established exception policy. Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment. A substantial number of the mortgage loans in both groups were originated pursuant to Accredited’s exception policy.

Delinquency and Loss Information for the Mortgage Loans

The following table sets forth certain information regarding the delinquency performance in the past twelve months as of the Cut-off Date for [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the Mortgage Loans. [For [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the Mortgage Loans, the delinquency information below is not available.] No Mortgage Loan has been delinquent more than [        ] days in the past twelve months. [Insert any delinquency and loss information required under Item 1111(c) and 1100(b).]

[In the following tables, a mortgage loan is defined as 30 days contractually delinquent on the last day of the calendar month in which the payment is due and losses are recognized when collateral relating to a mortgage loan has been foreclosed and the foreclosure has been liquidated, except in those instances in which management determines that the loss amount would be less from “walking away” from the property. The loss amount is equal to the principal amount on the loan, plus accrued and unpaid interest

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on the loan, plus any foreclosure expenses less proceeds received from the buyer of the foreclosed property.]

As of [ ],
(dollars in thousands)
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)
Delinquency
30 - 59 days
60 - 89 days
90 - 119 days
120-149 days
[insert 30 day buckets until charge off]
Foreclosures
Total delinquencies and foreclosures
Real estate owned
Losses on Mortgage Loans

(1)	These percentages are based on the percentage of the total number of Mortgage Loans for which such delinquency information is available.

(2)	These percentages are based on the percentage of the aggregate principal balance of the Mortgage Loans for which such delinquency information is available.

Static Pool Information

Static pool information for Accredited’s amortizing asset pools is available at www.            .com. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

The static pool information posted on this website that relates to securitizations sponsored by Accredited prior to January 1, 2006 and that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus .

The Depositor

The depositor, a Maryland real estate investment trust, was formed in the State of Maryland on May 4, 2004. The depositor’s principal business objective is to acquire, hold and manage mortgage assets that will generate net income for distribution to its shareholders. All of the depositor’s outstanding common shares are owned by the sponsor. The depositor completed a public offering of preferred shares and they are publicly-traded on the New York Stock Exchange. The sponsor has contributed the

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mortgage loans to the depositor, and on the closing date, the sponsor will direct the depositor to sell the mortgage loans to the issuing entity.

After the issuance of the Notes, the depositor has the ongoing option to terminate the issuing entity on any payment date when the outstanding principal balance of the notes is less than or equal to 10% of the original principal balance of the notes, after giving effect to distributions on that payment date. In addition, pursuant to the sale and servicing agreement, if a breach related to a mortgage loan is not cured within the specified time period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. See “Description of the Notes and Trust Certificates—Optional Clean-Up Call and -Representations and Warranties of the Sponsor” for more information regarding the depositor’s termination option and the removal or substitution of mortgage loans by the depositor.

[Disclose any legal proceedings material to noteholders.]

The Issuing Entity

Accredited Mortgage Loan Trust 20[    ]-[    ], a Delaware statutory trust, is the issuing entity of the Notes. [*File the issuing entity’s governing documents as an exhibit.] The issuing entity’s fiscal year end will be December 31.

The purpose of the issuing entity is to engage in the following activities:

(a) to issue the Notes and to sell such Notes;

(b) with the proceeds of the sale of the Notes and the trust certificates, and to purchase the Mortgage Loans to be included in the trust estate from the depositor with the balance of such funds pursuant to the sale and servicing agreement;

(c) to assign, grant, transfer, pledge, mortgage and convey the trust estate pursuant to the indenture and to hold, manage and distribute to the certificateholders any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

(d) to enter into and perform its obligations under the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement, to which it is or is to be a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(f) subject to compliance with the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement, to engage in such other activities as may be required in connection with conservation of the trust estate and the making of distributions and payments to the noteholders and the certificateholders; and

(g) to issue the trust certificates pursuant to the trust agreement.

The issuing entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement.

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The trust agreement may be amended by the sponsor, the depositor and the owner trustee, with prior written notice to the rating agencies, but without the consent of any of the noteholders, the certificateholders or the indenture trustee, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, such action shall not adversely affect in any material respect the interests of any noteholder, certificateholder or the note insurer (unless the consent of the note insurer is obtained).

The trust agreement may also be amended from time to time by the sponsor, the depositor and the owner trustee, with the prior written consent of the rating agencies and with the prior written consent of the indenture trustee, the holders of the majority of the percentage interest of the notes affected and the certificateholders of the majority of the percentage interests of the issuing entity, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions that shall be required to be made for the benefit of the noteholders or the certificateholders, (b) reduce the aforesaid percentage of the majority of the percentage interest of the notes or the percentage interests required to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and the certificateholders of all the outstanding trust certificates.

The depositor will contribute to the owner trustee, the sum of $1,000, which shall constitute the initial trust estate and shall be deposited in a payment account. The depositor will pay organizational expenses of the issuing entity as they may arise or shall, upon the request of the owner trustee, promptly reimburse the owner trustee for any such expenses paid by the owner trustee. Pursuant to the sale and servicing agreement, the issuing entity will purchase the Mortgage Loans, which will comprise the remainder of the trust estate. Upon the transfer of the Mortgage Loans pursuant to the sale and servicing agreement, the owner trustee shall transfer the initial capital contribution, in the sum of $1,000, to the depositor. For more information regarding the sale and transfer of the Mortgage Loans to the issuing entity, see “Description of Note and Trust Certificates—Assignment and Pledge of Mortgage Loans” in this prospectus supplement.

The issuing entity will represent and warrant that the indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the Mortgage Loans by reason of the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the indenture trustee.

The owner trustee shall not have the power to (i) institute proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (v) make any assignment for the benefit of the issuing entity’s creditors, (vi) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”) without the unanimous prior written consent and approval of all certificateholders and the Rating Agency Condition shall have been satisfied and the delivery to the owner trustee by each such certificateholder of a certification that such Certificateholder reasonably believes that the issuing entity is insolvent. So long as the indenture remains in effect, no certificateholder shall have the power to take, and shall not take, any

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Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of either the depositor or the sponsor will not result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, respectively. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

[Disclose expenses incurred in connection with the selection and acquisition of the mortgage loans to the extent payable from the offering proceeds. If such expenses will be paid to the depositor, sponsor, underwriter or issuing entity, the type and amount of each expense should be separately identified. (Item 1107)]

[Legal proceedings material to noteholders.]

The Servicer

Accredited Home Lenders, Inc. (“Accredited”), a California corporation, is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single family residences, two-to-four-family residential properties, condominium units, units in planned unit developments, townhomes and modular housing units.

Accredited performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for a portion of its loan originations sold or securitized on a servicing-retained basis. As of [            ], Accredited performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $[            ] billion. See “Certain Matters Regarding the Servicer” in the prospectus for more information regarding the terms of the sale and servicing agreement and the servicer’s duties thereunder.

Accredited has been servicing non-prime mortgage loans since 1998 and as of December 31, 20[            ] was servicing approximately [            ] mortgage loans totaling approximately $[            ]. All mortgage loans serviced by Accredited were originated by Accredited and are either: 1) owned by one of the Accredited Mortgage Loan Trusts in connection with a securitization, or 2) serviced for purchasers for an interim period (usually 30 to 60 days from the date the mortgage loan is sold to the purchaser) until servicing is transferred to the purchaser’s servicer of choice, or 3) serviced pending the sale or securitization of such mortgage loans. [Accredited is rated “Average” by Standard and Poor’s, “SQ2” by Moody’s Investors Service, and “RPS3” by Fitch Investors Service. There have been no material changes to Accredited’s servicing policies and procedures during the last three years.]

Currently, Accredited’s servicing portfolio consists of non-prime fixed and adjustable-rate mortgage loans, including first and second liens.

Servicing activities are performed at Accredited’s servicing centers in San Diego, California, and Orlando, Florida. In its capacity as servicer, Accredited handles various mortgage loan administration duties, including but not limited to, providing incoming phone lines for obligors to access Accredited customer service representatives, tracking property tax payments and hazard and flood insurance

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coverage on obligor’s accounts, and processing and recording obligor payments. Billing statements are sent monthly to obligors to assist them in making their scheduled payments.

Limitations on Liability

The servicer or any of its directors, officers, employees or agents shall not be under any liability to the issuer or the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the sale and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the servicer against liability for any breach of warranties or representations made by the servicer in the sale and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the sale and servicing agreement or against any liability which would otherwise be imposed upon the servicer by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the sale and servicing agreement.

Custodial Responsibility

The servicer does not have custodial responsibility for the mortgage loans. The indenture trustee has custodial responsibility for the mortgage loans as described under “The Indenture Trustee-Custodial Responsibility” in this prospectus supplement.

In late 1998, Accredited began performing the delinquency collection and default resolution functions on its warehouse inventory of loans held for sale and on a pool of loans securitized by Accredited in 1996, which pool has since been terminated by Accredited exercising a clean-up call. In addition, in mid-1999, Accredited began retaining such servicing functions on loans sold into a facility under which Accredited also retains a residual interest in future payments on the loans. Currently, Accredited is servicing approximately $[ ] billion of loans which have been securitized in the [            ] Accredited securitizations closed in 2002, 2003, 2004, 2005 and 200[        ] (through [            ], 200[    ]), in addition to $[            ] billion of loans which are being held for sale or for securitization (as of [            ], 200[    ]). These servicing activities include, but are not limited to, collections of borrower payments of principal and interest, property tax and flood zone tracking, handling tax and insurance collections and disbursements, initiating foreclosure activities in those situations in which such activity is warranted and liquidating foreclosure properties. In 2004, Accredited opened an additional telephone collection center in Orlando, Florida.

Mortgage Loan Servicing

Once Accredited originates or purchases a mortgage loan, Accredited’s servicing department begins the administrative process of servicing the loan, seeking to ensure that the loan is repaid in accordance with its terms. Accredited starts this process for every mortgage loan, whether Accredited will service the mortgage loan for a matter of weeks before it is sold servicing-released or for its life in a servicing-retained transaction. Accredited’s servicing department is divided into loan administration, loan servicing and asset management units. In addition, the investor reporting unit of Accredited’s finance and accounting department performs the servicing-related functions of reporting on all other servicing activities, and in the case of mortgage loans serviced for others, accounting for and remitting all funds collected through servicing activities.

Administration and Servicing. Accredited’s loan administration unit is responsible for boarding each loan into Accredited’s servicing operations and technology systems. For mortgage loans on which the monthly payments include amounts to be escrowed for the future payment of real estate taxes and insurance premiums, Accredited’s loan administration unit ensures the proper accounting for such funds

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and the timely payment of the taxes and premiums. For mortgage loans which do not have tax and insurance escrows, the loan administration unit ensures that the properties securing the loans are properly insured at all times and that real estate taxes are paid to avoid foreclosures by taxing authorities. For mortgage loans with adjustable interest rates, the loan administration unit ensures that the adjustments are properly made and timely identified to the related borrowers. This unit is also responsible for the various administrative tasks involved in the transfer of servicing when loans are sold servicing-released, including notifying borrowers, insurers and taxing authorities.

Accredited’s loan servicing unit is responsible for the physical receipt of and initial accounting for all loan payments from borrowers. Accredited encourages its borrowers to establish automatic payment from their bank accounts, which Accredited arranges at no cost to the borrower. Accredited’s loan servicing unit is also responsible for customer service, handling all inbound calls and other communications from borrowers.

Accredited or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity or the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the sale and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect Accredited against liability for any breach of warranties or representations made by Accredited in the sale and servicing agreement, or against any specific liability imposed on Accredited pursuant to the sale and servicing agreement or against any liability which would otherwise be imposed upon Accredited by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the sale and servicing agreement.

Collection and Enforcement. Accredited’s asset management unit is responsible for all phases of the collection and enforcement of delinquent and defaulted loans. The inherent risk of delinquency and loss associated with subprime mortgage loans requires hands-on active communication with Accredited’s borrowers from origination through liquidation. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail, and is tailored to reflect the borrower’s payment habit, the mortgage loan’s risk profile and the mortgage loan’s status. Accredited’s collection approach is designed to educate Accredited’s borrowers on managing their debts to maximize the likelihood of continued timely performance. Accredited establishes clear expectations with its borrowers with respect to maintaining contact and working together to resolve any financial problems that may occur. Accredited considers this early intervention a key element of Accredited’s servicing strategy.

Accredited’s front end loan counselors begin calling borrowers whose accounts become five days past due. Once contact is established, Accredited verifies pertinent information and determine the reason for the delay in payment. For borrowers who are able to make their payments, Accredited offers the ability to “pay by phone” through Western Union’s “Quick Collect” service. This allows the borrower to remit the funds immediately or at an agreed later time in the month and avoids delays using the U.S. postal service. If a borrower indicates a problem that is not temporary or is of a serious nature, the call is promptly referred to a manager who will then evaluate the situation and initiate appropriate loss mitigation actions.

When an account becomes thirty-one days delinquent, the borrower receives a notice of intent to foreclose allowing thirty days, or more if required by applicable state law, to cure the default before the account is actually referred for foreclosure. The 30-59 day collection personnel continue active collection campaigns and may offer a borrower relief through a forbearance plan designed to resolve the delinquency in ninety days or less. These collectors are seasoned and trained to effectively identify and resolve problems with borrowers before the past due problems escalate.

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Accounts moving to sixty or more days delinquent are transferred to the loss mitigation and foreclosure sub-units simultaneously. Accredited’s loss mitigation personnel choose a collection strategy that is designed to minimize the loss on a defaulted mortgage loan. Accredited procures updated property value information, the borrower’s current credit profile, and reviews foreclosure and real estate marketing timelines to determine the best alternative to foreclosure. Accredited’s loss mitigation personnel continue to actively attempt to resolve the delinquency while Accredited’s foreclosure personnel begin the foreclosure process. Accredited’s loss mitigation tools include payment plans, short sales, deeds in lieu of foreclosure, stipulated forbearance plans, deferments, reinstatements and modifications.

Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through a timeline report built into the loan servicing system. The report schedules key dates throughout the foreclosure process, enhancing Accredited’s ability to monitor and manage the process. Properties acquired through foreclosure are transferred to the real estate owned, or REO, sub-unit to manage eviction and marketing of the properties. Once a property is vacant, it is listed with a local real estate agent who develops a marketing strategy designed to maximize the net recovery upon liquidation. Second opinions on the value of the property are obtained to validate recommendations given by the primary listing agent. Property listings are reviewed several times monthly to ensue the properties are properly maintained and actively marketed.

Accredited’s loan administration unit also handles hazard and mortgage insurance claims, mortgage bankruptcies, condemnations and other special servicing needs.

Servicing Department Infrastructure. Accredited services its loans using Accredited’s configuration of MortgageWare software provided by Interlinq Software Corporation. Accredited also has additional software modules for the management of REO. Accredited’s technology delivers helpful data regarding the loan and the borrower to the desktops of Accredited’s servicing personnel. Accredited also has all of its files electronically imaged so that Accredited’s servicing personnel have access to each file without having to retrieve a paper file.

Monthly incentive plans are in place for all collections, loss mitigation, foreclosure and REO personnel and are tied directly to performance of the servicing portfolio. Both individual and team goals are used to encourage superior results and cooperation between unit members.

Ongoing training for Accredited’s servicing personnel is provided regularly and covers major relevant topics within the servicing department. In the collection and loss mitigation areas, supervisors and managers monitor actual telephone calls by each collector on a monthly basis and follow up with one-on-one training and direction. In addition, scripts tailored to typical borrower circumstances are posted at each workstation to ensure the employee asks the appropriate questions for the type of delinquency situation the borrower is experiencing. Outside legal counsel conduct on-site classes or seminars for the foreclosure and bankruptcy areas approximately on a quarterly basis, and title company representatives also provide on-site training on title issues.

All of Accredited’s servicing functions are administered from Accredited’s San Diego headquarters. Hours of operation for Accredited’s servicing department are 6:30 a.m. to 7:00 p.m., Monday through Friday, and Accredited uses staggered shifts to cover the different time zones where Accredited’s borrowers and collateral properties are located. Collection personnel also work one or two Saturdays each month, depending upon the day of the week on which each month end falls. Evening and weekend hours are used to facilitate contact with borrowers that are otherwise unavailable during regular business hours.

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See “Servicing of the Mortgage Loans” in this prospectus supplement and “Servicing of Loans” in the prospectus for more information regarding the sale and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer. See “Collection Procedures; Escrow Accounts” and “Deposits to and Withdrawals from the Collection Account” in the prospectus for more information on the manner in which collections on the mortgage loans will be maintained. [The sale and servicing agreement needs to be filed as an exhibit.]

[To the extent material, provide statistical information regarding servicer advances on the mortgage loans and the servicer’s overall servicing portfolio for the past three years. (Item 1108)]

Legal Proceedings

Because the nature of Accredited’s business involves the collection of numerous accounts and compliance with federal, state and local lending laws, the originator is subject to claims and legal actions in the ordinary course of its business. Like a number of other consumer finance companies, Accredited is subject to certain class-action lawsuits alleging violations of various federal and state consumer protection laws and other laws. Accredited intends to defend or seek other resolution of these lawsuits and Accredited either does not believe that their resolution will have a material adverse effect on its financial position or results of operations or has not been able to make a determination regarding the ultimate outcome of the matter or the amount of potential liability. [Any legal proceedings material to noteholders that specifically need to be disclosed?]

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Delinquency and Loan Loss Experience

The following table sets forth certain information regarding the delinquency, foreclosure, REO and loss experience with respect to mortgage loans serviced by Accredited for the periods indicated. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the portfolio which increased significantly since December 2003.

Delinquency and Foreclosure

As of December 31,
	[__]			[__]		[__]
(dollars in thousands)
	Principal Balance	No. of Loans	Percentage	Principal Balance	No. of Loans	Percentage	Principal Balance	No. of Loans	Percentage
Total servicing portfolio including REO Delinquency (1)
30 - 59 days			%			%			%
60 - 89 days
90 + days
Foreclosures (1)
Total delinquencies and foreclosures (1)			%			%			%
Real estate owned (1)(2)			%			%			%
Annual losses on servicing portfolio (3)(4)			%			%			%

(1)	Percentage of servicing portfolio at period end.

(2)	Based on the aggregate principal balance of the mortgage loans secured by mortgaged properties the title to which has been acquired through foreclosure, deed in lieu of foreclosure or similar process.

(3)	Percentages based upon average monthly servicing portfolio.

(4)	Annualized for the three month period ending [ ].

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[ The Originator[s]]

[FOR ANY ORIGINATOR OR GROUP OF AFFILIATED ORIGINATORS, APART FROM THE SPONSORS, THAT ORIGINATED 10% OR MORE OF THE POOL ASSETS]

[[                    ] originated [__] of the mortgage loans, representing [__]% of the Initial Pool Balance. [                    ] originated [__] of the mortgage loans, representing [__]% of the Initial Pool Balance.]

[FOR ANY ORIGINATOR OR GROUP OF AFFILIATED ORIGINATORS, APART FROM THE SPONSORS, THAT ORIGINATED 20% OR MORE OF THE POOL ASSETS]

[                             is a                              formed as a                  to originate and acquire residential mortgage loans. The principal office of the                      is located at                     . Its telephone number is                     .]

[Insert description of Originator’s experience in originating mortgage loans. Item 1110(b)]

The Owner Trustee

[Name of Trustee and form of organization], has its corporate trust offices located at [                                         ]. The owner trustee will perform limited administrative functions on behalf of the issuing entity pursuant to the trust agreement. The owner trustee’s duties are limited solely to its express obligations under the trust agreement.

[Insert additional trustee disclosure regarding the trustee’s prior experience serving as a trustee for asset-backed securities transactions. (Item 1109)]

Duties and Responsibilities

The owner trustee will execute and deliver or cause to be executed and delivered the Notes, the trust certificates and the transaction documents to which the issuing entity is a party, in each case, as the Sponsor shall approve. In addition, the owner trustee shall, on behalf of the issuing entity, execute and deliver to the authenticating agent the trust request and the trust orders referred to in the indenture, to authenticate and deliver the Notes. In addition, the owner trustee is authorized, but shall not be obligated, to take all actions required of the issuing entity, pursuant to the transaction documents.

It shall be the duty of the owner trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and the transaction documents to which the issuing entity is a party and to administer the issuing entity in the interest of the certificateholders, subject to the transaction documents and in accordance with the provisions of the trust agreement and to maintain the issuing entity’s existence as a statutory trust under the laws of the State of Delaware.

The owner trustee shall disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the transaction documents and the trust agreement. Subject to the trust agreement, the owner trustee shall furnish to the certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the owner trustee under the transaction documents. On behalf of the owner trustee, the Sponsor shall furnish to the Noteholders promptly upon written request therefor, copies of the sale and servicing Agreement and the indenture.

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Limitations on Liability

The owner trustee shall not be answerable or accountable under any circumstances, except (i) for its own willful breach or misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in the trust agreement expressly made by the owner trustee in its individual capacity.

Resignation or Removal

The owner trustee may at any time resign and be discharged by giving written notice thereof to the issuing entity, the sponsor, the servicer, the note insurer and the indenture trustee. Upon receiving such notice of resignation, the sponsor shall promptly appoint a successor owner trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning owner trustee and one copy to the successor owner trustee. If no successor owner trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

If at any time the owner trustee shall cease to be eligible in accordance with the provisions of the trust agreement and shall fail to resign after written request therefor by the certificateholders or the sponsor, or if at any time the owner trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the owner trustee or of its property shall be appointed, or any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the certificateholders or the sponsor, may remove the owner trustee. If the certificateholders or the sponsor shall remove the owner trustee under the authority of the immediately preceding sentence, the sponsor, shall promptly appoint a successor owner trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing owner trustee so removed and one copy to the successor owner trustee and payment of all fees owed to the outgoing owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee pursuant to any of the provisions of the trust agreement shall not become effective until acceptance of appointment by the successor owner trustee pursuant to the trust agreement, and payment of all fees and expenses owed to the outgoing owner trustee. The servicer shall provide notice of such resignation or removal of the owner trustee to each of the rating agencies, the note insurer and the indenture trustee.

Indemnification

Under the trust agreement, the sponsor will indemnify the owner trustee from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other related agreements, the trust estate, the administration of the trust estate or the action or inaction of the owner trustee under the trust agreement. However, the sponsor will not be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) for its own willful breach or misconduct or gross negligence or (ii) the inaccuracy of certain of the owner trustee’s representations and warranties. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described under “Description of the Notes and the Trust Certificates—Payments of Interest, —Payments of Principal, and —Allocation of Net Monthly Excess Cashflow” in this prospectus supplement.

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[Any legal proceedings material to noteholders that specifically need to be disclosed?]

The Indenture Trustee

[Name of Trustee and form of organization], has offices at                                                                      , Attn: [                    ],                         , where it conducts its trust administration services. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the indenture.

[Insert additional trustee disclosure regarding the trustee’s prior experience serving as a trustee for asset-backed securities transactions. (Item 1109)]

Duties and Responsibilities

In its capacity as indenture trustee, [            ]will hold the mortgage loans, as a custodian. The custodian shall hold the mortgage loans on behalf of the issuing entity clearly identified as being separate form all other files or records maintained by the custodian at the same location. Prior to taking possession of the mortgage loans in its custodial capacity, the indenture trustee will stamp the mortgage loans to reflect their sale and assignment. [Add disclosure regarding the arrangements for safekeeping and preservation of the mortgage loans and the procedures to reflect the segregation of the mortgage loans from other assets the trustee holds. (Item 1108)]

The indenture trustee will always maintain an office at a location in the United States of America where Notes may be surrendered for registration of transfer or exchange. Notices and demands to or upon the issuing entity in respect of the Notes and the indenture may be delivered at the corporate trust office of the indenture trustee.

The indenture trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list, if any, furnished to the indenture trustee as provided in the indenture and the names and addresses of the Noteholders received by the indenture trustee in its capacity as note registrar.

The indenture trustee shall (i) on or prior to the closing date execute and deliver the acknowledgement of receipt of the Mortgage Loans required by the sale and servicing agreement, (ii) on or prior to sixty (60) days following the closing date execute and deliver the initial certification required by the sale and servicing agreement, and (iii) on or prior to one hundred eighty (180) days following the closing date execute and deliver the final certification required by the sale and servicing agreement.

If the indenture trustee during the process of reviewing the indenture trustee’s mortgage files finds any document constituting a part of a indenture trustee’s mortgage file which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related mortgage loan schedule, or does not conform to the requirements of the sale and servicing agreement or the description thereof as set forth in the related mortgage loan schedule, the indenture trustee shall promptly so notify the Servicer and the Sponsor. Upon receipt of such notice respecting such defect, the Depositor and the Sponsor shall have a sixty (60) day period after such notice within which to correct or cure any such defect, or if the Servicer determines that the defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Noteholders in the related Mortgage Loan, to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in the sale and servicing agreement or (ii) purchase such Mortgage Loan at a purchase price specified in the sale and servicing agreement.

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See “Description of the Notes and the Trust Certificates—Reports to Noteholders” for information regarding the reporting responsibilities of the indenture trustee.

Immediately after the occurrence of any event of default known to a responsible officer of the indenture trustee, the indenture trustee shall transmit by mail to the sponsor notice of each such event of default and, within ninety (90) days after the occurrence of any event of default known to a responsible officer of the indenture trustee, the indenture trustee shall transmit by mail to all Noteholders notice of each such event of default, unless such event of default shall have been cured or waived. Concurrently with the mailing of any such notice to the Noteholders, the indenture trustee shall transmit by mail a copy of such notice to the rating agencies and the note insurer.

Resignation or Removal

No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee pursuant to the indenture shall become effective until the acceptance of appointment by the successor indenture trustee. The indenture trustee may resign at any time by giving written notice thereof to the issuing entity and each rating agency. If an instrument of acceptance by a successor indenture trustee shall not have been delivered to the indenture trustee within thirty (30) days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

The indenture trustee may be removed at any time by the noteholders representing more than 50% of the Class Note Balance of the Outstanding Notes, by written notice delivered to the indenture trustee and to the issuing entity.

If at any time the indenture trustee shall have a conflicting interest prohibited by the indenture and shall fail to resign or eliminate such conflicting interest or the indenture trustee shall cease to be eligible under the indenture or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, (x) the owner trustee, on behalf of the issuing entity, may remove the indenture trustee.

Every successor indenture trustee appointed hereunder shall execute, acknowledge and deliver to the issuing entity and the retiring indenture trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring indenture trustee. Notwithstanding the foregoing, upon a request of the owner trustee, on behalf of the issuing entity, or the successor indenture trustee, such retiring indenture trustee shall, upon payment of its charges and any fees, expenses or other amounts owing the indenture trustee, execute and deliver an instrument transferring to such successor indenture trustee all the rights, powers and trusts of the retiring indenture trustee, and shall duly assign, transfer and deliver to such successor indenture trustee all property and money held by such retiring indenture trustee under the indenture.

The servicer, on behalf of the issuing entity, shall give notice of each resignation and each removal of the indenture trustee and each appointment of a successor indenture trustee to the noteholders and the note insurer. Each notice shall include the name of the successor indenture trustee and the address of its corporate trust office.

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Limitations on Liability

The indenture trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the duties and obligations of the indenture trustee shall be determined solely by the express provisions of the indenture, the indenture trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the indenture, no implied covenants or obligations shall be read into the indenture against the indenture trustee. No provision of the indenture shall require the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it under the indenture.

Indemnification

Under the indenture, the issuing entity will agree to indemnify the indenture trustee against losses, liability costs and expenses, including reasonable attorney’s fees, incurred, arising out of or in connection with the related agreements or any other documents or agreements relating to the issuing entity or the notes, other than any loss, liability, cost or expense incurred solely by reason of willful malfeasance, bad faith or negligence of the indenture trustee in the performance of its duties under the related agreements or by reason of its failure to perform its obligations under the indenture. The indemnities will be paid from Available Funds as described under “Description of the Notes and the Trust Certificates—Payments of Interest, —Payments of Principal, and —Allocation of Net Monthly Excess Cashflow” in this prospectus supplement. To the extent that any such indemnities are not otherwise satisfied by the issuing entity, they will be paid by the servicer.

[Legal proceedings material to noteholders.]

The Note Insurer

The note insurer has supplied the following information for inclusion in this Prospectus Supplement.

[Information in this section will be provided by each individual insurer on a deal by deal basis]

[Include:

•	the name of Insurer;

•	the organizational form of the Insurer;

•	the general character of the business of the Insurer;

•

If the Insurer is liable to provide payments representing 20% or more of the cash flow supporting any offered class of the asset-backed securities, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01—210.12-29), except §210.3-05 and Article 11.]

The principal executive offices of the Insurer are located at [                                        ] and its telephone number at this address is (            )-[                        ].

[The financial statements of                                                               as of                          and for the periods from                          through                     , and from                          through                      appearing in the Form 8-K of                     , which is incorporated by reference, have been audited by                     , independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.]

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The Note Insurer’s Credit Ratings

The financial strength of the note insurer is rated “[Rating]” by [Rating Agency], “[Rating]” by [Rating Agency], and “[Rating]” by [Rating Agency]. Each rating of the note insurer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the note insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The note insurer does not guarantee the market price or investment value of the notes nor does it guarantee that the ratings on the notes will not be revised or withdrawn.

The Cap Provider

[Information in this section will be provided by each individual cap counterparty on a deal by deal basis (Item 1114)]

[Include:

The name of the derivative counterparty;

The organizational form;

The general character of the business of the derivative counterparty;

Describe the operation and material terms of the derivative instrument, including any limits on the timing or amount of payments or any conditions to payments;

Describe any material provisions regarding substitution of the derivative instrument;

Disclose whether the “significance percentage” is: less than 10%, at least 10% but less than 20%, or 20% or more

Financial information: (a) if the aggregate significance percentage related to the cap counterparty is 10% or more, but less than 20% provide financial data required by Item 301 of regulation S-K for such swap counterparty, (b) If the aggregate significance percentage related to the cap counterparty is 20% or more, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01 through 210.12-29), except §210.3-05 and Article 11.]

[The financial statements of                                                                   as of                      and for the periods from                      through                     , and from                      through                      appearing in the Form 8-K of                     , which is incorporated by reference, have been audited by                     , independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.]

Description of the Notes and the Trust Certificates

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

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On the closing date, the issuing entity will issue the Class A-[__] Notes and the Class A-[__] Notes pursuant to the indenture. Each note represents a debt obligation of the issuing entity primarily secured by a pledge of a portion of the trust estate. The Class A-[__] Notes are primarily secured by the Group I mortgage loans and the Class A-[__] Notes are primarily secured by the Group II mortgage loans.

Pursuant to the trust agreement, the issuing entity will also issue a class of trust certificates, representing the entire beneficial ownership interest in the issuing entity. The trust certificates will represent the entire beneficial ownership interest in both groups of mortgage loans and will be held by the depositor. The trust certificates may not be transferred without complying with the transfer provisions of the trust agreement.

The notes will be issued only in book-entry form, in denominations of $             initial principal balance and integral multiples of $             in excess thereof, except that one note of each class may be issued in a different amount. The notes are available in book-entry form only, through the facilities of The Depository Trust Company or “DTC”.

Book-Entry Notes

The notes are sometimes referred to in this prospectus supplement as “book-entry notes.” The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., which will be the “holder” of the notes, as the nominee of DTC. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States or Clearstream Banking, societé anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Banking, societé anonyme, and Euroclear Bank will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking, societé anonyme and Euroclear Bank names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank will act as depositary for Euroclear Bank.

Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $             and in integral multiples of $             in excess thereof. Except as described in the prospectus under “Description of the Securities — Form of Securities,” no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only “holder” of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be “holders” or “noteholders” as those terms are used in the indenture and the sale and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. For information with respect to tax documentation procedures relating to the notes, see “Annex I – Global Clearance, Settlement and Tax Documentation Procedures” attached to the accompanying prospectus.

None of the issuing entity, the owner trustee, the sponsor, the servicer, the note insurer or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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Assignment and Pledge of Mortgage Loans

Pursuant to the sale and servicing agreement, the sponsor will direct the depositor to sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity, all right, title and interest in and to each mortgage loan, including all scheduled payments of principal and interest due after the close of business on the Cut-off Date. The depositor will not convey, and the depositor reserves and retains all its right, title and interest in and to, (x) scheduled payments of principal and interest due on each mortgage loan on or prior to the Cut-off Date and (y) principal prepayments in full, curtailments (i.e., partial prepayments) and unscheduled recoveries of principal received on each such mortgage loan prior to the Cut-off Date.

Pursuant to the indenture, the issuing entity will pledge to the indenture trustee in trust for the benefit of the noteholders and the note insurer, all right, title and interest in and to the mortgage loans, as collateral security for the notes.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the sponsor will deliver or cause to be delivered to the indenture trustee, on or prior to the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(a)	the original mortgage note, endorsed without recourse in blank or to the indenture trustee by the sponsor, including all intervening endorsements showing a complete chain of endorsement;

(b)	the related original mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan and if the mortgage loan is registered on the MERS system (as described below), such mortgage or an assignment of the mortgage will reflect MERS as the mortgagee of record and will include the MERS mortgage identification number;

(c)	each intervening mortgage assignment, if any, with evidence of recording indicated thereon, or if the original is not available, a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan, showing a complete chain of assignment from the originator of the related mortgage loan to the sponsor (or to MERS, if the mortgage loan is registered on the MERS system and indicating the mortgage identification number, if the mortgage loan is so registered) — which assignment may, at the sponsor’s option, be combined with the assignment referred to in clause (d) below;

(d)	unless the mortgage is registered on the MERS system, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the sponsor to the indenture trustee;

(e)	originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

(f)	an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion or (B) the related binder, commitment or preliminary report, or copy thereof, in which case the sponsor certifies that the original mortgage has been delivered for recordation to the title insurance company that issued such binder, commitment or preliminary report).

Pursuant to the indenture, the indenture trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The indenture trustee agrees, for the benefit of the noteholders and the note insurer, to review, or cause to be reviewed, each mortgage file within sixty days after the closing date — or, with respect to any Qualified Substitute Mortgage Loan, within sixty days after the receipt by the indenture trustee thereof — and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the indenture are in its possession,

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•	each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan, and

•

based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

If the indenture trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer, the sponsor and the note insurer in writing with details thereof. The sponsor agrees to use reasonable efforts to cause to be remedied such defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee. If, however, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the note insurer believes that the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders or the interests of the note insurer in the related mortgage loan, the sponsor will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days’ interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus, in each case, the amount of any unreimbursed Delinquency Advances and Servicing Advances, plus any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loans of any predatory or abusive lending law. The purchase price will be deposited in the collection account after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the collection account for future payment to the noteholders to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In the event a defective mortgage loan is liquidated before it is repurchased by the sponsor, the sponsor is obligated to pay any realized losses with respect to such defective mortgage loan. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage file available to the indenture trustee or the noteholders.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the sponsor, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS system. Alternatively, for certain other mortgage loans, (i) the mortgage may have been originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were registered electronically through the MERS system. For each of such mortgage loans registered with MERS, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any beneficial interest in the mortgage loan.

Representations and Warranties of the Sponsor

The sponsor will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

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2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the indenture trustee on the closing date;

3. the mortgaged property consists of a single parcel of real property upon which is erected a detached one- to four-family dwelling, an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development;

4. each mortgage loan at the time it was made complied with, and each mortgage loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, recording and disclosure laws, and all applicable predatory and abusive lending laws;

5. each mortgage is a valid first or second lien on a fee simple, or its equivalent under applicable state law, or leasehold estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to:

•	the lien of current real property taxes and assessments which are not delinquent,

•

covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the sponsor or related originator, and

•	other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

6. immediately prior to the transfer and assignment by the depositor to the issuing entity, the depositor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the depositor has transferred all right, title and interest in each mortgage loan to the issuing entity;

7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth herein.

Pursuant to the sale and servicing agreement, upon the earlier of discovery by the sponsor or its receipt of notice from any noteholder, the sponsor, the servicer, the note insurer, or the indenture trustee of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders or the interests of the note insurer in the related mortgage loan, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. The same procedures and limitations that are set forth above for the substitution or purchase of a defective mortgage loan as a result of deficient documentation will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the value of the related mortgage

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loan or the interests of the noteholders or the note insurer in the related mortgage loan. In the event a mortgage loan with respect to which a representation or warranty has been breached is liquidated before it is repurchased by the depositor or the sponsor, the depositor or the sponsor must pay any realized losses with respect to such mortgage loan.

In addition, the sponsor will be obligated to indemnify the issuing entity, the servicer, the depositor, the owner trustee, the indenture trustee, the noteholders and the note insurer for any third-party claims arising out of a breach by the sponsor of representations or warranties regarding the mortgage loans. The obligation of the sponsor to cure such breach or to substitute for or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the noteholders, the issuing entity, the indenture trustee, the depositor, the owner trustee, the servicer, and the note insurer.

Payments on the Mortgage Loans

The servicer is obligated to establish and maintain a separate collection account, which will generally be (a) an account maintained with a depository institution or trust company or (b) trust accounts maintained with a depository institution acceptable to each rating agency rating this offering and the note insurer. The servicer may direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the Servicer Remittance Amount from the collection account into the payment account, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account in accordance with the time frame set forth in the sale and servicing agreement, amounts representing the following payments received and collections made by it after the related Cut-off Date, other than in respect of scheduled monthly payments on the mortgage loans due on a date occurring on or prior to the related Cut-off Date:

•	all payments on account of principal of the mortgage loans, including scheduled principal payments, full and partial principal prepayments and prepayment penalties collected in connection therewith;

•	all payments on account of interest on the mortgage loans;

•	all Net REO Proceeds;

•	all Net Liquidation Proceeds;

•	all Insurance Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the sale and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The indenture trustee will be obligated to establish and maintain a payment account with respect to each class of notes into which the servicer will deposit or cause to be deposited the Servicer Remittance Amount on the related Servicer Remittance Date.

The Servicer may make withdrawals from the collection account, on or prior to any Servicer Remittance Date, for the following purposes:

(i) to pay to the sponsor or the depositor amounts received in respect of any Mortgage Loan purchased or substituted for by the sponsor or the depositor any amounts realized by the issuing entity in excess of the purchase or substitution amounts;

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(ii) to reimburse the servicer for unreimbursed Delinquency Advances and unreimbursed Servicing Advances with respect to a mortgage loans from collections of or relating to such Mortgage Loan;

(iii) to reimburse the servicer for any Delinquency Advances and Servicing Advances determined in good faith to have become nonrecoverable advances, such reimbursement to be made from any funds in the collection account;

(iv) to withdraw any amount received from a mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(v) to withdraw any funds deposited in the collection account that were not required to be deposited therein;

(vi) to pay the servicer the servicing compensation to the extent not retained or paid;

(vii) without duplication, and solely out of amounts which are payable to a former servicer in respect of unreimbursed Servicing Advances and Delinquency Advances, to pay to the indenture trustee or any successor servicer amounts paid by them in connection with the transfer of the servicer’s servicing obligations upon a termination of the servicer and required under the sale and servicing agreement to be borne by the Servicer;

(viii) to withdraw income on the collection account; and

(ix) amounts deposited into the collection account in respect of late fees, assumption fees and similar fees (other than Prepayment Charges).

Payments of Interest

On each payment date, each class of notes is entitled to receive:

•

Current Interest. The amount of interest that accrued during the related accrual period for that class on the outstanding principal balance of that class at the Interest Rate for that class, reduced by the sum of (a) the Relief Act Interest Shortfalls and (b) Net Prepayment Interest Shortfalls for that class; and

•	Unpaid Interest Shortfalls. Any current interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

Interest payable to the holders of the notes of each class on any payment date may be capped by the application of the related Available Funds Cap Rate or, the             % hard cap. In such event, the excess of any interest calculated at the related Formula Rate over the interest calculated at the related Available Funds Cap Rate will not be covered by the note insurance policy.

The accrual period for the notes is the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to but excluding the current payment date. Interest will accrue on the notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.

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Noteholders will be entitled to recover any reductions in current interest as a result of any Relief Act Interest Shortfalls or Net Prepayment Interest Shortfalls, together with interest accrued thereon at the Class A-[__] Formula Interest Rate or the Class A-[__] Formula Interest Rate, as applicable, from amounts otherwise distributable to the holders of the trust certificates.

Interest Rate Cap Agreements

An interest rate cap agreement with respect to each of the Class A-[__] Notes and Class A-[__] Notes will be purchased by the issuing entity on or before the closing date to diminish basis risk associated with the hybrid adjustable-rate mortgage loans in each group. The cap counterparty under each interest rate cap agreement is                                                   (“                    ”) which was incorporated in                                                                                           . Its registered office and principal place of business is at                                     .                                 .

                     has been assigned a senior unsecured debt rating of “[Rating]” by [Rating Agency], a senior debt rating of “[Rating]” by [Rating Agency] and a long-term rating of “[Rating] (negative outlook)” by [Rating Agency].

                     has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

On each payment date, the cap provider will make a payment under each interest rate cap agreement equal to the product of (x) the cap notional amount for that month for that particular interest rate cap (as set forth in the following table relating to the Class A-[__] Notes and Class A-[__] Notes), (y) a fraction, the numerator of which is the number of days elapsed since the immediately preceding payment date (or, in the case of the first payment date, the closing date) through, but not including, the current payment date and the denominator of which is 360, and (z) the excess, if any, of (i) one month LIBOR, up to a maximum for that month for that particular interest rate cap (as set forth in the following table relating to the Class A-[__] Notes and Class A-[__] Notes) over (ii) the strike rate for that month for that particular interest rate cap (as set forth in following table relating to the Class A-[__] Notes and Class A-[__] Notes), provided that if there is no such excess the cap provider will not make a payment of interest for such interest rate cap agreement on such payment date.

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The following table shows the notional balance schedule, strike rates and maximum rates for the interest rate cap agreement for the Class A-[__] Notes:

Payment Date	Notional Balance	Strike Rate	Maximum Rate
	$	%	%

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The following table shows the notional balance schedule, strike rates and maximum rates for the interest rate cap agreement for the Class A-[__] Notes:

Payment Date	Notional Balance	Strike Rate	Maximum Rate
	$	%	%

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Payment Date	Notional Balance	Strike Rate	Maximum Rate

Yield Maintenance Accounts

On each payment date, the indenture trustee will deposit an amount equal to the lesser of (1) the amount received under the related interest rate cap agreement and (2) the product of (x) the Class A-[__] note principal balance or the Class A-[__] note principal balance, as applicable, outstanding as of the beginning of the related accrual period, (y) a fraction, the numerator of which is the number of days elapsed since the immediately preceding payment date (or, in the case of the first payment date, the closing date) through, but not including, the current payment date and the denominator of which is 360, and (z) the excess, if any, of (i) one month LIBOR, up to a maximum for that month for that particular interest rate cap (as set forth in the above table relating to the Class A-[__] Notes and Class A-[__] Notes) over (ii) the strike rate for that month for that particular interest rate cap (as set forth in above table relating to the Class A-[__] Notes and Class A-[__] Notes) in the related yield maintenance account established by the indenture trustee for the benefit of the related noteholders. Amounts on deposit in each yield maintenance account on each payment date will be available to pay the related Available Funds Cap Carry-Forward Amount for the related class of notes, and any excess not required for such purpose will be released to the certificateholder. Any excess of (a) the amount received under the related interest cap agreement over (b) the amount required to be deposited into the related yield maintenance account as described above, will be paid to the certificateholder.

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United

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States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If fewer than two reference banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate that one or more leading banks in The City of New York selected by the indenture trustee (after consultation with the servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding payment date. In any event, LIBOR is calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with upwards rounding of amounts equal to or in excess of 5/1,000th of a percent (0.00005)) of all such quotations, and “LIBOR Business Day” is any day other than a day on which banking institutions in the City of London, England, are required or authorized by law to be closed.

Payments of Principal

On each payment date, the holders of each class of notes will be entitled to a payment of principal in the aggregate amount, (such aggregate amount, the “Principal Payment Amount” for that class) equal to the sum of:

(i) the Base Principal Payment Amount for that class and payment date;

(ii) the Overcollateralization Deficit allocable to that class, but only to the extent that it can be funded on such payment date from (x) amounts available from the related payment account after payments made pursuant to clauses (i) through (iii), as described below in “Flow of Funds” plus (y) amounts available with respect to the other payment account after payments made pursuant to clauses (i) through (iv), as described below in “— Flow of Funds,” or amounts, if any available from the reserve account;

(iii) such class of notes’ pro rata portion of any Remaining Overcollateralization Deficit on such payment date, to the extent funded by the note insurer as an Insured Principal Payment; and

(iv) the Overcollateralization Increase Amount for that class, but only to the extent it can be funded on that payment date from Excess Interest available from the related group.

An amount equal to the Principal Payment Amount with respect to each class of notes will be paid to the holders of that class of notes until the note principal balance of that class has been reduced to zero.

Flow of Funds

On each payment date, the indenture trustee, based solely on the loan level information received from the servicer in the servicer remittance report prior to that payment date, will make the following distributions in respect of each group of mortgage loans, net of servicing fees and Delinquency Advances and Servicing Advances reimbursable to the servicer and net of certain amounts in respect of indemnification or otherwise reimbursable to the indenture trustee and the owner trustee to the extent of funds, including any Insured Amounts, on deposit in the related payment account, in the following order of priority:

(i)	to the note insurer, the note insurer premium, with respect to the related class of notes;

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(ii)	the Interest Payment Amount for the related class of notes;

(iii)	the Base Principal Payment Amount for the related class of notes;

(iv)	the Overcollateralization Deficit, if any, for the related class of notes;

(v)	to the holders of the other class of notes, the related Shortfall Amount for such other class of notes after application of amounts received in respect of the group of mortgage loans related to such other class of notes;

(vi)	to the note insurer, the Reimbursement Amount with respect to the related class of notes as of such payment date;

(vii)	to the note insurer, the Reimbursement Amount for the other class of notes as of such payment date to the extent not already reimbursed;

(viii)	the Overcollateralization Increase Amount for the related class of notes;

(ix)	to the related sub-account of the reserve account, the amount necessary for the aggregate balance of the reserve account to equal the Specified Reserve Amount;

(x)	from amounts on deposit in the payment account, the related yield maintenance account and the related sub-account of the reserve account relating to the related class of notes, to the holders of the related class of notes, the related Available Funds Cap Carry-Forward Amount;

(xi)	to the servicer any amount due to it with respect to the related group;

(xii)	to the indenture trustee, any amounts in respect of indemnification or reimbursement of costs and expenses, to the extent not previously paid;

(xiii)	to the owner trustee, any amounts of expenses or reimbursement, to the extent not previously paid; and

(xiv)	following the making by the indenture trustee of all allocations, transfers and disbursements described above, to the holders of the trust certificates, the amount remaining on such payment date in the related payment account, if any.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority.

Fee	General Purpose of the Fee	Party Receiving the Fee	Amount or Calculation of Fee
Servicing Fee(1)	performance of the servicer’s duties under the sale and servicing agreement	[Name of Servicer]	[ ]% [negotiates percentage multiplied by the stated principal balance of the Mortgage Loans divided by twelve]

[Indenture Trustee Fee(2)]	performance of the indenture trustee’s duties under the indenture	[Name of Indenture Trustee]	[[ ]% per annum multiplied by the stated principal balance of the Mortgage Loans divided by twelve] [negotiated dollar amount per annum] [entitled to the float on the [ ] Account]]

[Owner Trustee Fee(2)]	performance of the owner trustee’s duties under the trust agreement	[Name of Owner Trustee]	[[ ]% per annum multiplied by the stated principal balance of the Mortgage Loans divided by twelve] [negotiated dollar amount per annum] [entitled to the float on the [ ] Account]]

Insurance Policy Premium(2)		[Name of Insurer]	[[ ]% multiplied by the Outstanding Note Principal Balance for Class]

(1)	The servicing fee is paid from amounts on deposit in the collection account.

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(2)	The indenture trustee fee, owner trustee fee and insurance policy premium are paid on a first priority basis from Available Funds.

[Footnotes for any limit on these fees, how they might change with an event of default, a change in the transaction party or otherwise without the consent of the noteholders. (Item 1113(c))]

Overcollateralization Provisions

Overcollateralization Resulting from Cash Flow Structure. Any Excess Interest with respect to a group of mortgage loans, remaining after payment of items (i) through (vii) in “— Flow of Funds” above will be applied on each payment date as an accelerated payment of principal on the related class of notes but only to a limited extent. The application of this amount as a payment of principal will accelerate the amortization of a class of notes relative to the amortization of the related group of mortgage loans, thus creating or increasing overcollateralization.

Under certain circumstances, the required level of the Specified Overcollateralization Amount with respect to the mortgage loans is permitted to decrease or “step down” on a payment date in the future. If, on any payment date, as a result of such a step down or otherwise, the Overcollateralization Amount with respect to a group of mortgage loans is higher than is required, then the amount of principal equal to the excess which would otherwise be paid to the holders of the related class of notes on such payment date will not be paid through as principal on that class of notes. This has the effect of decelerating the amortization of the related class of notes relative to the amortization of such group of mortgage loans, and of increasing the Overcollateralization Reduction Amount. The amounts of principal collections not paid through as principal on the notes constitute the “Overcollateralization Reduction Amount”.

Under certain circumstances, the Specified Overcollateralization Amount may be increased, which will result in Excess Interest being applied to make additional payments of principal on the notes.

The sale and servicing agreement does not require that the amount of any Liquidated Loan Loss be paid to the holders of the related class of notes on the payment date which immediately follows the event of loss; i.e., the sale and servicing agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Overcollateralization Amount with respect to that group of mortgage loans, which, to the extent that such reduction causes the Overcollateralization Amount to be less than the Specified Overcollateralization Amount applicable to the related payment date, will require the payment of an Overcollateralization Increase Amount on such payment date, or, if insufficient funds are available on such payment date, on subsequent payment dates, until the Overcollateralization Amount is equal to the related Specified Overcollateralization Amount. The effect of the foregoing is to allocate losses to the holders of the trust certificates by reducing, or eliminating entirely, payments of Excess Interest and Overcollateralization Reduction Amounts which such holder would otherwise receive.

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Cross-collateralization Provisions

The cross-collateralization provisions of the transaction are limited to the payment, from the funds available from one group of mortgage loans, of credit losses, interest shortfalls and amounts due the note insurer with respect to the other group, but only after meeting the minimum funding needs of the first group. Excess Interest from one group will not be used to build the overcollateralization level of the other group to its respective required level.

Cross-collateralization Payments. The mortgage loans have been divided into two subpools, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans primarily support the Class A-1 Notes and the Group II Mortgage Loans primarily support the Class A-2 Notes. On each payment date, available Excess Interest from one group of mortgage loans, if any, will be paid to the holders of the class of notes relating to the other group of mortgage loans to the extent of the Shortfall Amount for such other group. For example, if on a payment date Excess Interest related to the Group I Mortgage Loans is $100 and the Class A-2 Notes have a $25 Shortfall Amount, $25 of Excess Interest related to the Group I Mortgage Loans would be used to pay such $25 shortfall to the Class A-2 Notes.

Reserve Account. Each class of notes will also have the benefit of the reserve account. On each payment date, available Excess Interest from a group of mortgage loans after payment of the Overcollateralization Increase Amount for that group and payment date, if any, will be paid into the related sub-account of the reserve account until the aggregate funds on deposit in the reserve account equal the Specified Reserve Amount.

Aggregate funds on deposit in the reserve account on a payment date will be used to fund Shortfall Amounts, to the extent that there is insufficient Excess Interest available on that payment date to fund those shortfalls. Withdrawals from each sub-account of the reserve account will be made from each sub-account based on amounts on deposit in each sub-account in relation to the aggregate amounts on deposit in the reserve account prior to such withdrawal.

Insured Principal Payments

The indenture requires the indenture trustee to make a claim for an Insured Principal Payment under the note insurance policy not later than the second business day prior to any payment date as to which the indenture trustee has determined that a Remaining Overcollateralization Deficit will exist for the purpose of applying the proceeds of such Insured Principal Payment as a payment of principal to the noteholders on such payment date. Remaining Overcollateralization Deficits are calculated on an aggregate basis for both mortgage loan groups considered together. The note insurer has the option on any payment date to make a payment of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the noteholders if sufficient funds were available therefor. Additionally, under the terms of the indenture, the note insurer will have the option to cause Excess Interest to be applied without regard to any limitation upon the occurrence of certain trigger events, or in the event of an “event of default” under the insurance and indemnity agreement. However, investors in the notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal. Moreover, with respect to any payment date occurring on a date when an event of default under the insurance and indemnity agreement has occurred and is continuing or a date on or after the first date on which a claim is made under the note insurance policy, the note insurer at its sole option, may pay any or all of the outstanding principal balance of the notes.

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Events of Default

Upon the occurrence of an event of default, the indenture trustee may, with the consent of the note insurer, or shall at the direction of the note insurer or upon the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, together with the prior written consent of the note insurer, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by the note insurer or noteholders representing at least 51% of the aggregate principal balance of the notes, together with the prior written consent of the note insurer. An event of default, wherever used herein, means any one of the following events:

1. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date including the final stated maturity dates, all or part of any Interest Payment Amount due and payable on the notes on such payment date and such failure continues for three business days or (y) on the respective final stated maturity dates for each class of notes, any remaining Available Funds Cap Carry Forward Amount for such class, as applicable; or

2. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date (other than the final stated maturity date) an amount equal to the Base Principal Payment Amount due and payable on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the payment account and such failure continues for three business days or (y) on the final stated maturity date for any class of notes, the aggregate outstanding principal balance of the related class of notes; or

3. the issuing entity is in breach or default in the due observance of any one or more of the covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

4. the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

5. the issuing entity files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the issuing entity in any such proceeding, or the issuing entity, by voluntary petition, answer or consent, seeks relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

6. an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the issuing entity, a custodian, receiver, trustee or liquidator, or other similar official, of the issuing entity or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

7. a petition against the issuing entity in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, is filed and is not stayed, withdrawn or dismissed

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within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the issuing entity, any court of competent jurisdiction assumes jurisdiction, custody or control of the issuing entity or any substantial part of its property, and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety days; or

8. the occurrence of an event of default under the insurance and indemnity agreement.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related trustee or another specified party may, with the consent of the note insurer, declare the principal amount of all the notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the note insurer or the majority noteholders. If the Notes have been declared due and payable following an event of default and such declaration and its consequences have not been rescinded and annulled, any money collected by the indenture trustee with respect to each Class of Notes and any other monies that may then be held or thereafter received by the indenture trustee as security for such Class of Notes shall be applied in the following order and not as set forth under “Description of the Notes and Trust Certificates - Payments of Interest and - Payments of Principal” in this prospectus supplement, at the date or dates fixed by the indenture trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, such Class of Notes, upon presentation and surrender thereof:

(i) first, to the indenture trustee, any unpaid indenture trustee fees then due and any other amounts payable and due to the indenture trustee under the indenture including any amounts in respect of indemnification or reimbursement of costs and expenses, in an amount not to exceed $125,000 in any calendar year, and any Owner Trustee Fees then due to the extent not already paid pursuant to the trust agreement and to the owner trustee, any amounts in respect of indemnification then due the trust agreement to the extent not already paid pursuant to the trust agreement, in an amount not to exceed $50,000 in any calendar year, to the note insurer, any unpaid Premium with respect to such class then due;

(ii) second, from amounts then on deposit in the related Payment Account, to the Holders of the related Class of Notes, the Interest Payment Amount for such Class;

(iii) third, from amounts then on deposit in the related Payment Account, to the Holders of the related Class of Notes, the Base Principal Payment Amount for such Class;

(iv) fourth, from amounts then on deposit in the related Payment Account, the allocable portion of the Overcollateralization Deficit, if any, for the related Class of Notes;

(v) fifth, from amounts then on deposit in the related Payment Account, to the Holders of the other Class of Notes, the Shortfall Amount for the other Class of Notes;

(vi) sixth, from amounts then on deposit in the related Payment Account, to the Note Insurer, the Reimbursement Amount with respect to the related Class as of such Payment Date;

(vii) seventh, from amounts then on deposit in the related Payment Account, to the Note Insurer, the Reimbursement Amount with respect to the other Class of Notes as of such Payment Date to the extent not already paid pursuant to clause (vi) above;

(viii) eighth, from amounts then on deposit in the related Payment Account, to the payment of the Note Principal Balance of the Outstanding Notes of such Class, up to the amount of their unpaid Note Principal Balance, ratably, without preference or priority of any kind;

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(ix) ninth, from amounts then on deposit in the related Payment Account, to the related sub-account of the Reserve Account, such Loan Group’s pro rata share of the Reserve Payment Amount based on the amount of Net Monthly Excess Cashflow;

(x) tenth, from amounts then on deposit in the related Payment Account, the related Yield Maintenance Account and amounts released from the related sub-account of the Reserve Account, to the Holders of the Class A-1 Notes and the Class A-2 Notes, the Class A-1 Available Funds Cap Carry-Forward Amount or the Class A-2 Available Funds Cap Carry-Forward Amount, respectively;

(xi) eleventh, from amounts then on deposit in the related Payment Account, to the Servicer, any amount due to it with respect to the related Group of Mortgage Loans;

(xii) twelfth, any amounts due to the indenture trustee to the extent not paid pursuant to paragraph (i) above and any amounts due to the owner trustee under the trust agreement to the extent not already paid pursuant to the trust agreement and paragraph (i) above;; and

(xiii) thirteenth, following the making by the indenture trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in each Payment Account, the indenture trustee shall distribute to or at the direction of the Certificateholders (as identified in the Certificate Register maintained by the owner trustee), the amount remaining on such Payment Date in each Payment Account, if any.

Notice of Default

Immediately after the occurrence of any event that is, or with notice or the lapse of time or both would become, an Event of Default, becomes known to the indenture trustee, the indenture trustee shall mail to the sponsor and the note insurer notice of each such default and, within ninety (90) days after the occurrence of any default known to the indenture trustee, the indenture trustee shall transmit by mail to all noteholders notice of each such default, unless such default shall have been cured or waived. Concurrently with the mailing of any such notice to the noteholders, the indenture trustee shall transmit by mail a copy of such notice to the rating agencies.

Reports to Noteholders

Pursuant to the indenture, on each payment date the indenture trustee will make available to the servicer, the note insurer, and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date, the amount of any Insured Amounts included in such payment on such payment date and such other information as required by the indenture. The report will contain information regarding both classes of the Notes and all noteholders will receive such report.

The indenture trustee will make the monthly report (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders and other parties via the indenture trustee’s internet website. The indenture trustee’s internet website will initially be located at “http[            ]”. Assistance in using the website can be obtained by calling the indenture trustee’s investor relations desk at [            ]. Parties that are unable to access the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The indenture trustee will have the right to change the way monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes.

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Optional Clean-up Call

The depositor may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the notes is less than or equal to 10% of the original principal balance of the notes, after giving effect to distributions on that payment date. If the depositor exercises the clean-up call option, the depositor shall pay a termination price equal to the greater of (A) the sum of (i) 100% of the aggregate Class Note Balance of the Offered Notes, (ii) the aggregate amount of accrued and unpaid interest on such Offered Notes through the related Due Period, (iii) any related indenture trustee’s fees and expenses, (iv) any related owner trustee fees or expenses that have not been paid by the sponsor, (v) any related unreimbursed advances due and owing to the Servicer, (vii) any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loan of any predatory or abusive lending law, and (viii) all amounts due and owing to the note insurer and (B) the fair market value of the Mortgage Loans.

Notice of redemption shall be given by the indenture trustee in the name of and at the expense of the issuing entity by first class mail, postage prepaid, mailed not less than ten days prior to the clean-up call date to each holder of a note to be redeemed and the note insurer, such holders being determined as of the record date for such payment date.

Step-Up Margin

If the depositor does not elect to exercise its clean-up call option, the margin with respect to the notes, will increase to [            ] on the payment date next following the Clean-up Call Date.

Optional Purchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate — plus the amount of any unreimbursed Delinquency Advances and Servicing Advances with respect to such mortgage loan in accordance with the provisions specified in the sale and servicing agreement. The depositor may not purchase more than 10% of the mortgage loans in the pool, measured by the outstanding principal balance of the mortgage loans repurchased as a percentage of the Initial Pool Balance.

Amendment

The indenture may be amended from time to time by the issuing entity and the indenture trustee by written agreement, upon the prior written consent of the note insurer, without notice to, or consent of, the noteholders, to cure any ambiguity, to correct or supplement any provisions in the indenture that may be defective or inconsistent with any other provision thereto, to comply with any changes in the Internal Revenue Code of 1986, as amended (the “Code”), or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture. However, any such action shall not adversely affect in any material respect the noteholders or the certificateholders as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee that such amendment will not adversely affect in any material respect the interests of any noteholder or (ii) a letter from each rating agency rating this offering confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes. In addition, no such amendment shall change the rights or obligations of any other party to the indenture without the consent of such party.

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The indenture may be amended from time to time by the issuing entity and the indenture trustee with the prior written consent of the note insurer, and the holders of the majority of the percentage interest of the notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders. However, no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of each note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.

The sale and servicing agreement contains substantially similar restrictions regarding amendment.

Termination

The issuing entity will terminate upon: (i) the payment of all amounts required to be paid to the noteholders and (ii) the payment of all amounts required to be paid to the note insurer pursuant to the insurance and indemnity agreement after the latest to occur of (a) the exercise by the depositor of its clean-up call option, (b) the final payment or other liquidation of the last mortgage loan or (c) the disposition of all property acquired in respect of any mortgage loan remaining in the trust estate

Servicing of the Mortgage Loans

Accredited Home Lenders, Inc. (“Accredited”) will act as servicer of the mortgage loans. See “The Sponsor and the Servicer” herein. The servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own accounts, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the note insurer and the noteholders on them.

Collection and Other Servicing Procedures

The servicer is responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of Loans — Mortgages — Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus.

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Delinquency and Loss Procedures

All mortgage loans are boarded to the servicing system electronically from the Accredited’s origination platform. Accredited believes that early and frequent communication with obligors is essential in reducing delinquency and losses. Once a mortgage loan is boarded on Accredited’s mortgage loan servicing system, a welcome call is attempted to the obligor to verify the key data points, explain the terms of the mortgage loan and the expectations for payment.

Collection calls using predictive dialing technology begin as early as 5 days after the obligor’s payment becomes past due. Continuing collection calls, combined with collection letters, property inspections and a field chase where appropriate, are made until the delinquency is resolved or it becomes evident that other steps are necessary to protect the collateral. A Field Chase is when an Accredited representative visits the borrower’s home, to discuss with the borrower the reasons for non-payment and attempt to resolve the delinquency.

Mortgage loans that become 60+ days delinquent are transferred to the Loss Mitigation Department. At such time, updated property value information and the obligor’s current credit profile are obtained. Based on its experience with various types of mortgage loans, the Loss Mitigation Department chooses a resolution strategy designed to minimize the loss on the defaulted mortgage loan. The Loss Mitigation Department continues actively to attempt to resolve the delinquency while the Foreclosure Department refers the mortgage loan to local legal counsel to begin the foreclosure process.

Prior to referring the mortgage loan to foreclosure, the Loss Mitigation Department considers a number of factors, including the value of the subject property, the obligor’s willingness or ability to repay the debt, the lien position of the subject mortgage loan, and whether or not the costs to foreclose on the property warrant such action. If the Loss Mitigation Department deems foreclosure a necessary remedy to minimize the potential loss, the mortgage loan is referred to one of a network of attorneys to process the appropriate proceedings. Accredited’s Foreclosure Specialists monitor each step of the foreclosure process, diligently working to improve the overall cycle of the foreclosure in a manner that meets or exceeds published U.S. Foreclosure Network (“USFN”) timelines. USFN is a not-for-profit association of law firms and trustee companies (see www.usfn.org for more information).

If an obligor files for bankruptcy, Accredited’s Bankruptcy Specialists prepare and file a proof of claim, thus ensuring that the flow of payments from the trustee and/or obligor begin in a timely manner. In the event of a default while under bankruptcy protection, the Bankruptcy Specialist refers the account to one of a network of attorneys to process a motion for relief from stay. Accredited gives the same considerations to bankrupt accounts as it does to foreclosure accounts, in that formal legal action is not considered until deemed necessary. Accredited will look at the value of the collateral, lien position, and obligor’s payment history before considering remedy under law, but, if deemed necessary, will react promptly to maximize the ultimate recovery.

Properties acquired through foreclosure are transferred to the Real Estate Owned (“REO”) department to manage eviction and marketing. Once the properties are vacant, they are listed with one of Accredited’s approved real estate agents. Prior to listing, the agent submits a marketing strategy designed to ensure the highest net recovery. The listings are reviewed several times monthly to ensure the properties are properly maintained and actively marketed until sold.

In some circumstances, when a mortgage loan is in default or if default is reasonably foreseeable and Accredited believes that losses incurred by the Issuing Entity can be minimized by taking actions other than foreclosure, Accredited may modify the terms of an obligor’s mortgage loan. The modification may be accomplished in a variety of ways, including but not limited to, lowering or postponing the obligor’s scheduled monthly payment, decreasing the obligor’s interest rate, reducing the principal balance of the loan, increasing the term over which scheduled payments are to be made, or a combination of some or all of the above. Accredited may also extend the final maturity date of a delinquent mortgage loan by moving past due payments to the end of the contractual term of the mortgage loan. Mortgage loans which have been modified or extended may remain in the trust estate and the reduction in collections resulting from the modification may result in reduced distributions of interest or other amounts or may extend the final maturity of one or more classes of the Notes.

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Servicing Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the sale and servicing agreement, the servicer will be entitled with respect to each mortgage loan to the servicing fee, which will be payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [            ]% per annum. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items other than prepayment penalties. The servicer will also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The servicer will pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement, and will not be entitled to reimbursement therefor except as specifically provided in the sale and servicing agreement.

Delinquency Advances, Servicing Advances and Compensating Interest

Delinquency Advances. The servicer is required to make Delinquency Advances on each Servicer Remittance Date, subject to the servicer’s good faith determination that such advance would be recoverable. Such Delinquency Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of scheduled interest and principal to the noteholders in circumstances where no ultimate loss is expected. Notwithstanding the servicer’s good faith determination that a Delinquency Advance was recoverable when made, if such Delinquency Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders. See “Description of the Notes and the Trust Certificates — Payments on the Mortgage Loans” herein.

Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer’s good faith determination that such advance would be recoverable and that a prudent mortgage lender would make a similar advance if it or an affiliate owned the related mortgage loan, constituting “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration and protection of the mortgaged property, including real estate taxes and insurance premiums,

•	collection, enforcement and judicial proceedings, including foreclosures and liquidations,

•	conservation, management, and liquidation of any REO Property, and

•	certain other customary amounts described in the sale and servicing agreement.

These Servicing Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time such Servicing Advance was made that it would be recoverable from the related mortgage loan, such Servicing Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders.

Compensating Interest. On or prior to the second business day preceding the payment date, the servicer is required to remit to the indenture trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. The servicer shall not be required to pay Compensating Interest with respect to partial prepayments, and it shall not be

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required to pay Compensating Interest in excess of the aggregate servicing fee it receives for the related period. Prepayment Interest Shortfalls experienced by a mortgage loan group in excess of Compensating Interest paid by the servicer with respect to that group is the Net Prepayment Interest Shortfall, which will be deducted from the Current Interest amount otherwise due with respect to the related class of notes on the related payment date. The note insurance policy will not cover Net Prepayment Interest Shortfalls.

Relief Act Interest Shortfalls

The reduction, if any, in interest payable on the mortgage loans in the applicable group attributable to the application of the Relief Act will reduce the amount of Current Interest otherwise due to the holders of the notes. The amount of such shortfall will not be covered by the note insurance policy.

Evidence as to Compliance

The servicer is required to deliver on a monthly basis to the note insurer, and the indenture trustee, a servicer remittance report setting forth the loan level information necessary for the indenture trustee to make the payments set forth under “—Flow of Funds” herein.

The servicer is required to deliver on an annual basis to the sponsor, the note insurer, the indenture trustee, and the rating agencies, an officer’s certificate (a “Compliance Certificate”) stating that,

•	a review of the activities of the servicer during the preceding calendar year and of performance under the sale and servicing agreement has been made under such officer’s supervision, and

•

to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the sale and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the servicer to remedy the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to the sponsor, the note insurer, the indenture trustee and the rating agencies, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company

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Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, the indenture trustee will file the Compliance Certificate, the Assessment Report and the Attestation Report with the SEC as exhibits to the issuing entity’s annual report on Form 10-K.

Removal and Resignation of the Servicer

The note insurer may, pursuant to the sale and servicing agreement, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (g) or (i) below, and the indenture trustee, only at the direction of the note insurer or at the direction of the holders of notes representing a majority of the aggregate outstanding principal balance of the notes and, with the consent of the note insurer, may remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d), (e), (f) or (h) below. Each of the following constitutes a “servicer event of default”:

(a)	any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the sale and servicing agreement, other than Servicing Advances covered by clause (b) below, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer and the note insurer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of the notes or by the note insurer; or

(b)	the failure by the servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the note insurer or the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of notes or by the note insurer; or

(c)	any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or the failure of any representation and warranty set forth in the sale and servicing agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the holders of notes evidencing percentage interests of at least 25% of the affected class of notes or by the note insurer; or

(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

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(e)	the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(f)	the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g)	the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the sale and servicing agreement; or

(h)	the occurrence of an “event of default” under the indenture; or

(i)	the note insurer shall notify the indenture trustee of any “event of default” under the insurance and indemnity agreement; or

(j)	the servicer shall fail to comply with certain other requirements not related to the performance of the mortgage loans.

The servicer may not assign its obligations under the sale and servicing agreement nor resign from the obligations and duties thereby imposed on it unless it has obtained the consent of the note insurer, or upon the determination that the servicer’s duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the sale and servicing agreement.

On and after the time the servicer receives a notice of termination or the indenture trustee receives the resignation of the servicer or the servicer is removed due to a servicer event of default, the indenture trustee or another successor servicer selected by the note insurer shall be the successor in all respects to the servicer in its capacity as servicer under the sale and servicing agreement and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the servicer by the terms and provisions of the sale and servicing agreement. The indenture trustee and any successor servicer will not be obligated to incur any expenses or costs in connection with the transfer of servicing of the Mortgage Loans to the indenture trustee, as successor servicer, or any other successor servicer, as applicable. Any successor servicer and the indenture trustee prior to its becoming the successor servicer shall not be liable for any actions, omissions or defaults of any servicer prior to it or breaches of representations and warranties of the servicer prior to it. Any successor servicer (other than the indenture trustee) shall be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with GAAP, and shall be approved by the rating agencies and the note insurer. The successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor servicer shall cooperate with the successor servicer in causing the MERS System to be revised to reflect the transfer of servicing to the successor servicer as necessary under MERS’ rules and regulations.

The servicer shall promptly provide the indenture trustee, or such successor servicer, as applicable, at the servicer’s cost and expense, all documents and records reasonably requested by it to enable it to assume the servicer’s functions and shall promptly also transfer to the indenture trustee, or

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such successor servicer, as applicable, all amounts that then have been or should have been deposited in the collection account by the servicer or that are thereafter received with respect to the Mortgage Loans, including without limitation all Liquidation Proceeds and Insurance Proceeds, and payments of insurance deductible amounts by the servicer with respect to all insurance claims arising during the servicer’s tenure. No appointment of a successor servicer shall be effective until the note insurer shall have consented thereto, and written notice of such proposed appointment shall have been provided by the indenture trustee to the note insurer. The indenture trustee shall not resign as servicer until a successor servicer reasonably acceptable to the note insurer has been appointed. The note insurer shall have the right to remove the indenture trustee as successor servicer under the sale and servicing agreement without cause, and the indenture trustee shall appoint such other successor servicer as directed by the note insurer.

In the event that the servicer is terminated and no successor servicer has been appointed, the indenture trustee may appoint a successor servicer (which may be an affiliate of the indenture trustee) or petition a court of competent jurisdiction to appoint a successor servicer. Pending appointment of such a successor servicer, the indenture trustee shall be the successor servicer and act in such capacity. In connection with any appointment and assumption of duties of a successor servicer, the indenture trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans as the note insurer and such successor shall agree; provided, however, that such compensation may not be in excess of that permitted the servicer under the sale and servicing agreement. In the event the indenture trustee is the successor servicer, it shall be entitled to the same servicing compensation as the servicer if the servicer had continued to act as servicer.

In the event the indenture trustee, or any successor servicer incurs out-of-pocket expenses other than Servicing Advances or Delinquency Advances in connection with the transfer of servicing, which expenses are required to be borne by the servicer under the sale and servicing agreement, and such expenses are not promptly reimbursed by the servicer or recoverable out of amounts reimbursable to the servicer out of the collection account, the indenture trustee shall make such reimbursement to the applicable party out of funds in the payment account on any payment date after all payments to noteholders on such payment date have been made but before any distribution to the certificateholders. The right of the indenture trustee to reimbursement from the payment account for any of the indenture trustee’s costs and expenses in connection with the transfer of any servicing shall be in addition to any rights of the indenture trustee to indemnification and reimbursement under the indenture.

Controlling Party Rights of the Note Insurer

Pursuant to the terms of the indenture, unless a note insurer default exists, the note insurer will be deemed to be the noteholder for all purposes, other than with respect to payment on the notes and entitlement to receive the noteholder reports required under Regulation AB and the note insurer will be entitled to exercise all rights of the holders thereunder, without the consent of such holders, and the holders may exercise such rights only with the prior written consent of the note insurer. In addition, so long as a note insurer default does not exist, the note insurer will, as a third-party beneficiary to the indenture and the sale and servicing agreement, have, among others, the following rights:

•

the right to give notices of breach or to terminate the rights and obligations of the servicer under the sale and servicing agreement in the event of a servicer event of default and to institute proceedings against the servicer;

•	the right to consent to or direct any waivers of defaults by the servicer;

•	the right to remove the indenture trustee upon an indenture trustee event of default pursuant to the indenture;

•	the right to require the sponsor to repurchase mortgage loans for breaches of representations and warranties or defects in documentation; and

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•	the right to direct foreclosures upon the failure of the servicer to do so in accordance with the sale and servicing agreement.

The note insurer’s consent will be required prior to, among other things, (x) the removal of the indenture trustee or servicer, (y) the appointment of any successor indenture trustee or servicer or (z) any amendment to the indenture or the sale and servicing agreement.

The issuing entity, the sponsor, the servicer, the depositor, and the note insurer will enter into the insurance and indemnity agreement pursuant to which the issuing entity will agree to reimburse, with interest, the note insurer for amounts paid pursuant to claims under the note insurance policy; provided, as set forth therein, the payment obligations shall be non-recourse obligations and shall be payable only from monies available for such payment in accordance with the provisions of the indenture. The sponsor will agree to pay the note insurer all reasonable charges and expenses which the note insurer may pay or incur in connection with the performance of its obligations and to indemnify the note insurer against certain liabilities. Except to the extent provided therein, amounts owing under the insurance and indemnity agreement will be payable solely from the trust estate. An “event of default” under the insurance and indemnity agreement will constitute an event of default under the indenture and a servicer event of default under the sale and servicing agreement. An event of default under the insurance and indemnity agreement will allow the note insurer, among other things, to direct the indenture trustee to terminate the servicer. An “event of default” under the insurance and indemnity agreement includes:

•	the issuing entity’s, the sponsor’s or the depositor’s failure to pay when due any amount owed under the insurance and indemnity agreement or certain other documents;

•

the inaccuracy or incompleteness in any material respect of any representation or warranty of the issuing entity, the sponsor or the depositor in the insurance and indemnity agreement, the sale and servicing agreement or certain other documents (subject to any applicable cure period);

•

the issuing entity’s, the sponsor’s or the depositor’s failure to perform or to comply with any covenant or agreement in the insurance and indemnity agreement, the sale and servicing agreement and certain other documents (subject to any applicable cure period);

•

a finding or ruling by a governmental authority or agency that the insurance and indemnity agreement, the sale and servicing agreement or certain other documents are not binding on the issuing entity, the sponsor or the depositor;

•

the issuing entity’s, the sponsor’s or the depositor’s failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the issuing entity, the sponsor or the depositor;

•	the trust estate or the issuing entity become subject to an entity level tax or to registration as an investment company under the Investment Company Act;

•	an event of default under the indenture or the sale and servicing agreement; and

•	any demand for payment is made on the note insurance policy.

The Note Insurance Policy

[Insert description of the note insurance policy.]

Prepayment and Yield Consequences

The weighted average life of, and, the yield to maturity on, a note will be directly related to the rate of payment of principal of the related mortgage loans, including for this purpose voluntary payments in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and

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condemnations, and repurchases of or substitutions of mortgage loans by the sponsor or servicer as required or permitted under the indenture or the sale and servicing agreement.

The actual rate of principal prepayments on mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

The prepayment behavior of the adjustable rate mortgage loans may differ from that of the fixed-rate mortgage loans. As an adjustable rate mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance such mortgage loan to avoid an increase in the interest rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the interest rate before adjustment. The existence of the applicable periodic rate cap, maximum rates and minimum rates also may affect the likelihood of prepayments resulting from refinancings.

Similarly, the prepayment behavior of the interest-only loans may differ from the mortgage loans that amortize principal in the traditional manner. As an interest-only mortgage loan approaches the date on which the principal of the mortgage loan begins to amortize, the borrower may become more likely to refinance such mortgage loan to reduce the monthly payment.

As indicated above, the yield to maturity on a note will be affected by the rate of the payment of principal on the related mortgage loans. If the actual rate of payments on the related mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the related mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.

Final Payment Dates

The final stated maturity date is the payment date in                     . The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the following assumption, and the final payment date with respect to any class of the notes could occur significantly earlier than the final stated maturity date because:

•	prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

•	the overcollateralization provisions of the transaction result in the application of Excess Interest to the payment of principal, or

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•

the depositor may, at its option as described in this prospectus supplement, call the notes in connection with a “clean-up call” redemption as described under “Description of the Notes and Trust Certificates—Optional Clean-up Call”.

Modeling Assumptions

The following tables, addressing the percentage of original note principal balances and the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

•	the related mortgage loans prepay at the indicated percentage of the Prepayment Assumption as set forth in the tables below,

•	payments on the notes are received in cash on the [ ]th day of each month, regardless of the day on which the payment date actually occurs, commencing in ,

•	no defaults or delinquencies or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

•

scheduled payments are assumed to be received on the first day of each month commencing in                     , and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in                     , and include thirty days’ interest thereon,

•	no optional termination is exercised except with respect to the weighted average lives to call,

•	the notes are issued on ,

•	the Specified Overcollateralization Amount for each group is as set forth in the indenture,

•	the sum of the servicing fees and the indenture trustee fees will be basis points per annum,

•	the levels of six-month LIBOR and one-month LIBOR remain constant at [ ]% and [ ]%, respectively, and

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•	the mortgage loans are assumed to have the following characteristics:

Assumed Mortgage Loan Characteristics

Group	Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest- Only Term (mo)	Original Term To Maturity (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Prepayment Penalty Rate (%)	Original Prepayment Penalty Term (mo)

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Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments — for this purpose, the term “prepayment” includes liquidations due to default.

The weighted average life of an Offered Note is determined by (a) multiplying the amount of the reduction, if any, of the Class Note Balance of the note on each payment date by the number of years from the date of issuance to that payment date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of the note referred to in clause (a).

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption (the “Prepayment Assumption”) which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption for fixed-rate mortgage loans assumes a constant prepayment rate or “CPR” of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately [            ]% (precisely 16%/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. The Prepayment Assumption for adjustable-rate mortgage loans assumes a constant prepayment rate or “CPR” of 2% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately [            ]% (precisely 28%/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter until the twenty-third month, a constant prepayment rate of 30% per annum each month is assumed, beginning in the twenty-third month and in each month thereafter until the twenty-eighth month, a constant prepayment rate of 50% per annum is assumed and beginning in the twenty-eighth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 35% per annum each month is assumed. A 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. A 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption is not intended to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The sponsor believes that no existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or the timing of receipt of prepayments on the mortgage loans.

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The mortgage loans in the related group prepay in the indicated percentages of the Prepayment Assumption:

Percentage of Initial Class A-[__] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Date	%	%	%	%	%	%	%
	%	%	%	%	%	%	%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

[* Greater than 0% but less than 0.5%.]

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class A-[        ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Date	%	%	%	%	%	%	%
	%	%	%	%	%	%	%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

[* Greater than 0% but less than 0.5%.]

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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None of the note insurer, the issuing entity, the owner trustee, the indenture trustee, the sponsor, the servicer or the underwriters will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable interest rate, or with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the sponsor.

Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Treatment of the Notes

The sponsor, the depositor and the issuing entity agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the “IRS”) and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel, will deliver its opinion to the effect that, for federal income tax purposes, (i) the notes, other than the notes held by the owner of the trust certificates, will be treated as indebtedness and (ii) as long as a Parent REIT owns a 100% interest in the trust certificates and maintains its real estate investment trust (“REIT”) status, the issuing entity will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and will not be characterized as an association (or publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

Because the issuing entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuing entity will be treated as a taxable mortgage pool (“TMP”) for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a “qualified REIT subsidiary” of a REIT will not be subject to corporate income taxation. Generally, the issuing entity will be treated as a qualified REIT subsidiary so long as the issuing entity is wholly owned by either another qualified REIT

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subsidiary (whose ultimate parent company is a REIT) or directly by a REIT (each, a “Parent REIT”) that maintains continuing qualification as a REIT.

The current Parent REIT, the depositor, made an election to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2004. As of the date of the issuance of the offered notes, the depositor has been organized in conformity with the requirements for REIT qualification and intends to conduct its operations so as to qualify as a REIT on a continuing basis. The qualification and taxation of a Parent REIT as a REIT will depend on the Parent REIT’s ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT’s income and assets.

In the event that the Parent REIT loses its REIT status or the issuing entity is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain Code provisions, if the Parent REIT loses its REIT status, it would also be disqualified from treatment as a REIT for the four taxable years following the year is which qualification was lost. In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the issuing entity, which could result in a temporary stay of payments on the notes or a consequential redemption of the notes at a time earlier than anticipated. No transfer of the trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary or that would result in the issuing entity not being treated as a qualified REIT subsidiary.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the issuing entity, will report to the noteholders of record and the IRS the amount of interest paid and original issue discount (“OID”), if any, accrued on the notes to the extent required by law. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

Special Tax Attributes. The notes will not represent “real estate assets” for purposes of Section 856(c)(4)(A) of the Code or “[l]oans ... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C) of the Code.

Discount and Premium. The Class [            ] Notes will be, and certain other classes of notes may be, issued with OID within the meaning of Section 1273(a) of the Code. The issuing entity intends to take the position for income tax reporting purposes that the notes do not have OID solely by reason of the possibility that the issuing entity will not pay currently the related Available Funds Cap Carry-Forward Amount because the issuing entity believes such possibility is remote. Although such notes are not treated as having been issued with OID, if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the notes will be treated as retired and reissued, possibly with OID. If the notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. If, contrary to the issuing entity’s belief, there is more than a remote likelihood that the issuing entity will not make payments of such amounts currently, all interest payable on the notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that

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may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is             % for fixed-rate Mortgage Loans and             % for adjustable-rate Mortgage Loans of the Prepayment Assumption. See “Prepayment and Yield Consequences” herein. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Securities Purchased at a Premium” in the accompanying prospectus.

Sale or Redemption of the Notes. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such seller’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sale or Exchange” in the accompanying prospectus.

Information Reporting and Backup Withholding. Under current United States federal income tax law, generally a “backup” withholding tax is applied to certain interest and principal payments (including OID, if any) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments, such as the indenture trustee, are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain “exempt recipients,” such as corporations. Each nonexempt holder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding or establish such holder’s non-U.S. status (for example, provide a form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-8EXP). Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the required information is provided to the IRS.

Foreign Investors. Interest, including OID (if any), distributable to a holder who or which is not a United States person (other than a person that is treated under the Code as a “10 percent shareholder” of the issuing entity, the sponsor or the Parent REIT or as a “controlled foreign corporation” that is related to the issuing entity, the sponsor or the Parent REIT through stock ownership) generally will not be subject to United States withholding tax imposed with respect to such payments; provided that such holder fulfills certain certification requirements. See “Material Federal Income Tax Consequences — Foreign Investors — Grantor Trust Securities, Debt Securities and REMIC Regular Securities” in the accompanying prospectus. Under the certification requirements, a foreign holder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. Any capital gain realized on the sale, exchange or other taxable disposition of a note by a holder that is not a United States person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the holder’s conduct of a trade or business in the United States and (ii) in the case of holder that is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition. If income or gain with respect to a note is effectively connected with a United States trade or business carried on by a holder who or which is not a United States person, the withholding tax will not apply, but such holder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United

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States persons should consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the notes.

State Tax Considerations. State tax consequences to each holder will depend upon the provisions of the state tax laws to which the holder is subject. Potential investors are urged to consult their own tax advisors with respect to state taxes.

ERISA Consequences

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on

•	employee benefit plans, as defined in Section 3(3) of ERISA,

•	plans described in section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, and

•	persons who have certain specified relationships to such plans — “parties-in-interest” under ERISA and “disqualified persons” under the Code.

Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest or disqualified persons that engage in “prohibited transactions” involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account — e.g., through the purchase of an annuity contract. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code, but may be subject to comparable restrictions under applicable law.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the issuing entity were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the issuing entity would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party-in-interest

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or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: prohibited transaction class exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another PTCE.
Legal Investment

The notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Plan of Distribution

Subject to the terms and conditions of the underwriting agreement dated                     , 20        among the sponsor, the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters and the underwriters have agreed to purchase the notes from the depositor. The depositor is obligated to sell, and each underwriter has, severally but not jointly, agreed to purchase the principal amount of the following classes of notes set forth opposite its name below:

	Class A-[__] Notes	Class A-[__] Notes
Underwriter	Principal Amount	Principal Amount

Total	$	$

The sponsor has been advised by the underwriters that they propose initially to offer the notes to the public in Europe and the United States at the offering price set forth on the cover page and to certain dealers at such price, less a selling concession, not in excess of [            ]% of the note denominations. The underwriters may allow and such dealers may reallow a reallowance discount not in excess of [            ]% of the note denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

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Neither the sponsor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the sponsor nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The notes are offered subject to receipt and acceptance by the underwriters, to prior sale and to each underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the notes will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The notes will be offered in Europe and the United States of America.

The underwriters or their affiliates have ongoing banking relationships with affiliates of the sponsor and a portion of the proceeds received from the sale of the notes will be used by the sponsor to satisfy obligations under financing facilities in place with affiliates of the underwriters with respect to the mortgage loans.

[Disclose any other affiliations among the transaction parties if applicable. (Item 1119)]

The following is the underwriting discount in connection with the offer of the Underwritten Notes.

Class	Underwriting Discount	Total
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$

Expenses incurred by the sponsor in connection with this offering are expected to be approximately $[            ].

From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of Accredited. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.

For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, see “Plan of Distribution” in the accompanying prospectus.

The underwriting agreement provides that the sponsor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”).

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Incorporation of Information by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

Additional Information

Accredited Home Lenders, Inc. and Accredited Mortgage Loan REIT Trust have filed with the Securities and Exchange Commission a registration statement (Registration Nos.             and             ) under the Act, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 100 F. Street, NE, Washington, D.C. and at the Securities and Exchange Commission’s regional offices at 233 Broadway, New York, New York, 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other information regarding issuing entities that file electronically with the Securities and Exchange Commission. The address is http://www.sec.gov.

Accredited Mortgage Loan Trust [            ]’s annual reports on Form 10-K, the distribution reports on Form 10-D, current reports on Form 8-K and any amendments to those reports will be filed with the Securities and Exchange Commission. [Insert Commission File Number if known.] These reports will be made available at [www.            .com] as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

Legal Matters

Certain legal matters in connection with the notes will be passed upon for the sponsor, the depositor, the servicer and as to certain tax matters for the issuing entity by                                                      , and for the underwriters by                                                      .

Ratings

It is a condition to the original issuance of the notes that they will receive ratings of “[Rating]” by [Rating Agency]and “[Rating]” by [Rating Agency]. The ratings assigned to the notes will take into account the claims-paying ability of the note insurer. Explanations of the significance of such ratings may be obtained from[Addresses of rating agencies]. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes. Additionally, the ratings on the notes do not address the likelihood of the payment of any Available Funds Cap Carry-Forward Amount, Relief Act Shortfalls or Net Prepayment Interest Shortfalls, as these amounts are not covered by the note insurance policy. We have been informed by the rating agencies that the ratings assigned to the notes will be monitored by the rating agencies that are rating the notes while the notes are outstanding, but we cannot assure you that a rating agency will not discontinue monitoring the ratings assigned to the notes.

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Glossary

The following terms have the meanings given below when used herein.

Available Funds for each group of mortgage loans and any payment date is the amount on deposit in the related payment account on that payment date, less the amount applied to any payments with respect to the indemnification due to the indenture trustee or to the owner trustee, in each case with respect to that group and exclusive of the amount of any Insured Amount.

Available Funds Cap Carry-Forward Amount means the Class A-[__] Available Funds Cap Carry-Forward Amount or the Class A-[__] Available Funds Cap Carry-Forward Amount, as applicable.

Base Principal Payment Amount for any group of mortgage loans and any payment date will be the lesser of:

(a) the excess of (x) the sum, as of such payment date, of (A) the Available Funds for that group and (B) any Insured Amount with respect to the related class of notes over (y) the sum of the Interest Payment Amount for such group; and

(b) the sum, without duplication, of:

(1)	all scheduled principal payments due and collected or advanced for the related Due Period, plus the principal portion of all prepayments in full received during the prior Prepayment Period, plus all partial prepayments and other unscheduled recoveries of principal received during the prior calendar month less any related reimbursements of Delinquency Advances or of Servicing Advances to the servicer, in each case, for the related group of mortgage loans;

(2)	the principal balance of each mortgage loan in such group that was repurchased by the sponsor on the related servicer payment date from such group to the extent such principal balance is actually received by the indenture trustee and less any related reimbursements of Delinquency Advances or of Servicing Advances to the servicer;

(3)	any substitution adjustments delivered by the sponsor on the related servicer payment date in connection with a substitution of a mortgage loan in that group, to the extent such substitution adjustments are actually received by the indenture trustee;

(4)	the Net Liquidation Proceeds actually collected by the servicer on all mortgage loans in such group during the preceding calendar month to the extent such Net Liquidation Proceeds relate to principal;

(5)	the proceeds received by the indenture trustee upon the exercise by the depositor of its option to call the notes to the extent such proceeds relate to principal;

(6)	the proceeds received by the indenture trustee on any termination of the issuing entity — to the extent such proceeds relate to principal allocable to such group;

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(7)	any amount that the note insurer has elected to pay as principal including Liquidated Loan Losses, prior to the occurrence of any Remaining Overcollateralization Deficit;

minus

(8)	the amount of any Overcollateralization Reduction Amount for such group for such payment date.

In no event will the Base Principal Payment Amount for a group with respect to any payment date be less than zero, or greater than the then outstanding aggregate principal balance for the related class of notes.

Class A-1 Available Funds Cap Carry-Forward Amount is, with respect to the Class A-1 Notes and any payment date, the sum of

(a)	the excess, if any, of (x) the Current Interest for the Class A-1 Notes calculated at the Class A-1 Formula Rate over (y) the Current Interest for the Class A-1 Notes calculated at the Class A-1 Available Funds Cap Rate, in each case as of such payment date, and

(b)	the Class A-1 Available Funds Cap Carry-Forward Amount for the previous payment date not previously paid, together with interest thereon at the Class A-1 Formula Rate for the most recently ended accrual period.

Class A-1 Available Funds Cap Rate for any payment date is a per annum rate equal to the product of (1) the excess of (A) a fraction, expressed as a percentage, equal to (i) the product of (a) the mortgage interest due with respect to the mortgage loans in Group I for that payment date, less the note insurer premium and servicing fees allocated to Group I and (b) 12, divided by (ii) the principal balance of the Class A-1 Notes as of the first day of the related accrual period, over (B)             % and (2) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the number of days in the related accrual period.

Class A-1 Carry-Forward Amount for any payment date is the sum of (a) the amount, if any, by which (x) the Class A-1 Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the Class A-1 Notes on such immediately preceding payment date (including from amounts paid by the note insurer) and (b) interest for the actual number of days in the related accrual period on the amount described in clause (a), calculated at an interest rate equal to the Class A-1 Formula Rate applicable to the related accrual period.

Class A-1 Formula Rate is a per annum rate equal to the lesser of (i)             [            ]% per annum; provided, that, on any payment date after the Clean-up Call Date, such rate will be equal to             [            ]% per annum and (ii)             %.

Class A-1 Interest Payment Amount for any payment date is an amount equal to the Current Interest for the Class A-1 Notes on such payment date, plus the Class A-1 Carry-Forward Amount as of such payment date.

Class A-1 Interest Rate with respect to any payment date, is the per annum rate equal to the lesser of (x) the Class A-1 Formula Rate and (y) the Class A-1 Available Funds Cap Rate for such payment date.

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Class A-2 Available Funds Cap Carry-Forward Amount is, with respect to the Class A-2 Notes and any payment date, the sum of

(a)	the excess, if any, of (x) the Current Interest for the Class A-2 Notes calculated at the Class A-2 Formula Rate over (y) the Current Interest for the Class A-2 Notes calculated at the Class A-2 Available Funds Cap Rate, in each case as of such payment date, and

(b)	the Class A-2 Available Funds Cap Carry-Forward Amount for the previous payment date not previously paid, together with interest thereon at the Class A-2 Formula Rate for the most recently ended accrual period.

Class A-2 Available Funds Cap Rate for any payment date is a per annum rate equal to the product of (1) the excess of (A) a fraction, expressed as a percentage, equal to (i) the product of (a) the mortgage interest due with respect to the mortgage loans in Group II for that payment date, less the note insurer premium and servicing fees allocated to Group II and (b) 12, divided by (ii) the principal balance of the Class A-2 Notes as of the first day of the related accrual period, over (B)             % and (2) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the number of days in the related accrual period.

Class A-2 Carry-Forward Amount for any payment date is the sum of (a) the amount, if any, by which (x) the Class A-2 Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the Class A-2 Notes on such immediately preceding payment date (including from amounts paid by the note insurer) and (b) interest for the actual number of days in the related accrual period on the amount described in clause (a), calculated at an interest rate equal to the Class A-2 Formula Rate applicable to the related accrual period.

Class A-2 Formula Rate is a per annum rate equal to the lesser of (i)             [            ]% per annum; provided, that, on any payment date after the Clean-up Call Date, such rate will be equal to             [            ]% per annum and (ii) [            ]%.

Class A-2 Interest Payment Amount for any payment date is an amount equal to the Current Interest for the Class A-2 Notes on such payment date, plus the Class A-2 Carry-Forward Amount as of such payment date.

Class A-2 Interest Rate with respect to any payment date, is the per annum rate equal to the lesser of (x) the Class A-2 Formula Rate and (y) the Class A-2 Available Funds Cap Rate for such payment date.

Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full during the related Prepayment Period and (b) the aggregate servicing fee with respect to the related Due Period.

Current Interest for any class of notes and any payment date is the accrued interest on the related class of notes at the related Interest Rate on the aggregate outstanding principal balance of such class during the related accrual period reduced by the sum of (a) the Relief Act Interest Shortfalls and (b) Net Prepayment Interest Shortfalls, in each case for the related class of notes.

Cut-off Date means with the close of business on             , after giving effect to payments of principal due on or before             .

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Cut-off Date Principal Balance means as to any mortgage loan, the unpaid principal balance of such mortgage loan as of the related Cut-off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after application of all payments due on or before             and after giving effect to any previous curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), irrespective of any delinquency in payment by the related mortgagor.

Delinquency Advance means advances made by the servicer on each servicer remittance date with respect to delinquent payments of principal of and interest on the mortgage loans, at a rate of interest equal to the interest rate on the related mortgage note — or at such lower rate as may be in effect for such mortgage loan because of application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — less the servicing fee rate.

Due for Payment shall mean, (i) with respect to an Insured Amount, the payment date on which Insured Amounts are due and payable pursuant to the terms of the indenture and (ii) with respect to a Preference Amount, the business day on which the documentation required by the note insurer has been received by the note insurer.

Due Period means, with respect to any payment date, the period from and including the second day of the preceding month to and including the first day of the current month.

Excess Interest for any group of mortgage loans and any payment date is equal to the excess of (x) the Available Funds for such group and such payment date over (y) the sum (without duplication) of the amounts distributed pursuant to clauses (i) through (vii) under “Description of the Notes and the Trust Certificates - Flow of Funds” herein.

Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such servicer remittance date over (y) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices. “Insurance Proceeds” do not include “Insured Payments.”

Insured Amounts means, with respect to any payment date and the notes, the sum of (i) any Insured Interest Payment for such payment date and (ii) any Insured Principal Payment for such payment date.

Insured Interest Payment means for any payment date and the notes, the excess, if any, of Required Interest Distributions over the sum of (i) the Available Funds then remaining in accordance with the priority of payments for the related group for such payment date, (ii) any amounts from the other groups available on such payment date in accordance with the priority of payments and (iii) any amounts transferred on that payment date to that group’s payment account from the reserve account.

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Insured Payments means the aggregate amount actually paid by the note insurer to the indenture trustee in respect of (i) Insured Amounts for a payment date and (ii) Preference Amounts for any given business day.

Insured Principal Payment means (i) for any payment date prior to the payment date occurring in                     , the Remaining Overcollateralization Deficit allocable to the notes, if any, for such payment date and (ii) with respect to the payment date occurring in                     , the outstanding principal balance of each class of notes (after giving effect to all distributions to be made thereon on such payment date other than any portion thereof consisting of an Insured Principal Payment).

Interest Payment Amount means the Class A-[__] Interest Payment Amount or the Class A-[__] Interest Payment Amount, as applicable.

Interest Rate shall mean the Class A-[__] Interest Rate or the Class A-[__] Interest Rate, as applicable.

Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) Net Liquidation Proceeds.

Liquidated Mortgage Loan is a mortgage loan with respect to which the related mortgaged property has been acquired, liquidated or foreclosed and with respect to which the servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances.

Liquidation Proceeds are amounts received by the servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation, (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise or (z) the liquidation of any other security for such mortgage loan, including, without limitation, pledged equipment, inventory and working capital and assignments of rights and interests made by the related mortgagor.

Net Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such servicer remittance date over (y) Liquidated Loan Losses with respect to such servicer remittance date.

Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the servicer with respect to such mortgage loan.

Net Prepayment Interest Shortfalls means, with respect to any group of mortgage loans and any payment date, the amount by which the aggregate Prepayment Interest Shortfalls for such group during the related Prepayment Period exceeds the available Compensating Interest for that group.

Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the servicer.

S-144

Nonpayment shall mean, with respect to any payment date, an Insured Amount is Due for Payment but has not been paid pursuant to the indenture.

Overcollateralization Amount means, with respect to any payment date and a group of mortgage loans, the excess, if any, of (a) the aggregate scheduled principal balance of the mortgage loans in such group as of the close of business on the last day of the prior Due Period, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month, over (b) the principal balance of the related class of notes as of such payment date —following the making of all payments on such payment date, other than with respect to any Overcollateralization Increase Amount for such payment date.

Overcollateralization Deficit means, for any payment date, the amount, if any, by which the aggregate note principal balance of a class of notes, after payment of the Base Principal Payment Amount for such group, but before taking into account any principal payment funded from excess interest, the reserve fund or any Insured Principal Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in the related group as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related prepayment period and partial principal prepayments received during the prior calendar month.

Overcollateralization Increase Amount means, for any group of mortgage loans and any payment date, the amount of Excess Interest (after application, if necessary, to pay the Overcollateralization Deficit and the Reimbursement Amount on such payment date) to be applied as an accelerated payment of principal on the related class of notes until the Overcollateralization Amount for such group reaches the Specified Overcollateralization Amount.

Overcollateralization Reduction Amount means, with respect to any group of mortgage loans and any payment date, the amount by which the Overcollateralization Amount is permitted to be reduced as provided by the sale and servicing agreement.

Preference Amount means any payment of principal or interest on a note, which would have been covered under the note insurance policy as an Insured Amount and which is made to an owner of a note by or on behalf of the indenture trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order a court of competent jurisdiction.

Prepayment Interest Shortfalls means, with respect to any payment date, and each mortgage loan that was prepaid in full in the related Prepayment Period, an amount equal to the excess, if any, of (a) thirty days’ interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate — or at such lower rate as may be in effect for any such mortgage loan because of the application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — minus the rate at which the servicing fee are calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

Prepayment Period means, with respect to any payment date and any prepayment in full on the mortgage loans, the period from and including the sixteenth day of the preceding month (or in the case of the first payment date, the Cut-Off Date) to and including the fifteenth day of the month in which the payment date occurs.

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Qualified Substitute Mortgage Loan means any mortgage loan substituted for a deleted mortgage loan which has a scheduled principal balance, after application of all payments received on or prior to the date of substitution not substantially less and not more than the scheduled principal balance of the deleted mortgage loan as of such date, and each of which, among other things,

•

relates to a detached one- to four-family residence and has the same or a better lien priority as the deleted mortgage loan and has the same occupancy status as the deleted mortgage loan or is an owner-occupied mortgaged property,

•	matures no later than, and not more than one year earlier than, the deleted mortgage loan,

•	has a loan-to-value ratio or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

•	has a mortgage interest rate greater than or equal to the interest rate of the deleted mortgage loan,

•	complies, as of the date of substitution, with each representation and warranty set forth in the sale and servicing agreement, and

•	is otherwise acceptable to the note insurer.

Regulation AB means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amount shall mean, as to any payment date, the sum of (x) (i) all Insured Payments for which the note insurer has not been reimbursed prior to such payment date plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the rate set forth in the insurance and indemnity agreement, from the date the indenture trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the note insurer under the insurance and indemnity agreement, as certified to the indenture trustee by the note insurer plus (ii) interest on such amounts calculated at the rate set forth in the insurance and indemnity agreement. In the event any amounts due under the insurance and indemnity agreement are not clearly allocable to a particular group, those amounts shall be allocated between the groups pro rata based on the aggregate unpaid principal balance of the related notes.

Relief Act Interest Shortfall means, with respect to any payment date and a mortgage loan, an amount equal to the excess, if any, of (a) one month’s interest on the outstanding principal balance of a mortgage loan at the related mortgage interest rate over (b) the amount of interest due on such mortgage loan because of the application of the Relief Act or any similar state law.

Remaining Overcollateralization Deficit means, for any payment date, the amount, if any, that the aggregate note principal balances of both classes of notes, after payment of the Base Principal Payment Amount for both groups and after taking into account any principal payment funded from Excess Interest or from the reserve account, but before taking into account any Insured Principal Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in both groups as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month.

REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

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Required Interest Distributions mean, with respect to each class of notes and any payment date, the related Interest Payment Amount for such payment date.

Servicing Advances means “out-of-pocket” costs and expenses of the servicer relating to the preservation, restoration and protection of the mortgaged property, including without limitation advances in respect of real estate taxes and insurance premiums, any collection, enforcement, or judicial proceedings, including without limitation foreclosures and liquidations, the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, conservation, management, and liquidation of any REO property, and certain other customary amounts described in the sale and servicing agreement.

Servicer Remittance Amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

•	all scheduled collections of principal of and interest on the mortgage loans collected by the servicer during the related Due Period,

•

all partial prepayments other than Payaheads of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds and Insurance Proceeds, if any, collected by the servicer during the previous calendar month,

•	all principal prepayments in full, including prepayment penalties, collected by the servicer during the related Prepayment Period,

•	all Delinquency Advances made, and Compensating Interest paid, by the servicer with respect to payments due to be received on the mortgage loans during the related Due Period, and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the sale and servicing agreement,

but excluding the following:

(a)	amounts received on a mortgage loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such mortgage loan;

(b)	for such Servicer Remittance Date, the servicing fee;

(c)	all net income from eligible investments that is held in the collection account for the account of the servicer;

(d)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(e)	Net Foreclosure Profits;

(f)	all amounts previously advanced by the servicer as Delinquency Advances or Servicing Advances that are determined in good faith by the servicer to be unrecoverable from the proceeds of the particular mortgage loan to which they relate; and

(g)	certain other amounts which are reimbursable to the servicer, as provided in the sale and servicing agreement.

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The amounts described above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Shortfall Amount means, with respect to a group of mortgage loans and any payment date, the excess, if any, of (y) the amounts listed in clauses (ii) through (iv) under “Description of the Notes and the Trust Certificates - Flow of Funds” herein over (z) the Available Funds remaining in accordance with the priority of payments, in each case for that group and payment date.

Specified Overcollateralization Amount with respect to a group of mortgage loans and any payment date will be the amount of overcollateralization which the note insurer requires with respect to such group and such payment date and which amount may step up or step down as determined in the indenture and the insurance and indemnity agreement.

Specified Reserve Amount means, with respect to any payment date, the excess of (x) the sum of the Specified Overcollateralization Amount for both groups on such payment date over (y) the sum of the Overcollateralization Amount for both groups on such payment date.

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[ACCREDITED LOGO]

Prospectus Supplement to Prospectus dated [            ], 20[    ]

$[            ]

Accredited Mortgage Loan Trust 20[    ]-[    ]

(Issuing Entity)

Asset-Backed Notes, Series 20[    ]-[    ]

[Accredited Logo]

Accredited Home Lenders, Inc.

(Sponsor and Servicer)

[                                ]

(Depositor)

You should read the section entitled “ Risk Factors” starting on page [S-20] of this prospectus supplement and on page [    ] of the accompanying prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the issuing entity only and are not interests in or obligations of the sponsor, depositor, any of their affiliates, or any other person.

Neither the notes nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The trust estate —

•

The trust estate consists primarily of [two] groups of residential mortgage loans. [One group contains first and second lien fixed- and adjustable-rate conforming mortgage loans and the other group contains first and second lien fixed- and adjustable-rate conforming and non-conforming mortgage loans.]

The notes —

•	The issuing entity will issue and offer [ ] classes of senior notes and [ ] classes of subordinate notes.

•	Payments on the notes will be made monthly. The first expected payment date for the notes is [ ].

Credit enhancement and other support —

•

The class A notes will be supported by the class M notes. Each class of class M notes will be supported by the classes of class M notes having a lower payment priority, with the most subordinate class being supported by overcollateralization.

•	Excess interest will be used to increase and maintain a required level of overcollateralization.

•	The class A notes will be cross-collateralized to a limited extent and the class M notes will be fully collateralized by mortgage loans in both groups.

•	Prepayment penalties will be used to absorb losses and to achieve overcollateralization and then to maintain a required level of overcollateralization.

•	[Insert disclosure regarding Enhancement Provider/Hedge Provider, if applicable.]

Class	Original Note Principal Balance	Interest Rate		Expected Final Payment Date	Final Stated Maturity Date	Price to Public	Underwriting Discount	Proceeds to the Sponsor(3)
	$	[	][(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%
	$	[	(1)(2)]			%	%	%

Total	$

(1)	Subject to increase as described herein and subject to an available funds cap rate described herein.

[(2) This rate is variable based on LIBOR. Further disclosure of how LIBOR is determined is included in the summary.]

(3)	Before deducting expenses payable by the sponsor estimated to be approximately $[ ].

Each of the underwriters will purchase a portion of the notes listed in the table above from the depositor and will offer the notes purchased by it only after such notes have been issued, delivered to and accepted by the underwriters. See “Plan of Distribution” in this prospectus supplement.

[The	class [ ] notes are not being offered by this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

[NAMES OF UNDERWRITERS]

The date of this Prospectus Supplement is [            ].

ii

Important notice about the information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series or class of notes, and

•	this prospectus supplement, which describes the specific terms of your series or class of notes.

If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

[Annex I and Schedule [    ]] are incorporated into and are a part of this prospectus supplement as if fully set forth herein.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

i

[European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicates and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.]

ii

iii

Flow of Funds Diagram

Summary

This section gives a brief summary of the information contained herein. The summary does not include all of the important information about the notes. We encourage you to review carefully the more detailed information in this prospectus supplement and in the attached prospectus.

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

Sponsor and Servicer	Accredited Home Lenders, Inc.

Depositor	Accredited Mortgage Loan REIT Trust.

Issuing Entity	Accredited Mortgage Loan Trust 20[_]-[_].

[Originator[s]]	[_____________________________].

Indenture Trustee	[___]

Owner Trustee	[___]

[Hedge Provider]	[_____]

The Trust Estate	The notes represent obligations of the issuing entity and will be secured by conventional, first and second lien, fixed and adjustable rate, fully amortizing, interest only and balloon, residential mortgage loans having a total principal balance as of the related cut-off date, of approximately $[___]. The mortgage loans to be included in the issuing entity will be divided into [two] groups, as described under “The Mortgage Loans” below.

The Mortgage Loans	The mortgage loans will be secured by first and second mortgages or deeds of trust on residential properties. The mortgage loans will be segregated as follows:

Group I fixed and adjustable rate, level pay, fully amortizing, interest-only and balloon loans that conform to certain agency investment guidelines.

Group II fixed and adjustable rate, level pay, fully amortizing, interest-only and balloon loans that may or may not conform to certain agency investment guidelines.

The mortgage loans consist of loans used to purchase a new home, to refinance an existing mortgage loan, to consolidate debt and/or to obtain cash proceeds by borrowing against the mortgagor’s equity in the property. The issuing entity will purchase the mortgage loans on the closing date.

The mortgage loans in each group have the following characteristics, each as of the cut-off date:

Group Balance	Number of Loans	Aggregate Principal

I	[___]	$[___]

II	[___]	$[___]

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans(1): [ ]%

Fixed-rate mortgage loans(1): [ ]%

Interest only mortgage loans(1): [ ]%

Second lien mortgage loans(1): [ ]%

Balloon mortgage loans(1): [ ]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate mortgage loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: [ ]%

Weighted average next adjustment date of the adjustable-rate mortgage loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances: $[ ] to $[ ]

Average principal balance: $[ ]

Range of original loan- to-value ratios(2): [ ]% to [ ]%

Weighted average original loan-to-value ratio(2): [ ]%

Geographic concentrations in excess of 5%:

[ ](1) [ ]%

[ ](1) [ ]%

[ ](1) [ ]%

__________

(1) Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

(2) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group I mortgage loans have an aggregate principal balance of approximately $[ ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I mortgage loans(1): [ ]%

Fixed-rate Group I mortgage loans(1): [ ]%

Interest-only Group I mortgage loans(1): [ ]%

Second lien Group I mortgage loans(1): [ ]%

Balloon Group I mortgage loans(1): [ ]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate Group I mortgage loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate Group I mortgage loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate Group I mortgage loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate Group I mortgage loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate Group I mortgage loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate Group I mortgage loans: [ ]%

Weighted average next adjustment date of the adjustable-rate Group I mortgage loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances: $[ ] to $[ ]

Average principal balance: $[ ]

Range of original loan- to-value ratios(2): [____]% to [____]%

Weighted average original loan-to-value ratio(2): [ ]%

Geographic concentrations in excess of 5%:

[ ](1) [ ]%

[ ](1) [ ]%

[ ](1) [ ]%

__________

(1) Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

(2) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group II mortgage loans have an aggregate principal balance of approximately $[ ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II mortgage loans(1): [ ]%

Fixed-rate Group II mortgage loans(1): [ ]%

Interest-only Group II mortgage loans(1): [ ]%

Second lien Group II mortgage loans(1): [ ]%

Balloon Group II mortgage loans(1): [ ]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate Group II mortgage loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate Group II mortgage loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate Group II mortgage loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate Group II mortgage loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate Group II mortgage loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate Group II mortgage loans: [ ]%

Weighted average next adjustment date of the adjustable-rate Group II mortgage loans: [ ]

Weighted average remaining term to stated maturity: [___] months

Range of principal balances: $[____] to $[____]

Average principal balance: $[____]

Range of original loan- to-value ratios(2): [____]% to [____]%

Weighted average original loan-to-value ratio(2): [___]%

Geographic concentrations in excess of 5%:

[____](1) [____]%

[____](1) [____]%

[____](1) [____]%

__________

(1) Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

(2) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

For additional information on the Mortgage Loans, see “The Mortgage Loans” in this prospectus supplement.

Cut-off Date	With respect to the mortgage loans originated on or before [______], the close of business on [_____]. With respect to the mortgage loans originated after [______], the origination date of such mortgage loan.

Closing Date	On or about [_______].

Record Date	For any payment date, the last business day immediately preceding the related payment date so long as the notes are in book-entry form and for notes in definitive form, the last business day of the month immediately preceding the month in which the payment date occurs.

Classes of Notes	The issuing entity will issue the following classes of notes (also listed in the table on the front cover of this prospectus supplement), under an indenture, dated as of [_______], between the issuing entity and the indenture trustee.

Offered Notes: [___]

Class A Notes: Class [___]

Class A-1 Notes: [___]

Class A-2 Notes: [___]

Class M Notes: [___]

As used in this prospectus supplement, the preceding terms refer to the respective classes of notes.

This transaction contains cross-collateralization provisions that are limited to the payment, from the funds available from one group of mortgage loans, of interest shortfalls and payments of principal with respect to the other group, but only after meeting the minimum funding needs of the first group.

See “Description of the Notes and the Trust Certificates— Cross-collateralization Provisions” in this prospectus supplement.

Trust Certificates	The issuing entity will also issue a class of trust certificates representing the entire beneficial ownership interest in the issuing entity. The trust certificates are not offered by this prospectus supplement.

Expected Final Payment Date	The expected date on which the principal of the notes is payable in full is the payment date occurring in [____] and is referred to as the expected final payment date.

Final Scheduled Payment Date	The last possible date on which the principal of the notes is payable in full is the payment date occurring in [_____] and is referred to as the final scheduled payment date. The notes could be retired before the final scheduled payment date.

Denominations	The issuing entity will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

Registration of Notes	The notes will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount; [provided, however, that the underwriter will only sell offered notes to initial investors in minimum total investment amounts of $100,000.]

See “Description of the Notes and the Trust Certificates” for a discussion of the minimum denominations and the incremental denominations of each class of notes and “Description of the Notes and the Trust Certificates—Book-Entry Notes” in this prospectus supplement.

Payment Date	The [___] day of each month, or if such day is not a business day, on the next business day, beginning in [______].

Payments on the Class A-1 Notes will be based primarily on collections from the Group I mortgage loans.

Payments on the Class A-2 Notes will be based primarily on collections from the Group II mortgage loans.

Payments on the Class M Notes will be based on collections from both groups of mortgage loans.

The right of the holders of each class of the Class M Notes to receive payments is subordinate to the right of the holders of each class of the Class A Notes to receive payments, as well as to the rights of the holders of more senior classes of Class M Notes to receive payments.

Payments of Interest	On each payment date, the indenture trustee will distribute Available Funds representing interest in the following order of priority:

• to payment of the fee of the owner trustee and the indenture trustee;

•      [to payment of certain indemnification liabilities to certain of the transaction parties and net swap payments and swap termination payments under the circumstances described in this prospectus supplement;]

• from Available Funds derived from the related group of mortgage loans, interest payments to each class of Class A Notes;

• to the extent necessary, from Available Funds derived from the other group of mortgage loans interest payments to the other class of Class A Notes; and

• to make interest payments to the Class M Notes, to each such class in ascending numerical order.

See “Description of the Notes and Trust Certificates—Payments of Interest” in this prospectus supplement.

Interest Accrual Periods. The interest accrual period for the Offered Notes for each payment date is the period from and including the prior payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date. [Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.]

Payments of Principal	The amount of principal payable to the notes will be determined by (1) funds received on the mortgage loans and under the interest rate swap agreement (including excess interest as described herein) that are available to make principal payments on the notes and (2) formulas that allocate portions of principal payments received or advanced on the mortgage loans and under the interest rate swap agreement that are available to make principal payments to specified classes of notes. Funds received on the mortgage loans may consist of monthly scheduled payments, unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, repurchases of mortgage loans under the circumstances described in this prospectus supplement or prepayment penalties.

The manner of distributing principal among the classes of notes will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the step-down date, or on or after that date, and depending on whether a trigger event is in effect. The step-down date for each class of notes will be the earlier of the date on which the aggregate class note balances of the Class A Notes have been reduced to zero and the later to occur of the payment date occurring in [____], and the first payment date on which the credit enhancement percentage for the Class A Notes would be greater than or equal to [__]%.

On each payment date (A) prior to the step-down date or (B) on which a trigger event is in effect, the indenture trustee will distribute Available Funds representing principal in the following order of priority:

• from Available Funds derived from the related group of mortgage loans, principal payments to each class of Class A Notes;

• to the extent necessary, from Available Funds derived from the other group of mortgage loans, principal payments to the other class of Class A Notes; and

• to make principal payments to the Class M Notes, to each such class in ascending numerical order.

On each payment date (A) on or after the step-down date and (B) on which a trigger event is not in effect, the indenture trustee will distribute Available Funds representing principal in the following order of priority:

•      from Available Funds derived from the related group of mortgage loans, principal payments to each class of Class A Notes, until their respective class note balances have been reduced to zero; in the amount required to achieve the level of credit enhancement described in this prospectus supplement;

• to the extent necessary, from Available Funds derived from the other group of mortgage loans, principal payments to the other class of Class A Notes; and

•      to make principal payments to the Class M Notes, to each such class in ascending numerical order, in the amount required to achieve the level of credit enhancement described in this prospectus supplement.

See “Description of the Notes and the Trust Certificates—Payments of Principal” in this prospectus supplement.

See “Prepayment and Yield Consequences” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

For any payment date, any Available Funds for such payment date remaining after making all payments of interest and principal described above shall be paid as described in “Description of the Notes and the Trust Certificates—Allocation of Net Monthly Excess Cashflow” in this prospectus supplement.

Limited Recourse	The only source of funds available to make interest and principal payments on the notes will be the assets of the issuing entity. The issuing entity will have no source of funds other than collections and recoveries on the mortgage loans through insurance or otherwise and payments received under the interest rate swap agreement. No other entity will be required or expected to make any payments on the notes.

See “Risk Factors—The issuing entity assets are the only source of payments on the notes” in this prospectus supplement.

Optional Clean-up Call by the Depositor	The depositor may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the notes is equal to or less than 10% of the original principal balance of the notes, after giving effect to distributions on that payment date.

Events of Default	The following events are events of default under the indenture:

• default for a specified period of time in the payment of any principal or interest on any note; or

• the issuing entity is in breach or default of any one or more of the covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

•      the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

• certain events of bankruptcy relating to the issuing entity or the issuing entity’s property.

See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.

Acceleration after Event of Default	Upon the occurrence of an event of default, the indenture trustee may, or shall at the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by noteholders representing at least 51% of the aggregate principal balance of the notes.

Amounts collected following the acceleration of the notes will not be distributed in accordance with the priorities set forth above under “Payments of Interest” and “Payments of Principal” but will instead be distributed in accordance with the priorities set forth under “Description of the Notes and the Trust Certificates—Events of Default” in this prospectus supplement.

See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.

Credit Enhancement and Other Support	Credit enhancement includes subordination, excess interest, overcollateralization, limited cross-collateralization [and prepayment penalties.] [The interest rate swap agreement provides other support by minimizing the risk to noteholders of adverse changes in interest rates and making available to noteholders net swap payments (if any) received from the swap provider.]

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses,” and “Description of the Notes and the Trust Certificates” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination, limited cross-collateralization features and prepayment penalties.

Subordination of Payments. The right of the holders of the more junior classes of notes to receive payments is subordinated to the right of the holders of the more senior classes of notes to receive payments. Therefore, each subordinate class of notes is more likely to experience losses than any class that is senior to such subordinate class.

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on such more senior classes of notes and, if necessary, by the right of such more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

See “Risk Factors—Credit Enhancement is limited and may be inadequate to cover shortfalls and losses” in this prospectus supplement.

Excess Interest. The mortgage loans bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the related notes and certain fees and expenses of the issuing entity. The “excess interest” received from the mortgage loans each month will be available, after taking into account certain payments received by or paid out from the issuing entity under the interest rate swap agreement as described in this prospectus supplement, to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization at required levels.

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses” in this prospectus supplement.

Overcollateralization. The overcollateralization amount is the excess of the aggregate scheduled principal balance of the mortgage loans over the aggregate principal balance of the notes. On the closing date, overcollateralization will be equal to $[____], and excess interest will be used to achieve and maintain the target overcollateralization amount.

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. The issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is initially met, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to achieve the overcollateralization target. Once the required level of overcollateralization is met, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. In addition, once the overcollateralization target is initially met, if the overcollateralization amount is reduced below the target overcollateralization amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes.

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses” and “Description of the Notes and the Trust Certificates—Overcollateralization Provisions” in this prospectus supplement.

Cross-Collateralization. Remaining interest amounts from one group may be used to fund shortfalls in certain interest payments due to the holders of Class A Notes relating to the other group. In addition, if the Class A Notes relating to one group have been retired, then principal and interest payments on the mortgage loans that would otherwise have been paid to the retired Class A Notes (as described herein) will be paid to the remaining Class A Notes relating to the other group, if any, before being paid to the Class M Notes. Collections from both groups, to the extent available after making payments to the Class A Notes, will be used to make payments on the Class M Notes.

See “Description of the Notes and the Trust Certificates—Payments of Principal” and “Description of the Notes and the Trust Certificates—Cross-collateralization Provisions” in this prospectus supplement.

[Prepayment Penalties. Some of the mortgage loans contain prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. Any prepayment penalties will be used, if necessary on any payment date, to absorb losses on the mortgage loans and to achieve or maintain overcollateralization.

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses” in this prospectus supplement.]

Interest Rate Swap Agreement	As of the closing date, the issuing entity will have entered into an interest rate swap agreement with [___] The purpose of the interest rate swap agreement is to reduce the risk to noteholders of adverse changes in interest rates. Under the interest rate swap agreement, on the business day preceding each payment date the issuing entity will pay to the swap provider a fixed payment at a rate of [____]% per annum, and the swap provider will pay to the issuing entity a floating payment at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount and, in each case adjusted on a monthly basis. To the extent that the fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any payment date, the swap provider will owe a net payment to the issuing entity. Any net amounts received by or paid out from the issuing entity under the interest rate swap agreement will either increase or reduce the amount available to make payments on the notes, as described in this prospectus supplement. The interest rate swap agreement terminates after the payment date in [_____].

See “Description of the Notes and the Trust Certificates — Interest Rate Swap Agreement” in this prospectus supplement.

Allocation of Losses	All realized losses on the mortgage loans will be allocated on each payment date, sequentially as follows: first to the excess cash flow, second to prepayment penalties and third in reduction of the overcollateralization amount. Realized losses on the mortgage loans will not be allocated to reduce the note principal balance of any class of notes. However, investors in the notes should realize that under certain loss scenarios, there may not be enough principal and interest on the mortgage loans to distribute to the notes all principal and interest amounts to which such notes are then entitled. If realized losses are incurred with respect to the mortgage loans, to the extent that the aggregate principal balance of the notes exceeds the aggregate principal balance of the mortgage loans, the Class M notes may never receive principal or interest in respect of such excess. The amount of interest accrued on the portion of the balance of the notes in excess of the balance of the mortgage loans will be deferred and such deferral will be allocated to the Class M notes, sequentially in ascending numerical order. The amount of interest so deferred will be paid only after certain other payments are made from excess interest to restore overcollateralization and to pay basis risk shortfalls.

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses—Subordination” and “Description of the Notes and the Trust Certificates” in this prospectus supplement.

Removal and Substitution of Mortgage Loans	Upon the earlier of discovery or receipt of notice by the depositor of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan, the depositor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. See “Description of the Notes and Trust Certificates—Representations and Warranties of the Sponsor” in this prospectus supplement.

The indenture trustee shall review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer and the sponsor in writing with details thereof. If, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. See “Description of the Notes and Trust Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.

Servicing Fee	The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [___]% per annum. The servicing fee will be paid out of Available Funds on each payment date prior to any payments on the notes.

Advancing	The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, other than balloon payments, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to noteholders.

Step-Up Rates	If the depositor does not elect to exercise the clean-up call, the margins with respect to each class of Class A Notes will increase to [____] their initial margins, and the margins with respect to each class of Class M Notes will increase to [___] times their initial margins, in each case on the next payment date.

Calculation of LIBOR	The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee (provided that, in the case of the interest rate swap agreement, it will be determined by the swap provider) and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See “Description of the Notes and the Trust Certificates-Calculation of LIBOR” in this prospectus supplement.

ERISA Consequences	Subject to the conditions and considerations described in this prospectus supplement and in the accompanying prospectus,

the notes may be purchased by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and Keogh plans, and by persons investing on behalf of or with plan assets of such plans.

Federal Income Tax Status	It is the opinion of Dewey Ballantine LLP, federal tax counsel to the issuing entity, that for federal income tax purposes:

• the notes, other than notes held by the owner of the trust certificates, will be characterized as indebtedness, and

•      as long as the issuing entity is wholly-owned either directly by a REIT, or by another qualified REIT subsidiary, that maintains its REIT status, the issuing entity will be treated as a qualified REIT subsidiary and will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

Legal Investment	[The notes will not be “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984. ]

Ratings	In order to be issued, the notes must receive at least the following ratings from the rating agencies:

Class	Ratings ([Agencies])

These ratings subsequently may be lowered, qualified or withdrawn by the rating agencies. These ratings do not cover any payment of Basis Risk Carry-Forward Amounts.

Use of Proceeds	The net proceeds to be received from the sale of the notes will be applied primarily to repay financing for the mortgage loans. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans.

Risk Factors

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors discussed under the heading “Risk Factors” beginning on page [__] of the prospectus.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the related group.

Certain features of the mortgage loans may result in losses or cash flow shortfalls

There are a number of features of the mortgage loans that create additional risk of loss, including the following:

•

The borrowers have less than perfect credit and may be more likely to default. The sponsor’s underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making a loan but may reduce the size and the loan-to-value ratio of the loan the sponsor will make. As a result of these less restrictive standards, the issuing entity may experience higher rates of delinquencies and defaults than if the mortgage loans were underwritten in a more traditional manner.

•

Newly originated mortgage loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

•

Balloon loans may have higher rates of default which may cause losses. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, are “balloon” loans, which are loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule. Upon the maturity of a balloon loan, the borrower will be required to make a “balloon” payment that will be significantly larger than the borrower’s previous scheduled payments. The ability of such a borrower to repay a balloon loan at maturity frequently will depend on such borrower’s ability to refinance the loan. The ability of a borrower to refinance such a loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial condition of the borrower, the tax laws and general economic conditions at the time. A high interest rate environment may make it more difficult for the borrower to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses. If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the servicer will not be obligated to advance that amount. Instead, the servicer will be obligated to advance an amount equal to the assumed monthly payment that would have been due on the balloon loan based upon the original amortization schedule for that loan. If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you will suffer a loss if the collateral for such loan is insufficient, or if other forms of credit enhancement are insufficient to cover such loss. Neither the servicer nor the sponsor will be obligated to refinance a balloon loan.

•

The rate of default of mortgage loans secured by second-liens may be greater than that of mortgage loans secured by first-liens on comparable properties. The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property. Approximately [            ]% of the mortgage loans were secured by a second lien on the related mortgaged property, approximately [            ]% of the mortgage loans in Group I and [            ]% of the mortgage loans in Group II, respectively, are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans.

•

The concentration of mortgage loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the issuing entity with respect to the mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [            ]%, [            ]%, [            ]% and [            ]% of the mortgage loans are secured by properties in [            ], respectively, approximately [            ]%, [            ]%, [            ]% and [            ]% of the mortgage loans in Group I are secured by properties in [            ], respectively, and approximately [            ]%, [            ]%, [            ]% and [            ]% of the mortgage loans in Group II are secured by properties in [            ], respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the notes than if borrowers and properties were more spread out in different geographic areas.

•

Interest-only mortgage loans may have an increased risk of loss. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, do not provide for any payments of principal during the first five years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

Simultaneous second lien risk

With respect to approximately [            ]% of the Group I Mortgage Loans and approximately [            ]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related group as of the cut-off date) and approximately [            ]% of all of the mortgage loans (by aggregate principal balance as of the cut-off date), at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which may or may not be included in the mortgage pool. The weighted average loan-to-value ratio of such mortgage loans is approximately [            ]% (with respect to such Group I Mortgage Loans), approximately [            ]% (with respect to such Group II Mortgage Loans)

and approximately [            ]% (with respect to all of the mortgage loans), and the weighted average combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately [            ]% (with respect to such Group I Mortgage Loans), approximately [            ]% (with respect to such Group II Mortgage Loans) and approximately [            ]% (with respect to all of the mortgage loans). With respect to a first lien mortgage loan where the mortgaged property is also encumbered by a second lien mortgage loan, foreclosure frequency may be increased since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a relatively new practice in the mortgage lending industry. The sponsor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of realized losses on the mortgage loans.

Your yield to maturity may be reduced by prepayments and defaults

The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

•

Prepayments on fixed-rate mortgage loans. The mortgage loans allow the borrowers to prepay the loans in full or in part at any time. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, are fixed-rate mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [            ]% of all of the fixed-rate mortgage loans and approximately [            ]% and [            ]% of the fixed-rate mortgage loans in Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. These fees may discourage borrowers from prepaying their mortgage loans during the prepayment penalty fee period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. The servicer may waive a prepayment charge if a mortgage loan is in default or if a default is reasonably foreseeable.

The rate of prepayments on the mortgage loans is sensitive to prevailing interest rates. If prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the mortgage interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the notes and, if purchased at other than par, the yields realized by owners of the notes, will be sensitive to rates of payment of principal on the mortgage loans. The yield on a note that is purchased at a premium from its outstanding principal balance may be adversely affected by higher than anticipated levels of prepayments on the mortgage loans. Conversely, the yield on a note that is purchased at a discount from its outstanding principal balance may be adversely affected by lower than anticipated levels of prepayments on the mortgage loans.

•

Prepayments on adjustable-rate mortgage loans. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, are adjustable-rate mortgage loans which have fixed rates of interest for the first six months, two years (“2/28 loans”), three years (“3/27 loans”) or five years (“5/25 loans”) after origination and then convert to adjustable rates. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the adjustable rate mortgage loans in and Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. The prepayment experience on the adjustable-rate loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to convert to an adjustable-rate mortgage loan. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment. All mortgage loans currently originated by Accredited have an initial period of time in which the interest rate on the note is fixed ([for example, six months, two years, three years or five years]). For the first month after the expiration of the fixed interest rate period (month 25, for a 2/28 loan, for example), the borrower’s interest rate is calculated using the “Six Month LIBOR Index” plus the margin specified in the borrower’s note. For the initial six-month period after the change date, the borrower’s interest rate cannot be more than 1.50% greater than the fixed rate (2/28, 3/27 and 5/25 loans) or 1.00% for the “Six month fixed rate period” product. For each subsequent rate change, the borrower’s interest rate cannot be more than 1.50% greater than the previous interest rate (2/28, 3/27 and 5/25) and 1.00% for the “six month fixed rate period” product. At any time, the borrower’s interest rate cannot be more than 7.00% greater than the fixed rate which the borrower initially paid (2/28, 3/27 and 5/25) and 6.00% for the “six month fixed rate period” product.

•

Prepayments on interest-only mortgage loans. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the mortgage loans to be included in Group I and Group II, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

•	Defaults and delinquencies may cause shortfalls in cash available to make payments. There can be no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to make payments on your notes as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

•

You may be unable to reinvest distributions in comparable investments. Asset-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the mortgage interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the mortgage interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•

Limitations on interest rates will affect your yield to maturity. The notes may be subject to an “available funds cap rate” on some payment dates, if the interest rate otherwise applicable to such notes exceeds the Available Funds Cap. The application of these caps would reduce the amount of interest you will receive. Any shortfall in interest on the notes due to these caps will be paid out of excess interest and amounts, if any, received, from the swap provider to the extent available in accordance with the priority of payments described herein. However, if the full amount of such shortfall is not paid, such unpaid amounts will be carried forward to subsequent payment dates. Further, increases and decreases in interest rates may be limited for any interest rate adjustment date (i.e., an initial or a periodic adjustment cap). In addition, the mortgage interest rates may be subject to an overall maximum and minimum interest rate.

•

Mortgage loans with higher mortgage rates may affect the Available Funds Cap. If prepayments, defaults and liquidations occur more rapidly on the applicable mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, it will have the effect of lowering the Available Funds Cap.

The use of an interest rate swap agreement creates risk to your yield if there are rapid prepayments on the mortgage loans or an early termination of the interest rate swap agreement occurs; there can be no assurance that any amounts will be received under the interest rate swap agreement

Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to noteholders, and may reduce the interest rates of the notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the Pool Balance, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In addition, swap termination payments (other than Defaulted Swap Termination Payments) arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to noteholders.

Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, achieve, restore and maintain overcollateralization and cover losses. However, no amounts will be payable to the issuing entity by the swap provider unless the floating payment owed by the swap provider on a payment date exceeds the fixed payment owed to the swap provider on such payment date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds [            ]% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to restore or maintain required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Description of the Notes and the Trust Certificates—Distributions of Interest—Priority of Payment” “—Distributions of Principal” and “—Interest Rate Swap Agreement.”

The credit rating of the swap provider and its guarantor could affect rating of notes

[            ] has a [            ] rating of “[            ]” by [            ], a [            ] of “[            ]” by [            ],and a [            ] of “[            ]” by [            ].

The ratings on the notes are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute swap provider is not obtained or collateral is not posted in accordance with the terms of the interest rate swap agreement, the ratings of the notes may be qualified, reduced or withdrawn. In such event, the value and marketability of the notes may be adversely affected.

See “Description of the Notes and the Trust Certificates— Interest Rate Swap Agreement.”

The issuing entity assets are the only source of payments on the notes

All distributions on each class of notes will be made from payments by borrowers under the mortgage loans in the related group or groups, net of payments made under the interest rate swap agreement and amounts received, if any, from the swap provider. The issuing entity has no other assets to make distributions on the notes and any shortfalls in collections on the mortgage loans may result in your receiving less than what is owed to you. The mortgage loans are not insured or guaranteed by any person. The issuing entity is the only person that is obligated to make distributions on the notes. The notes are not insured by any governmental agency.

Credit enhancement is limited and may be inadequate to cover shortfalls and losses

The excess interest, overcollateralization, subordination, prepayment penalties and cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to achieve or maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the notes as well as the fees and expenses of the issuing entity. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the Interest Rates on the related notes. Any remaining interest generated by the mortgage loans will be used, if necessary on any payment date, to absorb losses on the mortgage loans, to achieve or maintain overcollateralization.

On the closing date, the aggregate scheduled principal balance of the mortgage loans will exceed the aggregate principal balance of the notes. Such excess is referred to herein as “overcollateralization”

and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Delinquencies, Defaults and Liquidations. If the rates of delinquencies (to the extent not covered by advances made by the servicer), defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders. Every time a mortgage loan is liquidated or charged off, excess interest is reduced because such mortgage loan will no longer be outstanding and generating interest.

Increases in LIBOR with respect to mortgage loans. Approximately [            ]% by aggregate principal balance of the mortgage loans, and approximately [            ]% and [            ]% by aggregate principal balance of the mortgage loans in Group I and Group II, respectively, have interest rates that adjust based on a six-month LIBOR index (generally subject to an initial fixed rate period of two, three or five years after origination) and not the one-month LIBOR index used to determine the Interest Rates on the Offered Notes. The remainder of the mortgage loans have fixed rates of interest. As a result of an increase in one-month LIBOR, the Interest Rate on such notes may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on such notes which will accordingly reduce the amount of excess interest available.

See “Description of the Notes and the Trust Certificates –Overcollateralization Provisions” in this prospectus supplement.

Subordination. The rights of the holders of each class of the Class M Notes to receive payments will be subordinate to the rights of the holders of the Class A Notes to receive payments, as well as to the rights of the holders of more senior classes of Class M Notes to receive payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

If realized losses are incurred with respect to the mortgage loans, to the extent that the aggregate principal balance of the notes exceeds the aggregate principal balance of the mortgage loans, the Class M Notes may never receive principal or interest in respect of such excess. The amount of interest accrued on the portion of the balance of the notes in excess of the balance of the mortgage loans will be deferred and such deferral will be allocated to the Class M Notes, sequentially in ascending numerical order. The amount of interest so deferred will be paid only after certain other payments are made from excess interest to restore overcollateralization and to pay basis risk shortfalls. Investors should fully consider the risks associated with an investment in the Class M Notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

The Class M Notes have the following levels of priority with respect to payments and effects of realized losses:

Class M-[___]	more senior

Class M-[ ]	less senior

Cross-Collateralization. Remaining interest amounts from one group may be used to fund shortfalls in interest payments to the Class A Noteholders with respect to the other group in accordance with the payment priorities described herein. In addition, if all of the Class A Notes relating to one group have been retired, then principal and interest payments on the mortgage loans relating to the retired Class A Notes will be paid to the remaining Class A Notes of the other group to the extent described herein, if any, before being paid to the Class M Notes. Available funds from either group may be used to make required payments on the Class M Notes in accordance with the payment priorities described herein.

See “Description of the Notes and the Trust Certificates –Cross-collateralization Provisions” in this prospectus supplement.

Prepayment Penalties. Some of the mortgage loans contain prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. Any prepayment penalties will be used, if necessary on any payment date, to absorb losses on the mortgage loans and to achieve or maintain overcollateralization. The servicer may waive a prepayment charge if a mortgage loan is in default or if a default is reasonably foreseeable.

Bankruptcy of the servicer may adversely affect payments on the notes and servicing of the mortgage loans

In the event of a bankruptcy or insolvency of Accredited Home Lenders, Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent [            ], as indenture trustee, or the noteholders (in the limited circumstances outlined in the sale and servicing agreement) from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Accredited Home Lenders, Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The notes are not suitable investments for all investors

The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Terrorist attacks and military action could adversely affect the yield on the notes

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effect of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the sale and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”) or a state law providing for similar relief. See “Legal Aspects of Loans— Relief Act” in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act of any state law providing for similar relief will not be covered by the servicer or any subservicer.

Taxation of the issuing entity

It is anticipated that the issuing entity will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the issuing entity will be entirely owned by the depositor, that at all times that it owns the sole class of equity in the issuing entity, intends to qualify as a “real estate investment trust,” or REIT. So long as the issuing entity is owned by the depositor (or another REIT or “qualified REIT subsidiary”), and the depositor continues to qualify as a REIT, classification of the issuing entity as a TMP will not cause it to be subject to corporate income tax.

In the event that the issuing entity is not wholly owned by a REIT or a “qualified REIT subsidiary,” (for instance, as a consequence of the depositor losing its REIT status), the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the owner trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary.

In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the offered notes at a time earlier than anticipated.

The sponsor may be adversely affected by litigation to which it is, or may become, a party

As more fully described under “The Sponsor-Legal Proceedings,” the sponsor may become a defendant in class action or other lawsuits which seek to recover substantial amounts from the sponsor. No assurances can be given that the sponsor will be able to successfully defend all or any of such lawsuits, and adverse results in one or more of such lawsuits could have a material adverse effect on the sponsor’s ability to perform as the servicer and to repurchase defective mortgage loans.

High loan-to-value ratios increase risk of loss

Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the Group I mortgage loans and Group II mortgage loans, respectively, had loan-to-value ratios in excess of 80% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans). Additionally, the determination of the value of a mortgaged property used to calculate the loan-to-value ratio of a mortgage loan may differ from the appraised value of such mortgaged properties if current appraisals were to be obtained.

Violation of lending laws could result in losses on the notes

In addition to federal law, some states have enacted laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the depositor or the sponsor will be required to purchase that mortgage loan from the trust estate in the manner described in this prospectus supplement.

The sponsor will represent that each mortgage loan at the time it was made was in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the depositor or the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the depositor and the sponsor are unable or otherwise fail to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

Transaction Overview

Formation of the Issuing Entity and Issuance of the Trust Certificates

The issuing entity will be formed pursuant to the terms of a trust agreement between the owner trustee and the sponsor and upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the trust agreement, the issuing entity will also issue a class of trust certificates evidencing the entire beneficial ownership interest in the issuing entity.

The trust estate will consist of:

•	the mortgage loans, together with the mortgage files relating thereto,

•

all scheduled collections on the mortgage loans and proceeds thereof due after the Cut-off Date and all unscheduled collections on the mortgage loans and proceeds thereof received on or after the Cut-off Date,

•	REO property acquired through the foreclosure or other realization upon defaulted mortgage loans, and collections on and proceeds of such REO property,

•	assets that are deposited in the accounts,

•	rights under all insurance policies required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds thereof,

•	proceeds upon the liquidation of any mortgage loans,

•	the interest rate swap agreement, and

•	released mortgaged property proceeds.

Sale and Servicing of the Mortgage Loans

The mortgage loans have been originated or purchased by the sponsor pursuant to its underwriting guidelines, including the sponsor’s exception policy, as described under “The Sponsor and the Servicer.” The sponsor contributed the mortgage loans to its wholly-owned subsidiary, the depositor. The sponsor will direct the depositor to sell the mortgage loans to the issuing entity pursuant to a sale and servicing agreement, dated as of [            ], among the depositor, the issuing entity, the indenture trustee, the sponsor, and the servicer. The servicer will service the mortgage loans pursuant to the terms of the sale and servicing agreement.

Issuance of the Notes

Pursuant to the terms of an indenture, dated as of [            ], between the issuing entity and the indenture trustee, the issuing entity will pledge the trust estate to the indenture trustee, for the benefit of the noteholders, and issue the notes.

The Mortgage Loans

General

[Disclose if any state or geographic region has a 10% or greater concentration. (Item 1111)]

Each mortgage loan in the issuing entity will be assigned to either Group I or Group II. Each of the mortgage loans in each group will bear interest at a fixed or adjustable mortgage interest rate and be secured by a first or second lien on the related mortgaged property.

The mortgage loans were made for the purpose of purchasing a new home, obtaining construction-to-permanent financing, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower’s equity in the mortgaged property. The mortgage loans are secured by first and second liens on single family residences, which may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner occupied or non-owner occupied investment properties. A substantial number of the mortgage loans in both groups were originated pursuant to the sponsor’s exception policy. See “The Sponsor and the Servicer – Underwriting” herein.

The sponsor currently sells a majority of the loans it originates to third parties through whole loan sales, with the remainder of the loans the sponsor originates being securitized from its own shelf registration. From time to time, the sponsor will designate certain loans for specific whole loan sales (loans having LTVs greater than 90% and second-lien loans, for example), as the sponsor believes that a higher value is received for these loans through whole loan sales. For loans not specifically designated for sale to third parties as described above, the sponsor uses a proprietary software program to determine best execution and allocates the remaining loans between whole loan bid packages and securitization.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured with respect to the aggregate Initial Pool Balance of all the mortgage loans or the Initial Pool Balance of the related group.

The Initial Pool Balances for Group I and Group II were approximately [            ] and [            ], respectively.

As of the Cut-off Date, no mortgage loan had a remaining term to maturity greater than 30 years. [            ] of the mortgage loans was more than one payment past due, each of the mortgage loans was an “actuarial” loan. The number of mortgage loans which are more than 30 days delinquent may not exceed 20% of the Initial Pool Balance of the mortgage loans.

Approximately [            ]% of the mortgage loans were secured by a first lien on the related mortgaged property and approximately [            ]% of the mortgage loans were secured by a second lien on the related mortgaged property.

As of the Cut-off Date, approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, were “interest only” loans. These loans provide for an initial payment period, which is typically five years, during which the mortgagor’s monthly payment consists only of interest. When this initial period ends, the loan will begin to amortize and will amortize fully over its remaining term.

As of the Cut-off Date, with respect to the mortgage loans in Group I, the weighted average loan-to-value ratio was approximately [            ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans), the weighted average interest rate of the mortgage loans was approximately [            ]% per annum and the weighted average remaining term to maturity was approximately [            ] months, with a weighted average seasoning of approximately [__] month. As of the Cut-off Date, with respect to the mortgage loans in Group II, the weighted average loan-to-value ratio of the mortgage loans was approximately [            ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with

respect to second-lien mortgage loans), the weighted average interest rate was approximately [            ]% per annum, the weighted average remaining term to maturity was approximately [            ] months, with a weighted average seasoning of approximately [            ] month.

Approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, impose a prepayment penalty for early full or partial prepayments during a period ranging from six months to five years from the date of origination. These prepayment penalties are generally calculated as a specified percentage of the original principal balance of the mortgage loans or of the outstanding principal balance of the mortgage loans, or a specified number of months of interest accrued at the related mortgage interest rate, or a specified percentage of the amount prepaid.

Each mortgage loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the mortgage loans are “high cost” loans under the Home Ownership Equity Protection Act of 1994 (or other applicable predatory and abusive lending laws), none of the mortgage loans financed a single-premium credit insurance policy and none of the mortgage loans were originated on or after October 1, 2002 and before March 7, 2003 and encumber property located in Georgia.

All of the Group I mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (1) none of the Group I mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, (2) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (3) the servicer for each of the Group I mortgage loans has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, (4) none of the Group I mortgage loans impose a prepayment penalty with a term expiring in excess of three years after origination of the mortgage loan, (5) with respect to the Group I mortgage loans originated on or after August 1, 2004 none of the related mortgages nor the related mortgage notes require the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction, (6) none of the Group I mortgage loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Group I mortgage loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, (7) none of the Group I mortgage loans are “high cost,” “covered” (excluding home loans defined as “covered homes” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) mortgage loans and (8) the principal balance at origination for each mortgage loan originated in most states may not exceed $[            ] for single-family residences, $[            ] for two-family residences, $[            ] for three-family residences and $[            ]for four-family residences.

The loan-to-value ratios (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans) (“LTVs”) described in this prospectus supplement were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of related mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

The Mortgage Loans

The following section describes the statistical characteristics of the mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, the mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•

the minimum Cut-off Date Principal Balance was approximately $[            ], the maximum Cut-off Date Principal Balance was approximately $[            ] and the average Cut-off Date Principal Balance was approximately $[            ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in ranged from [ ]% to [ ]% per annum and the weighted average gross margin was approximately [ ]% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately 1 month,

•

approximately [            ]% of the mortgage loans were fixed-rate loans, approximately [            ]% of the mortgage loans were 2/28 loans, approximately [            ]% of the mortgage loans were 3/27 loans, approximately [            ]% were 5/25 loans and approximately [            ]% were six-month LIBOR loans,

•

approximately [            ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [            ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately [            ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•

approximately [            ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [            ]% of the mortgage loans are secured by second liens on the related mortgaged properties, and

•	approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

The following tables set forth certain information with respect to the mortgage loans based on the aggregate Cut-off Date Principal Balance of the mortgage loans in relation to the Initial Pool Balance of the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Aggregate Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut- off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Cut-off Date Principal Balances

Aggregate Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of LTV Ratios

Aggregate Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Gross Interest Rates

Aggregate Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Gross Margins

Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Maximum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Minimum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Month and Year of Next Rate Change Date

Aggregate Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Original Terms to Maturity

Aggregate Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Remaining Terms to Maturity

Aggregate Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Amortization Type

Aggregate Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Occupancy Status

Aggregate Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Property Type

Aggregate Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of Seasoning

Aggregate Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Mortgage Loan Type

Aggregate Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Prepayment Penalty Terms

Aggregate Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$					%

Total:		$	%	$	%				%

Loan Purpose

Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Loan Documentation Type

Aggregate Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of FICO Scores

Aggregate Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Prepayment Penalty Description

Aggregate Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

The Group I Mortgage Loans

The following section describes the statistical characteristics of the Group I mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans.

As of the Cut-off Date, Group I mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•

the minimum Cut-off Date Principal Balance was approximately $[            ], the maximum Cut-off Date Principal Balance was approximately $[            ] and the average Cut-off Date Principal Balance was approximately $[            ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans ranged from [ ]% to[ ]% per annum and the weighted average gross margin was approximately [ ]%,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans in Group I had an initial periodic cap of [            ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately [ ] month,

•

approximately [            ]% of the mortgage loans were fixed-rate loans, approximately [            ]% of the mortgage loans were 2/28 loans, approximately [            ]% of the mortgage loans were 3/27 loans and approximately [            ]% were six-month LIBOR loans,

•

approximately [            ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [            ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and [            ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•

approximately [            ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [            ]% of the mortgage loans are secured by second liens on the related mortgaged properties,

•	none of the mortgage loans impose a prepayment penalty with a term expiring more than three years after the origination of the mortgage loan, and

•	approximately [ ]%, [ ]%, [ ]% and [ ] of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

The following tables set forth certain information with respect to the Group I mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Group I Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Cut-off Date Principal Balances

Group I Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$4%		$	%				%

Total:		$	%	$	%				%

Range of LTV Ratios

Group I Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Gross Interest Rates

Group I Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Gross Margins

Group I Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Maximum Mortgage Interest Rates

Group I Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Minimum Mortgage Interest Rates

Group I Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-58

Month and Year of Next Rate Change Date

Group I Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$6%		$	%				%

Total:		$	%	$	%				%

Range of Original Terms to Maturity

Group I Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-59

Range of Remaining Terms to Maturity

Group I Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Amortization Type

Group I Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution by Occupancy Status

Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Property Type

Group I Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution of Seasoning

Group I Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:			$100.00%	$	%				%

Mortgage Loan Type

Group I Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Prepayment Penalty Terms

Group I Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Loan Purpose

Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Loan Documentation Type

Group I Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of FICO Scores

Group I Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Prepayment Penalty Description

Group I Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Original LTV	Weighted Average Credit Score
		$	%	$	%			%

Total:		$	%	$	%			%

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The Group II Mortgage Loans

The following section describes the statistical characteristics of the Group II mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans.

As of the Cut-off Date, Group II mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•

the minimum Cut-off Date Principal Balance was approximately $[            ], the maximum Cut-off Date Principal Balance was approximately $[            ] and the average Cut-off Date Principal Balance was approximately $[            ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average gross margin was approximately [ ]% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had an initial periodic cap of [            ]% per annum,

•

approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum and approximately [            ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [            ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately [ ] month,

•	approximately [ ]% of the mortgage loans were fixed-rate loans, approximately [ ]% of the mortgage loans were 2/28 loans, approximately [ ]% of the mortgage loans were 3/27

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loans, approximately [ ]% of the mortgage loans were 5/25 loans and approximately [ ]% were six-month LIBOR loans,

•

approximately [            ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [            ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately [            ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•

approximately [            ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [            ]% of the mortgage loans are secured by second liens on the related mortgaged properties, and

•	approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

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The following tables set forth certain information with respect to the Group II mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Group II Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Cut-off Date Principal Balances
Group II Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of LTV Ratios

Group II Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Gross Interest Rates

Group II Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Gross Margins

Group II Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Maximum Mortgage Interest Rates

Group II Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Minimum Mortgage Interest Rates

Group II Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Month and Year of Next Rate Change Date

Group II Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Original Terms to Maturity

Group II Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Remaining Terms to Maturity

Group II Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution by Amortization Type

Group II Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Occupancy Status

Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution by Property Type

Group II Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of Seasoning

Group II Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Mortgage Loan Type

Group II Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%

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Prepayment Penalty Terms

Group II Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Loan Purpose

Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Weighted Average Credit Score	Average Seasoning	Remaining Term (in months)	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%

Loan Documentation Type

Group II Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%

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Distribution of FICO Scores

Group II Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut- off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Prepayment Penalty Description

Group II Mortgage Loans

Prepayment Penalty Description (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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The Sponsor

Accredited Home Lenders, Inc. (“Accredited”), a California corporation, is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single family residences, two-to-four-family residential properties, condominium units, units in planned unit developments, townhomes and modular housing units. Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as “nonconforming” and “subprime” mortgage loans. Accredited is wholly owned by Accredited Home Lenders Holding Co., a publicly traded company traded under the ticker symbol LEND.

Accredited’s mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers. On a smaller scale, Accredited makes retail originations directly to borrowers.

Accredited’s total annual mortgage loan production has increased steadily from approximately $2.3 billion in 2001, $4.3 billion in 2002, $8.0 billion in 2003, $12.4 billion in 2004 and $16.3 billion in 2005. In 2001, Accredited originated approximately 16,000 mortgage loans secured by first liens and approximately 4,400 mortgage loans secured by second liens. In 2002, Accredited originated approximately 26,000 mortgage loans secured by first liens and approximately 8,600 mortgage loans secured by second liens. In 2003, Accredited originated approximately 48,000 mortgage loans secured by first liens and approximately 14,000 mortgage loans secured by second liens. In 2004, Accredited originated approximately 67,000 mortgage loans secured by first liens and approximately 23,000 mortgage loans secured by second liens. In 2005, Accredited originated approximately 78,000 mortgage loans secured by first liens and approximately 28,000 mortgage loans secured by second liens. As of [            ], Accredited had [            ] employees.

Accredited performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for a portion of its loan originations sold or securitized on a servicing-retained basis. As of [            ], Accredited performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $[            ] billion.

Accredited disposes of its loans primarily by selling them to third parties and through securitizations. The decision by Accredited to sell or to securitize loans depends upon a number of factors, including, but not limited to, premiums earned for whole loan sales and Accredited’s leverage targets.

Accredited completed its first securitization in 1996 and has closed additional securitizations in 2000, 2002, 2003, 2004 and 2005. The securitizations completed in 1996 and 2000 have both been terminated as a result of Accredited exercising a clean-up call. For the years 2002, 2003, 2004 and 2005, Accredited closed two, three, four and four securitizations, respectively, selling loans totaling approximately $749.3 million, $1,236.5 million, $3,271.6 million and $4,240.2 million, respectively, from its own shelf registration statement. Accredited currently plans to close one securitization in each calendar quarter. Accredited retains the servicing for loans securitized from its own shelf registration statement. None of the pools that Accredited has securitized have defaulted or experienced an early amortization target.

These securitizations are structured legally as sales, but for accounting purposes are treated as financings under SFAS No. 140. These securitizations do not meet the qualifying special purpose entity criteria under SFAS No. 140 and related interpretations because after the loans are securitized, the securitization trusts may acquire derivatives relating to beneficial interests retained by Accredited and, Accredited, as servicer, subject to applicable contractual provisions, has discretion, consistent with prudent mortgage servicing practices, to determine whether or not to sell or work out any loans securitized through the securitization trusts that become troubled. Accordingly, the loans remain on the balance sheet as “loans held for investment”, retained interests are not recorded, and securitization bond financing replaces the short-term debt originally associated with the loans held for investment. Accredited records interest income on loans held for investment and interest expense on the bonds issued in the securitizations over the life of the securitizations. Deferred debt issuance costs and discounts related to the bonds are amortized on a level yield basis over the estimated life of the bonds.

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Accredited serves in essentially three roles in connection with its securitization program. As the sponsor, Accredited works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, Accredited is responsible for servicing each pool of mortgage loans. As the administrator of the issuing entity, Accredited is responsible for causing the issuing entity to perform its duties under the transaction documents, which duties include the provision of notices of material events, reporting and monitoring and maintaining the security interest of the noteholders in the mortgage loans.

The notes issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by Accredited, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Limitations on Liability

Accredited and its directors, officers, employees or agents are not under any liability to an issuing entity or the related noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related sale and servicing agreement, or for errors in judgment. However, Accredited is not protected from liability for any breach of warranties or representations made by Accredited in the related sale and servicing agreement, or against any specific liability imposed on Accredited pursuant to the related sale and servicing agreement or against any liability which would otherwise be imposed upon Accredited by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the related sale and servicing agreement.

Legal Proceedings

Because the nature of Accredited’s business involves the collection of numerous accounts and compliance with federal, state and local lending laws, the originator is subject to claims and legal actions in the ordinary course of its business. Like a number of other consumer finance companies, Accredited is subject to certain class-action lawsuits alleging violations of various federal and state consumer protection laws and other laws. Accredited intends to defend or seek other resolution of these lawsuits and, except as described below, Accredited either does not believe that their resolution will have a material adverse effect on its financial position or results of operations or has not been able to make a determination regarding the ultimate outcome of the matter or the amount of potential liability.

[Disclose any legal proceedings material to noteholders.]

Underwriting

General. Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited’s underwriting guidelines. Accredited’s underwriting process is intended to assess a loan applicant’s credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. All underwriting and re-underwriting is performed by Accredited’s underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider. Accredited’s underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

Brokers and Correspondents. All of Accredited’s prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are

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current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited’s underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker’s and correspondent’s performance relative to issues disclosed by Accredited’s quality control review, and discontinues relationships with unacceptable performers.

Loan Applications and Credit Reports. Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

Property Appraisals. A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each first priority loan and each second priority loan greater than $50,000. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited’s Appraisal Review Department or a qualified underwriter before the mortgage loan is closed. The appraisal may not be more than 180 days old on the day the loan is funded. A second full appraisal is required for combined loan amounts and/or property values greater than $1,000,000. For second priority loans of $50,000 or less, “drive-by” appraisals alone are acceptable. The standard appraisal may be waived in favor of an Insured Automated Value Model (AVM) with a physical inspection, provided the loan meets certain criteria. The Insured AVM is effective for the life of the loan, is transferable, and provides an unbiased opinion of the property value. The Insured AVM process includes a Property Condition Report which is a drive-by inspection that verifies the collateral is conforming. The insurance certificate provides protection that may minimize loss severity in the event of foreclosure.

Income and Assets Verification. Accredited’s underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited’s “Full Documentation,” “Lite Documentation” or “Stated Income” programs. Under each of these programs, Accredited reviews the loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant’s ability to repay the loan. Under the Full Documentation program, applicants are generally required to submit the most current year to date pay stub and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, most recent two years’ complete tax returns, signed year to date profit and loss statement, or bank statements. Personal bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for “Alt2” documentation type or bank statements for the preceding 12 months acceptable for “Alt1.” Under the Lite Documentation program, applicants must be self-employed and are required to submit personal bank statements covering at least the preceding six months. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

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Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months’ consecutive bank statements or other acceptable documentation. On Accredited’s core mortgage loan products and on some of its specialty products, twelve months’ mortgage payment or rental history must be verified by the related lender or landlord.

Credit Classifications. A critical function of Accredited’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Accredited has established five principal classifications, “A+” to “C,” with respect to the credit profile of potential borrowers, and a rating is assigned to each loan based upon these classifications. Accredited has a sixth, generally inactive credit classification, called “C-” which may be assigned to a borrower with a current or recent foreclosure or bankruptcy and can still be used on an exception basis with approval from executive management. Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to-income ratio.

Quality Control. Each month, Accredited’s internal audit and quality control department generally reviews and re-underwrites a sample of the loans originated by Accredited. The statistical sample of loans is based on the prior defective rate and the loans are chosen by random selection and based on the prior defect rates. In addition, targeted reviews are conducted, including but not limited to the following areas: regulatory compliance, non-performing assets, targeted and discretionary reviews, or where fraud is suspected. The quality control department re-underwrites these loans through an in-depth analysis of the following areas: application, income/employment, appraisals, credit decision, program criteria, net tangible benefits, re-verifications, and compliance. Specifically, these tests focus on verifying proper completion of borrower disclosures and other loan documentation, correct processing of all legally required documentation, and compliance with time frames imposed by applicable law. When fraud is suspected, the quality control department undertakes a comprehensive re-underwriting of not only the loan in question, but any related loans connected by broker, appraiser, or other parties to the transaction. All findings of the internal audit and quality control department are reported on a regular basis to members of senior management and the audit committee of the board of directors. The Chief Executive Officer and the Chief Operating Officer, along with the Director of Operations and others analyze the results of the monthly internal audit and quality control department audits as well as performance trends and servicing issues. Based upon this analysis, corrective actions are taken.

Loan Programs. Accredited’s mortgage loans are made for the purpose of enabling borrowers to purchase new homes, refinance existing mortgage loans, consolidate debt and/or obtain cash for whatever purposes the borrowers desire. Accredited’s single-family residence loans are secured by one- to four-unit primary residences, one-unit second homes, or one- to four-unit investment properties, and eligible property types are deemed to include single-family detached homes, semi-detached homes, row or townhomes, individual condominiums, individual units in planned-unit developments, and leasehold estates. These collateral types are consistent with the Freddie Mac Seller-Servicer Guide for describing mortgage eligibility requirements. The mortgaged properties may be owner-occupied, second or vacation homes, or non-owner occupied investment properties.

Accredited’s loans have payment schedules based primarily upon (1) an interest rate that is constant over the life of the loan, commonly referred to as “fixed-rate loans” or (2) generally, an interest rate that is fixed for the initial two, three or five years and adjusts after an initial fixed period of two, three or five years and every six months thereafter, sometimes referred to as “adjustable-rate loans”. Generally, the payments on Accredited’s fixed-rate loans are calculated to fully repay the loans in 15 or 30 years, or, in the case of so-called “balloon” loans, the payments are based on a 30-year repayment schedule, but all unpaid principal is due in a larger “balloon” payment at the end of 15 years. The payments on Accredited’s adjustable-rate loans are calculated to fully repay the loans in 30 years, and the payment

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amounts are adjusted whenever the interest rates are adjusted. Accredited’s adjustable-rate loans with a two-year initial fixed-rate period are commonly referred to as “2/28’s,” Accredited’s adjustable-rate loans with a three-year initial fixed-rate period are commonly referred to as “3/27’s” and Accredited’s adjustable-rate loans with a five-year initial fixed-rate period are commonly referred to as “5/25’s”. Accredited’s fixed-rate or adjustable-rate loans may have initial interest-only periods, typically five years, during which the monthly payments are limited to the amounts required to pay accrued interest due on the loans. After the interest-only periods, the monthly payments are adjusted to fully repay the loans over their remaining terms.

The interest rate adjustments on Accredited’s adjustable-rate loans are determined by adding a “margin” to an “index” rate, subject to certain adjustment limitations. The “margin” is a percentage established at origination of a loan, and the “index” for Accredited’s adjustable-rate loans is six-month LIBOR, and is determined as of a specified time prior to the interest adjustment date. It is common during the initial fixed-rate period of an adjustable-rate loan to allow the borrower to pay a rate lower than the margin plus the index at loan origination. Over time, the rate may adjust upward such that, eventually, the interest rate will equal the index plus the entire margin. Such adjustments are generally limited to no more than 1.5% at each adjustment date, and the interest rates may not be adjusted above or below a maximum and minimum amount specified in the loan documents. The goal is to acclimate the borrower to the repayment obligation, yet be able to achieve the fully indexed interest rate over time.

Accredited offers a full range of subprime mortgage loan programs, and the key distinguishing features of each program are the documentation required, the LTV, the mortgage and consumer credit payment history, the property type and the credit score necessary to qualify under a particular program. Nevertheless, each program relies upon Accredited’s analysis of each borrower’s ability to repay, the risk that the borrower will not repay the loan, the fees and rates Accredited charges, the value of the collateral, the benefit Accredited believes it is providing to the borrower, and the loan amounts relative to the risk Accredited believes it is taking.

In general, Accredited’s LTV maximums decrease with credit quality, and, within each credit classification, the LTV maximums vary depending on the property type. LTV maximums for loans secured by owner-occupied properties are higher than for loans secured by properties that are not owner-occupied. LTV maximums for Lite Documentation and Stated Income programs are generally lower than the LTV maximums for corresponding Full Documentation programs. Our maximum debt-to-income ratios range from 50% to 55% for Full Documentation programs, and maximum 45% for Lite Documentation and Stated Income Programs.

Accredited offers a variety of specialty programs that provide higher LTV’s and CLTV’s to borrowers in higher credit grades. Credit grades may be determined by the same criteria as in the core programs, but may also be determined only on the basis of mortgage credit or credit score. Specialty programs may be restricted as to property and occupancy types and documentation requirements.

Exceptions. Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited’s established exception policy. Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment. A substantial number of the mortgage loans in both groups were originated pursuant to Accredited’s exception policy.

Delinquency and Loss Information for the Mortgage Loans

The following table sets forth certain information regarding the delinquency performance in the past twelve months as of the Cut-off Date for [            ] Mortgage Loans with an aggregate principal balance

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of approximately $[            ] representing approximately [            ]% of the Mortgage Loans. [For [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the Mortgage Loans, the delinquency information below is not available.] No Mortgage Loan has been delinquent more than [        ] days in the past twelve months. [Insert any delinquency and loss information required under Item 1111(c) and 1100(b).]

[In the following tables, a mortgage loan is defined as 30 days contractually delinquent on the last day of the calendar month in which the payment is due and losses are recognized when collateral relating to a mortgage loan has been foreclosed and the foreclosure has been liquidated, except in those instances in which management determines that the loss amount would be less from “walking away” from the property. The loss amount is equal to the principal amount on the loan, plus accrued and unpaid interest on the loan, plus any foreclosure expenses less proceeds received from the buyer of the foreclosed property.]

As of [ ],
(dollars in thousands)
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)
Delinquency
30-59 days
60-89 days
90 119 days
120-149 days
[insert 30 day buckets until chargeoff]
Foreclosures
Total delinquencies and foreclosures
Real estate owned
[Losses on Mortgage Loans ]

(1)	These percentages are based on the percentage of the total number of Mortgage Loans for which such delinquency information is available.

(2)	These percentages are based on the percentage of the aggregate principal balance of the Mortgage Loans for which such delinquency information is available.

Static Pool Information

Static pool information for Accredited’s amortizing asset pools is available at www.                .com. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

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The static pool information posted on this website that relates to securitizations sponsored by Accredited prior to January 1, 2006 and that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus .

The Depositor

The depositor, a Maryland real estate investment trust, was formed in the State of Maryland on May 4, 2004. The depositor’s principal business objective is to acquire, hold and manage mortgage assets that will generate net income for distribution to its shareholders. All of the depositor’s outstanding common shares are owned by the sponsor. The depositor completed a public offering of preferred shares and they are publicly-traded on the New York Stock Exchange. The sponsor has contributed the mortgage loans to the depositor, and on the closing date, the sponsor will direct the depositor to sell the mortgage loans to the issuing entity.

Continuing Options

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate — plus the amount of any unreimbursed Delinquency Advances and Servicing Advances with respect to such mortgage loan in accordance with the provisions specified in the sale and servicing agreement. Pursuant to this option, the depositor may not purchase more than 10% of the mortgage loans in the pool, measured by the outstanding principal balance of the mortgage loans repurchased as a percentage of the Initial Pool Balance.

In addition, the depositor has the ongoing option to terminate the issuing entity on any payment date when the outstanding principal balance of the notes is less than or equal to 10% of the original principal balance of the notes, after giving effect to distributions on that payment date. In addition, pursuant to the sale and servicing agreement, if a breach related to a mortgage loan is not cured within the specified time period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. See “Description of the Notes and Trust Certificates - Optional Clean-Up Call and -Representations and Warranties of the Sponsor” for more information regarding the depositor’s termination option and the removal or substitution of mortgage loans by the depositor.

[Disclose any legal proceedings material to noteholders.]

The Issuing Entity

Accredited Mortgage Loan Trust 20[_]-[_], a Delaware statutory trust, is the issuing entity of the Notes. [*File the issuing entity’s governing documents as an exhibit.] The issuing entity’s fiscal year end will be December 31.

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Permissible Activities

The purpose of the issuing entity is to engage in the following activities:

(a) to issue the Notes and to sell such Notes;

(b) with the proceeds of the sale of the Notes and the trust certificates and to purchase the Mortgage Loans to be included in the trust estate from the depositor with the balance of such funds pursuant to the sale and servicing agreement;

(c) to assign, grant, transfer, pledge, mortgage and convey the trust estate pursuant to the indenture and to hold, manage and distribute to the certificateholders any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

(d) to enter into and perform its obligations under the trust agreement, the sale and servicing agreement, the indenture and the interest rate swap agreement, to which it is or is to be a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(f) subject to compliance with the trust agreement, the sale and servicing agreement, the indenture and the interest rate swap agreement, to engage in such other activities as may be required in connection with conservation of the trust estate and the making of distributions and payments to the noteholders and the certificateholders; and

(g) to issue the trust certificates pursuant to the trust agreement.

Restrictions on Issuing Entity’s Activities

The issuing entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the trust agreement, the sale and servicing agreement, the indenture and the interest rate swap agreement.

Modification of Governing Documents

The trust agreement may be amended by the sponsor, the depositor and the owner trustee, with prior written notice to the rating agencies, but without the consent of any of the noteholders, the certificateholders or the indenture trustee, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, such action shall not adversely affect in any material respect the interests of any noteholder, certificateholder or the swap provider (unless the consent of the swap provider is obtained) as evidenced by an opinion of counsel or satisfaction of the Rating Agency Condition.

The trust agreement may also be amended from time to time by the sponsor, the depositor and the owner trustee, with the prior written consent of the rating agencies and with the prior written consent of the indenture trustee, the holders of the majority of the percentage interest of the notes affected thereby and the certificateholders of the majority of the percentage interests of the issuing entity, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions that shall be required to be made for the benefit of the noteholders or the certificateholders, (b) reduce the aforesaid percentage of the majority of the percentage interest of the notes or the percentage interests required to consent to any

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such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding notes affected thereby and the certificateholders of all the outstanding trust certificates.

See “Description of the Notes and the Trust Certificates—Amendment” in this prospectus supplement for information regarding the method the indenture may be amended.

Capitalization

The depositor will contribute to the owner trustee, the sum of $1,000, which shall constitute the initial trust estate and shall be deposited in a payment account. The depositor will pay organizational expenses of the issuing entity as they may arise or shall, upon the request of the owner trustee, promptly reimburse the owner trustee for any such expenses paid by the owner trustee. Pursuant to the sale and servicing agreement, the issuing entity will purchase the Mortgage Loans, which will comprise the remainder of the trust estate. Upon the transfer of the Mortgage Loans pursuant to the sale and servicing agreement, the owner trustee shall transfer the initial capital contribution, in the sum of $1,000, to the depositor. For more information regarding the sale and transfer of the Mortgage Loans to the issuing entity, see “Description of Note and Trust Certificates - Assignment and Pledge of Mortgage Loans” in this prospectus supplement.

Sale of Assets and Security Interest

The issuing entity will represent and warrant that the indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the Mortgage Loans by reason of possession of the mortgage loans by the Indenture Trustee through a Custodian and by reason of the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the indenture trustee.

Bankruptcy

The owner trustee shall not have the power to (i) institute proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (v) make any assignment for the benefit of the issuing entity’s creditors, (vi) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”) without the unanimous prior written consent and approval of all certificateholders and the Rating Agency Condition shall have been satisfied and the delivery to the owner trustee by each such certificateholder of a certification that such Certificateholder reasonably believes that the issuing entity is insolvent. So long as the indenture remains in effect, no certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of either the depositor or the sponsor will not result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, respectively. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s

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assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

[Disclose expenses incurred in connection with the selection and acquisition of the mortgage loans to the extent payable from the offering proceeds. If such expenses will be paid to the depositor, sponsor, underwriter or issuing entity, the type and amount of each expense should be separately identified. (Item 1107)]

[Disclose any legal proceedings material to noteholders.]

The Servicer

Accredited Home Lenders, Inc. (“Accredited”), a California corporation, is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single family residences, two-to-four-family residential properties, condominium units, units in planned unit developments, townhomes and modular housing units.

Accredited performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for a portion of its loan originations sold or securitized on a servicing-retained basis. As of [            ], Accredited performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $[            ] billion. See “Certain Matters Regarding the Servicer” in the prospectus for more information regarding the terms of the sale and servicing agreement and the servicer’s duties thereunder.

Accredited has been servicing non-prime mortgage loans since 1998 and as of December 31, 20[            ] was servicing approximately [            ] mortgage loans totaling approximately $[            ]. All mortgage loans serviced by Accredited were originated by Accredited and are either: 1) owned by one of the Accredited Mortgage Loan Trusts in connection with a securitization, or 2) serviced for purchasers for an interim period (usually 30 to 60 days from the date the mortgage loan is sold to the purchaser) until servicing is transferred to the purchaser’s servicer of choice, or 3) serviced pending the sale or securitization of such mortgage loans. [Accredited is rated “Average” by Standard and Poor’s, “SQ2” by Moody’s Investors Service, and “RPS3” by Fitch Investors Service. There have been no material changes to Accredited’s servicing policies and procedures during the last three years.]

Currently, Accredited’s servicing portfolio consists of non-prime fixed and adjustable-rate mortgage loans, including first and second liens.

Servicing activities are performed at Accredited’s servicing centers in San Diego, California, and Orlando, Florida. In its capacity as servicer, Accredited handles various mortgage loan administration duties, including but not limited to, providing incoming phone lines for obligors to access Accredited customer service representatives, tracking property tax payments and hazard and flood insurance coverage on obligor’s accounts, and processing and recording obligor payments. Billing statements are sent monthly to obligors to assist them in making their scheduled payments.

Limitations on Liability

The servicer or any of its directors, officers, employees or agents shall not be under any liability to the issuer or the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the sale and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the servicer against liability for any breach of warranties or representations

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made by the servicer in the sale and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the sale and servicing agreement or against any liability which would otherwise be imposed upon the servicer by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the sale and servicing agreement.

Custodial Responsibility

The servicer does not have custodial responsibility for the mortgage loans. The indenture trustee has custodial responsibility for the mortgage loans as described under “The Indenture Trustee-Custodial Responsibility” in this prospectus supplement.

In late 1998, Accredited began performing the delinquency collection and default resolution functions on its warehouse inventory of loans held for sale and on a pool of loans securitized by Accredited in 1996, which pool has since been terminated by Accredited exercising a clean-up call. In addition, in mid-1999, Accredited began retaining such servicing functions on loans sold into a facility under which Accredited also retains a residual interest in future payments on the loans. Currently, Accredited is servicing approximately $[ ] billion of loans which have been securitized in the [            ] Accredited securitizations closed in 2002, 2003, 2004, 2005 and 200[__] (through [            ], 200[__]), in addition to $[ ] billion of loans which are being held for sale or for securitization (as of [            ], 200[__]). These servicing activities include, but are not limited to, collections of borrower payments of principal and interest, property tax and flood zone tracking, handling tax and insurance collections and disbursements, initiating foreclosure activities in those situations in which such activity is warranted and liquidating foreclosure properties. In 2004, Accredited opened an additional telephone collection center in Orlando, Florida.

Mortgage Loan Servicing

Once Accredited originates or purchases a mortgage loan, Accredited’s servicing department begins the administrative process of servicing the loan, seeking to ensure that the loan is repaid in accordance with its terms. Accredited starts this process for every mortgage loan, whether Accredited will service the mortgage loan for a matter of weeks before it is sold servicing-released or for its life in a servicing-retained transaction. Accredited’s servicing department is divided into loan administration, loan servicing and asset management units. In addition, the investor reporting unit of Accredited’s finance and accounting department performs the servicing-related functions of reporting on all other servicing activities, and in the case of mortgage loans serviced for others, accounting for and remitting all funds collected through servicing activities.

Administration and Servicing. Accredited’s loan administration unit is responsible for boarding each loan into Accredited’s servicing operations and technology systems. For mortgage loans on which the monthly payments include amounts to be escrowed for the future payment of real estate taxes and insurance premiums, Accredited’s loan administration unit ensures the proper accounting for such funds and the timely payment of the taxes and premiums. For mortgage loans which do not have tax and insurance escrows, the loan administration unit ensures that the properties securing the loans are properly insured at all times and that real estate taxes are paid to avoid foreclosures by taxing authorities. For mortgage loans with adjustable interest rates, the loan administration unit ensures that the adjustments are properly made and timely identified to the related borrowers. This unit is also responsible for the various administrative tasks involved in the transfer of servicing when loans are sold servicing-released, including notifying borrowers, insurers and taxing authorities.

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Accredited’s loan servicing unit is responsible for the physical receipt of and initial accounting for all loan payments from borrowers. Accredited encourages its borrowers to establish automatic payment from their bank accounts, which Accredited arranges at no cost to the borrower. Accredited’s loan servicing unit is also responsible for customer service, handling all inbound calls and other communications from borrowers.

Accredited or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity or the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the sale and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect Accredited against liability for any breach of warranties or representations made by Accredited in the sale and servicing agreement, or against any specific liability imposed on Accredited pursuant to the sale and servicing agreement or against any liability which would otherwise be imposed upon Accredited by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the sale and servicing agreement.

Collection and Enforcement. Accredited’s asset management unit is responsible for all phases of the collection and enforcement of delinquent and defaulted loans. The inherent risk of delinquency and loss associated with subprime mortgage loans requires hands-on active communication with Accredited’s borrowers from origination through liquidation. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail, and is tailored to reflect the borrower’s payment habit, the mortgage loan’s risk profile and the mortgage loan’s status. Accredited’s collection approach is designed to educate Accredited’s borrowers on managing their debts to maximize the likelihood of continued timely performance. Accredited establishes clear expectations with its borrowers with respect to maintaining contact and working together to resolve any financial problems that may occur. Accredited considers this early intervention a key element of Accredited’s servicing strategy.

Accredited’s front end loan counselors begin calling borrowers whose accounts become five days past due. Once contact is established, Accredited verifies pertinent information and determine the reason for the delay in payment. For borrowers who are able to make their payments, Accredited offers the ability to “pay by phone” through Western Union’s “Quick Collect” service. This allows the borrower to remit the funds immediately or at an agreed later time in the month and avoids delays using the U.S. postal service. If a borrower indicates a problem that is not temporary or is of a serious nature, the call is promptly referred to a manager who will then evaluate the situation and initiate appropriate loss mitigation actions.

When an account becomes thirty-one days delinquent, the borrower receives a notice of intent to foreclose allowing thirty days, or more if required by applicable state law, to cure the default before the account is actually referred for foreclosure. The 30-59 day collection personnel continue active collection campaigns and may offer a borrower relief through a forbearance plan designed to resolve the delinquency in ninety days or less. These collectors are seasoned and trained to effectively identify and resolve problems with borrowers before the past due problems escalate.

Accounts moving to sixty or more days delinquent are transferred to the loss mitigation and foreclosure sub-units simultaneously. Accredited’s loss mitigation personnel choose a collection strategy that is designed to minimize the loss on a defaulted mortgage loan. Accredited procures updated property value information, the borrower’s current credit profile, and reviews foreclosure and real estate marketing timelines to determine the best alternative to foreclosure. Accredited’s loss mitigation personnel continue to actively attempt to resolve the delinquency while Accredited’s foreclosure personnel begin the foreclosure process. Accredited’s loss mitigation tools include payment plans, short sales, deeds in lieu of foreclosure, stipulated forbearance plans, deferments, reinstatements and modifications.

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Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through a timeline report built into the loan servicing system. The report schedules key dates throughout the foreclosure process, enhancing Accredited’s ability to monitor and manage the process. Properties acquired through foreclosure are transferred to the real estate owned, or REO, sub-unit to manage eviction and marketing of the properties. Once a property is vacant, it is listed with a local real estate agent who develops a marketing strategy designed to maximize the net recovery upon liquidation. Second opinions on the value of the property are obtained to validate recommendations given by the primary listing agent. Property listings are reviewed several times monthly to ensue the properties are properly maintained and actively marketed.

Accredited’s loan administration unit also handles hazard and mortgage insurance claims, mortgage bankruptcies, condemnations and other special servicing needs.

Servicing Department Infrastructure. Accredited services its loans using Accredited’s configuration of MortgageWare software provided by Interlinq Software Corporation. Accredited also has additional software modules for the management of REO. Accredited’s technology delivers helpful data regarding the loan and the borrower to the desktops of Accredited’s servicing personnel. Accredited also has all of its files electronically imaged so that Accredited’s servicing personnel have access to each file without having to retrieve a paper file.

Monthly incentive plans are in place for all collections, loss mitigation, foreclosure and REO personnel and are tied directly to performance of the servicing portfolio. Both individual and team goals are used to encourage superior results and cooperation between unit members.

Ongoing training for Accredited’s servicing personnel is provided regularly and covers major relevant topics within the servicing department. In the collection and loss mitigation areas, supervisors and managers monitor actual telephone calls by each collector on a monthly basis and follow up with one-on-one training and direction. In addition, scripts tailored to typical borrower circumstances are posted at each workstation to ensure the employee asks the appropriate questions for the type of delinquency situation the borrower is experiencing. Outside legal counsel conduct on-site classes or seminars for the foreclosure and bankruptcy areas approximately on a quarterly basis, and title company representatives also provide on-site training on title issues.

All of Accredited’s servicing functions are administered from Accredited’s San Diego headquarters. Hours of operation for Accredited’s servicing department are 6:30 a.m. to 7:00 p.m., Monday through Friday, and Accredited uses staggered shifts to cover the different time zones where Accredited’s borrowers and collateral properties are located. Collection personnel also work one or two Saturdays each month, depending upon the day of the week on which each month end falls. Evening and weekend hours are used to facilitate contact with borrowers that are otherwise unavailable during regular business hours.

See “Servicing of the Mortgage Loans” in this prospectus supplement and “Servicing of Loans” in the prospectus for more information regarding the sale and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer. See “Collection Procedures; Escrow Accounts” and “Deposits to and Withdrawals from the Collection Account” in the prospectus for more information on the manner in which collections on the mortgage loans will be maintained.

[To the extent material, provide statistical information regarding servicer advances on the mortgage loans and the servicer’s overall servicing portfolio for the past three years. (Item 1108)]

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Legal Proceedings

Because the nature of Accredited’s business involves the collection of numerous accounts and compliance with federal, state and local lending laws, the originator is subject to claims and legal actions in the ordinary course of its business. Like a number of other consumer finance companies, Accredited is subject to certain class-action lawsuits alleging violations of various federal and state consumer protection laws and other laws. Accredited intends to defend or seek other resolution of these lawsuits and Accredited either does not believe that their resolution will have a material adverse effect on its financial position or results of operations or has not been able to make a determination regarding the ultimate outcome of the matter or the amount of potential liability. [Disclose any specific legal proceedings material to noteholders.]

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Delinquency and Loan Loss Experience

The following table sets forth certain information regarding the delinquency, foreclosure, REO and loss experience with respect to mortgage loans serviced by Accredited for the periods indicated. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the portfolio which increased significantly since December 2003.

Delinquency and Foreclosure

As of December 31,
	[__]			[__]			[__]
(dollars in thousands)
	Principal Balance	No. of Loans	Percentage	Principal Balance	No. of Loans	Percentage	Principal Balance	No. of Loans	Percentage
Total servicing portfolio including REO
Delinquency (1)
30 - 59 days			%			%			%
60 - 89 days
90 + days
Foreclosures (1)
Total delinquencies and foreclosures (1)			%			%			%
Real estate owned (1)(2)			%			%			%
Annual losses on servicing portfolio (3)(4)			%			%			%

(1)	Percentage of servicing portfolio at period end.

(2)	Based on the aggregate principal balance of the mortgage loans secured by mortgaged properties the title to which has been acquired through foreclosure, deed in lieu of foreclosure or similar process.

(3)	Percentages based upon average monthly servicing portfolio.

(4)	Annualized for the three month period ending [ ].

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[The Originator[s]]

[FOR ANY ORIGINATOR OR GROUP OF AFFILIATED ORIGINATORS, APART FROM THE SPONSORS, THAT ORIGINATED 10% OR MORE OF THE POOL ASSETS]

[[            ] originated [__] of the mortgage loans, representing [__]% of the Initial Pool Balance. [            ] originated [__] of the mortgage loans, representing [__]% of the Initial Pool Balance.]

[FOR ANY ORIGINATOR OR GROUP OF AFFILIATED ORIGINATORS, APART FROM THE SPONSORS, THAT ORIGINATED 20% OR MORE OF THE POOL ASSETS]

[            is a             formed as a             to originate and acquire residential mortgage loans. The principal office of the             is located at             . Its telephone number is             .]

[Insert description of Originator’s experience in originating mortgage loans. Item 1110(b)]

The Owner Trustee

[Name of Trustee and form of organization], has its corporate trust offices located at [            ]. The owner trustee will perform limited administrative functions on behalf of the issuing entity pursuant to the trust agreement. The owner trustee’s duties are limited solely to its express obligations under the trust agreement.

[Insert additional trustee disclosure regarding the trustee’s prior experience serving as a trustee for asset-backed securities transactions. (Item 1109)]

Duties and Responsibilities

The owner trustee will execute and deliver or cause to be executed and delivered the Notes, the trust certificates and the transaction documents to which the issuing entity is a party, in each case, as the Sponsor shall approve. In addition, the owner trustee shall, on behalf of the issuing entity, execute and deliver to the authenticating agent the trust request and the trust orders referred to in the indenture, to authenticate and deliver the Notes. In addition, the owner trustee is authorized, but shall not be obligated, to take all actions required of the issuing entity, pursuant to the transaction documents.

It shall be the duty of the owner trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and the transaction documents to which the issuing entity is a party and to administer the issuing entity in the interest of the certificateholders, subject to the transaction documents and in accordance with the provisions of the trust agreement and to maintain the issuing entity’s existence as a statutory trust under the laws of the State of Delaware.

The owner trustee shall disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the transaction documents and the trust agreement. Subject to the trust agreement, the owner trustee shall furnish to the certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the owner trustee under the transaction documents. On behalf of the owner trustee, the Sponsor shall furnish to the Noteholders promptly upon written request therefor, copies of the sale and servicing Agreement and the indenture.

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Limitations on Liability

The owner trustee shall not be answerable or accountable under any circumstances, except (i) for its own willful breach or misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in the trust agreement expressly made by the owner trustee in its individual capacity.

Resignation or Removal

The owner trustee may at any time resign and be discharged by giving written notice thereof to the issuing entity, the sponsor, the servicer, the swap provider and the indenture trustee. Upon receiving such notice of resignation, the sponsor shall promptly appoint a successor owner trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning owner trustee and one copy to the successor owner trustee. If no successor owner trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

If at any time the owner trustee shall cease to be eligible in accordance with the provisions of the trust agreement and shall fail to resign after written request therefor by the certificateholders or the sponsor, or if at any time the owner trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the owner trustee or of its property shall be appointed, or any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the certificateholders or the sponsor, may remove the owner trustee. If the certificateholders or the sponsor shall remove the owner trustee under the authority of the immediately preceding sentence, the sponsor, shall promptly appoint a successor owner trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing owner trustee so removed and one copy to the successor owner trustee and payment of all fees owed to the outgoing owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee pursuant to any of the provisions of the trust agreement shall not become effective until acceptance of appointment by the successor owner trustee pursuant to the trust agreement, and payment of all fees and expenses owed to the outgoing owner trustee. The servicer shall provide notice of such resignation or removal of the owner trustee to each of the rating agencies, the swap provider and the indenture trustee.

Indemnification

Under the trust agreement, the sponsor will indemnify the owner trustee from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other related agreements, the trust estate, the administration of the trust estate or the action or inaction of the owner trustee under the trust agreement. However, the sponsor will not be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) for its own willful breach or misconduct or gross negligence or (ii) the inaccuracy of certain of the owner trustee’s representations and warranties. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described under “Description of the Notes and the Trust Certificates—Payments of Interest, —Payments of Principal, and —Allocation of Net Monthly Excess Cashflow” in this prospectus supplement.

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[Disclose any legal proceedings material to noteholders.]

The Indenture Trustee

[            ], a [form of organization] has offices at [            ], where it conducts its trust administration services. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the indenture.

[Insert additional trustee disclosure regarding the trustee’s prior experience serving as a trustee for asset-backed securities transactions. (Item 1109)]

Duties and Responsibilities

In its capacity as indenture trustee, [            ]will hold the mortgage loans, as a custodian. The custodian shall hold the mortgage loans on behalf of the issuing entity clearly identified as being separate form all other files or records maintained by the custodian at the same location. Prior to taking possession of the mortgage loans in its custodial capacity, the indenture trustee will stamp the mortgage loans to reflect their sale and assignment. [Add disclosure regarding the arrangements for safekeeping and preservation of the mortgage loans and the procedures to reflect the segregation of the mortgage loans from other assets the trustee holds. (Item 1108)]

The indenture trustee will always maintain an office at a location in the United States of America where Notes may be surrendered for registration of transfer or exchange. Notices and demands to or upon the issuing entity in respect of the Notes and the indenture may be delivered at the corporate trust office of the indenture trustee.

The indenture trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list, if any, furnished to the indenture trustee as provided in the indenture and the names and addresses of the Noteholders received by the indenture trustee in its capacity as note registrar.

The indenture trustee shall (i) on or prior to the closing date execute and deliver the acknowledgement of receipt of the Mortgage Loans required by the sale and servicing agreement, (ii) on or prior to sixty (60) days following the closing date execute and deliver the initial certification required by the sale and servicing agreement, and (iii) on or prior to one hundred eighty (180) days following the closing date execute and deliver the final certification required by the sale and servicing agreement.

If the indenture trustee during the process of reviewing the indenture trustee’s mortgage files finds any document constituting a part of a indenture trustee’s mortgage file which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related mortgage loan schedule, or does not conform to the requirements of the sale and servicing agreement or the description thereof as set forth in the related mortgage loan schedule, the indenture trustee shall promptly so notify the Servicer and the Sponsor. Upon receipt of such notice respecting such defect, the Depositor and the Sponsor shall have a sixty (60) day period after such notice within which to correct or cure any such defect, or if the Servicer determines that the defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Noteholders in the related Mortgage Loan, to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in the sale and servicing agreement or (ii) purchase such Mortgage Loan at a purchase price specified in the sale and servicing agreement.

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See “Description of the Notes and the Trust Certificates—Reports to Noteholders” for information regarding the reporting responsibilities of the indenture trustee.

Immediately after the occurrence of any event of default known to a responsible officer of the indenture trustee, the indenture trustee shall transmit by mail to the sponsor notice of each such event of default and, within ninety (90) days after the occurrence of any event of default known to a responsible officer of the indenture trustee, the indenture trustee shall transmit by mail to all Noteholders notice of each such event of default, unless such event of default shall have been cured or waived. Concurrently with the mailing of any such notice to the Noteholders, the indenture trustee shall transmit by mail a copy of such notice to the rating agencies and the swap provider.

Resignation or Removal

No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee pursuant to the indenture shall become effective until the acceptance of appointment by the successor indenture trustee. The indenture trustee may resign at any time by giving written notice thereof to the issuing entity and each rating agency. If an instrument of acceptance by a successor indenture trustee shall not have been delivered to the indenture trustee within thirty (30) days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

The indenture trustee may be removed at any time by the noteholders representing more than 50% of the Class Note Balance of the Outstanding Notes, by written notice delivered to the indenture trustee and to the issuing entity.

If at any time the indenture trustee shall have a conflicting interest prohibited by the indenture and shall fail to resign or eliminate such conflicting interest or the indenture trustee shall cease to be eligible under the indenture or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the owner trustee, on behalf of the issuing entity, may remove the indenture trustee.

Every successor indenture trustee appointed hereunder shall execute, acknowledge and deliver to the issuing entity and the retiring indenture trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring indenture trustee. Notwithstanding the foregoing, upon a request of the owner trustee, on behalf of the issuing entity, or the successor indenture trustee, such retiring indenture trustee shall, upon payment of its charges and any fees, expenses or other amounts owing the indenture trustee, execute and deliver an instrument transferring to such successor indenture trustee all the rights, powers and trusts of the retiring indenture trustee, and shall duly assign, transfer and deliver to such successor indenture trustee all property and money held by such retiring indenture trustee under the indenture.

The servicer, on behalf of the issuing entity, shall give notice of each resignation and each removal of the indenture trustee and each appointment of a successor indenture trustee to the noteholders and the swap provider. Each notice shall include the name of the successor indenture trustee and the address of its corporate trust office.

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Limitations on Liability

The indenture trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the duties and obligations of the indenture trustee shall be determined solely by the express provisions of the indenture, the indenture trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the indenture, no implied covenants or obligations shall be read into the indenture against the indenture trustee. No provision of the indenture shall require the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it under the indenture.

Indemnification

Under the indenture, the issuing entity will agree to indemnify the indenture trustee against losses, liability costs and expenses, including reasonable attorney’s fees, incurred, arising out of or in connection with the related agreements or any other documents or agreements relating to the issuing entity or the notes, other than any loss, liability, cost or expense incurred solely by reason of willful malfeasance, bad faith or negligence of the indenture trustee in the performance of its duties under the related agreements or by reason of its failure to perform its obligations under the indenture. The indemnities will be paid from Available Funds as described under “Description of the Notes and the Trust Certificates—Payments of Interest, —Payments of Principal, and —Allocation of Net Monthly Excess Cashflow” in this prospectus supplement. To the extent that any such indemnities are not otherwise satisfied by the issuing entity, they will be paid by the servicer.

[Disclose any legal proceedings material to noteholders.]

The Swap Provider

[Information in this section will be provided by each individual swap counterparty on a deal by deal basis (Item 1115)]

[Include:

The name of the derivative counterparty;

The organizational form;

The general character of the business of the derivative counterparty;

Describe the operation and material terms of the derivative instrument, including any limits on the timing or amount of payments or any conditions to payments;

Describe any material provisions regarding substitution of the derivative instrument;

Disclose whether the “significance percentage” is: less than 10%, at least 10% but less than 20%, or 20% or more

Financial information: (a) if the aggregate significance percentage related to the swap counterparty is 10% or more, but less than 20% provide financial data required by Item 301 of regulation S-K for such swap counterparty, (b) If the aggregate significance percentage related to the swap

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counterparty is 20% or more, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01 through 210.12-29), except §210.3-05 and Article 11.]

Description of the Notes and the Trust Certificates

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

On the closing date, the issuing entity will issue the notes pursuant to the indenture. Each note represents a debt obligation of the issuing entity primarily secured by a pledge of a portion of the trust estate.

Pursuant to the trust agreement, the issuing entity will also issue a class of trust certificates, representing the entire beneficial ownership interest in the issuing entity. The trust certificates will represent the entire beneficial ownership interest in both groups of mortgage loans and will be held by the depositor. The trust certificates may not be transferred without complying with the transfer provisions of the trust agreement.

The notes will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount; [provided, however, that the underwriter will only sell offered notes to initial investors in minimum total investment amounts of $100,000]. The notes are available in book-entry form only, through the facilities of The Depository Trust Company or “DTC”.

Book-Entry Notes

The notes are sometimes referred to in this prospectus supplement as “book-entry notes.” The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., which will be the “holder” of the notes, as the nominee of DTC. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States or Clearstream Banking, societé anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Banking, societé anonyme, and Euroclear Bank will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking, societé anonyme and Euroclear Bank names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A., will act as depositary for Euroclear Bank.

Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described in the prospectus under “Description of the Securities — Form of Securities,” no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only “holder” of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be “holders” or “noteholders” as those terms are used in the indenture and the sale and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. For information with respect to tax documentation procedures relating to the notes, see “Annex I – Global Clearance, Settlement and Tax Documentation Procedures” attached to the accompanying prospectus.

None of the issuing entity, the owner trustee, the sponsor, the servicer, or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of

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beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment and Pledge of Mortgage Loans

Pursuant to the sale and servicing agreement, the sponsor will direct the depositor to sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity, all right, title and interest in and to each mortgage loan, including all scheduled payments of principal and interest due after the close of business on the Cut-off Date. The depositor will not convey, and the depositor reserves and retains all its right, title and interest in and to, (x) scheduled payments of principal and interest due on each mortgage loan on or prior to the Cut-off Date and (y) principal prepayments in full, curtailments (i.e., partial prepayments) and unscheduled recoveries of principal received on each such mortgage loan prior to the Cut-off Date.

Pursuant to the indenture, the issuing entity will pledge to the indenture trustee in trust for the benefit of the noteholders, all right, title and interest in and to the mortgage loans, as collateral security for the notes.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the sponsor will deliver or cause to be delivered to the indenture trustee, on or prior to the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(a)	the original mortgage note, endorsed without recourse in blank or to the indenture trustee by the sponsor, including all intervening endorsements showing a complete chain of endorsement;

(b)	the related original mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan and if the mortgage loan is registered on the MERS system (as described below), such mortgage or an assignment of the mortgage will reflect MERS as the mortgagee of record and will include the MERS mortgage identification number;

(c)	each intervening mortgage assignment, if any, with evidence of recording indicated thereon, or if the original is not available, a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan, showing a complete chain of assignment from the originator of the related mortgage loan to the sponsor (or to MERS, if the mortgage loan is registered on the MERS system and indicating the mortgage identification number, if the mortgage loan is so registered) — which assignment may, at the sponsor’s option, be combined with the assignment referred to in clause (d) below;

(d)	unless the mortgage is registered on the MERS system, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the sponsor to the indenture trustee;

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(e)	originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

(f)	an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion or (B) the related binder, commitment or preliminary report, or copy thereof, in which case the sponsor certifies that the original mortgage has been delivered for recordation to the title insurance company that issued such binder, commitment or preliminary report).

Pursuant to the indenture, the indenture trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The indenture trustee agrees, for the benefit of the noteholders, to review, or cause to be reviewed, each mortgage file within sixty days after the closing date — or, with respect to any Qualified Substitute Mortgage Loan, within sixty days after the receipt by the indenture trustee thereof — and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the indenture are in its possession,

•	each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan, and

•

based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

If the indenture trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer and the sponsor in writing with details thereof. The sponsor agrees to use reasonable efforts to cause to be remedied such defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee. If, however, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days’ interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus, in each case, the amount of any unreimbursed Delinquency Advances and Servicing Advances, plus any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loans of any predatory or abusive lending law. The purchase price will be deposited in the collection account after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans being held in the collection account for future payment to the noteholders to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In the event a defective mortgage loan is liquidated before it is repurchased by the sponsor, the sponsor is obligated to pay any realized

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losses with respect to such defective mortgage loan. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage file available to the indenture trustee or the noteholders.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the sponsor, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS system. Alternatively, for certain other mortgage loans, (i) the mortgage may have been originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were registered electronically through the MERS system. For each of such mortgage loans registered with MERS, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any beneficial interest in the mortgage loan.

Representations and Warranties of the Sponsor

The sponsor will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the indenture trustee on the closing date;

3. the mortgaged property consists of a single parcel of real property upon which is erected a detached one- to four-family dwelling, an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development;

4. each mortgage loan at the time it was made complied with, and each mortgage loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, recording and disclosure laws, and all applicable predatory and abusive lending laws;

5. each mortgage is a valid first or second lien on a fee simple, or its equivalent under applicable state law, or leasehold estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to:

•	the lien of current real property taxes and assessments which are not delinquent,

•

covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the sponsor or related originator, and

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•	other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

6. immediately prior to the transfer and assignment by the depositor to the issuing entity, the depositor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the depositor has transferred all right, title and interest in each mortgage loan to the issuing entity;

7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth herein.

Pursuant to the sale and servicing agreement, upon the earlier of discovery by the sponsor or its receipt of notice from any noteholder, the sponsor, the servicer or the indenture trustee of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. The same procedures and limitations that are set forth above for the substitution or purchase of a defective mortgage loan as a result of deficient documentation will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan. In the event a mortgage loan with respect to which a representation or warranty has been breached is liquidated before it is repurchased by the depositor or the sponsor, the depositor or the sponsor must pay any realized losses with respect to such mortgage loan.

In addition, the sponsor will be obligated to indemnify the issuing entity, the depositor, the owner trustee, the indenture trustee and the noteholders for any third-party claims arising out of a breach by the sponsor of representations or warranties regarding the mortgage loans. The obligation of the sponsor to cure such breach or to substitute for or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the noteholders, the issuing entity, the indenture trustee, the owner trustee and the depositor.

Payments on the Mortgage Loans

The servicer is obligated to establish and maintain a separate collection account, which will generally be (a) an account maintained with a depository institution or trust company or (b) trust accounts maintained with a depository institution acceptable to each rating agency rating this offering. The servicer may direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the Servicer Remittance Amount from the collection account into the payment account, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account in accordance with the time frame set forth in the sale and servicing agreement, amounts representing the following payments received and collections made by it after the related Cut-off Date, other than in

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respect of scheduled monthly payments on the mortgage loans due on a date occurring on or prior to the related Cut-off Date:

•	all payments on account of principal of the mortgage loans, including scheduled principal payments, full and partial principal prepayments and prepayment penalties collected in connection therewith;

•	all payments on account of interest on the mortgage loans;

•	all Net REO Proceeds;

•	all Net Liquidation Proceeds;

•	all Insurance Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the sale and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The indenture trustee will be obligated to establish and maintain a payment account into which the servicer will deposit or cause to be deposited the Servicer Remittance Amount on the related Servicer Remittance Date. [All income or other gains, if any, from investment of moneys in the payment account shall be for the benefit of the indenture trustee.]

The Servicer may make withdrawals from the collection account, on or prior to any Servicer Remittance Date, for the following purposes:

(i) to pay to the sponsor or the depositor amounts received in respect of any Mortgage Loan purchased or substituted for by the sponsor or the depositor any amounts realized by the issuing entity in excess of the purchase or substitution amounts;

(ii) to reimburse the servicer for unreimbursed Delinquency Advances and unreimbursed Servicing Advances with respect to a mortgage loans from collections of or relating to such Mortgage Loan;

(iii) to reimburse the servicer for any Delinquency Advances and Servicing Advances determined in good faith to have become nonrecoverable advances, such reimbursement to be made from any funds in the collection account;

(iv) to withdraw any amount received from a mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(v) to withdraw any funds deposited in the collection account that were not required to be deposited therein;

(vi) to pay the servicer the servicing compensation to the extent not retained or paid;

(vii) without duplication, and solely out of amounts which are payable to a former servicer in respect of unreimbursed Servicing Advances and Delinquency Advances, to pay to the indenture

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trustee or any successor servicer amounts paid by them in connection with the transfer of the servicer’s servicing obligations upon a termination of the servicer and required under the sale and servicing agreement to be borne by the Servicer;

(viii) to withdraw income on the collection account; and

(ix) amounts deposited into the collection account in respect of late fees, assumption fees and similar fees (other than Prepayment Charges).

Payments of Interest

Calculation of Interest. The amount of interest payable on each payment date in respect of each class of Notes will equal the Accrued Note Interest for such class on such date, plus any unpaid Accrued Note Interest for such class from prior payment dates. Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in each related Interest Accrual Period.

The “Interest Rates” for each class of Notes will be the applicable annual rate described below:

•	Class A-[__] Notes, the lesser of (i) [ ] and (ii) the Available Funds Cap.

•	Class M-[__] Notes, the lesser of (i) [ ]and (ii) the Available Funds Cap.

Step-up in Interest Rates and Margins.

If the depositor does not exercise its clean-up call option at the earliest possible date, then, on the next payment date, the margins with respect to each class of Class A Notes will increase to [twice] their initial margins, and the margins with respect to each class of Class M Notes will increase to [1.5] times their initial margins.

Interest Payment Priorities.

Prior to making the distributions described below, the indenture trustee will apply the Available Funds to pay the owner trustee fees and the indenture trustee fees for such payment date.

On each payment date, Available Funds will be applied to pay the satisfaction of certain indemnification liabilities of the issuing entity to certain of the transaction parties to the extent allowed by the indenture. On the business day prior to each payment date, the indenture trustee shall make the payment to the swap provider set forth in clause (i)(x) below, but only to the extent that there are sufficient funds to make such payment after making each of the payments to be made on such payment date that are senior to such payment (as set forth in the paragraph above). Available Funds then will be allocated as follows:

(i) From Available Funds, to the swap provider the sum of (x) all net swap payments, paid from the Available Funds related to each group pro rata based on the aggregate scheduled principal balance of the mortgage loans in the related group and (y) any swap termination payments other than a Defaulted Swap Termination Payment, paid from the Available Funds related to each group pro rata based on the aggregate scheduled principal balance of the mortgage loans in the related group. To the extent that any swap payments owed to the swap provider remain unpaid, amounts owed under (x) or (y) above will be paid from the other group’s Available Funds (such payment to be made on the business day prior to the payment date, as set forth above),

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(ii) Concurrently,

(a) from the Distributable Interest Amount related to the Group I Mortgage Loans, to the Class A-1 Notes, their Accrued Note Interest, and any unpaid Accrued Note Interest from prior payment dates; and

(b) from the Distributable Interest Amount related to the Group II Mortgage Loans, concurrently to the Class A-2[    ], Class A-2[    ] and Class A-2[    ] Notes, their Accrued Note Interest and any unpaid Accrued Note Interest from prior payment dates allocated based on their entitlement to those amounts, provided, that if the Distributable Interest Amount for either Group of Mortgage Loans is insufficient to make the related payments set forth in clause (a) or (b) above, as applicable, any Distributable Interest Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (a) or (b) above, as applicable, will be available to cover that shortfall;

(iii) from any remaining Distributable Interest Amount, to the Class M Notes, sequentially, in ascending numerical order, their Accrued Note Interest.

Payments of Principal

On each payment date (A) prior to the Step-down Date or (B) on which a Trigger Event is in effect, principal distributions will be allocated from the remaining Available Funds after payment of amounts described under “Description of the Notes and the Trust Certificate—Payments of Interest—Interest Payment Priorities” up to the Principal Distribution Amount as follows:

(i) Concurrently,

(a) to the Class A-1 Notes, the Group I Principal Distribution Amount, until its Class Note Balance has been reduced to zero;

(b) to the Class A-2[__], Class A-2[__] and Class A-2[__] Notes, sequentially, in that order, the Group II Principal Distribution Amount, until their respective Class Note Balances have been reduced to zero;

provided, that if after making distributions pursuant to paragraphs (a) and (b) above on any payment date (without giving effect to this proviso) the Class Note Balance of any class of Class A Notes is reduced to zero (considering the Class A-2 Notes as one class for the purposes of this proviso only), then the remaining amount of principal that would have been distributable on such payment date and the amount of principal distributable on all subsequent payment dates pursuant to this subsection (i) to the class of Class A Notes that have been repaid on that payment date or a prior payment date, will be required to be distributed to the other Class A Notes remaining outstanding (in accordance with the paragraphs (a) or (b) above, as applicable), until their respective Class Note Balances have been reduced to zero;

(ii) to the Class M Notes, sequentially, in ascending numerical order, until their respective Class Note Balances have been reduced to zero.

On each payment date (A) on or after the Step-down Date and (B) on which a Trigger Event is not in effect, principal distributions will be allocated from the remaining Available Funds after payment

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of amounts described under “Description of the Notes and the Trust Certificate—Payments of Interest—Interest Payment Priorities” up to the Principal Distribution Amount as follows:

(i) Concurrently,

(a) to the Class A-1 Notes, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount determined in accordance with the Class A Principal Allocation Percentage for the Class A-1 Notes, until its Class Note Balance has been reduced to zero,

(b) to the Class A-2[    ], Class A-2[    ] and Class A-2[    ] Notes, sequentially, in that order, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount determined in accordance with the Class A Principal Allocation Percentage for the Class A-2 Notes, until their respective Class Note Balances have been reduced to zero;

provided, that if after making distributions pursuant to paragraphs (a) and (b) above on any payment date (without giving effect to this proviso) the Class Note Balance of any class of Class A Notes is reduced to zero (considering the Class A-2 Notes as one class for the purposes of this proviso only), then the remaining amount of principal that would have been distributable on such payment date and the amount of principal distributable on all subsequent payment dates pursuant to this subsection (i) to the class of Class A Notes that have been repaid on that payment date or a prior payment date, will be required to be distributed to the other Class A Notes remaining outstanding (in accordance with the paragraphs (a) or (b) above, as applicable), until their respective Class Note Balances have been reduced to zero;

(ii) to the Class M-[    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M-[    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(iii) to the Class M-[    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M- [    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(iv) to the Class M-[    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M-[    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(v) to the Class M-[    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M-[    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(vi) to the Class M-[    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M-[    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(vii) to the Class M- [    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M-[    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(viii) to the Class M-[    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M-[    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(ix) to the Class M-[    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M-[    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

(x) to the Class M-[    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M- [    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero,

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(xi) to the Class M- [    ] Notes, the lesser of the remaining Principal Distribution Amount and the Class M-10 Principal Distribution Amount, until its Class Note Balance has been reduced to zero, and

(xii) to the Class M-11 Notes, the lesser of the remaining Principal Distribution Amount and the Class M- [    ] Principal Distribution Amount, until its Class Note Balance has been reduced to zero.

Allocation of Net Monthly Excess Cashflow

For any payment date, any Net Monthly Excess Cashflow shall be paid as follows:

(i) to the Class M Notes, sequentially and in ascending numerical order, their Unpaid Interest Shortfall Amount,

(ii) concurrently, any Basis Risk Carry Forward Amount to each class of Class A Notes, pro rata by the respective Basis Risk Carry Forward Amount due to such classes of Notes,

(iii) sequentially, to the Class M Notes in ascending numerical order, any Basis Risk Carry Forward Amount for such classes,

(iv) to the Class M Notes, sequentially in ascending numerical order, any Deferred Interest in respect of any Principal Deficiency Amount allocated to such classes,

(v) to pay to the indenture trustee and the owner trustee, any amounts due to them, not previously paid or reimbursed,

(vi) to the swap provider, the amount of any Defaulted Swap Termination Payment, and

(vii) to the trust certificates, any remaining amounts.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority.

Fee	General Purpose of the Fee	Party Receiving the Fee	Amount or Calculation of Fee

Servicing Fee(1)	performance of the servicer’s duties under the sale and servicing agreement	[Name of Servicer]	[[ ]% [negotiated percentage multiplied by the stated principal balance of the Mortgage Loans divided by twelve]]

[Indenture Trustee Fee(2)]	performance of the indenture trustee’s duties under the indenture	[Name of Indenture Trustee]	[[ ]% per annum multiplied by the stated principal balance of the Mortgage Loans divided by twelve] [negotiated dollar amount per annum] [entitled to the float on the Payment Account]

[Owner Trustee Fee(2)]	performance of the owner trustee’s duties under the trust agreement	[Name of Owner Trustee]	[[ ]% per annum multiplied by the stated principal balance of the Mortgage Loans divided by twelve] [negotiated dollar amount per annum] [entitled to the float on the Payment Account]

[Swap Provider Fee(2)]	performance of the swap provider’s duties under the swap agreement	[Name of Swap Provider]	[[ ]% fixed rate payment per annum calculated on a scheduled notional amount]

(1)	The servicing fee is paid from amounts on deposit in the collection account.

(2)	The indenture trustee fee, owner trustee fee and swap provider fee are paid on a first priority basis from Available Funds.

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[Include as footnotes any limit on these fees, how they might change with an event of default, a change in the transaction party or otherwise without the consent of the noteholders. (Item 1113(c))]

Interest Rate Swap Agreement

[Insert description of the interest rate swap agreement.]

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee (provided that, in the case of the interest rate swap agreement, it will be determined by the swap provider) and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If fewer than two reference banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate that one or more leading banks in The City of New York selected by the indenture trustee (after consultation with the servicer) (provided that, in the case of the interest rate swap agreement, it will be selected by the swap provider) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding payment date. In any event, LIBOR is calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with upwards rounding of amounts equal to or in excess of 5/1,000th of a percent (0.00005)) of all such quotations, and “LIBOR Business Day” is any day other than a day on which banking institutions in the City of London, England, are required or authorized by law to be closed.

Overcollateralization Provisions

The overcollateralization amount is the excess of the aggregate scheduled principal balance of the mortgage loans over the aggregate principal amount of the notes. On the closing date, overcollateralization will be equal to $[            ], and excess interest will be used to achieve and maintain the Target Overcollateralization Amount.

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. If the overcollateralization amount is reduced below the Target Overcollateralization Amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest and prepayment penalties as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the related mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes. If a Trigger Event is in effect, then the Target Overcollateralization Amount will be equal to the Target Overcollateralization Amount as of the preceding payment date.

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All Realized Losses on the mortgage loans will be allocated on each payment date, sequentially as follows: first to the excess cash flow, second to prepayment penalties and third in reduction of the overcollateralization amount.

Subsequent Recoveries will count as additional Liquidation Proceeds and be distributed on the related payment date as described herein under the heading “Description of the Notes and the Trust Certificates—Payments of Principal.”

Cross-collateralization Provisions

The mortgage loans have been divided into two subpools, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans primarily support the Class A-1 Notes and the Group II Mortgage Loans primarily support the Class A-2 Notes. Distributions of collections from both groups of mortgage loans will be used to pay interest and principal to the Class M Notes. To the extent that Available Funds representing interest from one group of mortgage loans are insufficient to make a required payment of interest to its related Class A Notes, then any remaining available funds representing interest from the other group, after payment of interest to its related Class A Notes, may be used to make such required payment before interest amounts are used to make interest payments to the Class M Notes. For example, if on a payment date interest amounts related to the Group I Mortgage Loans is $100 and interest amounts related to the Group II Mortgage Loans is $50 and the interest payment due to the Class A-1 Notes and the Class A-2 Notes is $75 each, then $75 of the interest amounts related to the Group I Mortgage Loans would be used to make the interest payment to the Class A-1 Notes and the $50 of interest amounts related to the Group II Mortgage Loans would be used to make the interest payment to the Class A-2 Notes. The result is a $25 interest payment shortfall for the Class A-2 Notes; therefore, the extra $25 of interest amounts related to the Group I Mortgage Loans would be used to pay such $25 shortfall to the Class A-2 Notes. If there had been $125 of interest amounts related to the Group I Mortgage Loans, then after paying the $25 shortfall to the Class A-2 Notes, the remaining $25 would be used to make interest payments to the Class M Notes in accordance with the payment priorities described above.

In addition, if all of the Class A Notes relating to one group have been retired, then Available Funds representing principal amounts relating to the retired Class A Notes will be paid to the remaining Class A Notes of the other group, if any, before being paid to the Class M Notes. For example, if on a payment date principal amounts related to the Group I Mortgage Loans equal $100 and principal amounts related to the Group II Mortgage Loans equal $50 and the Class Note Balances of the Class A-1 Notes have been reduced to zero and the Class A-2 Notes have a Class Note Balance of $75, then, on such payment date, the $50 of principal collections related to the Group II Mortgage Loans will be paid to the Class A-2 Notes and $25 of the principal collections related to the Group I Mortgage Loans will be paid to the Class A-2 Notes so that the Class Note Balances of the Class A-2 Notes are reduced to zero. Then the remaining $75 of principal collections related to the Group I Mortgage Loans will be used to make principal payments to the Class M Notes in accordance with the payment priorities described above.

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Events of Default

Upon the occurrence of an event of default, the indenture trustee may, or shall at the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by noteholders representing at least 51% of the aggregate principal balance of the notes. An event of default, wherever used herein, means any one of the following events:

1. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date including the final stated maturity dates, all or part of any Accrued Interest Amount due and payable on the notes on such payment date and such failure continues for three business days or (y) on the respective final stated maturity dates for each class of notes, any remaining Basis Risk Carry Forward Amount for such class and any remaining Deferred Interest for such class, as applicable; or

2. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date (other than the final stated maturity date) an amount equal to the related Principal Distribution Amount due and payable on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the payment account and such failure continues for three business days or (y) on the final stated maturity date for any class of notes, the aggregate Class Note Balance of the related class of notes; or

3. the issuing entity is in breach or default in the due observance of any one or more of the covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

4. the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

5. the issuing entity files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the issuing entity in any such proceeding, or the issuing entity, by voluntary petition, answer or consent, seeks relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

6. an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the issuing entity, a custodian, receiver, trustee or liquidator, or other similar official, of the issuing entity or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

7. a petition against the issuing entity in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, is filed and is not stayed, withdrawn or dismissed within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the issuing entity, any court of competent jurisdiction assumes jurisdiction, custody or control of the issuing entity or any substantial part of its property, and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety days.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related trustee or another specified party may declare the principal amount of all the notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the related credit enhancer or the majority noteholders. If the Notes have been declared due and payable following an event of default and such declaration and its consequences have not been

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rescinded and annulled, any money collected by the indenture trustee with respect to each Class of Notes and any other monies that may then be held or thereafter received by the indenture trustee as security for such Class of Notes shall be applied in the following order and not as set forth under “Description of the Notes and Trust Certificates—Payments of Interest and - Payments of Principal” in this prospectus supplement, at the date or dates fixed by the indenture trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, such Class of Notes, upon presentation and surrender thereof:

(i) first, to the indenture trustee, any unpaid indenture trustee fees then due and any other amounts payable and due to the indenture trustee under the indenture including any amounts in respect of indemnification or reimbursement of costs and expenses, in an amount not to exceed $125,000 in any calendar year, and any Owner Trustee Fees then due to the extent not already paid pursuant to the trust agreement and to the owner trustee, any amounts in respect of indemnification then due the trust agreement to the extent not already paid pursuant to the trust agreement, in an amount not to exceed $50,000 in any calendar year;

(ii) second, any Swap Termination Payment payable to the swap provider, other than a Defaulted Swap Termination Payment;

(iii) third, concurrently, (a) from money collected with respect to the Group I Mortgage Loans, any Accrued Note Interest to the Class A-1 Notes, and (b) from money collected with respect to the Group II Mortgage Loans, any Accrued Note Interest pro rata to the Class A-2 Notes;

provided, that if after making distributions pursuant to paragraph (iii) above Accrued Note Interest is owed on the Class A Notes, then any remaining amount of money relating to the other Group of Mortgage Loans after making distributions on the related Class of Class A Notes will be available to pay Accrued Note Interest to the other Class of Class A Notes;

(iv) fourth, concurrently, (a) from money collected with respect to the Group I Mortgage Loans, to the Class A-1 Notes as a payment of principal in reduction of its Class Note Balances until it has been reduced to zero; and (b) from money collected with respect to the Group II Mortgage Loans, first, to the Class A-2A Notes until their Class Note Balance has been reduced to zero, second, to the Class A-2B Notes until their Class Note Balance has been reduced to zero and third, to the Class A-2C Notes until their Class Note Balance has been reduced to zero;

provided, that if after making distributions pursuant to paragraph (iv) above any remaining Class Note Balance is owed on the Class A Notes related to a Group, then any remaining amount of money relating to the other Group of Mortgage Loans will be available to make payments of principal to the such Classes of Class A Notes, in accordance with the payment priorities set forth in paragraph (iv) above;

(v) fifth, any Accrued Note Interest to the Class M Notes, sequentially, in ascending numerical order;

(vi) sixth, any remaining Class Note Balance to the Class M Notes, sequentially, in ascending numerical order;

(vii) seventh, concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Notes, any Class A-2[    ] Basis Risk Carry Forward Amount to the Class A-2[    ] Notes, any Class A-2[    ] Basis Risk Carry Forward Amount to the Class A-2[    ] Notes and any Class A-2[    ] Basis Risk Carry Forward Amount to the Class A-2[    ] Notes pro rata by the respective Basis Risk Carry Forward Amounts due to such classes of Notes;

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(viii) eighth, any Basis Risk Carry Forward Amount to the Class M Notes, sequentially, in ascending numerical order;

(ix) ninth, any Deferred Interest to the Class M Notes, sequentially, in ascending numerical order;

(x) tenth, any amounts due to the indenture trustee to the extent not paid pursuant to paragraph (i) above and any amounts due to the owner trustee under the trust agreement to the extent not already paid pursuant to the trust agreement and paragraph (i) above;

(xi) eleventh, any Defaulted Swap Termination Payment;

(xii) twelfth, if applicable, for application to the purchase of a replacement interest rate swap agreement; and

(xiii) thirteenth, any remainder to the trust certificates.

All distributions in paragraphs (i) above, shall be made from money collected with respect to the Group I Mortgage Loans and the Group II Mortgage Loans, pro rata based on the aggregate amount of money collected with respect to such Group and available to make the related payment and all distributions in paragraphs (ii) above, shall be made from money collected with respect to the Group I Mortgage Loans and the Group II Mortgage Loans, pro rata based on upon each group’s related component notional amount, [as shown in Schedule 2 to this prospectus supplement.]

Notice of Default

Immediately after the occurrence of any event that is, or with notice or the lapse of time or both would become, an Event of Default, of which the indenture trustee has actual knowledge, the indenture trustee shall mail to the sponsor notice of each such event and, within ninety (90) days after the occurrence of any default known to the indenture trustee, the indenture trustee shall transmit by mail to all noteholders notice of each such event, unless such default shall have been cured or waived. Concurrently with the mailing of any such notice to the noteholders, the indenture trustee shall transmit by mail a copy of such notice to the rating agencies and the swap provider.

Reports to Noteholders

Pursuant to the indenture, on each payment date the indenture trustee will make available to the servicer and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date and such other information as required by the indenture. The report will contain information regarding all the classes of the Notes and all noteholders will receive such report.

The indenture trustee will make the monthly report (and, at its option, any additional files containing the same information in an alternative format) available each month to each noteholder and other parties via the indenture trustee’s internet website. The indenture trustee’s internet website will initially be located at “http[        ]”. Assistance in using the website can be obtained by calling the indenture trustee’s investor relations desk at [        ]. Parties that are unable to access the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The indenture trustee will have the right to change the way monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties

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and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes. See “Reports to Security Holders” in the prospectus for more information regarding the contents of the reports to noteholders.

Optional Clean-up Call

The depositor may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the notes is less than or equal to 10% of the original principal balance of the notes, after giving effect to distributions on that payment date. If the depositor exercises the clean-up call option, the depositor shall pay a termination price equal to the greater of (A) the sum of (i) 100% of the aggregate Class Note Balance of the Offered Notes, (ii) the aggregate amount of accrued and unpaid interest on such Offered Notes through the related Due Period, (iii) any related indenture trustee’s fees and expenses, (iv) any related owner trustee fees or expenses that have not been paid by the sponsor, (v) any related unreimbursed advances due and owing to the Servicer, (vii) any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loan of any predatory or abusive lending law, and (viii) the swap termination payment, if any, payable to the swap provider and (B) the fair market value of the Mortgage Loans.

Notice of redemption shall be given by the indenture trustee in the name of and at the expense of the issuing entity by first class mail, postage prepaid, mailed not less than ten days prior to the clean-up call date to each holder of a note to be redeemed and the swap provider, such holders being determined as of the record date for such payment date.

Step-Up Rates

If the depositor does not elect to exercise the clean-up call, the margins with respect to each class of Class A Notes will increase to [twice] their initial margins, and the margins with respect to each class of Class M Notes will increase to [1.5] times their initial margins, in each case on the next payment date.

Optional Purchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate — plus the amount of any unreimbursed Delinquency Advances and Servicing Advances with respect to such mortgage loan in accordance with the provisions specified in the sale and servicing agreement. The depositor may not purchase more than 10% of the mortgage loans in the pool, measured by the outstanding principal balance of the mortgage loans repurchased as a percentage of the Initial Pool Balance.

Amendment

The indenture may be amended from time to time by the issuing entity and the indenture trustee by written agreement, without notice to, or consent of, the noteholders or the swap provider, to cure any ambiguity, to correct or supplement any provisions in the indenture that may be defective or inconsistent with any other provision thereto, to comply with any changes in the Internal Revenue Code of 1986, as amended (the “Code”), or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture. However, any such action shall not adversely affect in any material respect the noteholders or the certificateholders or the

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swap provider as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee that such amendment will not adversely affect in any material respect the interests of any noteholder or the swap provider or (ii) a letter from each rating agency rating this offering confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes. In addition, no such amendment shall change the rights or obligations of any other party to the indenture without the consent of such party.

The indenture may be amended from time to time by the issuing entity and the indenture trustee with the consent of the swap provider and the holders of the majority of the percentage interest of the notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders. However, no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of each note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.

The sale and servicing agreement contains substantially similar restrictions regarding amendment.

Termination

The issuing entity will terminate upon the payment of all amounts required to be paid to the noteholders after the latest to occur of (a) the exercise by the depositor of its clean-up call option, (b) the final payment or other liquidation of the last mortgage loan or (c) the disposition of all property acquired in respect of any mortgage loan remaining in the trust estate.

Servicing of the Mortgage Loans

Accredited Home Lenders, Inc. (“Accredited”) will act as servicer of the mortgage loans. See “The Sponsor and the Servicer” herein. The servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions.

Collection and Other Servicing Procedures

The servicer is responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a

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description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of Loans — Mortgages — Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus.

Delinquency and Loss Procedures

All mortgage loans are boarded to the servicing system electronically from the Accredited’s origination platform. Accredited believes that early and frequent communication with obligors is essential in reducing delinquency and losses. Once a mortgage loan is boarded on Accredited’s mortgage loan servicing system, a welcome call is attempted to the obligor to verify the key data points, explain the terms of the mortgage loan and the expectations for payment.

Collection calls using predictive dialing technology begin as early as 5 days after the obligor’s payment becomes past due. Continuing collection calls, combined with collection letters, property inspections and a field chase where appropriate, are made until the delinquency is resolved or it becomes evident that other steps are necessary to protect the collateral. A Field Chase is when an Accredited representative visits the borrower’s home, to discuss with the borrower the reasons for non-payment and attempt to resolve the delinquency.

Mortgage loans that become 60+ days delinquent are transferred to the Loss Mitigation Department. At such time, updated property value information and the obligor’s current credit profile are obtained. Based on its experience with various types of mortgage loans, the Loss Mitigation Department chooses a resolution strategy designed to minimize the loss on the defaulted mortgage loan. The Loss Mitigation Department continues actively to attempt to resolve the delinquency while the Foreclosure Department refers the mortgage loan to local legal counsel to begin the foreclosure process.

Prior to referring the mortgage loan to foreclosure, the Loss Mitigation Department considers a number of factors, including the value of the subject property, the obligor’s willingness or ability to repay the debt, the lien position of the subject mortgage loan, and whether or not the costs to foreclose on the property warrant such action. If the Loss Mitigation Department deems foreclosure a necessary remedy to minimize the potential loss, the mortgage loan is referred to one of a network of attorneys to process the appropriate proceedings. Accredited’s Foreclosure Specialists monitor each step of the foreclosure process, diligently working to improve the overall cycle of the foreclosure in a manner that meets or exceeds published U.S. Foreclosure Network (“USFN”) timelines. USFN is a not-for-profit association of law firms and trustee companies (see www.usfn.org for more information).

If an obligor files for bankruptcy, Accredited’s Bankruptcy Specialists prepare and file a proof of claim, thus ensuring that the flow of payments from the trustee and/or obligor begin in a timely manner. In the event of a default while under bankruptcy protection, the Bankruptcy Specialist refers the account to one of a network of attorneys to process a motion for relief from stay. Accredited gives the same considerations to bankrupt accounts as it does to foreclosure accounts, in that formal legal action is not considered until deemed necessary. Accredited will look at the value of the collateral, lien position, and obligor’s payment history before considering remedy under law, but, if deemed necessary, will react promptly to maximize the ultimate recovery.

Properties acquired through foreclosure are transferred to the Real Estate Owned (“REO”) department to manage eviction and marketing. Once the properties are vacant, they are listed with one of Accredited’s approved real estate agents. Prior to listing, the agent submits a marketing strategy designed to ensure the highest net recovery. The listings are reviewed several times monthly to ensure the properties are properly maintained and actively marketed until sold.

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In some circumstances, when a mortgage loan is in default or if default is reasonably foreseeable and Accredited believes that losses incurred by the Issuing Entity can be minimized by taking actions other than foreclosure, Accredited may modify the terms of an obligor’s mortgage loan. The modification may be accomplished in a variety of ways, including but not limited to, lowering or postponing the obligor’s scheduled monthly payment, decreasing the obligor’s interest rate, reducing the principal balance of the loan, increasing the term over which scheduled payments are to be made, or a combination of some or all of the above. Accredited may also extend the final maturity date of a delinquent mortgage loan by moving past due payments to the end of the contractual term of the mortgage loan. Mortgage loans which have been modified or extended may remain in the trust estate and the reduction in collections resulting from the modification may result in reduced distributions of interest or other amounts or may extend the final maturity of one or more classes of the Notes.

Servicing Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the sale and servicing agreement, the servicer will be entitled with respect to each mortgage loan to the servicing fee, which will be payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [__]% per annum. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items other than prepayment penalties. The servicer will also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The servicer will pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement, and will not be entitled to reimbursement therefor except as specifically provided in the sale and servicing agreement.

Delinquency Advances, Servicing Advances and Compensating Interest

Delinquency Advances. The servicer is required to make Delinquency Advances on each Servicer Remittance Date, subject to the servicer’s good faith determination that such advance would be recoverable. Such Delinquency Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of scheduled interest and principal to the noteholders in circumstances where no ultimate loss is expected. Notwithstanding the servicer’s good faith determination that a Delinquency Advance was recoverable when made, if such Delinquency Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders. See “Description of the Notes and the Trust Certificates — Payments on the Mortgage Loans” herein.

Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer’s good faith determination that such advance would be recoverable and that a prudent mortgage lender would make a similar advance if it or an affiliate owned the related mortgage loan, constituting “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration and protection of the mortgaged property, including real estate taxes and insurance premiums,

•	collection, enforcement and judicial proceedings, including foreclosures and liquidations,

•	conservation, management, and liquidation of any REO Property, and

•	certain other customary amounts described in the sale and servicing agreement.

These Servicing Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time such Servicing Advance was made that it would be recoverable from the related mortgage loan, such Servicing Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders.

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Compensating Interest. On or prior to the second business day preceding the payment date, the servicer is required to remit to the indenture trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. The servicer shall not be required to pay Compensating Interest with respect to partial prepayments, and it shall not be required to pay Compensating Interest in excess of the aggregate servicing fee it receives for the related period. Prepayment Interest Shortfalls experienced by a mortgage loan group in excess of Compensating Interest paid by the servicer with respect to that group will reduce the related Interest Remittance Amount otherwise available to fund the payment of interest to holders of the notes.

Relief Act Interest Shortfalls and Prepayment Interest Shortfalls

The reduction, if any, in interest payable on the mortgage loans attributable to the application of the Relief Act and to Prepayment Interest Shortfalls in excess of Compensating Interest, in the case of Prepayment Interest Shortfalls, will reduce the related Interest Remittance Amount otherwise available to fund the payment of interest to the holders of the notes.

Evidence as to Compliance

The servicer is required to deliver on a monthly basis to the indenture trustee, a servicer remittance report setting forth the loan level information necessary for the indenture trustee to make the payments set forth under “—Flow of Funds” herein.

The servicer is required to deliver on an annual basis to the sponsor, the indenture trustee and the rating agencies, an officer’s certificate (a “Compliance Certificate”) stating that:

•	a review of the activities of the servicer during the preceding calendar year and of performance under the sale and servicing agreement has been made under such officer’s supervision, and

•

to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the sale and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the servicer to remedy the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to the sponsor, the indenture trustee and the rating agencies, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, the indenture trustee will file the Compliance Certificate, the Assessment Report and the Attestation Report with the SEC as exhibits to the issuing entity’s annual report on Form 10-K.

Removal and Resignation of the Servicer

The indenture trustee, only at the direction of the holders of notes representing a majority of the aggregate outstanding principal balance of the notes, may remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in each clause below. Each of the following constitutes a “servicer event of default”:

(a)	any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the sale and servicing agreement, (other than Servicing Advances covered by clause (b) below and Delinquency Advances, which shall have no cure period), which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of the notes; or

(b)	the failure by the servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of notes; or

(c)	any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or the failure of any representation and warranty set forth in the sale and servicing agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the holders of notes evidencing percentage interests of at least 25% of the affected class of notes; or

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(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

(e)	the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(f)	the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g)	the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the sale and servicing agreement; or

(h)	the occurrence of an “event of default” under the indenture.

The servicer may not assign its obligations under the sale and servicing agreement nor resign from the obligations and duties thereby imposed on it unless it has determined that the servicer’s duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the sale and servicing agreement.

On and after the time the servicer receives a notice of termination or the indenture trustee receives the resignation of the servicer or the servicer is removed due to a servicer event of default, the indenture trustee or another successor servicer shall be the successor in all respects to the servicer in its capacity as servicer under the sale and servicing agreement and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the servicer by the terms and provisions of the sale and servicing agreement. The indenture trustee and any successor servicer will not be obligated to incur any expenses or costs in connection with the transfer of servicing of the Mortgage Loans to the indenture trustee, as successor servicer, or any other successor servicer, as applicable. Any successor servicer and the indenture trustee prior to its becoming the successor servicer shall not be liable for any actions, omissions or defaults of any servicer prior to it or breaches of representations and warranties of the servicer prior to it. Any successor servicer (other than the indenture trustee) shall be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with GAAP, and shall be approved by the rating agencies. The successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor servicer shall cooperate with the successor servicer in causing the MERS System to be revised to reflect the transfer of servicing to the successor servicer as necessary under MERS’ rules and regulations.

The servicer shall promptly provide the indenture trustee, or such successor servicer, as applicable, at the servicer’s cost and expense, all documents and records reasonably requested by it to

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enable it to assume the servicer’s functions and shall promptly also transfer to the indenture trustee, or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the collection account by the servicer or that are thereafter received with respect to the Mortgage Loans, including without limitation all Liquidation Proceeds and Insurance Proceeds, and payments of insurance deductible amounts by the servicer with respect to all insurance claims arising during the servicer’s tenure. The servicer shall not resign as servicer until a successor servicer has been appointed.

In the event that the servicer is terminated and no successor servicer has been appointed, the indenture trustee may appoint a successor servicer (which may be an affiliate of the indenture trustee) or petition a court of competent jurisdiction to appoint a successor servicer. Pending appointment of such a successor servicer, the indenture trustee shall be the successor servicer and act in such capacity. In connection with any appointment and assumption of duties of a successor servicer, the indenture trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans; provided, however, that such compensation may not be in excess of that permitted the servicer under the sale and servicing agreement. In the event the indenture trustee is the successor servicer, it shall be entitled to the same servicing compensation as the servicer if the servicer had continued to act as servicer.

In the event the indenture trustee, or any successor servicer incurs out-of-pocket expenses other than Servicing Advances or Delinquency Advances in connection with the transfer of servicing, which expenses are required to be borne by the servicer under the sale and servicing agreement, and such expenses are not promptly reimbursed by the servicer or recoverable out of amounts reimbursable to the servicer out of the collection account, the indenture trustee shall make such reimbursement to the applicable party out of funds in the payment account on any payment date after all payments to noteholders on such payment date have been made but before any distribution to the certificateholders. The right of the indenture trustee to reimbursement from the payment account for any of the indenture trustee’s costs and expenses in connection with the transfer of any servicing shall be in addition to any rights of the indenture trustee to indemnification and reimbursement under the indenture.

Prepayment and Yield Consequences

The weighted average life of, and, the yield to maturity on, a note will be directly related to the rate of payment of principal of the related mortgage loans, including for this purpose voluntary payments in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions of mortgage loans by the sponsor or servicer as required or permitted under the indenture or the sale and servicing agreement.

The actual rate of principal prepayments on mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing

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rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

The prepayment behavior of the adjustable-rate mortgage loans may differ from that of the fixed-rate mortgage loans. As an adjustable-rate mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance such mortgage loan to avoid an increase in the interest rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the interest rate before adjustment. The existence of the applicable periodic rate cap, maximum rates and minimum rates also may affect the likelihood of prepayments resulting from refinancings.

Similarly, the prepayment behavior of the interest-only loans may differ from the mortgage loans that amortize principal in the traditional manner. As an interest-only mortgage loan approaches the date on which the principal of the mortgage loan begins to amortize, the borrower may become more likely to refinance such mortgage loan to reduce the monthly payment.

As indicated above, the yield to maturity on a note will be affected by the rate of the payment of principal on the related mortgage loans. If the actual rate of payments on the related mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the related mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.

Final Payment Dates

The final stated maturity date is the payment date in [        ] for all classes of notes. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the following assumption, and the final payment date with respect to any class of the notes could occur significantly earlier than the final stated maturity date because:

•	prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

•	the overcollateralization provisions of the transaction result in the application of Excess Interest to the payment of principal, or

•

the depositor may, at its option as described in this prospectus supplement, call the notes in connection with a “clean-up call” redemption as described under “Description of the Notes and the Trust Certificates - Optional Clean-up Call”.

Modeling Assumptions

The following tables, addressing the percentage of original note principal balances and the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

•	the related mortgage loans prepay at the indicated percentage of the Prepayment Assumption as set forth in the tables below,

•	payments on the notes are received in cash on the [ ] day of each month, regardless of the day on which the payment date actually occurs, commencing in [ ],

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•	no defaults or delinquencies or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

•

scheduled payments are assumed to be received on the first day of each month commencing in [            ], and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in [            ], and include thirty days’ interest thereon,

•	no optional termination is exercised except with respect to the weighted average lives to call,

•	the notes are issued on [ ],

•	the sum of the servicing fees and the indenture trustee fees will be [ ] basis points per annum,

•	the levels of one-month LIBOR and six-month LIBOR remain constant at [ ]% and [ ]%, respectively,

•	no swap termination payments are paid or received by the issuing entity,

•	the Target Overcollateralization Amount is initially as specified and decreases according to the provisions set forth in this prospectus supplement,

•	the Original Note Principal Balances are as set forth on the cover of this prospectus supplement, and

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•	the mortgage loans are assumed to have the following characteristics:

Assumed Mortgage Loan Characteristics

Group	Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest- Only Term (mo)	Original Term To Maturity (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Prepayment Penalty Rate (%)	Original Prepayment Penalty Term (mo)

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Assumed Mortgage Loan Characteristics (Continued)

Group	Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest- Only Term (mo)	Original Term To Maturity (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Prepayment Penalty Rate (%)	Original Prepayment Penalty Term (mo)

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Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments — for this purpose, the term “prepayment” includes liquidations due to default.

The weighted average life of an Offered Note is determined by (a) multiplying the amount of the reduction, if any, of the Class Note Balance of the note on each payment date by the number of years from the date of issuance to that payment date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of the note referred to in clause (a).

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption (the “Prepayment Assumption”) which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption for fixed-rate mortgage loans assumes a constant prepayment rate or “CPR” of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately [            ]% (precisely 16%/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. The Prepayment Assumption for adjustable-rate mortgage loans assumes a constant prepayment rate or “CPR” of 2% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately [            ]% (precisely 28%/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter until the twenty-third month, a constant prepayment rate of 30% per annum each month is assumed, beginning in the twenty-third month and in each month thereafter until the twenty-eighth month, a constant prepayment rate of 50% per annum is assumed and beginning in the twenty-eighth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 35% per annum each month is assumed. A 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. A 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption is not intended to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The sponsor believes that no existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or the timing of receipt of prepayments on the mortgage loans.

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The mortgage loans in the related group prepay in the indicated percentages of the Prepayment Assumption:

Percentage of Initial Class A-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

[* Greater than 0% but less than 0.5%.]

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class A-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class A-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

[* Greater than 0% but less than 0.5%.]

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class A-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

[* Greater than 0% but less than 0.5%. ]

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

[* Greater than 0% but less than 0.5%.]

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

[* Greater than 0% but less than 0.5%.]

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-[            ] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

Percentage of Prepayment Assumption
Date

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(1)

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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None of the issuing entity, the owner trustee, the indenture trustee, the sponsor, the servicer or the underwriters will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable interest rate, or with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the sponsor.

Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Treatment of the Notes

The sponsor, the depositor and the issuing entity agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the “IRS”) and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel, will deliver its opinion to the effect that, for federal income tax purposes, (i) the notes, other than the notes held by the owner of the trust certificates, will be treated as indebtedness and (ii) as long as a Parent REIT owns a 100% interest in the trust certificates and maintains its real estate investment trust (“REIT”) status, the issuing entity will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and will not be characterized as an association (or publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

Because the issuing entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuing entity will be treated as a taxable mortgage pool (“TMP”) for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a “qualified REIT subsidiary” of a REIT will not be subject to corporate income taxation. Generally, the issuing entity will be treated as a qualified REIT subsidiary so long as the issuing entity is wholly owned by either another qualified REIT

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subsidiary (whose ultimate parent company is a REIT) or directly by a REIT (each, a “Parent REIT”) that maintains continuing qualification as a REIT.

The current Parent REIT, the depositor, made an election to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2004. As of the date of the issuance of the offered notes, the depositor has been organized in conformity with the requirements for REIT qualification and intends to conduct its operations so as to qualify as a REIT on a continuing basis. The qualification and taxation of a Parent REIT as a REIT will depend on the Parent REIT’s ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT’s income and assets.

In the event that the Parent REIT loses its REIT status or the issuing entity is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain Code provisions, if the Parent REIT loses its REIT status, it would also be disqualified from treatment as a REIT for the four taxable years following the year is which qualification was lost. In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the issuing entity, which could result in a temporary stay of payments on the notes or a consequential redemption of the notes at a time earlier than anticipated. No transfer of the trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary or that would result in the issuing entity not being treated as a qualified REIT subsidiary.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the issuing entity, will report to the noteholders of record and the IRS the amount of interest paid and original issue discount (“OID”), if any, accrued on the notes to the extent required by law. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

Special Tax Attributes. The notes will not represent “real estate assets” for purposes of Section 856(c)(4)(A) of the Code or “[l]oans ... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C) of the Code.

Discount and Premium. The Class [            ] Notes will be, and certain other classes of notes may be, issued with OID within the meaning of Section 1273(a) of the Code. The issuing entity intends to take the position for income tax reporting purposes that the notes do not have OID solely by reason of the possibilities that the issuing entity will defer certain payments of interest or the issuing entity will not pay currently the related Basis Risk Carry-Forward Amount because the issuing entity believes such possibilities are remote. Although such notes are not treated as having been issued with OID, if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the notes will be treated as retired and reissued, possibly with OID. If the notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. If, contrary to the issuing entity’s belief, there is more than a remote likelihood that the issuing entity will not make payments of such amounts currently, all interest payable on the notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6)

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of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is 100% of the Prepayment Assumption for the Mortgage Loans. See “Prepayment and Yield Consequences” herein. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Securities Purchased at a Premium” in the accompanying prospectus.

Sale or Redemption of the Notes. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such seller’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sale or Exchange” in the accompanying prospectus.

Information Reporting and Backup Withholding. Under current United States federal income tax law, generally a “backup” withholding tax is applied to certain interest and principal payments (including OID, if any) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments, such as the indenture trustee, are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain “exempt recipients,” such as corporations. Each nonexempt holder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding or establish such holder’s non-U.S. status (for example, provide a form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-8EXP). Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the required information is provided to the IRS.

Foreign Investors. Interest, including OID (if any), distributable to a holder who or which is not a United States person (other than a person that is treated under the Code as a “10 percent shareholder” of the issuing entity, the sponsor or the Parent REIT or as a “controlled foreign corporation” that is related to the issuing entity, the sponsor or the Parent REIT through stock ownership) generally will not be subject to United States withholding tax imposed with respect to such payments; provided that such holder fulfills certain certification requirements. See “Material Federal Income Tax Consequences — Foreign Investors — Grantor Trust Securities, Debt Securities and REMIC Regular Securities” in the accompanying prospectus. Under the certification requirements, a foreign holder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. Any capital gain realized on the sale, exchange or other taxable disposition of a note by a holder that is not a United States person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the holder’s conduct of a trade or business in the United States and (ii) in the case of holder that is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition. If income or gain with respect to a note is effectively connected with a United States trade or business carried on by a holder who or which is not a United States person, the withholding tax will not apply, but such holder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United

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States persons should consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the notes.

State Tax Considerations. State tax consequences to each holder will depend upon the provisions of the state tax laws to which the holder is subject. Potential investors are urged to consult their own tax advisors with respect to state taxes.

ERISA Consequences

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on

•	employee benefit plans, as defined in Section 3(3) of ERISA,

•	plans described in section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, and

•	persons who have certain specified relationships to such plans — “parties-in-interest” under ERISA and “disqualified persons” under the Code.

Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest or disqualified persons that engage in “prohibited transactions” involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account — e.g., through the purchase of an annuity contract. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code, but may be subject to comparable restrictions under applicable law.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the issuing entity were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the issuing entity would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of

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conversion rights, warrants and other typical equity features. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: prohibited transaction class exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another PTCE.

Legal Investment

The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Plan of Distribution

Subject to the terms and conditions of the underwriting agreement, dated [            ], among the sponsor, the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters and the underwriters have agreed to purchase the classes of notes listed below (the “Underwritten Notes”) from the depositor. The depositor is obligated to sell, and each underwriter has, severally but not jointly, agreed to purchase the principal amount of the following classes of notes set forth opposite its name below:

	Class A-[__] Notes	Class A-[___] Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

	Class A-[___] Notes	Class A-[___] Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

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	Class M-[__] Notes	Class M-[___] Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

	Class M-[__] Notes	Class M-[___] Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

The sponsor has been advised by the underwriters that they propose initially to offer the Underwritten Notes of each class to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Class Note Balance of the related class of Underwritten Notes. The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the Class Note Balance of the related class of Underwritten Notes, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

Class	Selling Concession	Reallowance Discount
A-[___]	%	%
A-[___]
A-[___]
A-[___]
M-[___]
M-[___]
M-[___]
M-[___]
M-[___]
M-[___]6
M-[___]7
M-[___]8
M-[___]9
M-[___]

Until the distribution of the Underwritten Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid

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for and purchase the Underwritten Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the sponsor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Notes. In addition, neither the sponsor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Underwritten Notes are offered subject to receipt and acceptance by the underwriters, to prior sale and to each underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Underwritten Notes will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The Underwritten Notes will be offered in Europe and the United States of America.

The underwriters or their affiliates have ongoing banking relationships with affiliates of the sponsor and a portion of the proceeds received from the sale of the Underwritten Notes will be used by the sponsor to satisfy obligations under financing facilities in place with affiliates of the underwriters with respect to the mortgage loans.

[Disclose any other affiliations among the transaction parties if applicable. (Item 1119)]

The following is the underwritering discount in connection with the offer of the Underwritten Notes.

Class	Underwriting Discount	Total
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$

Expenses incurred by the sponsor in connection with this offering are expected to be approximately $[            ].

From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of Accredited. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.

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For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, see “Plan of Distribution” in the accompanying prospectus.

The underwriting agreement provides that the sponsor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”).

Incorporation of Information by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

Additional Information

Accredited Home Lenders, Inc. and Accredited Mortgage Loan REIT Trust have filed with the Securities and Exchange Commission a registration statement (Registration Nos. [            ] and [            ]) under the Act, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 100 F. Street, NE, Washington, D.C. and at the Securities and Exchange Commission’s regional offices at 233 Broadway, New York, New York, 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other information regarding issuing entities that file electronically with the Securities and Exchange Commission. The address is http://www.sec.gov.

Accredited Mortgage Loan Trust [            ]’s annual reports on Form 10-K, the distribution reports on Form 10-D, current reports on Form 8-K and any amendments to those reports will be filed with the Securities and Exchange Commission. [Insert Commission File Number if known.] These reports will be made available at [www.            .com] as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

Legal Matters

Certain legal matters in connection with the notes will be passed upon for the sponsor, the servicer, the depositor and as to certain tax matters for the issuing entity by [            ], and for the underwriters by [            ].

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Ratings

It is a condition to the original issuance of the notes that they will receive ratings by [rating agencies], as set forth below.

Class	Ratings [(Rating Agencies)]
A
M
M
M
M
M
M
M
M
M
M
M

Explanations of the significance of such ratings may be obtained from [Addresses of Rating Agencies]. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes. Additionally, the ratings on the notes do not address the likelihood of the payment of any Basis Risk Carry-Forward Amounts. We have been informed by the rating agencies that the ratings assigned to the notes will be monitored by the rating agencies that are rating the notes while the notes are outstanding, but we cannot assure you that a rating agency will not discontinue monitoring the ratings assigned to the notes.

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Glossary

The following terms have the meanings given below when used herein.

Accrued Note Interest means, with respect to any payment date and each class of notes, the amount of interest accrued during the related Interest Accrual Period on the related Class Note Balance immediately prior to such payment date at the related Interest Rate, as reduced by such class’ share of any net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes), provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount described in clause (a) in the definition of Deferred Interest allocated to such class.

Available Funds means, for any payment date, the sum of the following amounts: (i) the Servicer Remittance Amount, (ii) the proceeds from repurchases of mortgage loans, (iii) any net swap payment received from the swap provider and (iv) all proceeds received with respect to any optional clean-up call.

Available Funds Cap means, for any payment date and any class of notes, the quotient of (i) the product of (a) the aggregate Distributable Interest Amount for both groups for such Payment Date multiplied by (b) the quotient of (I) 360 divided by (II) the actual number of days in the Interest Accrual Period, divided by (ii) the aggregate Class Note Balance of all classes of notes on the first day of the Interest Accrual Period (after taking into account payments of principal received or advanced on the Mortgage Loans on such day).

Basic Principal Distribution Amount means, with respect to any payment date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Basis Risk Carry Forward Amount means, with respect to any payment date and any class of notes, the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of notes at such notes’ applicable Interest Rate (without regard to the Available Funds Cap) over interest due on such class of notes at a rate equal to the Available Funds Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior payment dates and (iii) interest on the amount in clause (ii) at such Notes’ applicable Interest Rate (without regard to the Available Funds Cap).

Class A Principal Allocation Percentage means, with respect to any payment date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Notes, the numerator of which is (x) the portion of the Principal Remittance Amount for such payment date that is attributable to principal received or advanced on the Group I mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such payment date; and (ii) in the case of the Class A-2 Notes, the numerator of which is (x) the portion of the Principal Remittance Amount for such payment date that is attributable to principal received or advanced on the Group II mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such payment date.

Class A Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the aggregate Class Note Balance of the Class A Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

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Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date) and (B) the Class Note Balance of the Class M-1 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (C) the Class Note Balance of the Class M-[            ] Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (D) the Class Note Balance of the Class M-3 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (E) the Class Note Balance of the Class M-[            ] Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment

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date), (B) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (F) the Class Note Balance of the Class M-[            ] Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (G) the Class Note Balance of the Class M-[            ] Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date) and (B) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (G) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (H) the Class Note Balance of the Class M-7 Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

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Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (G) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (H) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (I) the Class Note Balance of the Class M-[            ] Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately[            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (G) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (H) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (I) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (J) the Class Note Balance of the Class M-[            ] Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-[            ] Notes

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(after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (G) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (H) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (I) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (J) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (K) the Class Note Balance of the Class M-[            ] Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-[            ] Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (G) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (H) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (I) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (J) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), (K) the Class Note Balance of the Class M-[            ] Notes (after taking into account the payment of the Class M-[            ] Principal Distribution Amount on such payment date), and (L) the Class Note Balance of the Class M-[            ] Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately [            ]% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class Note Balance means the original note principal balance of any class of Notes as listed on the table on the front cover of this prospectus supplement, minus the sum of all amounts applied in reduction of such amount on all prior payment dates.

Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full

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during the related Prepayment Period and (b) the aggregate servicing fee with respect to the related Due Period.

Credit Enhancement Percentage means for any class of notes on any payment date, the percentage obtained by dividing (x) the aggregate Class Note Balance of the class or classes subordinate thereto (including any overcollateralization and taking into account distributions of the Principal Distribution Amount for such payment date) by (y) the Pool Balance as of the last day of the related Due Period.

Cut-off Date means with respect to the mortgage loans originated on or before [            ], the close of business on [            ]. With respect to the mortgage loans originated after[            ], the origination date of such mortgage loan.

Cut-off Date Principal Balance means as to any mortgage loan, the unpaid principal balance of such mortgage loan as of the Cut-off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) (or, with respect to Mortgage Loans which were originated after the Cut-Off Date, as of the date of origination) and after giving effect to any previous curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), irrespective of any delinquency in payment by the related mortgagor.

Debt Service Reduction is, with respect to any mortgage loan, a reduction in the scheduled monthly payment on the related mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulted Swap Termination Payment is any termination payment required to be made by the issuing entity to the swap provider pursuant to the Interest Rate Swap Agreement as a result of an “Event of Default” with respect to which the swap provider is the “Defaulting Party” or a “Termination Event” (other than “Illegality” or “Tax Event”) (each as defined in the Interest Rate Swap Agreement) with respect to which the swap provider is the sole “Affected Party.”

Deferred Interest means for any class of Class M Notes and any payment date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Interest Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Interest Accrual Period related to such payment date on the amount in clause (b) at the Interest Rate applicable to such class.

Deficient Valuation is, with respect to any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

Delinquency Advance means advances made by the servicer on each Servicer Remittance Date with respect to delinquent payments of principal of and interest on the mortgage loans, at a rate of interest equal to the interest rate on the related mortgage note — or at such lower rate as may be in effect for such mortgage loan because of application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — less the servicing fee rate.

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Delinquency Rate for any Due Period means, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (calculated on a contractual basis, and including all foreclosures and REO Properties) as of the close of business on the last day of such Due Period, and the denominator of which is the Pool Balance as of the close of business on the last day of such Due Period.

Distributable Interest Amount means, with respect to any payment date and group, the portion of the Interest Remittance Amount for such group plus swap receipts with respect to such group, if any, and less such group’s share of all net swap payments owed and of any swap termination payments other than Defaulted Swap Termination Payments, if any. Swap receipts and outflows will be allocated to each group pro rata based on the aggregate scheduled principal balance of the mortgage loans in the related group.

Due Period means, with respect to any payment date, the period from and including the second day of the preceding month to and including the first day of the current month.

Excess Interest for any payment date is equal to the excess of (x) the Distributable Interest Amount over (y) the sum (without duplication) of the amounts distributed pursuant to clauses (i) through (iii) “Description of the Notes and the Trust Certificates - Payments of Interest - Interest Payment Priorities” herein.

Excess Subordinated Amount means, with respect to any payment date, the lesser of (x) the Principal Remittance Amount for such payment date and (y) the excess, if any of (i) the Overcollateralization Amount, over (ii) the Target Overcollateralization Amount for such payment date.

Extra Principal Distribution Amount means, with respect to any payment date, the lesser of (i) the sum of (a) the excess of (x) the Distributable Interest Amount for such payment date, over (y) the interest payable on the notes on such payment date and (b) the amount of any prepayment penalties collected during the related Prepayment Period and (ii) the Overcollateralization Deficiency for such payment date.

Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Servicer Remittance Date over (y) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

Group I Principal Distribution Amount means, with respect to any payment date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-1 Notes.

Group II Principal Distribution Amount means, with respect to any payment date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-2 Notes.

Initial Pool Balance is the aggregate Cut-Off Date Principal Balance of the mortgage loans. When used in reference to a group of mortgage loans, “Initial Pool Balance” refers to the aggregate Cut-Off Date Principal Balance of the mortgage loans included in such group.

Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged

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property or released to the related mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices.

Interest Accrual Period means with respect to the Offered Notes and for each payment date, the period from and including the prior payment date (or, in the case of the first payment date, from and including the closing date) to, but excluding the current payment date; interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.

Interest Remittance Amount means with respect to any payment date and group, the portion of Available Funds on such payment date attributable to interest received or advanced on the related group of mortgage loans less the servicing fees, the owner trustee fees, the indenture trustee fees and certain indemnification liabilities of the issuing entity to the indenture trustee and the owner trustee for such payment date, to the extent related to such group.

Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) Net Liquidation Proceeds.

Liquidated Mortgage Loan is a mortgage loan with respect to which the related mortgaged property has been acquired, liquidated or foreclosed and with respect to which the servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances.

Liquidation Proceeds are amounts received by the servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation, (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise or (z) the liquidation of any other security for such mortgage loan, including, without limitation, pledged equipment, inventory and working capital and assignments of rights and interests made by the related mortgagor.

Net Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such Servicer Remittance Date over (y) Liquidated Loan Losses with respect to such Servicer Remittance Date.

Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the servicer with respect to such mortgage loan.

Net Monthly Excess Cashflow means, with respect to any payment date, the amount of Available Funds for such payment date remaining after making all payments described herein under the headings “Description of the Notes and the Trust Certificate — Payments of Interest — Interest Payment Priorities” and “Description of the Notes and the Trust Certificate — Payments of Principal.”

Net Prepayment Interest Shortfalls means, with respect to any group of mortgage loans and any payment date, the amount by which the aggregate Prepayment Interest Shortfalls for such group during the related Prepayment Period exceeds the available Compensating Interest for that group.

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Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the servicer.

Overcollateralization Amount with respect to any payment date will be equal to the amount, if any, by which (x) the Pool Balance as of the end of the related Due Period exceeds (y) the excess of the aggregate Class Note Balances of the notes, after giving effect to payments on such payment date.

Overcollateralization Deficiency with respect to any payment date will be equal to the amount, if any, by which (x) the Target Overcollateralization Amount for such payment date exceeds (y) the Overcollateralization Amount for such payment date, calculated for this purpose after giving effect to the reduction on such payment date of the Class Note Balances of the notes resulting from the payment of the Principal Remittance Amount on such payment date.

Payahead means any payment made by a mortgagor during a Due Period which is intended by the mortgagor to be an early payment of one or more scheduled monthly payments due with respect to subsequent Due Periods, and not as a curtailment to be applied in full as a reduction in the principal balance of the related mortgage loan.

Pool Balance for any date and with respect to the mortgage loans or a group of mortgage loans is the aggregate scheduled principal balances of the related mortgage loans as of such date.

Prepayment Interest Shortfalls means, with respect to any payment date, and each mortgage loan that was prepaid in full in the related Prepayment Period, an amount equal to the excess, if any, of (a) thirty days’ interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate — or at such lower rate as may be in effect for any such mortgage loan because of the application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — minus the rate at which the servicing fee are calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

Prepayment Period means, with respect to any payment date and any prepayment in full on the mortgage loans, the period from and including the sixteenth day of the preceding month (or in the case of the first payment date, the Cut-Off Date) to and including the fifteenth day of the month in which the payment date occurs.

Principal Deficiency Amount means, for any payment date, the excess of the aggregate Class Note Balance of all classes of Notes immediately prior to such payment date over the aggregate scheduled principal balance of the mortgage loans as of the first day of the related Due Period. On any payment date, the total Principal Deficiency Amount shall be allocated among the classes of Class M Notes in reverse order of their seniority. Thus, for instance, the Principal Deficiency Amount for any payment date will first be allocated to the Class [            ] Notes and, to the extent the Principal Deficiency Amount for such payment date exceeds the aggregate Class Note Balance of the Class [            ] Notes, such excess Principal Deficiency Amount shall be allocated to the Class [            ] Notes, and so on.

Principal Distribution Amount means, with respect to any payment date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

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Principal Remittance Amount for any payment date will be equal to that portion of the Servicer Remittance Amount for the related Servicer Remittance Date which relates to principal, together with:

(i)	the principal portion of the proceeds received by the indenture trustee upon the exercise by the depositor of its option to call the notes;

(ii)	the principal portion of the proceeds received by the indenture trustee on any termination of the issuing entity; and

(iii)	the Subsequent Recoveries received.

Qualified Substitute Mortgage Loan means any mortgage loan substituted for a deleted mortgage loan which has a scheduled principal balance, after application of all payments received on or prior to the date of substitution not substantially less and not more than the scheduled principal balance of the deleted mortgage loan as of such date, and each of which, among other things,

•

relates to a detached one- to four-family residence and has the same or a better lien priority as the deleted mortgage loan and has the same occupancy status as the deleted mortgage loan or is an owner-occupied mortgaged property,

•	matures no later than, and not more than one year earlier than, the deleted mortgage loan,

•	has a loan-to-value ratio or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

•	has a mortgage interest rate greater than or equal to the interest rate of the deleted mortgage loan, and

•	complies, as of the date of substitution, with each representation and warranty set forth in the sale and servicing agreement.

Rating Agency Condition means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten (10) days (or such shorter period as is acceptable to each rating agency) prior notice thereof and that each of the rating agencies shall have notified the indenture trustee, the servicer, the sponsor, the depositor and the issuing entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Notes that it maintains.

Realized Loss is the amount determined by the servicer, in accordance with its standard procedure, in connection with any mortgage loan equal to (i) with respect to any mortgage loan which has been liquidated, the excess of the principal balance of that mortgage loan plus interest thereon at a rate equal to the applicable mortgage rate less the servicing fee rate from the due date as to which interest was last paid or advanced up to the due date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the servicer from the collection account with respect to such mortgage loan, (ii) with respect to any mortgage loan which has become the subject of a Deficient Valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation or (iii) with respect to any mortgage loan which has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no prepayments are received with respect to such mortgage loan, discounted monthly at the applicable mortgage rate.

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Relief Act Interest Shortfall means, with respect to any payment date and a mortgage loan, an amount equal to the excess, if any, of (a) one month’s interest on the outstanding principal balance of a mortgage loan at the related mortgage interest rate over (b) the amount of interest due on such mortgage loan because of the application of the Relief Act or any similar state law.

REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

Required Swap Counterparty Rating means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

Rolling Three Month Delinquency Rate with respect to any payment date, will be the average of the Delinquency Rates for the three (or one or two, in the case of the first and second payment dates, respectively) immediately preceding Due Periods.

Senior Credit Enhancement Percentage means, for any payment date, the percentage obtained by dividing (x) the aggregate Class Note Balance of the Class M Notes (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such payment date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period.

Servicer Remittance Amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

•	all scheduled collections of principal of and interest on the mortgage loans collected by the servicer during the related Due Period,

•

all partial prepayments other than Payaheads of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds and Insurance Proceeds, if any, collected by the servicer during the previous calendar month,

•	all principal prepayments in full, including prepayment penalties, collected by the servicer during the related Prepayment Period,

•	all Delinquency Advances made, and Compensating Interest paid, by the servicer with respect to payments due to be received on the mortgage loans during the related Due Period, and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the sale and servicing agreement,

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but excluding the following:

(a)	amounts received on a mortgage loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such mortgage loan;

(b)	for such Servicer Remittance Date, the servicing fee;

(c)	all net income from eligible investments that is held in the collection account for the account of the servicer;

(d)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(e)	Net Foreclosure Profits;

(f)	all amounts previously advanced by the servicer as Delinquency Advances or Servicing Advances that are determined in good faith by the servicer to be unrecoverable from the proceeds of the particular mortgage loan to which they relate; and

(g)	certain other amounts which are reimbursable to the servicer, as provided in the sale and servicing agreement.

The amounts described above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Servicer Remittance Date is the second business day prior to a payment date.

Servicing Advances means “out-of-pocket” costs and expenses of the servicer relating to the preservation, restoration and protection of the mortgaged property, including without limitation advances in respect of real estate taxes and insurance premiums, any collection, enforcement, or judicial proceedings, including without limitation foreclosures and liquidations, the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, conservation, management, and liquidation of any REO property, and certain other customary amounts described in the sale and servicing agreement.

Step-Down Date means the earlier of (A) the date on which the aggregate Class Note Balances of the Class A Notes have been reduced to zero and (B) the later to occur of:

(x) the payment date occurring in [            ]; and

(y) the first payment date on which the Senior Credit Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the mortgage loans during the related Due Period, but before giving effect to payments on any of the notes on such payment date) for the Class A Notes would be greater than or equal to [            ]%.

Subsequent Recovery with respect to any mortgage loan that had previously been the subject of a Realized Loss, any amounts (net of reimbursable expenses) subsequently received in connection with such mortgage loan.

Target Overcollateralization Amount with respect to any payment date (a) prior to the Step-down Date, approximately [            ]% of the Initial Pool Balance and (b) on or after the Step-down Date, so long as

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a Trigger Event is not in effect, approximately [            ]% of the Pool Balance as of the last day of the related Due Period, subject to a floor equal to 0.50% of the Initial Pool Balance. If a Trigger Event is in effect, then the Target Overcollateralization Amount will be equal to the Target Overcollateralization Amount as of the prior payment date.

Trigger Event. A Trigger Event is in effect on any payment date if (i) on that payment date the Rolling Three Month Delinquency Rate equals or exceeds [            ]% of the prior period’s Senior Credit Enhancement Percentage or (ii) during such period, the aggregate amount of Realized Losses incurred (less any Subsequent Recoveries) since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date, (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Payment Dates	Cumulative Realized Loss Percentage

[___] to [___]	[___]% for the first month, plus an additional 1/12th of [___]% for each month thereafter (e.g., approximately [___]% in [___])

[___] to [___]	[___]% for the first month, plus an additional 1/12th of [___]% for each month thereafter (e.g., approximately [___]% in [___])

[___] to [___]	[___]% for the first month, plus an additional 1/12th of [___]% for each month thereafter (e.g., approximately [___]% in [___])

[___] to [___]	[___]% for the first month, plus an additional 1/12th of [___]% for each month thereafter (e.g., approximately [___]% in [___])

[___] and thereafter	[___]%

Unpaid Interest Shortfall Amount means, with respect to each class of Notes, an amount equal to any unpaid Accrued Note Interest from prior payment dates, with interest accrued thereon at the related Interest Rate.

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Schedule 1

Swap Notional Schedule

Month	Payment Month	Aggregate Notional ($)

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Swap Notional Schedule (continued)

Month	Payment Month	Aggregate Notional ($)

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[ACCREDITED LOGO]

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Prospectus Supplement dated [            ] (to Prospectus dated [            ])

$[            ]

[insert Accredited logo]

Accredited Home Lenders, Inc.

Servicer and Sponsor

[            ]

Depositor

Mortgage Pass-Through Certificates, Series [            ]

You should consider carefully the risk factors beginning on page S-[    ] in this prospectus supplement.

The Issuing Entity

The issuing entity will be a trust consisting primarily of two groups of mortgage loans:

•	the first group will consist of [adjustable-rate and fixed-rate, first and second lien, one-to-four family residential mortgage loans]; and

•	the second group will consist of [adjustable-rate and fixed-rate, first and second lien, one-to-four family residential mortgage loans].

The issuing entity will be represented by [        ] classes of certificates, [        ] of which are offered under this prospectus supplement.

Credit Enhancement

The offered certificates will have credit enhancement in the form of excess interest and overcollateralization, cross-collateralization between the loan groups to cover realized losses and subordination of other classes of certificates, [and a certificate guaranty insurance policy issued by [            ] for the benefit of the Class [    ] Certificates and Class [    ] Certificates only.

[In addition, [    ] interest rate swap agreements and [    ] cap contracts will be available to cover certain interest shortfalls, amounts necessary to maintain or restore the required level of overcollateralization, net WAC shortfall amounts and realized losses.]

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering of the underwritten certificates will be approximately [            ] of the aggregate certificate principal balance of the underwritten certificates, less expenses estimated to be approximately $1,000,000. There is no underwriting arrangement for the Class [    ] Certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[ ]
[ ]
[ ]
[ ]

Underwriters

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[European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.]

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Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

The Depositor’s principal offices are located at 15253 Avenue of Science, Building 1, San Diego, California 92128 and its phone number is [                    ].

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Prospectus Supplement

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SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

	Issuing Entity	[ ].

	Title of Series	[ ], Mortgage Pass-Through Certificates, Series [ ].

	Cut-off Date	[ ].

	Statistical Pool Calculation	[ ].

Date

	Closing Date	[ ].

	Mortgage Loans	The mortgage loans in will be adjustable- rate and fixed-rate, first and second lien, one-to-four- family residential mortgage loans.

	Depositor	[ ], an affiliate of [ ].

	Sponsor	Accredited Home Lenders, Inc.

	Servicer	Accredited Home Lenders, Inc.

	Trustee	[ ].

	[Swap Provider]	[ ].

	[Cap Counterparty]	[ ].

	[Certificate Insurer ]	[ ].

	Distribution Date	Distributions on the offered certificates will be made on the 25th day of each month or, if the 25th day is not a business day, on the next business day, beginning in [ ].

	Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances are set forth in the table below.

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Offered Certificates

Class	Pass-Through Rate	Initial Certificate Principal Balance *	Initial Rating ([Rating Agencies])	Designation

Total offered certificates:

Other Information:

Class A Certificates and Class M Certificates:

The pass-through rate on the Class A Certificates and Class M Certificates will be equal to the least of:

(1) one-month LIBOR plus the related certificate margin set forth on the following page;

(2) a maximum rate equal to [            ] per annum; and

(3) a per annum rate equal to the related net WAC rate as described in this prospectus supplement.

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Certificate Margin

Class	(1)	(2)
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]

(1)	Prior to the related step-up date as described in this prospectus supplement.
(2)	On and after the related step-up date as described in this prospectus supplement.

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The Issuing Entity

The certificates will be issued by [            ], a [            ], pursuant to a pooling and servicing agreement dated as of [            ] among the depositor, the servicer and the trustee. On the closing date, the depositor will deposit into the trust the mortgage loans. [            ] will issue [        ] classes of certificates representing the trust, [        ] of which are offered by this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. Distributions of interest and/or principal on the offered certificates will be made only from payments received from the Issuing Entity as described below.

The Class [1-B], Class [1-C], Class [1-P], Class [2-C], Class [2-P] and Class [R] Certificates are the classes of certificates that are not offered by this prospectus supplement. The Class 1-B Certificates will have an initial certificate principal balance of [            ] and will be entitled to interest and principal distributions as described in this prospectus supplement.

[In addition, the trustee will establish two supplemental interest trusts, each of which will hold one interest rate swap agreement and one or more cap contracts for the benefit of the related certificateholders.]

See “Description of the Certificates” in this prospectus supplement.

The Mortgage Loans

The mortgage loans will be divided into two mortgage loan groups, loan group 1 and loan group 2. All percentages, amounts and time periods with respect to the characteristics of the statistical mortgage loans shown in this prospectus supplement are subject to a variance of plus or minus 5%.

With respect to each loan group, the statistical information included in this prospectus supplement with respect to the mortgage loans in such loan group is based on a pool of statistical mortgage loans as of the cut-off date. The characteristics of the final groups will not materially differ from the information provided with respect to the statistical groups. Unless otherwise specified, all percentages described with respect to the statistical mortgage loans are calculated based on the aggregate principal balance of the statistical mortgage loans as of the cut-off date. It is expected that mortgage loans will be added to and certain statistical mortgage loans will be deleted from the pool of statistical mortgage loans to constitute the final groups of mortgage loans.

Approximately [            ], [            ] and [            ] of the statistical group 1 mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are interest only for the first five years, seven years and ten years, respectively, after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Approximately [            ] and [            ] of the statistical group 2 mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are interest only for the first three years and five years, respectively, after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

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Loan Group 1

The mortgage loans in loan group 1 are one- to four-family, [fixed-rate and adjustable-rate] residential mortgage loans secured by [first and second liens] on the related mortgaged property.

[The interest rate on the adjustable-rate mortgage loans in loan group 1 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.]

The statistical mortgage loans in loan group 1 have original terms to maturity of not greater than 30 years and the following additional characteristics as of the statistical pool calculation date:

Range of mortgage rates (approximate):	[ ] to [ ]
Weighted average mortgage rate (approximate):	[ ]
Weighted average remaining term to stated maturity (approximate):	[ ] months
Range of principal balances (approximate):	[ ] to [ ]
Average principal balance (approximate):	[ ]
Range of loan-to-value ratios (or combined loan-to-value ratios for 2nd lien mortgage loans) (approximate):	[ ] to [ ]
Weighted average loan-to-value ratios (or combined loan-to-value ratios for 2nd lien mortgage loans) (approximate)	[ ]
Weighted average combined loan-to-value ratio (approximate):	[ ]
Loan Group 2

The mortgage loans in loan group 2 are one- to four-family, [fixed-rate and adjustable-rate] residential mortgage loans secured by [first and second liens] on the related mortgaged property.

[The interest rate on the adjustable-rate mortgage loans in loan group 2 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.]

The statistical mortgage loans in loan group 2 have original terms to maturity of not greater than 30 years and the following characteristics as of the statistical pool calculation date:

Range of mortgage rates (approximate):	[ ] to [ ]
Weighted average mortgage rate (approximate):	[ ]
Weighted average remaining term to stated maturity (approximate):	[ ] months
Range of principal balances (approximate):	[ ] to [ ]
Average principal balance (approximate):	[ ]
Range of loan-to-value ratios (approximate):	[ ] to [ ]
Weighted average loan-to-value ratios (approximate)	[ ]

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in

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the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders or the certificate insurer in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Offered Certificates

Priority of Distributions from Loan Group 1.

In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans in loan group 1, after the payment of certain fees and expenses, [the certificate insurer fee] [and any related net swap payments or any related swap termination payments payable to the swap provider (other than a swap termination payment resulting from a swap provider trigger event)], will be distributed in the following order:

Interest Distributions

first, to pay current interest, pro rata, and any previously unpaid interest on the Class 1-A Certificates; and

second, to pay current interest, sequentially, on the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order of priority.

Principal Distributions

Amounts available after distributions of interest on the group 1 certificates will be used to pay principal on these certificates (including the payment of amounts to maintain or restore overcollateralization), but only in the order of priority and in the amounts described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions

Amounts available after distributions of interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including reimbursing the certificate insurer, maintaining the required level of overcollateralization with respect to the related and non-related loan groups and making distributions for reimbursement of losses, certain related unpaid interest shortfalls and related net WAC shortfall amounts.

Priority of Distributions from Loan Group 2.

In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans in loan group 2, after the payment of certain fees and expenses, [the certificate insurer fee] [and any related net swap payments or any related swap termination payments payable to the swap provider (other than a swap termination payment resulting from a swap provider trigger event)], will be distributed in the following order:

Interest Distributions

to pay current interest and any previously unpaid interest on the Class 2-A Certificates.

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[In addition, a Class M interest reserve fund will be funded on the closing date with [            ] to cover net WAC shortfall amounts on the Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates.]

Principal Distributions

Amounts available after distributions of interest on the group 2 certificates will be used to pay principal (including the payment of amounts to create, maintain or restore overcollateralization) on these certificates, but only in the order of priority and in the amounts described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions

Amounts available after distributions of interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including reimbursing the certificate insurer, creating and maintaining the required level of overcollateralization with respect to the related loan groups, and making distributions for reimbursement of losses, certain related unpaid interest shortfalls and related net WAC shortfall amounts.

See “Description of the Certificates” in this prospectus supplement for additional information.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of related excess spread, overcollateralization related to each loan group, cross-collateralization between the loan groups to cover realized losses, the subordination provided to the related more senior classes of certificates by the related more subordinate classes of certificates as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement [and, with respect to the Class [        ] Certificates and Class [        ] Certificates only, a certificate guaranty insurance policy issued by [            ] for the benefit of the Class [    ] Certificates and Class [    ] Certificates.]

See “Description of the Certificates—Overcollateralization Provisions — The Certificate Guaranty Insurance Policy” and “—Allocation of Losses; Subordination” in this prospectus supplement.

[Interest Rate Swap Agreements

[            ], in its capacity as supplemental interest trust trustee on behalf of two separate trusts created under the pooling and servicing agreement will enter into two interest rate swap agreements with [            ], the swap provider. One interest rate swap agreement is for the benefit of the Class 1-A, Class 1-M and Class 1-B Certificates and one interest rate swap agreement is for the benefit of the Class 2-A Certificates. The supplemental interest trust trustee will receive and distribute funds with regard to the related interest rate swap agreement on behalf of the related supplemental interest trust, whether payable by or to the swap provider pursuant to the related swap agreement. On or before each distribution date, the related supplemental interest trust will be obligated to make fixed payments, and the related swap provider will be obligated to make floating payments, in each case as set forth in the related interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment under the related interest rate swap agreement exceeds the floating payment on any distribution date, amounts otherwise available to the related certificateholders will be applied to make a

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net payment to the related supplemental interest trust for payment to the related swap provider. To the extent that the related floating payment exceeds the related fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the supplemental interest trust trustee, which amount will be distributed as described in this prospectus supplement.

Upon early termination of either interest rate swap agreement, the related supplemental interest trust or the related swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the related supplemental interest trust is required to make a swap termination payment to the related swap provider, the issuing entity will be required to make a payment to the related supplemental interest trust in the same amount (to the extent not paid by the related supplemental interest trust from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the issuing entity on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the holders of the related certificates, except in the case of certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement (to the extent not paid by the related supplemental interest trust from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), for which payments by the issuing entity to the supplemental interest trust trustee will be subordinated to all distributions to the holders of the related certificates. The obligations of a supplemental interest trust to make a swap termination payment to the swap provider will be limited to the extent of related funds received from the issuing entity for such purpose.

Except as described in the second preceding sentence, amounts payable by the supplemental interest trust to the related swap provider will be deducted from related available funds before distributions to related certificateholders.

See “Description of the Certificates—The Interest Rate Swap Agreements and Cap Contracts” in this prospectus supplement.]

[Cap Contracts

The Class 1-A, Class 1-M and Class 1-B Certificates will have the benefit of two cap contracts. The Class 2-A Certificates will have the benefit of one cap contract. On the closing date, [            ], in its capacity as supplemental interest trust trustee of the related supplemental interest trust, will enter into three cap contracts with [        ], as a cap counterparty. The supplemental interest trust trustee will receive and distribute funds with regards to the cap contracts on behalf of the related supplemental interest trust. The Class 1-A, Class 1-M, Class 1-B and Class 2-A Certificates will be entitled to the benefits provided by the related cap contracts and any proceeds thereof deposited with the related supplemental interest trust. In general, the cap counterparty will be obligated to make payments to the related supplemental interest trust pursuant to formulas described in “Description of the Certificates—The Interest Rate Swap Agreements and Cap Contracts” in this prospectus supplement. Such payments will be used to cover certain related unpaid

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interest shortfalls, related net WAC shortfall amounts and related realized losses and to maintain and restore related overcollateralization, in each case to the extent any net monthly excess cashflow is insufficient. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class 1-A, Class 1-M, Class 1-B and Class 2-A Certificates as a result of the related cap contracts.

See “Description of the Certificates—The Interest Rate Swap Agreements and Cap Contracts” in this prospectus supplement.]

Advances

The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, other than balloon payments, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to certificateholders.

Servicing Fee

The servicer will receive a servicing fee on each distribution date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [    ]% per annum. The servicing fee will be paid out of Available Funds on each distribution date prior to any payments on the certificates.

Optional Termination

At its option, the [servicer] may purchase the group 1 mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the Class 1-A, Class 1-M and Class 1-B Certificates on the distribution date the aggregate stated principal balance of the group 1 mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to [    ]% of the aggregate stated principal balance of the group 1 mortgage loans as of the cut-off date. [If the [servicer’s] exercise of such option would result in a draw on the policy or any amount owed to the certificate insurer would remain unpaid, the servicer will be required to obtain the consent of the certificate insurer.]

At its option, the [servicer] may purchase the group 2 mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Class 2-A Certificates on the distribution date the aggregate stated principal balance of the group 2 mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to [    ]% of the aggregate stated principal balance of the group 2 mortgage loans as of the cut-off date. [If [the servicer’s] exercise of such option would result in a draw on the policy or any amount owed to the certificate insurer would remain unpaid, the servicer will be required to obtain the consent of the certificate insurer.]

See “Pooling and Servicing Agreement— Termination” in this prospectus supplement.

Federal Income Tax Consequences

Elections will be made to treat the trust, other than the net WAC shortfall reserve funds, the Class M interest reserve fund, [and, for the avoidance of doubt, the supplemental interest trusts, the interest rate swap agreements and the cap contracts,] as comprising two or more real estate mortgage investment conduits for federal income tax purposes.

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See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

When issued, the offered certificates will receive the ratings set forth on page [            ] of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

Legal Investment

[The Class [    ] Certificates will constitute “mortgage related securities” for purposes of SMMEA.]

See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by, or with the assets of, employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code, each of which is also referred to in this prospectus supplement as a Plan. Prior to the termination of a supplemental interest trust, Plans or persons using assets of a Plan may purchase the related offered certificates if the purchase and holding meets the requirements of a prohibited transaction class exemption issued by the Department of Labor or the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

See “ERISA Considerations” in this prospectus supplement.

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RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange. There is no underwriting arrangement for the Class [        ] Certificates.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the related Class A Certificates, and to a limited extent, the holders of the related subordinate certificates, will receive regular payments of interest and principal. However, there is no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay the certificates as a result of delinquencies or defaults on the related mortgage loans. On the closing date, the initial amount of overcollateralization with respect to loan group 1 will approximately equal the initial overcollateralization target amount of [            ] of the aggregate stated principal balance of the statistical mortgage loans in loan group 1 as of the cut-off date as described in this prospectus supplement. On the closing date, with respect to loan group 2, initial overcollateralization will equal approximately [            ] of the aggregate stated principal balance of the statistical mortgage loans in loan group 2 as of the cut-off date as described in this prospectus supplement.

Cross-collateralization allows interest from a loan group to be paid to the non-related Offered Certificates and Class 1-B Certificates after payments to the related Offered Certificates and Class 1-B Certificates and related net monthly excess cashflow from one loan group to cover realized losses in the other loan group to the extent provided in this prospectus supplement. However, this excess interest from a loan group is available solely to the extent the related certificates have received the interest and principal to which they are entitled and to the extent that any realized losses in the related loan group have been covered by related net monthly excess cashflow, and are subject to the priorities of payment in this prospectus supplement. See “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement.

If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

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If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Losses on the mortgage loans in loan group 1, to the extent not covered by related net monthly excess cashflow, related overcollateralization, cross-collateralization, net swap payments or cap payments will be allocated to the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in that order, in each case, until the certificate principal balance thereof has been reduced to zero. In addition, if the aggregate certificate principal balance of the Class 1-M Certificates and Class 1-B Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses will be allocable first, to the Class 1-AM Certificates, and second, pro rata, among the Class 1-A1 Certificates based on the certificate principal balances thereof until, in each case, the certificate principal balance thereof is reduced to zero; provided, however, that any certain losses otherwise allocable to the Class 1-AM Certificates will be covered by the certificate guaranty insurance policy. Losses on the mortgage loans in loan group 2, to the extent not covered by related net monthly excess cashflow, related overcollateralization, cross-collateralization, [net swap payments or cap payments] will be allocated to the Class 2-A Certificates until the certificate principal balance thereof has been reduced to zero; [provided, however, that certain losses otherwise allocable to the Class 2-A Certificates will be covered by the certificate guaranty insurance policy.]

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the servicer, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Credit Enhancement” in the prospectus.

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization or to Provide Cross-Collateralization

The amount of interest generated by the mortgage loans in each loan group (net of fees and expenses and any related net swap payments and related swap termination payments other than related swap termination payments arising due to a related swap provider trigger event) may be higher than the amount of interest required to be paid to the related offered certificates. Any such excess interest will be used first to reimburse the certificate insurer and then to maintain the current level of related overcollateralization by covering realized losses on the related mortgage loans, to create additional related overcollateralization until the required level of overcollateralization is reached and to provide cross-collateralization by covering realized losses on the mortgage loans in the other loan group. We cannot assure you, however, that enough excess interest or amounts available to the supplemental interest trust under the interest rate swap agreements and cap contracts will be available to cover related losses, certain related interest shortfalls and related net WAC shortfalls, to restore or maintain the required level of related overcollateralization or to provide cross-collateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

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•	Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.

•

If the rates of delinquencies, defaults or losses on the mortgage loans in each loan group are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the related offered certificates.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Certain features of the mortgage loans may result in losses or cash flow shortfalls

There are a number of features of the mortgage loans that create additional risk of loss, including the following:

•

The borrowers have less than perfect credit and may be more likely to default. The sponsor’s underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making a loan but may reduce the size and the loan-to-value ratio of the loan the sponsor will make. As a result of these less restrictive standards, the issuing entity may experience higher rates of delinquencies and defaults than if the mortgage loans were underwritten in a more traditional manner.

•

Newly originated mortgage loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

•

Balloon loans may have higher rates of default which may cause losses. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [    ]% of all of the mortgage loans and approximately [    ]% and [    ]% of the mortgage loans in Group I and Group II, respectively, are “balloon” loans, which are loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule. Upon the maturity of a balloon loan, the borrower will be required to make a “balloon” payment that will be significantly larger than the borrower’s previous scheduled payments. The ability of such a borrower to repay a balloon loan at maturity frequently will depend on such borrower’s ability to refinance the loan. The ability of a borrower to refinance such a loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial condition

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of the borrower, the tax laws and general economic conditions at the time. A high interest rate environment may make it more difficult for the borrower to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses. If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the servicer will not be obligated to advance that amount. Instead, the servicer will be obligated to advance an amount equal to the assumed monthly payment that would have been due on the balloon loan based upon the original amortization schedule for that loan. If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you will suffer a loss if the collateral for such loan is insufficient, or if other forms of credit enhancement are insufficient to cover such loss. Neither the servicer nor the sponsor will be obligated to refinance a balloon loan.

•

The rate of default of mortgage loans secured by second-liens may be greater than that of mortgage loans secured by first-liens on comparable properties. The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property. Approximately [    ]% of the mortgage loans were secured by a second lien on the related mortgaged property, approximately [    ]% of the mortgage loans in Group I and [    ]% of the mortgage loans in Group II, respectively, are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans.

•

The concentration of mortgage loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the issuing entity with respect to the mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [    ]%, [    ]%, [    ]% and [    ]% of the mortgage loans are secured by properties in [        ], respectively, approximately [    ]%, [    ]%, [    ]% and [    ]% of the mortgage loans in Group I are secured by properties in [        ], respectively, and approximately [    ]%, [    ]%, [    ]% and [    ]% of the mortgage loans in Group II are secured by properties in [        ], respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the certificates than if borrowers and properties were more spread out in different geographic areas.

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•

Interest-only mortgage loans may have an increased risk of loss. Approximately [    ]% of all of the mortgage loans and approximately [    ]% and [    ]% of the mortgage loans in Group I and Group II, respectively, do not provide for any payments of principal during the first five years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

The Difference Between the Interest Rates on the Offered Certificates and the Related Mortgage Loans May Result in Net WAC Shortfall Amounts with Respect to Such Certificates

The pass-through rates with respect to the offered certificates adjust each month and are based upon the value of an index (one-month LIBOR) plus the related certificate margin, limited by the weighted average of the net mortgage rates on the related mortgage loans. However, the mortgage rate of all of the adjustable-rate statistical mortgage loans is based upon the value of a different index (MTA, six-month LIBOR or one-year LIBOR) plus the related gross margin, and adjusts semi-annually, or annually commencing, in many cases, after an initial fixed-rate period. The mortgage rate on approximately [            ] and [            ] of the statistical mortgage loans in group 1 and group 2, respectively, are fixed rate; the mortgage rate on approximately [            ] of the statistical mortgage loans in group 2 adjust based on MTA; the mortgage rate on approximately [            ] and [            ] of the statistical mortgage loans in group 1 and group 2, respectively, adjust based on six-month LIBOR; the mortgage rate on approximately [            ] of the statistical mortgage loans in group 1 adjust based on one-year LIBOR. MTA, six-month LIBOR and one-year LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the mortgage loans generally adjust semi-annually or annually and, in many cases, after an initial fixed-rate period, there will be a delay between the change MTA, six-month LIBOR or one-year LIBOR and the rate on the related mortgage loan. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which MTA, six-month LIBOR or one-year LIBOR are stable or falling or that, even if one-month LIBOR, MTA, six-month LIBOR or one-year LIBOR rise during the same period, one-month LIBOR may rise much more rapidly than MTA, six-month LIBOR or one-year LIBOR. To the extent that the related pass-through rate is limited to the weighted average of the net mortgage rates of the related mortgage loans, adjusted for any related net swap payments and certificate insurer fees, net WAC shortfall amounts may occur. See “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates.”

Some or all of this shortfall in respect of the offered certificates will be funded to the extent of the available net monthly excess cashflow. Net monthly excess cashflow may be used, subject to the priority described in this prospectus supplement to cover net WAC shortfall amounts on the related offered certificates. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of offered certificates is limited to the related net WAC rate, there will be little or no net monthly excess cashflow.

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[To the extent that net monthly excess cashflow is insufficient to cover related net WAC shortfall amounts on the related offered certificates, related net swap payments, if any, received by the related supplemental interest trust from the swap provider under the related interest rate swap agreement and payments received by the supplemental interest trust from the cap counterparty under the related cap contracts may be used to fund related net WAC shortfall amounts. However, if net swap payments under the related interest rate swap agreement and related cap payments under the cap contracts received by the related supplemental interest trust from the swap provider and cap counterparty do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date. In addition, although the offered certificates are entitled to certain payments during periods of increased one-month LIBOR rates, the swap provider and cap counterparty will only be obligated to make payments under the related interest rate swap agreement and related cap contracts, respectively, under certain circumstances. See “Description of the Certificates — The Interest Rate Swap Agreements and Cap Contracts” in this prospectus supplement.]

[Net WAC shortfall amounts with respect to the Class 1-AM Certificates and Class 2-A Certificates are not covered by the certificate guaranty insurance policy and may remain unpaid on the related final scheduled distribution date.]

[On the closing date, the trustee will establish a Class M interest reserve fund to cover net WAC shortfall amounts on the Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates. There can be no assurance however that amounts on deposit in this reserve fund will be sufficient to cover net WAC shortfall amounts on these certificates.]

Simultaneous second lien risk

With respect to approximately [    ]% of the Group I Mortgage Loans and approximately [    ]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related group as of the cut-off date) and approximately [    ]% of all of the mortgage loans (by aggregate principal balance as of the cut-off date), at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which may or may not be included in the mortgage pool. The weighted average loan-to-value ratio of such mortgage loans is approximately [    ]% (with respect to such Group I Mortgage Loans), approximately [    ]% (with respect to such Group II Mortgage Loans) and approximately [    ]% (with respect to all of the mortgage loans), and the weighted average combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately [    ]% (with respect to such Group I Mortgage Loans), approximately [    ]% (with respect to such Group II Mortgage Loans) and approximately [    ]% (with respect to all of the mortgage loans). With respect to a first lien mortgage loan where the mortgaged property is also encumbered by a second lien mortgage loan, foreclosure frequency may be increased since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

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The Value of the Mortgage Loans May Be Affected by, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios. Such losses will be allocated to the offered certificates to the extent not covered by credit enhancement.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

•

Approximately [            ] of the statistical mortgage loans in loan group 1, which includes both hard and soft penalty terms, and all of the statistical mortgage loans in loan group 2 (by aggregate outstanding principal balance of the related statistical mortgage loans as of the statistical pool calculation date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years for the statistical Group 1 Loans and three years to ten years for the statistical Group 2 Loans after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•

The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

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•

The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•

Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield on the Certificates” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

Some Additional Risks are Associated with the Certificates

The weighted average lives of, and the yields to maturity on, the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2, Class 1-M-1 and Class 1-A Certificates will be sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. The weighted average life of, and the yield to maturity on, the Class 1-AM Certificates and Class 2-A Certificates will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans, to the extent not covered by the certificate insurance policy. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in loan group 1, to the extent they exceed the amount of related overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B Certificates and then each class of Class M Certificates then outstanding with the lowest payment priority. If the aggregate certificate principal balance of the Class 1-M Certificates and Class 1-B Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses on the mortgage loans in loan group 1 will be allocable first, to the Class 1-AM Certificates, and second, pro rata among the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates based on certificate principal balances, in each case until the certificate principal balance thereof is reduced to zero; [provided, however, that any realized loss allocated to the Class 1-AM Certificates will be covered by the certificate guaranty insurance policy.] Realized losses on the mortgage loans in loan group 2, to the extent they exceed the amount of related overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class 2-A Certificates until the certificate principal

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balance thereof is reduced to zero; [provided, however, that any realized loss allocated to the Class 2-A Certificates will be covered by the certificate guaranty insurance policy.] Any, realized loss allocated to an offered certificate, [other than a realized loss allocated to the Class 1-AM Certificates and Class 2-A Certificates that is covered by the certificate insurance policy,] may be reimbursed to that class from excess interest as provided in this prospectus supplement.

In addition, the yield on the offered certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or a class of subordinate certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Bankruptcy of the servicer may adversely affect payments on the certificates and servicing of the mortgage loans

In the event of a bankruptcy or insolvency of Accredited Home Lenders, Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent [            ], as trustee, or the certificateholders (in the limited circumstances outlined in the pooling and servicing agreement) from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Accredited Home Lenders, Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act, as amended, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicer.

On any distribution date, any shortfalls in each loan group resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class 1-C Certificates or Class 2-C Certificates, as applicable, and thereafter, to the monthly interest distributable amounts with respect to the

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related certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates and Class 1-B Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the offered certificates on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment. Any shortfalls on the Class 1-AM Certificates or Class 2-A Certificates resulting from prepayment interest shortfalls not covered by compensating interest or the application of the Relief Act will not be covered by the certificate guaranty insurance policy.

Violation of lending laws could result in losses on the certificates

In addition to federal law, some states have enacted laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the depositor or the sponsor will be required to purchase that mortgage loan from the trust estate in the manner described in this prospectus supplement.

The sponsor will represent that each mortgage loan at the time it was made was in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the depositor or the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the depositor and the sponsor are unable or otherwise fail to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

[There May Be Variations in the Mortgage Loans from the Statistical Mortgage Loans

The statistical mortgage loans include mortgage loans whose characteristics may vary from the specific characteristics reflected in the final pool of mortgage loans, although the extent of such variance is not expected to be material. The final pool of mortgage loans will either be reflected in the prospectus supplement or included in a Form 8-K filed within 15 days of the closing date.]

The sponsor may be adversely affected by litigation to which it is, or may become, a party

As more fully described under “The Sponsor-Legal Proceedings,” the sponsor may become a defendant in class action or other lawsuits which seek to recover substantial amounts

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from the sponsor. No assurances can be given that the sponsor will be able to successfully defend all or any of such lawsuits, and adverse results in one or more of such lawsuits could have a material adverse effect on the sponsor’s ability to perform as the servicer and to repurchase defective mortgage loans.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-[      ] of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this prospectus supplement.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates.

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a relatively new practice in the mortgage lending industry. The sponsor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

[The Interest Rate Swap Agreements and the Swap Providers

Any net swap payments payable to the related supplemental interest trust by the related swap provider under each interest rate swap agreement will be available as described in this prospectus supplement to cover certain related interest shortfalls and net WAC shortfall amounts, to maintain or restore the required level of related overcollateralization and to reimburse related realized losses as described in this prospectus supplement. However, no net swap payments will be payable by the swap provider unless the related floating amount owed by the swap provider on a distribution date exceeds the related fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the related interest rate swap agreement) generally exceeds the applicable fixed rate described in this prospectus supplement. No assurance can be made that any amounts will be received under the related interest rate swap agreement, or that any such amounts that are

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received will be sufficient to cover certain related interest shortfalls, related net WAC shortfall amounts and related realized losses, or to maintain or restore related overcollateralization. Any net swap payment payable to the swap provider under the terms of the related interest rate swap agreement will reduce amounts available for distribution to related certificateholders, and may reduce the interest distributed to the related offered certificates. In addition, any swap termination payment payable to the related swap provider in the event of early termination of an interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this prospectus supplement) will reduce amounts available for distribution to the holders of the related certificates.

Upon early termination of an interest rate swap agreement, the related supplemental interest trust or the related swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the related supplemental interest trust is required under the related interest rate swap agreement to make a swap termination payment to the related swap provider, the issuing entity will be required to make a payment to the supplemental interest trust in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the holders of the related certificates (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the holders of the related offered certificates). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds of group 1, the related subordinate certificates will bear the effects of any shortfalls resulting from a related net swap payment or related swap termination payment by the issuing entity to the related supplemental interest trust for payment to the related swap provider before such effects are borne by the Class 1-A Certificates, and one or more classes of subordinate certificates may suffer a loss as a result of such payment. Investors should note that the issuing entity will make a net swap payment to the related supplemental interest trust for payment to the related swap provider until one-month LIBOR equals or exceeds the applicable related fixed rate described in this prospectus supplement.]

[High loan-to-value ratios increase risk of loss

Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately [    ]% of all of the mortgage loans and approximately [    ]% and [    ]% of the Group I mortgage loans and Group II mortgage loans, respectively, had loan-to-value ratios in excess of 80% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans). Additionally, the determination of the value of a mortgaged property used to calculate the loan-to-value ratio of a mortgage loan may differ from the appraised value of such mortgaged properties if current appraisals were to be obtained.]

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[The Ability of the Trustee to Make Distributions on the Offered Certificates May Be Affected by Counterparty Credit Risk.

To the extent that distributions on the offered certificates depend in part on payments to be received from the swap provider and each cap counterparty, the ability of the trustee to make distributions on the offered certificates will be subject to the credit risk of the swap counterparty and each cap counterparty. Thus, payments of these amounts involve counterparty risk. If a credit rating of the swap counterparty or a cap counterparty is qualified, reduced or withdrawn and a replacement swap counterparty or a cap counterparty is not obtained in accordance with the terms of the swap contract or cap contract, as applicable, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of those certificates may be adversely affected.]

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Certificates.

Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the non-prime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, a number of residential mortgage loan originators, particularly those who originate subprime loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. These general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

[Insert any other relevant risk factors including recent developments of Accredited. (Item 1103)]

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THE MORTGAGE POOL

General

[Disclose if any state or geographic region has a 10% or greater concentration. (Item 1111)]

Each mortgage loan in the issuing entity will be assigned to either Group I or Group II. Each of the mortgage loans in each group will bear interest at a fixed or adjustable mortgage interest rate and be secured by a first or second lien on the related mortgaged property.

The mortgage loans were made for the purpose of purchasing a new home, obtaining construction-to-permanent financing, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower’s equity in the mortgaged property. The mortgage loans are secured by first and second liens on single family residences, which may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner occupied or non-owner occupied investment properties. A substantial number of the mortgage loans in both groups were originated pursuant to the sponsor’s exception policy. See “The Sponsor– Underwriting” in this prospectus supplement.

The sponsor currently sells a majority of the loans it originates to third parties through whole loan sales, with the remainder of the loans the sponsor originates being securitized from its own shelf registration. From time to time, the sponsor will designate certain loans for specific whole loan sales (loans having LTVs greater than 90% and second-lien loans, for example), as the sponsor believes that a higher value is received for these loans through whole loan sales. For loans not specifically designated for sale to third parties as described above, the sponsor uses a proprietary software program to determine best execution and allocates the remaining loans between whole loan bid packages and securitization.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured with respect to the aggregate Initial Pool Balance of all the mortgage loans or the Initial Pool Balance of the related group.

The Initial Pool Balances for Group I and Group II were approximately [            ] and [            ], respectively.

As of the Cut-off Date, no mortgage loan had a remaining term to maturity greater than [30] years. [            ] of the mortgage loans was more than one payment past due, each of the mortgage loans was an “actuarial” loan. The number of mortgage loans which are more than 30 days delinquent may not exceed 20% of the Initial Pool Balance of the mortgage loans.

Approximately [    ]% of the mortgage loans were secured by a first lien on the related mortgaged property and approximately [    ]% of the mortgage loans were secured by a second lien on the related mortgaged property.

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As of the Cut-off Date, approximately [    ]% and [    ]% of the mortgage loans in Group I and Group II, respectively, were “interest only” loans. These loans provide for an initial payment period, which is typically five years, during which the mortgagor’s monthly payment consists only of interest. When this initial period ends, the loan will begin to amortize and will amortize fully over its remaining term.

As of the Cut-off Date, with respect to the mortgage loans in Group I, the weighted average loan-to-value ratio was approximately [    ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans), the weighted average interest rate of the mortgage loans was approximately [    ]% per annum and the weighted average remaining term to maturity was approximately [            ] months, with a weighted average seasoning of approximately [            ] month. As of the Cut-off Date, with respect to the mortgage loans in Group II, the weighted average loan-to-value ratio of the mortgage loans was approximately [    ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans), the weighted average interest rate was approximately [    ]% per annum, the weighted average remaining term to maturity was approximately [            ] months, with a weighted average seasoning of approximately [            ] month.

Approximately [    ]% and [    ]% of the mortgage loans in Group I and Group II, respectively, impose a prepayment penalty for early full or partial prepayments during a period ranging from six months to five years from the date of origination. These prepayment penalties are generally calculated as a specified percentage of the original principal balance of the mortgage loans or of the outstanding principal balance of the mortgage loans, or a specified number of months of interest accrued at the related mortgage interest rate, or a specified percentage of the amount prepaid.

Each mortgage loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the mortgage loans are “high cost” loans under the Home Ownership Equity Protection Act of 1994 (or other applicable predatory and abusive lending laws), none of the mortgage loans financed a single-premium credit insurance policy and none of the mortgage loans were originated on or after October 1, 2002 and before March 7, 2003 and encumber property located in Georgia.

All of the Group I mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (1) none of the Group I mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, (2) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (3) the servicer for each of the Group I mortgage loans has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, (4) none of the Group I mortgage loans impose a prepayment penalty with a term expiring in excess of three years after origination of the mortgage loan, (5) with respect to the Group I mortgage loans originated on or after August 1,

S-30

2004 none of the related mortgages nor the related mortgage notes require the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction, (6) none of the Group I mortgage loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Group I mortgage loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, (7) none of the Group I mortgage loans are “high cost,” “covered” (excluding home loans defined as “covered homes” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) mortgage loans and (8) the principal balance at origination for each mortgage loan originated in most states may not exceed $[            ] for single-family residences, $[            ] for two-family residences, $[            ] for three-family residences and $[            ]for four-family residences.

The loan-to-value ratios (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans) (“LTVs”) described in this prospectus supplement were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of related mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

The Mortgage Loans

The following section describes the statistical characteristics of the mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, the mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•

the minimum Cut-off Date Principal Balance was approximately $[            ], the maximum Cut-off Date Principal Balance was approximately $[            ] and the average Cut-off Date Principal Balance was approximately $[            ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

S-31

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in ranged from [ ]% to [ ]% per annum and the weighted average gross margin was approximately [ ]% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•

approximately [    ]% of the adjustable-rate mortgage loans had an initial periodic cap of [    ]% per annum and approximately [    ]% of the adjustable-rate mortgage loans had an initial periodic cap of [    ]% per annum,

•

approximately [    ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [    ]% per annum and approximately [    ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [    ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately 1 month,

•

approximately [    ]% of the mortgage loans were fixed-rate loans, approximately [    ]% of the mortgage loans were 2/28 loans, approximately [    ]% of the mortgage loans were 3/27 loans, approximately [    ]% were 5/25 loans and approximately [    ]% were six-month LIBOR loans,

•

approximately [    ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [    ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately [    ]% of the mortgage loans are balloon loans,

S-32

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•

approximately [    ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties, and

•	approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

The following tables set forth certain information with respect to the mortgage loans based on the aggregate Cut-off Date Principal Balance of the mortgage loans in relation to the Initial Pool Balance of the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

S-33

Geographical Distribution of Mortgaged Properties

Aggregate Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-34

Range of Cut-off Date Principal Balances ($)

Aggregate Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-35

Range of LTV Ratios (%)(*)

Aggregate Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

*	The loan-to-value ratio represents the loan-to-value ratio for first lien mortgage loans and the combined original loan-to-value ratio for second lien mortgage loans.

S-36

Range of Gross Interest Rates (%)

Aggregate Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-37

Range of Gross Margins (%)

Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-38

Range of Maximum Mortgage Interest Rates (%)

Aggregate Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-39

Range of Minimum Mortgage Interest Rates (%)

Aggregate Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-40

Month and Year of Next Rate Change Date

Aggregate Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-41

Range of Original Terms to Maturity (in months)

Aggregate Mortgage Loans

Original Term to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-42

Range of Remaining Terms to Maturity (in months)

Aggregate Mortgage Loans

Range of Remaining Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-43

Distribution by Lien Position

Aggregate Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution by Occupancy Status

Aggregate Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-44

Distribution by Property Types

Aggregate Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution of Seasoning (in months)

Aggregate Mortgage Loans

Seasoning (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-45

Mortgage Loan Types

Aggregate Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-46

Prepayment Penalty Terms (in months)

Aggregate Mortgage Loans

Prepayment Penalty Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-47

Loan Purpose

Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Loan Documentation Types

Aggregate Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-48

Range of FICO Scores

Aggregate Mortgage Loans

Range of FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

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Prepayment Penalty Description

Aggregate Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

S-50

The Group I Mortgage Loans

The following section describes the statistical characteristics of the Group I mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans.

As of the Cut-off Date, Group I mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•

the minimum Cut-off Date Principal Balance was approximately $[            ], the maximum Cut-off Date Principal Balance was approximately $[            ] and the average Cut-off Date Principal Balance was approximately $[            ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans ranged from [ ]% to[ ]% per annum and the weighted average gross margin was approximately [ ]%,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•

approximately [    ]% of the adjustable-rate mortgage loans had an initial periodic cap of [    ]% per annum and approximately [    ]% of the adjustable-rate mortgage loans in Group I had an initial periodic cap of [    ]% per annum,

•

approximately [    ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [    ]% per annum and approximately [    ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [    ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

S-51

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately [ ] month,

•

approximately [    ]% of the mortgage loans were fixed-rate loans, approximately [    ]% of the mortgage loans were 2/28 loans, approximately [    ]% of the mortgage loans were 3/27 loans and approximately [    ]% were six-month LIBOR loans,

•

approximately [    ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [    ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and [    ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•

approximately [    ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties,

•	none of the mortgage loans impose a prepayment penalty with a term expiring more than three years after the origination of the mortgage loan, and

•	approximately [ ]%, [ ]%, [ ]% and [ ] of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

The following tables set forth certain information with respect to the Group I mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

S-52

Geographical Distribution of Mortgaged Properties

Group I Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

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Range of Cut-off Date Principal Balances ($)

Group I Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

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Range of LTV Ratios (%)(*)

Group I Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

*	The loan-to-value ratio represents the loan-to-value ratio for first lien mortgage loans and the combined original loan-to-value ratio for second lien mortgage loans.

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Range of Gross Interest Rates (%)

Group I Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

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Range of Gross Margins (%)

Group I Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

57

Range of Maximum Mortgage Interest Rates (%)

Group I Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of Minimum Mortgage Interest Rates (%)

Group I Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Month and Year of Next Rate Change Date

Group I Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of Original Terms to Maturity (in months)

Group I Mortgage Loans

Original Term to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of Remaining Terms to Maturity (in months)

Group I Mortgage Loans

Range of Remaining Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution by Lien Position

Group I Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution by Occupancy Status

Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution by Property Types

Group I Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution of Seasoning (in months)

Group I Mortgage Loans

Seasoning (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Mortgage Loan Types

Group I Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Prepayment Penalty Terms (in months)

Group I Mortgage Loans

Prepayment Penalty Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Loan Purpose

Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Loan Documentation Types

Group I Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of FICO Scores

Group I Mortgage Loans

Range of FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Prepayment Penalty Description

Group I Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

The Group II Mortgage Loans

The following section describes the statistical characteristics of the Group II mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans.

As of the Cut-off Date, Group II mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•

the minimum Cut-off Date Principal Balance was approximately $[            ], the maximum Cut-off Date Principal Balance was approximately $[            ] and the average Cut-off Date Principal Balance was approximately $[            ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average gross margin was approximately [ ]% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•

approximately [    ]% of the adjustable-rate mortgage loans had an initial periodic cap of [    ]% per annum and approximately [    ]% of the adjustable-rate mortgage loans had an initial periodic cap of [    ]% per annum,

•

approximately [    ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [    ]% per annum and approximately [    ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [    ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately [ ] month,

•

approximately [    ]% of the mortgage loans were fixed-rate loans, approximately [    ]% of the mortgage loans were 2/28 loans, approximately [    ]% of the mortgage loans were 3/27 loans, approximately [    ]% of the mortgage loans were 5/25 loans and approximately [    ]% were six-month LIBOR loans,

•

approximately [    ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [    ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately [    ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•

approximately [    ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties, and

•	approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

The following tables set forth certain information with respect to the Group II mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Group II Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of Cut-off Date Principal Balances ($)

Group II Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of LTV Ratios (%)(*)

Group II Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

*	The loan-to-value ratio represents the loan-to-value ratio for first lien mortgage loans and the combined original loan-to-value ratio for second lien mortgage loans.

Range of Gross Interest Rates (%)

Group II Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of Gross Margins (%)

Group II Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of Maximum Mortgage Interest Rates (%)

Group II Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of Minimum Mortgage Interest Rates (%)

Group II Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Month and Year of Next Rate Change Date

Group II Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of Original Terms to Maturity (in months)

Group II Mortgage Loans

Original Term to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of Remaining Terms to Maturity (in months)

Group II Mortgage Loans

Range of Remaining Terms to Maturity (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution by Lien Position

Group II Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution by Occupancy Status

Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution by Property Types

Group II Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Distribution of Seasoning (in months)

Group II Mortgage Loans

Seasoning (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Mortgage Loan Types

Group II Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Prepayment Penalty Terms (in months)

Group II Mortgage Loans

Prepayment Penalty Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Loan Purpose

Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Loan Documentation Types

Group II Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Range of FICO Scores

Group II Mortgage Loans

Range of FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

Prepayment Penalty Description

Group II Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percentage of Mortgage Pool Aggregate Cut-off Date Principal Balance (%)	Weighted Average Coupon Interest Rate (%)	Weighted Average Remaining Term (in months)	Weighted Average LTV (%)	Weighted Average Credit Score

Total:

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Additional Information

The description in this prospectus supplement of the statistical mortgage loans and the mortgaged properties is based upon the statistical mortgage pool as of the Statistical Pool Calculation Date, as adjusted for the scheduled principal payments due on or before this date. However, many of the statistical mortgage loans may not be included in the trust as mortgage loans as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. The characteristics of each final loan group will not materially differ from the information provided with respect to each statistical loan group. Within 15 days of the Closing Date, tables reflecting the composition of the mortgage loans in the final pool of mortgage loans will be filed on Form 8-K with the Commission.

STATIC POOL INFORMATION

Static pool information for Accredited’s amortizing asset pools is available at [http://www.accredhome.com/regs/AHL_RegAB1105_[            ].pdf.]        This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

The static pool information posted on this website that relates to securitizations sponsored by Accredited prior to January 1, 2006 and that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus.

THE ISSUING ENTITY

[            ] is a [            ] formed under the laws of the State of [            ] pursuant to the pooling and servicing agreement among the Depositor, Sponsor, Servicer and the Trustee, dated as of [            ]. The Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the [            ] will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. For a description of other provisions relating to amending the Agreement, please see “The Agreements—Amendment of Agreements” in the base prospectus.

The assets of the [            ] will consist of the mortgage loans and certain related assets. The fiscal year end of [            ] is [            ].

THE DEPOSITOR

The depositor, a [            ], was formed in the State of [            ] on [            ]. The depositor’s principal business objective is to acquire, hold and manage mortgage assets that will generate net income for distribution to its shareholders. [All of the depositor’s outstanding common shares are owned by the sponsor.] The sponsor has contributed the mortgage loans to the depositor, and on the closing date, the sponsor will direct the depositor to sell the mortgage loans to the issuing entity.

[After the issuance of the Certificates, the depositor has the ongoing option to terminate the issuing entity on any distribution date when the outstanding principal balance of the certificates is less than or equal to [    ]% of the original principal balance of the certificates, after giving effect to distributions on that distribution date.] In addition, pursuant to the pooling and servicing agreement, if a breach related to a mortgage loan is not cured within the specified time period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. See “Description of the Certificates - Optional Clean-Up Call and -Representations and Warranties of the Sponsor” for more information regarding [the depositor’s termination option] and the removal or substitution of mortgage loans by the depositor.

[Disclose any legal proceedings material to certificateholders.]

THE SERVICER

Accredited Home Lenders, Inc. (“Accredited”), a California corporation, is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single family residences, two-to-four-family residential properties, condominium units, units in planned unit developments, townhomes and modular housing units.

Accredited performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for a portion of its loan originations sold or securitized on a servicing-retained basis. As of [            ], Accredited performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $[            ] billion. See “Servicing of Loans” in the prospectus for more information regarding the terms of the pooling and servicing agreement and the servicer’s duties thereunder.

Accredited has been servicing non-prime mortgage loans since 1998 and as of December 31, 20[    ] was servicing approximately [            ] mortgage loans totaling approximately $[            ]. All mortgage loans serviced by Accredited were originated by Accredited and are either: 1) owned by one of the Accredited Mortgage Loan Trusts in connection with a securitization, or 2) serviced for purchasers for an interim period (usually 30 to 60 days from the date the mortgage loan is sold to the purchaser) until servicing is transferred to the purchaser’s servicer of choice, or 3) serviced pending the sale or securitization of such mortgage loans. [Accredited is rated “Above Average” on CreditWatch with negative implications; removed from Select Servicer list by Standard and Poor’s, “SQ3+” by Moody’s Investors Service, and “RPS3-” by Fitch Investors Service. There have been no material changes to Accredited’s servicing policies and procedures during the last three years.]

Currently, Accredited’s servicing portfolio consists of non-prime fixed and adjustable-rate mortgage loans, including first and second liens.

Servicing activities are performed at Accredited’s servicing centers in San Diego, California, and Orlando, Florida. In its capacity as servicer, Accredited handles various mortgage loan administration duties, including but not limited to, providing incoming phone lines for obligors to access Accredited customer service representatives, tracking property tax payments and hazard and flood insurance coverage on obligor’s accounts, and processing and recording obligor payments. Billing statements are sent monthly to obligors to assist them in making their scheduled payments.

Limitations on Liability

The servicer or any of its directors, officers, employees or agents shall not be under any liability to the issuer or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the servicer against liability for any breach of warranties or representations made by the servicer in the pooling and servicing agreement, or against any specific liability imposed on the servicer pursuant to the pooling and servicing agreement or against any liability which would otherwise be imposed upon the servicer by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the pooling and servicing agreement.

Custodial Responsibility

The servicer does not have custodial responsibility for the mortgage loans. The trustee has custodial responsibility for the mortgage loans as described under “The Trustee-Custodial Responsibility” in this prospectus supplement.

In late 1998, Accredited began performing the delinquency collection and default resolution functions on its warehouse inventory of loans held for sale and on a pool of loans securitized by Accredited in 1996, which pool has since been terminated by Accredited exercising a clean-up call. In addition, in mid-1999, Accredited began retaining such servicing functions on loans sold into a facility under which Accredited also retains a residual interest in future payments on the loans. Currently, Accredited is servicing approximately $[            ] billion of loans which have been securitized in the [            ] Accredited securitizations closed in 2002, 2003,

2004, 2005 and 200[    ] (through [                ], 200[  ]), in addition to $[            ] billion of loans which are being held for sale or for securitization (as of [                    ], 200[  ]). These servicing activities include, but are not limited to, collections of borrower payments of principal and interest, property tax and flood zone tracking, handling tax and insurance collections and disbursements, initiating foreclosure activities in those situations in which such activity is warranted and liquidating foreclosure properties. In 2004, Accredited opened an additional servicing center in Orlando, Florida.

Mortgage Loan Servicing

Once Accredited originates or purchases a mortgage loan, Accredited’s servicing department begins the administrative process of servicing the loan, seeking to ensure that the loan is repaid in accordance with its terms. Accredited starts this process for every mortgage loan, whether Accredited will service the mortgage loan for a matter of weeks before it is sold servicing-released or for its life in a servicing-retained transaction. Accredited’s servicing department is divided into loan administration, loan servicing and asset management units. In addition, the investor reporting unit of Accredited’s finance and accounting department performs the servicing-related functions of reporting on all other servicing activities, and in the case of mortgage loans serviced for others, accounting for and remitting all funds collected through servicing activities.

Administration and Servicing. Accredited’s loan administration unit is responsible for boarding each loan into Accredited’s servicing operations and technology systems. For mortgage loans on which the monthly payments include amounts to be escrowed for the future payment of real estate taxes and insurance premiums, Accredited’s loan administration unit ensures the proper accounting for such funds and the timely payment of the taxes and premiums. For mortgage loans which do not have tax and insurance escrows, the loan administration unit ensures that the properties securing the loans are properly insured at all times and that real estate taxes are paid to avoid foreclosures by taxing authorities. For mortgage loans with adjustable interest rates, the loan administration unit ensures that the adjustments are properly made and timely identified to the related borrowers. This unit is also responsible for the various administrative tasks involved in the transfer of servicing when loans are sold servicing-released, including notifying borrowers, insurers and taxing authorities.

Accredited’s loan servicing unit is responsible for the physical receipt of and initial accounting for all loan payments from borrowers. Accredited encourages its borrowers to establish automatic payment from their bank accounts, which Accredited arranges at no cost to the borrower. Accredited’s loan servicing unit is also responsible for customer service, handling all inbound calls and other communications from borrowers.

Accredited or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect Accredited against liability for any breach of warranties or representations made by Accredited in the pooling and servicing agreement, or against any specific liability imposed on Accredited pursuant to the pooling and servicing agreement or against any liability which would otherwise be imposed upon

Accredited by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the pooling and servicing agreement.

Collection and Enforcement. Accredited’s asset management unit is responsible for all phases of the collection and enforcement of delinquent and defaulted loans. The inherent risk of delinquency and loss associated with subprime mortgage loans requires hands-on active communication with Accredited’s borrowers from origination through liquidation. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail, and is tailored to reflect the borrower’s payment habit, the mortgage loan’s risk profile and the mortgage loan’s status. Accredited’s collection approach is designed to educate Accredited’s borrowers on managing their debts to maximize the likelihood of continued timely performance. Accredited establishes clear expectations with its borrowers with respect to maintaining contact and working together to resolve any financial problems that may occur. Accredited considers this early intervention a key element of Accredited’s servicing strategy.

Accredited’s front end loan counselors begin calling borrowers whose accounts become five days past due. Once contact is established, Accredited verifies pertinent information and determine the reason for the delay in payment. For borrowers who are able to make their payments, Accredited offers the ability to “pay by phone” through Western Union’s “Quick Collect” service. This allows the borrower to remit the funds immediately or at an agreed later time in the month and avoids delays using the U.S. postal service. If a borrower indicates a problem that is not temporary or is of a serious nature, the call is promptly referred to a manager who will then evaluate the situation and initiate appropriate loss mitigation actions.

When an account becomes thirty-one days delinquent, the borrower receives a notice of intent to foreclose allowing thirty days, or more if required by applicable state law, to cure the default before the account is actually referred for foreclosure. The 30-59 day collection personnel continue active collection campaigns and may offer a borrower relief through a forbearance plan designed to resolve the delinquency in typically ninety days or less. These collectors are seasoned and trained to effectively identify and resolve problems with borrowers before the past due problems escalate.

Accounts moving to sixty or more days delinquent are transferred to the loss mitigation and foreclosure sub-units simultaneously. Accredited’s loss mitigation personnel choose a collection strategy that is designed to minimize the loss on a defaulted mortgage loan. Accredited procures updated property value information, the borrower’s current credit profile, and reviews foreclosure and real estate marketing timelines to determine the best alternative to foreclosure. Accredited’s loss mitigation personnel continue to actively attempt to resolve the delinquency while Accredited’s foreclosure personnel begin the foreclosure process. Accredited’s loss mitigation tools include payment plans, short sales, deeds in lieu of foreclosure, stipulated forbearance plans, deferments, reinstatements and modifications.

Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through a timeline report built into the loan servicing system. The report schedules key dates throughout the foreclosure process, enhancing Accredited’s ability to monitor and manage the process.

Properties acquired through foreclosure are transferred to the real estate owned, or REO, sub-unit to manage eviction and marketing of the properties. Once a property is vacant, it is listed with a local real estate agent who develops a marketing strategy designed to maximize the net recovery upon liquidation. Second opinions on the value of the property are obtained to validate recommendations given by the primary listing agent. Property listings are reviewed monthly to ensue the properties are properly maintained and actively marketed.

Accredited’s loan administration unit also handles hazard and mortgage insurance claims, mortgage bankruptcies, condemnations and other special servicing needs.

Servicing Department Infrastructure. Accredited services its loans using Accredited’s configuration of MortgageWare software provided by Interlinq Software Corporation. Accredited also has additional software modules for the management of loss mitigation and REO. Accredited’s technology delivers helpful data regarding the loan and the borrower to the desktops of Accredited’s servicing personnel. Accredited also has all of its files electronically imaged so that Accredited’s servicing personnel have access to each file without having to retrieve a paper file.

Monthly incentive plans are in place for all collections, loss mitigation, foreclosure and REO personnel and are tied directly to performance of the servicing portfolio. Both individual and team goals are used to encourage superior results and cooperation between unit members.

Ongoing training for Accredited’s servicing personnel is provided regularly and covers major relevant topics within the servicing department. In the collection and loss mitigation areas, supervisors and managers monitor actual telephone calls by each collector on a monthly basis and follow up with one-on-one training and direction. In addition, scripts tailored to typical borrower circumstances are posted at each workstation to ensure the employee asks the appropriate questions for the type of delinquency situation the borrower is experiencing. Outside legal counsel conduct on-site classes or seminars for the foreclosure and bankruptcy areas approximately on a quarterly basis, and title company representatives also provide on-site training on title issues.

All of Accredited’s servicing functions are administered from Accredited’s San Diego and Orlando sites. Hours of operation for Accredited’s servicing department are 5:30 a.m. to 7:00 p.m. Pacific time, Monday through Friday, and Accredited uses staggered shifts to cover the different time zones where Accredited’s borrowers and collateral properties are located. Collection personnel also work one or two Saturdays each month, depending upon the day of the week on which each month end falls. Evening and weekend hours are used to facilitate contact with borrowers that are otherwise unavailable during regular business hours.

See “Servicing of the Mortgage Loans” in this prospectus supplement and “Servicing of Loans” in the prospectus for more information regarding the pooling and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer.

[To the extent material, provide statistical information regarding servicer advances on the mortgage loans and the servicer’s overall servicing portfolio for the past three years. (Item 1108)]

Legal Proceedings

Because the nature of Accredited’s business involves the collection of numerous accounts and compliance with federal, state and local lending laws, the originator is subject to claims and legal actions in the ordinary course of its business. Like a number of other consumer finance companies, Accredited is subject to certain class-action lawsuits alleging violations of various federal and state consumer protection laws and other laws. Accredited intends to defend or seek other resolution of these lawsuits and Accredited either does not believe that their resolution will have a material adverse effect on its financial position or results of operations or has not been able to make a determination regarding the ultimate outcome of the matter or the amount of potential liability. [Disclose any specific legal proceedings material to certificateholders.]

Delinquency and Loan Loss Experience

The following table sets forth certain information regarding the delinquency, foreclosure, REO and loss experience with respect to mortgage loans serviced by Accredited for the periods indicated. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the portfolio which increased significantly since December 2003.

Delinquency and Foreclosure

As of December 31,
	[ ]			[ ]			[ ]
(dollars in thousands)
	Principal Balance	No. of Loans	Percentage	Principal Balance	No. of Loans	Percentage	Principal Balance	No. of Loans	Percentage

Total servicing portfolio including REO Delinquency (1)			%			%			%

30 - 59 days

60 - 89 days

90 + days

Foreclosures (1)			%			%			%

Total delinquencies & foreclosures (1)			%			%			%

Real estate owned (1)(2)			%			%			%

Annual losses on servicing portfolio (3)(4)			%			%			%

(1)	Percentage of servicing portfolio at period end.
(2)	Based on the aggregate principal balance of the mortgage loans secured by mortgaged properties the title to which has been acquired through foreclosure, deed in lieu of foreclosure or similar process.

(3)	Percentages based upon average monthly servicing portfolio.
(4)	Annualized for the three month period ending [ ].

[THE ORIGINATOR[S]]

[FOR ANY ORIGINATOR OR GROUP OF AFFILIATED ORIGINATORS, APART FROM THE SPONSORS, THAT ORIGINATED 10% OR MORE OF THE POOL ASSETS]

[[            ] originated [            ] of the mortgage loans, representing [    ]% of the Initial Pool Balance. [            ] originated [            ] of the mortgage loans, representing [    ]% of the Initial Pool Balance.]

[FOR ANY ORIGINATOR OR GROUP OF AFFILIATED ORIGINATORS, APART FROM THE SPONSORS, THAT ORIGINATED 20% OR MORE OF THE POOL ASSETS]

[                     is a                      formed as a                      to originate and acquire residential mortgage loans. The principal office of the                      is located at                     . Its telephone number is                     .]

[Insert description of Originator’s experience in originating mortgage loans. Item 1110(b)]

THE SPONSOR

Accredited Home Lenders, Inc. (“Accredited”), a California corporation, is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single family residences, two-to-four-family residential properties, condominium units, units in planned unit developments, townhomes and modular housing units. Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as “nonconforming” and “subprime” mortgage loans. Accredited is wholly owned by Accredited Home Lenders Holding Co., a publicly traded company traded under the ticker symbol LEND.

Accredited’s mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers. On a smaller scale, Accredited makes retail originations directly to borrowers.

Accredited’s total annual mortgage loan production has increased steadily from approximately $2.3 billion in 2001, $4.3 billion in 2002, $8.0 billion in 2003, $12.4 billion in 2004 and $16.3 billion in 2005. In 2001, Accredited originated approximately 16,000 mortgage loans secured by first liens and approximately 4,400 mortgage loans secured by second liens. In 2002, Accredited originated approximately 26,000 mortgage loans secured by first liens and approximately 8,600 mortgage loans secured by second liens. In 2003, Accredited originated approximately 48,000 mortgage loans secured by first liens and approximately 14,000 mortgage loans secured by second liens. In 2004, Accredited originated approximately 67,000 mortgage loans secured by first liens and approximately 23,000 mortgage loans secured by second liens. In 2005, Accredited originated approximately 78,000 mortgage loans secured by first liens and

approximately 28,000 mortgage loans secured by second liens. In 2006, Accredited originated approximately [            ] mortgage loans secured by first liens and approximately [            ] mortgage loans secured by second liens. As of [            ], Accredited had [            ] employees.

Accredited performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for a portion of its loan originations sold or securitized on a servicing-retained basis. As of [            ], Accredited performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $[            ] billion.

Accredited disposes of its loans primarily by selling them to third parties and through securitizations. The decision by Accredited to sell or to securitize loans depends upon a number of factors, including, but not limited to, premiums earned for whole loan sales and Accredited’s leverage targets.

Accredited completed its first securitization in 1996 and has closed additional securitizations in 2000, 2002, 2003, 2004 and 2005. The securitizations completed in 1996 and 2000 have both been terminated as a result of Accredited exercising a clean-up call. For the years 2002, 2003, 2004 and 2005, Accredited closed two, three, four and four securitizations, respectively, selling loans totaling approximately $749.3 million, $1,236.5 million, $3,271.6 million and $4,240.2 million, respectively, from its own shelf registration statement. Accredited currently plans to close one securitization in each calendar quarter. Accredited retains the servicing for loans securitized from its own shelf registration statement. None of the pools that Accredited has securitized have defaulted or experienced an early amortization target.

These securitizations are structured legally as sales, but for accounting purposes are treated as financings under SFAS No. 140. These securitizations do not meet the qualifying special purpose entity criteria under SFAS No. 140 and related interpretations because after the loans are securitized, the securitization trusts may acquire derivatives relating to beneficial interests retained by Accredited and, Accredited, as servicer, subject to applicable contractual provisions, has discretion, consistent with prudent mortgage servicing practices, to determine whether or not to sell or work out any loans securitized through the securitization trusts that become troubled. Accordingly, the loans remain on the balance sheet as “loans held for investment”, retained interests are not recorded, and securitization bond financing replaces the short-term debt originally associated with the loans held for investment. Accredited records interest income on loans held for investment and interest expense on the bonds issued in the securitizations over the life of the securitizations. Deferred debt issuance costs and discounts related to the bonds are amortized on a level yield basis over the estimated life of the bonds.

Accredited serves in essentially three roles in connection with its securitization program. As the sponsor, Accredited works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, Accredited is responsible for servicing each pool of mortgage loans. As the administrator of the issuing entity, Accredited is responsible for causing the issuing entity to perform its duties under the transaction documents, which duties include the provision of notices of material events, reporting and monitoring and maintaining the security interest of the certificateholders in the mortgage loans.

The notes or certificates issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by Accredited, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Accredited and its directors, officers, employees or agents are not under any liability to an issuing entity or the related certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related pooling and servicing agreement, or for errors in judgment. However, Accredited is not protected from liability for any breach of warranties or representations made by Accredited in the related pooling and servicing agreement, or against any specific liability imposed on Accredited pursuant to the related pooling and servicing agreement or against any liability which would otherwise be imposed upon Accredited by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the related pooling and servicing agreement.

[Legal proceedings material to certificateholders.]

Underwriting

General. Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited’s underwriting guidelines. Accredited’s underwriting process is intended to assess a loan applicant’s credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. All underwriting and re-underwriting is performed by Accredited’s underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider. Accredited’s underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

Brokers and Correspondents. All of Accredited’s prospective mortgage brokers and correspondents are subjected to a pre approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited’s underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker’s and correspondent’s performance relative to issues disclosed by Accredited’s quality control review, and discontinues relationships with unacceptable performers.

Loan Applications and Credit Reports. Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

Property Appraisals. A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each first priority loan and each second priority loan greater than $50,000. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited’s Appraisal Review Department or a qualified underwriter before the mortgage loan is closed. The appraisal may not be more than 180 days old on the day the loan is funded. A second full appraisal is required for combined loan amounts and/or property values greater than $1,000,000. For second priority loans of $50,000 or less, “drive-by” appraisals alone are acceptable. The standard appraisal may be waived in favor of an Insured Automated Value Model (AVM) with a physical inspection, provided the loan meets certain criteria. The Insured AVM is effective for the life of the loan, is transferable, and provides an unbiased opinion of the property value. The Insured AVM process includes a Property Condition Report which is a drive-by inspection that verifies the collateral is conforming. The insurance certificate provides protection that may minimize loss severity in the event of foreclosure.

Income and Assets Verification. Accredited’s underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited’s “Full Documentation,” “Lite Documentation” or “Stated Income” programs. Under each of these programs, Accredited reviews the loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant’s ability to repay the loan. Under the Full Documentation program, applicants are generally required to submit the most current year to date pay stub and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, most recent two years’ complete tax returns, signed year to date profit and loss statement, or bank statements. Personal bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for “Alt2” documentation type or bank statements for the preceding 12 months acceptable for “Alt1.” Under the Lite Documentation program, applicants must be self-employed and are required to submit personal bank statements covering at least the preceding six months. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months’ consecutive bank statements or other acceptable documentation. On Accredited’s core mortgage loan products and on some of its specialty products, twelve months’ mortgage payment or rental history must be verified by the related lender or landlord.

Credit Classifications. A critical function of Accredited’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Accredited has established five principal classifications, “A+” to “C,” with respect to the credit profile of potential borrowers, and a rating is assigned to each loan based upon these classifications. Accredited has a sixth, generally inactive credit classification, called “C-” which may be assigned to a borrower with a current or recent foreclosure or bankruptcy and can still be used on an exception basis with approval from executive management. Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to- income ratio.

Quality Control. Each month, Accredited’s internal audit and quality control department generally reviews and re-underwrites a sample of the loans originated by Accredited. The statistical sample of loans is based on the prior defective rate and the loans are chosen by random selection and based on the prior defect rates. In addition, targeted reviews are conducted, including but not limited to the following areas: regulatory compliance, non-performing assets, targeted and discretionary reviews, or where fraud is suspected. The quality control department re-underwrites these loans through an in-depth analysis of the following areas: application, income/employment, appraisals, credit decision, program criteria, net tangible benefits, re-verifications, and compliance. Specifically, these tests focus on verifying proper completion of borrower disclosures and other loan documentation, correct processing of all legally required documentation, and compliance with time frames imposed by applicable law. When fraud is suspected, the quality control department undertakes a comprehensive re-underwriting of not only the loan in question, but any related loans connected by broker, appraiser, or other parties to the transaction. All findings of the internal audit and quality control department are reported on a regular basis to members of senior management and the audit committee of the board of directors. The Chief Executive Officer and the Chief Operating Officer, along with the Director of Operations and others analyze the results of the monthly internal audit and quality control department audits as well as performance trends and servicing issues. Based upon this analysis, corrective actions are taken.

Loan Programs. Accredited’s mortgage loans are made for the purpose of enabling borrowers to purchase new homes, refinance existing mortgage loans, consolidate debt and/or obtain cash for whatever purposes the borrowers desire. Accredited’s single-family residence loans are secured by one- to four-unit primary residences, one-unit second homes, or one- to four-unit investment properties, and eligible property types are deemed to include single-family detached homes, semi-detached homes, row or townhomes, individual condominiums, individual units in planned-unit developments, and leasehold estates. These collateral types are consistent with the Freddie Mac Seller-Servicer Guide for describing mortgage eligibility requirements. The mortgaged properties may be owner-occupied, second or vacation homes, or non-owner occupied investment properties.

Accredited’s loans have payment schedules based primarily upon (1) an interest rate that is constant over the life of the loan, commonly referred to as “fixed-rate loans” or (2) generally,

an interest rate that is fixed for the initial two, three or five years and adjusts after an initial fixed period of two, three or five years and every six months thereafter, sometimes referred to as “adjustable-rate loans”. Generally, the payments on Accredited’s fixed-rate loans are calculated to fully repay the loans in 15 or 30 years, or, in the case of so-called “balloon” loans, the payments are based on a 30 or 40 year repayment schedule, but all unpaid principal is due in a larger “balloon” payment at the end of 15 or 30 years. The payments on Accredited’s adjustable-rate loans are calculated to fully repay the loans in 30 years, and the payment amounts are adjusted whenever the interest rates are adjusted. Accredited’s adjustable-rate loans with a two-year initial fixed-rate period are commonly referred to as “2/28’s” or “2/38’s,” Accredited’s adjustable-rate loans with a three-year initial fixed-rate period are commonly referred to as “3/27’s” or “3/37’s” and Accredited’s adjustable-rate loans with a five-year initial fixed-rate period are commonly referred to as “5/25’s” or “5/35’s”. Accredited’s fixed-rate or adjustable-rate loans may have initial interest-only periods, typically five years, during which the monthly payments are limited to the amounts required to pay accrued interest due on the loans. After the interest-only periods, the monthly payments are adjusted to fully repay the loans over their remaining terms.

Accredited also offers Alt-A mortgage loan programs with additional income documentation types, higher qualifying minimum credit scores and higher loan amounts than the non-prime programs. The same underwriting standards as described herein for non-prime programs also apply to Alt-A mortgage loans. Alt-a documentation types requiring less documentation, such as “SISA,” defined as Stated Income Stated Assets, “No Ratio,” and “No Doc,” also receive close review and evaluation to determine whether the borrower’s ability to repay the mortgage debt is reasonable. Documentation and qualifying requirements vary depending on the product selected.

The interest rate adjustments on Accredited’s adjustable-rate loans are determined by adding a “margin” to an “index” rate, subject to certain adjustment limitations. The “margin” is a percentage established at origination of a loan, and the “index” for Accredited’s adjustable-rate loans is six-month LIBOR, and is determined as of a specified time prior to the interest adjustment date. It is common during the initial fixed-rate period of an adjustable-rate loan to allow the borrower to pay a rate lower than the margin plus the index at loan origination. Over time, the rate may adjust upward such that, eventually, the interest rate will equal the index plus the entire margin. Such adjustments are generally limited to no more than 1.5% at each adjustment date, and the interest rates may not be adjusted above or below a maximum and minimum amount specified in the loan documents. The goal is to acclimate the borrower to the repayment obligation, yet be able to achieve the fully indexed interest rate over time.

Accredited offers a full range of subprime mortgage loan programs, and the key distinguishing features of each program are the documentation required, the LTV, the mortgage and consumer credit payment history, the property type and the credit score necessary to qualify under a particular program. Nevertheless, each program relies upon Accredited’s analysis of each borrower’s ability to repay, the risk that the borrower will not repay the loan, the fees and rates Accredited charges, the value of the collateral, the benefit Accredited believes it is providing to the borrower, and the loan amounts relative to the risk Accredited believes it is taking.

In general, Accredited’s LTV maximums decrease with credit quality, and, within each credit classification, the LTV maximums vary depending on the property type. LTV maximums for loans secured by owner-occupied properties are higher than for loans secured by properties that are not owner-occupied. LTV maximums for Lite Documentation and Stated Income programs are generally lower than the LTV maximums for corresponding Full Documentation programs. Our maximum debt-to-income ratios range from 50% to 55% for Full Documentation programs, and maximum 45% for Lite Documentation and Stated Income Programs.

Accredited offers a variety of specialty programs that provide higher LTV’s and CLTV’s to borrowers in higher credit grades. Credit grades may be determined by the same criteria as in the core programs, but may also be determined only on the basis of mortgage credit or credit score. Specialty programs may be restricted as to property and occupancy types and documentation requirements.

Exceptions. Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited’s established exception policy. Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment. A substantial number of the mortgage loans in both groups were originated pursuant to Accredited’s exception policy.

DELINQUENCY AND LOSS INFORMATION FOR THE MORTGAGE LOANS

The following table sets forth certain information regarding the delinquency performance in the past twelve months as of the Cut-off Date for [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [    ]% of the Mortgage Loans. [For [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [    ]% of the Mortgage Loans, the delinquency information below is not available.] No Mortgage Loan has been delinquent more than [    ] days in the past twelve months. [Insert any delinquency and loss information required under Item 1111(c) and 1100(b).]

[In the following tables, a mortgage loan is defined as 30 days contractually delinquent on the last day of the calendar month in which the payment is due and losses are recognized when collateral relating to a mortgage loan has been foreclosed and the foreclosure has been liquidated, except in those instances in which management determines that the loss amount would be less from “walking away” from the property. The loss amount is equal to the principal amount on the loan, plus accrued and unpaid interest on the loan, plus any foreclosure expenses less proceeds received from the buyer of the foreclosed property.]

As of [ ]
(dollars in thousands)
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)
Delinquency
30 - 59 days
60 - 89 days
90 119 days
120 - 149 days
[insert 30 day
buckets until
chargeoff]
Foreclosures
Total delinquencies and foreclosures
Real estate owned
[Losses on Mortgage Loans ]

(1)	These percentages are based on the percentage of the total number of Mortgage Loans for which such delinquency information is available.
(2)	These percentages are based on the percentage of the aggregate principal balance of the Mortgage Loans for which such delinquency information is available.

PERMITTED INVESTMENTS

Any institution maintaining a custodial account shall at the direction of the Servicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to the Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to the Agreement, if the Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in a custodial account shall be for the benefit of the Servicer. The Servicer shall deposit in a custodial account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(a) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available, provided, however, that such repurchase agreements are treated as financings under generally accepted accounting principles (“GAAP”);

(c) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(e) a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which [            ] or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140; and

(f) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates [(without taking the Certificate Guaranty Insurance Policy into account)] by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140;

provided, however, that no instrument shall be a permitted investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

To the extent that the Trustee receives any materials in connection with the holding of any Permitted Investment which require the holder to vote, the Trustee shall not exercise such holder’s voting rights.

Permitted Investments shall not be sold prior to maturity, except that a money market fund or qualified investment fund may be liquidated at any time.

YIELD ON THE CERTIFICATES

Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans serviced by it but only to the extent of its aggregate Servicing Fee for the related Due Period. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. [Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to the Class 1-AM Certificates and Class 2-A Certificates will not be covered by the Certificate Guaranty Insurance Policy.] Any resulting shortfalls will be allocated among the certificates as provided in this prospectus supplement under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates.”

General Yield and Prepayment Considerations

The yield to maturity of the Offered Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Sponsor). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend, in the case of the Offered Certificates, upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

To the extent the related Net WAC Rate becomes the Pass-Through Rate on the Offered Certificates, then in such case, less interest will accrue on such certificates than would otherwise be the case. For a discussion of factors that could limit the Pass-Through Rate on the certificates, see “Risk Factors—The Difference Between the Interest Rates on the Offered Certificates and the Related Mortgage Loans May Result in Net WAC Shortfall Amounts with Respect to Such Certificates” in this prospectus supplement.

Approximately [            ], [            ] and [            ] of the statistical Group 1 Loans in the aggregate have initial interest only periods of five, seven and ten years, respectively. Approximately [            ] and [            ] of the statistical Group 2 Loans have initial interest only periods of three and five years, respectively. During this period, the payment made by the related borrower may be less than it would be if the mortgage loan amortized. In addition, the scheduled monthly payments will not include a principal portion during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

Approximately [            ] of the statistical Group 1 Loans, which includes both hard and soft penalty terms, in limited circumstances provide for payment by the borrower of a prepayment charge on certain prepayments. All of the statistical Group 2 Loans in limited circumstances provide for payment by the borrower of a prepayment charge on certain prepayments. The holders of the Class 1-P Certificates will be entitled to all prepayment charges received on the Group 1 Loans, and these amounts will not be available for distribution on the other classes of certificates. The holders of the Class 2-P Certificates will be entitled to all prepayment charges received on the Group 2 Loans, and these amounts will not be available for distribution on the other classes of certificates. The Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Servicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Servicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Servicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

Yield Sensitivity of the Offered Certificates and Class B Certificates

If the overcollateralization with respect to the Group 1 Loans has been reduced to zero and the certificate principal balances of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-A Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated first, to the Class 1-AM Certificates and, second, to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates on a pro rata basis; [provided, however, that any Realized Loss applied to the Class 1-AM Certificates will be covered by the Certificate Guaranty Insurance Policy.] If the overcollateralization with respect to the Group 1 Loans has been reduced to zero and the certificate principal balances of the Class 1-M-2,

Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-1 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated to the Class 1-M-1 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balances of the Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-2 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated to the Class 1-M-2 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balances of the Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-3 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated to the Class 1-M-3 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balances of the Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-4 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated to the Class 1-M-4 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balances of the Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-5 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated to the Class 1-M-5 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balances of the Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-6 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated to the Class 1-M-6 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balances of the Class 1-M-8 Certificates and Class 1-B Certificates has been reduced to zero, the yield to maturity on the Class 1-M-7 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated to the Class 1-M-7 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-8 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated to the Class 1-M-8 Certificates. If the overcollateralization with respect to the Group 1 Loans has been reduced to zero, the yield to maturity on the Class 1-B Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof), because the entire amount of any related Realized Losses will be allocated to the Class 1-B Certificates. The initial undivided interests in the trust evidenced by the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates are approximately [            ], [            ], [            ], [            ], [            ], [            ], [            ], [            ], [            ], and [            ], respectively, of the Group 1 Cut-off Date Balance.

If the overcollateralization with respect to the Group 2 Loans has been reduced to zero, the yield to maturity on the Class 2-A Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) because the entire amount of any related Realized Losses will be allocated to the Class 2-A Certificates until the certificate principal balance thereof is reduced to zero; [provided, however, that any Realized Loss applied to the Class 2-A Certificates will be covered by the Certificate Guaranty Insurance Policy.] The initial undivided interest in the Trust evidenced by the Class 2-A Certificates is approximately [            ] of the Group 2 Cut-off Date Balance.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the Trustee, then any related expenses shall be reimbursable by the Issuing Entity to the Servicer, which will reduce the amount available to pay principal of and interest on the Offered Certificates.

Investors in the Offered Certificates should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. Once Realized Losses have been allocated to the Offered Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Offered Certificates [(other than a Realized Loss allocated to the Class 1-AM Certificates and Class 2-A Certificates that has been reimbursed pursuant to the Certificate Insurance Policy)] from related and non-related Net Monthly Excess Cashflow [and from payments received under the Interest Rate Swap Agreements and Cap Contracts,] according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Payments Under the Interest Rate Swap Agreements and Cap Contracts” below. In addition, the Certificate Principal Balances of the Offered Certificates may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such certificates.

Unless the Certificate Principal Balances of the Class 1-A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to any principal distributions until the related Stepdown Date or during any period in which a related Trigger Event is in effect. As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class 1-A Certificates and Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a related Trigger Event could result from either delinquencies or losses, it is possible for the Subordinate Certificates to receive no principal distributions (unless the Certificate Principal Balances of the Class 1-A Certificates have been reduced to zero) on and after the Group 1 Stepdown Date even if no losses have occurred on the mortgage loans.

Yield Sensitivity of the Offered Certificates to One-Month LIBOR

The yield to investors on the Offered Certificates will be sensitive to fluctuations in the level of One-Month LIBOR. The Pass-Through Rate on the Offered Certificates will vary with One-Month LIBOR. Changes in the level of One-Month LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR. Investors in the Offered Certificates should also fully consider the effect on the yields on those certificates of changes in the level of One-Month LIBOR.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this prospectus supplement under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the related Prepayment Assumption” were prepared using the assumptions in the following paragraph and the table set forth below (the “Structuring Assumptions”). There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates and the Subordinate Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Class A Certificates and the Subordinate Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the related Prepayment Assumption” were determined assuming that: (i) the mortgage pool consists of [            ] hypothetical mortgage loans having the following characteristics:

Loan Number	Loan Group	Prepay Group	Principal Balance ($)	Net Coupon (%)	Gross Coupon (%)	Age (in Months)	Remaining Interest Only Term (in Months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)

Loan Number	Loan Group	Prepay Group	Principal Balance ($)	Net Coupon (%)	Gross Coupon (%)	Age (in Months)	Remaining Interest Only Term (in Months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)

Loan Number	Loan Group	Prepay Group	Principal Balance ($)	Net Coupon (%)	Gross Coupon (%)	Age (in Months)	Remaining Interest Only Term (in Months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)

Loan NumberLoan Group	Gross Margin (%)	Months to Next Rate Adjustment	Initial Rate Cap (%)	Months Between Rate Adjustment	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%) Index

Loan NumberLoan Group	Gross Margin (%)	Months to Next Rate Adjustment	Initial Rate Cap (%)	Months Between Rate Adjustment	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%) Index

Loan NumberLoan Group	Gross Margin (%)	Months to Next Rate Adjustment	Initial Rate Cap (%)	Months Between Rate Adjustment	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%) Index

(ii) with respect to the Offered Certificates and Class 1-B Certificates, the level of One-Month LIBOR remains constant at [            ]; (iii) the hypothetical mortgage loans with an Index indicated as “6-Month LIBOR”, “1-Year LIBOR”, and “MTA” have an Index of Six-Month LIBOR, One-Year LIBOR or MTA, respectively, which remain constant at [            ], [            ] or [            ] per annum, respectively; (iv) payments on the certificates are received, in cash, on the 25th day of each month, commencing in [            ]; (v) there are no delinquencies or losses on the hypothetical mortgage loans and principal payments on the hypothetical mortgage loans are timely received together with prepayments, if any, at the respective percentages of the related Prepayment Assumption set forth in the following tables; (vi) there are no repurchases of the hypothetical mortgage loans; (vii) the scheduled monthly payment for each hypothetical mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term such that such hypothetical mortgage loan (other than balloon loans) will amortize in amounts sufficient to repay the remaining principal balance of such hypothetical mortgage loan by its remaining amortization term, in some cases following an interest only period; (viii) there is no Prepayment Interest Shortfall in any month; (ix) prepayments are limited to a maximum of 95% CPR; (x) with respect to each hypothetical mortgage loan, the Index remains constant at the rate set forth above and the mortgage rate on each hypothetical mortgage loan is adjusted on the next adjustment date (and subsequent adjustment dates, as necessary) to equal the Index plus the applicable gross margin, subject to the maximum mortgage rates, minimum mortgage rates and periodic rate caps listed above; (xi) none of the hypothetical mortgage loans provide for negative amortization; (xii) the monthly payment on each hypothetical mortgage loan is adjusted on the due date immediately following the related rate adjustment date (and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (vii) above, in some cases, after an initial interest only period; (xiii) payments on the hypothetical mortgage loans earn no reinvestment return; (xiv) there are no additional ongoing expenses payable out of the trust, [other than the Policy Premium Rate payable to the Certificate Insurer;] (xv) except as indicated with respect to the weighted average lives, the [Servicer] does not exercise its optional call as described in “Pooling and Servicing Agreement—Termination” in this prospectus supplement; (xvi) the certificates will be purchased on [            ]; (xvii) the Class 1-P Certificates and Class 2-P Certificates each have an initial Certificate Principal Balance of $0.00; (xviii) the Net WAC Shortfall Reserve Fund has an initial balance of $0.00; (xix) scheduled payments on the hypothetical mortgage loans are received on the first day of each month commencing in the calendar month following the Closing Date prior to giving effect to prepayments received on the last day of the prior month and (xx) there is no Class M Interest Reserve Fund. Nothing contained in the foregoing assumptions should be construed as a representation that the hypothetical mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the above structuring assumptions.

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown, at various constant percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-A1-A Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-A1-B Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-A1-C Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-AM Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 2-A Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-M-1 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-M-2 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-M-3 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-M-4 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-M-5 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-M-6 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-M-7 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages

of the Related Prepayment Assumption

Class 1-M-8 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date

(*)	Indicates a number greater than zero but less than 0.5%.
(**)	The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Final Scheduled Distribution Dates

The final scheduled distribution date with respect to the Group 1 Certificates and Group 2 Certificates will be the distribution date in [            ] and [            ], respectively, which is the distribution date in the month following the month of the last possible scheduled monthly payment of a mortgage loan in the related Loan Group. Due to losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of certificates may be substantially earlier. In addition, the actual final distribution date may be later than the final scheduled distribution date.

[THE CERTIFICATE INSURER

The following information has been supplied by [            ], the Certificate Insurer, for inclusion in this prospectus supplement.

[Information in this section will be provided by each individual insurer on a deal by deal basis]

[Include:

•	the name of Insurer;

•	the organizational form of the Insurer;

•	the general character of the business of the Insurer;

•

If the Insurer is liable to provide payments representing 20% or more of the cash flow supporting any offered class of the asset-backed securities, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01—210.12-29), except §210.3-05 and Article 11.]

The principal executive offices of the Insurer are located at [                                        ] and its telephone number at this address is (            )-[                    ].

[The financial statements of                                          as of                      and for the periods from                      through                     , and from                      through                      appearing in the Form 8-K of                     , which is incorporated by reference, have been audited by                     , independent auditors, as set forth in their report thereon included therein and incorporated in this prospectus supplement by reference. Such financial statements are incorporated in this prospectus supplement by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.]

The Certificate Insurer’s Credit Ratings

The financial strength of the certificate insurer is rated “[Rating]” by [Rating Agency], “[Rating]” by [Rating Agency], and “[Rating]” by [Rating Agency]. Each rating of the certificate insurer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the certificate insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the certificates. The certificate insurer does not guarantee the market price or investment value of the certificates nor does it guarantee that the ratings on the certificates will not be revised or withdrawn.]

[THE SWAP PROVIDER

[Information in this section will be provided by each individual swap counterparty on a deal by deal basis (Item 1115)]

[Include:

•	The name of the derivative counterparty;

•	The organizational form;

•	The general character of the business of the derivative counterparty;

•	Describe the operation and material terms of the derivative instrument, including any limits on the timing or amount of payments or any conditions to payments;

•	Describe any material provisions regarding substitution of the derivative instrument;

•	Disclose whether the “significance percentage” is: less than 10%, at least 10% but less than 20%, or 20% or more

Financial information: (a) if the aggregate significance percentage related to the swap counterparty is 10% or more, but less than 20% provide financial data required by Item 301 of regulation S-K for such swap counterparty, (b) If the aggregate significance percentage related to the swap counterparty is 20% or more, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01 through 210.12-29), except §210.3-05 and Article 11.]]

[THE CAP PROVIDER

[Information in this section will be provided by each individual cap counterparty on a deal by deal basis (Item 1114)]

[Include:

•	The name of the derivative counterparty;

•	The organizational form;

•	The general character of the business of the derivative counterparty;

•	Describe the operation and material terms of the derivative instrument, including any limits on the timing or amount of payments or any conditions to payments;

•	Describe any material provisions regarding substitution of the derivative instrument;

•	Disclose whether the “significance percentage” is: less than 10%, at least 10% but less than 20%, or 20% or more

Financial information: (a) if the aggregate significance percentage related to the cap counterparty is 10% or more, but less than 20% provide financial data required by Item 301 of regulation S-K for such swap counterparty, (b) If the aggregate significance percentage related to the cap counterparty is 20% or more, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01 through 210.12-29), except §210.3-05 and Article 11.]

[The financial statements of                                          as of                      and for the periods from                      through                     , and from                      through                      appearing in the Form 8-K of                     , which is incorporated by reference, have been audited by                     , independent auditors, as set forth in their report thereon included therein and incorporated in this prospectus supplement by reference. Such financial statements are incorporated in this prospectus supplement by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.]]

DESCRIPTION OF THE CERTIFICATES

General

The Series [            ] Certificates will consist of [            ] classes of certificates, [            ] of which are offered hereby. Only the Offered Certificates are offered by this prospectus supplement.

The Class 1-B Certificates, which are not offered hereby, will have an initial Certificate Principal Balance of [            ] and will be entitled to interest and principal distributions as described in this prospectus supplement.

The Class 1-C, Class 1-P, Class 2-C, Class 2-P and Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Offered Certificates and the Class 1-B Certificates. The Certificate Principal Balance of the Class 1-C Certificates as of any date of determination will be equal to aggregate stated principal balance of the Group 1 Loans minus the aggregate Certificate Principal Balances of all other classes of related certificates and will be entitled to distributions of interest as provided in the Agreement. The Certificate Principal Balance of the Class 2-C Certificates as of any date of determination will be equal to aggregate stated principal balance of the Group 2 Loans minus the aggregate Certificate Principal Balances of all other classes of related certificates and will be entitled to distributions of interest as provided in the Agreement. The Class R Certificates will not have a principal balance and will not be entitled to distributions of interest.

The Class 1-P Certificates and Class 2-P Certificates, which are not offered hereby, will each have an initial Certificate Principal Balance of $100 and will not be entitled to distributions in respect of interest. The Class 1-P Certificates will be entitled to all prepayment charges received in respect of the Group 1 Loans and the Class 2-P Certificates will be entitled to all prepayment charges received in respect of the Group 2 Loans.

The Group 1 Certificates represent interests primarily in the Group 1 Loans and the Group 2 Certificates represent interests primarily in the Group 2 Loans. Payments of principal and interest on the Group 1 Certificates will be made primarily from payments received on the Group 1 Loans and payments of principal and interest on the Group 2 Certificates will be made primarily from payments received on the Group 2 Loans, in each case, as described in this prospectus supplement. See “—Allocation of Available Funds—Interest Distributions on the Offered Certificates”, “—Allocation of Available Funds—Principal Distributions on the Offered Certificates” and “—Overcollateralization Provisions” in this prospectus supplement.

Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-5 hereof and will have the Pass-Through Rate as defined under “Glossary” in this prospectus supplement. The holders of the Offered Certificates will not be entitled to recover interest in excess of the related Net WAC Rate on any future distribution date except to the extent of certain payments from the related Interest Rate Swap Agreement, the related Cap Contracts and available related Net Monthly Excess Cashflow deposited in the Net WAC Shortfall Reserve Fund as provided in “—Overcollateralization Provisions” and”—Interest Rate Swap Agreements and Cap Contracts” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to certificateholders in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Trustee designated by the Trustee from time to time for these purposes. The Trustee has initially designated its offices located at [            ], for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Trustee in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificateholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, certificateholders will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. Accordingly, certificateholders may experience delays in their receipt of payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificateholders will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and certificateholders will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective certificateholders. Accordingly, although certificateholders will not possess definitive certificates, the Rules provide a mechanism by which certificateholders, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificateholders may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (2) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of an Event of Default, certificateholders representing in the aggregate not less than 51% of the voting rights of the Book-Entry Certificates advise the Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the certificateholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all certificateholders through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual certificateholders, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Calculation of One-Month LIBOR for the Offered Certificates

On each LIBOR Determination Date, the Trustee will determine One-Month LIBOR for the next Accrual Period for the Offered Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

On each LIBOR Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Trustee as follows:

(a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Available Funds

Distributions to holders of each class of Offered Certificates will be made on each distribution date from the Available Distribution Amount.

Prior to making distributions to the Certificateholders, the Trustee shall pay the Servicing Fee [and the Policy Premium] from collections allocable to interest on the mortgage loans.

Interest Distributions on the Offered Certificates

Interest Distributions on the Group 1 Certificates

On each distribution date the Trustee shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount in respect of the Group 1 Loans for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the related Interest Remittance Amount for such distribution date:

(i) from the Interest Remittance Amount in respect of the Group 1 Loans, concurrently to the holders of the Class 1-A1-A, Class 1-A1-B, Class 1-A1-C and Class 1-AM Certificates, pro rata, based on entitlement, the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such class for such distribution date;

(ii) [from the remaining Interest Remittance Amount in respect of the Group 1 Loans, to the Certificate Insurer, with respect to the Class 1-AM Certificates, in an amount equal to (i) any amounts reimbursable to the Certificate Insurer for the interest portion of any related Insured Payments made pursuant to the Insurance Agreement and (ii) any related unpaid Policy Premium; and]

(iii) from the remaining Interest Remittance Amount in respect of the Group 1 Loans, sequentially to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, the related Monthly Interest Distributable Amount for each such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 1 Loans to the extent not covered by related Compensating Interest paid by the Servicer will be allocated, first, in reduction of amounts otherwise distributable to the related Class 1-C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class 1-A, Class 1-M and Class 1-B Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class 1-A, Class 1-M and Class 1-B Certificates will not be entitled to reimbursement for any such interest shortfalls. Unpaid Interest Shortfall Amounts previously allocated to the Class 1-M Certificates and Class 1-B Certificates shall only be reimbursed as described in “—Overcollateralization Provisions—Loan Group 1” below and from the related Interest Rate Swap Agreement and Cap Contracts as described in “—Payments Under the Interest Rate Swap Agreements and Cap Contracts” below.

Interest Distributions on the Class 2-A Certificates

On each distribution date the Trustee shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount in respect of the Group 2 Loans for such distribution date, and make the following disbursements and transfers in the order of priority described below, to the extent of the related Interest Remittance Amount for such distribution date:

(i) from the Interest Remittance Amount in respect of the Group 2 Loans, to the holders of the Class 2-A Certificates, the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 2 Loans to the extent not covered by related Compensating Interest paid by the Servicer will be allocated, first, in reduction of amounts otherwise distributable to the related Class 2-C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class 2-A Certificates. The holders of the Class 2-A Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions on the Offered Certificates

Principal Distributions on the Group 1 Certificates

Except as provided below, on each distribution date (a) prior to the Group 1 Stepdown Date or (b) on or after the Group 1 Stepdown Date if a Group 1 Trigger Event is in effect, the holders of each class of Group 1 Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i) first, to the Class 1-A Certificates (allocated as described below), the related Principal Distribution Amount, in each case until the Certificate Principal Balances thereof are reduced to zero; and

(ii) second, from the remaining related Principal Distribution Amount, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero.

Except as provided below, on each distribution date (a) on or after the Group 1 Stepdown Date and (b) on which a Group 1 Trigger Event is not in effect, the holders of each class of Group 1 Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i) first, to the Class 1-A Certificates (allocated as described below), an amount up to Class 1-A Principal Distribution Amount, in each case until the Certificate Principal Balances thereof are reduced to zero; and

(ii) second, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, an amount up to Group 1 Subordinate Class Principal Distribution Amount for each such class, in each case until the Certificate Principal Balances thereof have been reduced to zero.

Principal distributions to the Class 1-A Certificates will be allocated concurrently, on a pro rata basis, based on the aggregate Certificate Principal Balances thereof: (x) sequentially, to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates, in that order, and (y) to the Class 1-AM Certificates, in each case until the Certificate Principal Balances thereof are reduced to zero; provided, however that on any distribution date on which the aggregate Certificate Principal Balance of the Class 1-M Certificates and Class 1-B Certificates and the related Overcollateralized Amount have been reduced to zero, principal distributions to the Class 1-A Certificates will be allocated concurrently, on a pro rata basis, based on the aggregate Certificate Principal Balances thereof, in each case until the Certificate Principal Balances thereof are reduced to zero.

The allocation of distributions in respect of principal to the Class 1-A Certificates on each distribution date (a) prior to the Group 1 Stepdown Date or (b) on or after the Group 1 Stepdown Date on which a Group 1 Trigger Event is in effect, will have the effect of accelerating the amortization of the Class 1-A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the related mortgage loans evidenced by the Class 1-M Certificates and Class 1-B Certificates. Increasing the respective percentage interest in the trust of the Class 1-M Certificates and Class 1-B Certificates relative to that of the Class 1-A Certificates is intended to preserve the availability of the subordination provided by the Class 1-M Certificates and Class 1-B Certificates.

[Notwithstanding the foregoing, to the extent any Net Swap Payment or Swap Termination Payment with respect to the Group 1 Interest Rate Swap Agreement is payable from principal collections from Loan Group 1, Principal Distribution Amounts with respect to Loan Group 1 will be deemed paid to the most subordinate class of related certificates (other than the Class R Certificates and Class 1-P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.]

Principal Distributions on the Class 2-A Certificates

On each distribution date (a) prior to the Group 2 Stepdown Date or (b) on or after the Group 2 Stepdown Date if a Group 2 Trigger Event is in effect, the holders of the Class 2-A Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

On each distribution date (a) on or after the Group 2 Stepdown Date and (b) on which a Group 2 Trigger Event is not in effect, the holders of the Class 2-A Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Class 2-A Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

[Notwithstanding the foregoing, to the extent any Net Swap Payment or Swap Termination Payment with respect to the Group 2 Interest Rate Swap Agreement is payable from principal collections from Loan Group 2, the Principal Distribution Amount or Class 2-A Principal Distribution Amount, as applicable, with respect to Loan Group 2 will be deemed paid to the most subordinate class of certificates (other than the Class R Certificates and Class 2-P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.]

Overcollateralization Provisions

Interest collections on the mortgage loans in each Loan Group are expected to be generated in excess of the fees and expenses payable by the Issuing Entity, any related Net Swap Payments and related Swap Termination Payments other than related Swap Termination Payments arising due to a related Swap Provider Trigger Event, fees paid to the Certificate Insurer for the related Certificates and the amount of interest payable to the holders of the related Offered Certificates and Class 1-B Certificates. In addition, on or after the related Stepdown Date, so long as no related Trigger Event is in effect, the related Overcollateralized Amount may be reduced by the application of the related Overcollateralization Release Amount.

Loan Group 1

The Agreement requires that, on each distribution date, the related Net Monthly Excess Cashflow in respect of the Loan Group 1, if any, be applied on such distribution date as follows:

(i) [to the Certificate Insurer, with respect to the Class 1-AM Certificates, in an amount equal to (i) any amounts reimbursable to the Certificate Insurer for related Insured Payments made pursuant to the Insurance Agreement and (ii) any related unpaid Policy Premium;]

(ii) to the holders of the Class 1-A, Class 1-M and Class 1-B Certificates then entitled to receive distributions in respect of principal, in an amount equal to any related Extra Principal Distribution Amount, payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Group 1 Certificates” above;

(iii) first, to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates, on a pro rata basis based on entitlement, an amount equal to the Allocated Realized Loss Amount for each such class, and second, to the Class 1-AM Certificates, an amount equal to the Allocated Realized Loss Amount for such class, in each case until such amount is reduced to zero;

(iv) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case in an amount equal to the sum of the Unpaid Interest Shortfall Amount and the Allocated Realized Loss Amount (such amount to be applied first to cover the Unpaid Interest Shortfall Amount for such class and second to cover the Allocated Realized Loss Amount for such class) for each such class, in each case until such amount is reduced to zero;

(v) [to the Certificate Insurer, with respect to the Class 2-A Certificates, an amount equal to (i) any amounts reimbursable to the Certificate Insurer for related Insured Payments made pursuant to the Insurance Agreement and (ii) any related unpaid Policy Premium, in each case, to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 2 on that distribution date;]

(vi) to the holders of the Class 2-A Certificates, any Cross-Collateralized Loss Payments as provided in “—Cross-Collateralization” below;

(vii) [to the Group 1 Net WAC Shortfall Reserve Fund, to the extent needed to pay any related Net WAC Shortfall Amounts to the Class 1-A, Class 1-M and Class 1-B Certificates and, in case of the Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, to the extent not covered by the Class M Interest Reserve Fund, on a pro rata basis, based on the Certificate Principal Balances thereof; provided that any related Net Monthly Excess Cashflow remaining after such allocation to pay any such Net WAC Shortfall Amount based on the Certificate Principal Balances of the Class 1-A, Class 1-M and Class 1-B Certificates will be distributed to each such class of certificates with respect to which there remains any unpaid Net WAC Shortfall Amount, pro rata, based on the amount of such unpaid Net WAC Shortfall Amount;]

(viii) to the holders of the Class 2-A Certificates, in respect of the Allocated Realized Loss Amounts for such class to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 2 on that distribution date;

(ix) [to the Group 1 Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments with respect to the Group 1 Interest Rate Swap Agreement owed to the Swap Provider due to a related Swap Provider Trigger Event not previously paid;]

(x) [to the Certificate Insurer, any remaining amounts related to the Group 1 Loans and owed to the Certificate Insurer under the Insurance Agreement;]

(xi) [to the Certificate Insurer, any remaining amounts related to the Group 2 Loans and owed to the Certificate Insurer under the Insurance Agreement, to the extent not covered by Net Monthly Excess Cashflow from the Group 2 Loans;] and

(xii) to the holders of the Class 1-C Certificates and Class R Certificates as provided in the Agreement.

Loan Group 2

The Agreement requires that, on each distribution date, the related Net Monthly Excess Cashflow in respect of the Loan Group 2, if any, be applied on such distribution date as follows:

(i) [to the Certificate Insurer, with respect to the Class 2-A Certificates, an amount equal to (i) any amounts reimbursable to the Certificate Insurer for related Insured Payments made pursuant to the Insurance Agreement and (ii) any related unpaid Policy Premium;]

(ii) to the holders of the Class 2-A Certificates, in an amount equal to any related Extra Principal Distribution Amount, payable to such holders as part of the related Principal Distribution Amount or Class 2-A Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Class 2-A Certificates” above;

(iii) to the holders of the Class 2-A Certificates, in respect of the Allocated Realized Loss Amounts for such class;

(iv) [to the Certificate Insurer, with respect to the Class 1-AM Certificates, an amount equal to (i) any amounts reimbursable to the Certificate Insurer for related Insured Payments made pursuant to the Insurance Agreement and (ii) any related unpaid Policy Premium, in each case, to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 1 on that distribution date;]

(v) first, to the holders of the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates, on a pro rata basis, second, to the Class 1-AM Certificates, and third, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, any Cross-Collateralized Loss Payments as provided in “—Cross-Collateralization” below;

(vi) [to the Group 2 Net WAC Shortfall Reserve Fund to the extent needed to pay any remaining related Net WAC Shortfall Amount to the Class 2-A Certificates;]

(vii) first, to the holders of the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates, on a pro rata basis, second, to the Class 1-AM Certificates, and third, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case, in respect of the Allocated Realized Loss Amounts for each such class, to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 1 on that distribution date;

(viii) [to the Group 2 Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments with respect to the Group 2 Interest Rate Swap Agreement owed to the Swap Provider due to a related Swap Provider Trigger Event not previously paid;]

(ix) [to the Certificate Insurer, any remaining amounts related to the Group 2 Loans and owed to the Certificate Insurer under the Insurance Agreement;]

(x) [to the Certificate Insurer, any remaining amounts related to the Group 1 Loans and owed to the Certificate Insurer under the Insurance Agreement, to the extent not covered by Net Monthly Excess Cashflow from the Group 1 Loans; and]

(xi) to the holders of the Class 2-C Certificates and Class R Certificates as provided in the Agreement.

Cross Collateralization

On each distribution date, Crossable Excess from each Loan Group may be available to cover Crossable Losses on mortgage loans in the non-related Loan Group if on such distribution date one Loan Group has Crossable Excess and one Loan Group has Crossable Losses. In such instance, payments shall be made from the Loan Group with Crossable Excess to the Loan Group with Crossable Losses, up to the amount of such Crossable Losses.

[The Certificate Guaranty Insurance Policy]

[Insert description of the certificate guaranty insurance policy.]

[Class M Interest Reserve Fund

On the Closing Date, the Sponsor will deposit [            ] into the Class M Interest Reserve Fund. On each distribution date, the Trustee will withdraw from the Class M Interest Reserve Fund an amount to cover any Net WAC Shortfall Amounts on the Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates. The Sponsor will have no obligation to contribute additional amounts to the Class M Interest Reserve Fund after the Closing Date. The Class M Interest Reserve Fund will not receive any amounts from the Net Monthly Excess Cashflow. If any amounts remain in the Class M Interest Reserve Fund at the termination of the Issuing Entity, they will be remitted to the Sponsor.]

[The Interest Rate Swap Agreements and Cap Contracts

The Interest Rate Swap Agreements

[Insert description of the interest rate swap agreement.]

Cap Contracts

[Insert description of the cap contracts.]

Payments under the Interest Rate Swap Agreements and Cap Contracts

Amounts payable by the Issuing Entity to the related Supplemental Interest Trust in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event with regard to each Interest Rate Swap Agreement will be deducted from the related available funds before distributions to the holders of the related Offered Certificates as described in the definition of related Available Distribution Amount. On or before each distribution date, such amounts will be distributed by the Issuing Entity to the related Supplemental Interest Trust, and paid by the related Supplemental Interest Trust Trustee to the related Swap Provider pursuant to the related Interest Rate Swap Agreement, first to make any related Net Swap Payment owed to the related Swap Provider pursuant to the related Interest Rate Swap Agreement for such distribution date, and second to make any related Swap Termination Payment not due to a related Swap Provider Trigger Event owed to the Swap Provider pursuant to each Interest Rate Swap Agreement. Payments by the Issuing Entity to the related Supplemental Interest Trust in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the related Swap Provider pursuant to the related Interest Rate Swap Agreement will be subordinated to distributions to the holders of the related Offered Certificates and will be paid by the Issuing Entity to the related Supplemental Interest Trust as set forth in the Agreement.

Net Swap Payments payable in respect of the Group 1 Interest Rate Swap Agreement and the Group 1 Cap Contracts by the Group 1 Swap Provider and the related Cap Counterparty to the Group 1 Supplemental Interest Trust will be deposited by the Group 1 Supplemental Interest Trust Trustee in the Group 1 Supplemental Interest Trust. On each distribution date, to the extent required, the Group 1 Supplemental Interest Trust Trustee will withdraw the following amounts from the Group 1 Supplemental Interest Trust for distribution to the Class 1-A, Class 1-M and Class 1-B Certificates (after distribution of related Available Funds, and related or unrelated Net Monthly Excess Cashflow as described under “Allocation of Available Funds—Interest Distributions” and under “Overcollateralization Provisions” above) in the following order of priority:

(1) first, concurrently, to the Class 1-A Certificates, pro rata, based on entitlement, up to an amount equal to any Unpaid Interest Shortfall Amount for such class or classes, in each case solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(2) second, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, up to an amount equal to any Unpaid Interest Shortfall Amount for such class or classes, in each case, solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of related Realized Losses;

(3) third, to the Class 1-A, Class 1-M and Class 1-B Certificates, up to an amount equal to any portion of the related Extra Principal Distribution Amount not covered by related or unrelated Net Monthly Excess Cashflow, in each case, solely to the extent the payment of the related Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the related Principal Distribution Amount for that distribution date and payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Group 1 Certificates” above;

(4) fourth, to the Net WAC Reserve Fund, to pay related Net WAC Shortfall Amounts on the Class 1-A, Class 1-M and Class 1-B Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Shortfall Amounts for such classes of Class 1-A, Class 1-M and Class 1-B Certificates remaining unpaid and, in case of the Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, to the extent not covered by the Class M Interest Reserve Fund;

(5) fifth, first to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates, pro rata, and second, to the Class 1-AM Certificates, in an amount equal to any Allocated Realized Loss Amount for such class or classes, in each case;

(6) sixth, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes; and

(7) seventh, to pay any remaining amounts to the parties named in the Agreement.

Net Swap Payments payable in respect of the Group 2 Interest Rate Swap Agreement and the Group 2 Cap Contract by the Group 2 Swap Provider and the related Cap Counterparty to the Group 2 Supplemental Interest Trust will be deposited in an account held by the Group 2 Supplemental Interest Trust. On each distribution date, to the extent required, the Trustee will withdraw the following amounts from the Group 2 Supplemental Interest Trust for distribution to the Class 2-A Certificates (after distribution of related Available Funds, and related or unrelated Net Monthly Excess Cashflow as described under “Allocation of Available Funds—Interest Distributions” and under “Overcollateralization Provisions” above) in the following order of priority:

(1) first, to the Class 2-A Certificates, up to any Unpaid Interest Shortfall Amount for such class, solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of related Realized Losses;

(2) second, to the Class 2-A Certificates, up to an amount equal to any portion of the related Extra Principal Distribution Amount, not covered by any related and unrelated Net Monthly Excess Cashflow and solely to the extent the payment of the related Extra Principal Distribution Amount is as a result of current or prior period related Realized Losses, to be included in the related Principal Distribution Amount for that distribution date and payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Class 2-A Certificates” above;

(3) third, to the Net WAC Reserve Fund, to pay related Net WAC Shortfall Amounts remaining unpaid on the Class 2-A Certificates;

(4) fourth, to the Class 2-A Certificates, in an amount equal to any Allocated Realized Loss Amount for such class; and

(5) fifth, to pay to the parties named in the Agreement any remaining amounts.]

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Trust Fund, while the Certificates are outstanding.

All fees are expressed as a percentage, at an annualized rate, applied to the outstanding aggregate principal balance of the related mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)(2)	[ ] per annum	Mortgage Loan Interest Collections
Trustee Fee(2)	[ ] to [ ] per annum	Mortgage Loan Interest Collections
[Insurance Policy Premium]	[ ] per annum	Mortgage Loan Interest Collections
[Swap/Cap Provider Fee]	[ ] per annum	Mortgage Loan Interest Collections

(1)	The Servicer receives a single combined fee that covers all of these functions. The Servicer performs these functions.
(2)	The servicing fee and trustee fee (and insurance policy premium) are each paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

In addition to the foregoing, the fee of the trustee will be covered by interest earned on investments in the distribution account.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates related to each Loan Group consists of subordination, [the Certificate Guaranty Insurance Policy for the Class 1-AM Certificates and Class 2-A Certificates, as described above,] excess interest, cross-collateralization and overcollateralization, as described under “—Overcollateralization Provisions” above [and the related interest rate swap agreement and cap contracts as described under “—Interest Rate Swap Agreements and Cap Contracts” above.]

The rights of the holders of the related Subordinate Certificates and the related Class C Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the related Class A Certificates.

The protection afforded to the holders of the related Class A Certificates by means of the subordination of the related Subordinate Certificates and the related Class C Certificates will be accomplished by (i) the preferential right of the holders of the related Class A Certificates to receive on any distribution date, prior to distributions on the related Subordinate Certificates and the related Class C Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the related Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the related Subordinate Certificates and the related Class C Certificates.

The rights of the holders of Subordinate Certificates with higher payment priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Subordinate Certificates with lower payment priorities and the rights of the holders of the Subordinate Certificates to receive distributions will be senior to the rights of the holders of the related Class C Certificates in respect of interest and principal, in each case to the extent described in this prospectus supplement.

The subordination feature is intended to enhance the likelihood of regular receipt of principal and interest by the holders of more senior certificates of distributions and to afford such holders protection against Realized Losses.

Allocation of Losses; Subordination

Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to the related Net Monthly Excess Cashflow, through a distribution of the related Extra Principal Distribution Amount for that distribution date, second, to the unrelated Net Monthly Excess Cashflow, third, in reduction of the related Overcollateralized Amount, which will also result in a reduction of the Certificate Principal Balances of the related Class C Certificates, fourth, if such Realized Loss is on a Group 1 Loan, first, to the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in that order, second, to the Class 1-AM Certificates, and third, to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case in reduction of the Certificate Principal Balances thereof until reduced to zero, and if such Realized Loss is on a Group 2 Loan, to the Class 2-A Certificates; [provided, however, that any Realized Loss applied to the Class 1-AM Certificates or Class 2-A Certificates will be covered by the Certificate Guaranty Insurance Policy.]

Once Realized Losses have been allocated to the Offered Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Offered Certificates from related Net Monthly Excess Cashflow (except that any losses applied to the Class 1-AM Certificates or Class 2-A Certificates will be covered by the Certificate Guaranty Insurance Policy), according to the priorities set forth under “—Overcollateralization Provisions” above and from amounts received (if any) pursuant to the related Interest Rate Swap Agreement and Cap Contracts.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Offered Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Offered Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of certificates, and so on. Holders of such certificates will not be entitled to any payment in respect of any Monthly Interest Distributable Amount on the amount of such increases for any Accrual Period preceding the distribution date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each certificate of such class in accordance with its respective percentage interest.

SERVICING OF THE MORTGAGE LOANS

Accredited Home Lenders, Inc. (“Accredited”) will act as servicer of the mortgage loans. See “The Sponsor” and “The Servicer” in this prospectus supplement. The servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions.

Collection and Other Servicing Procedures

The servicer is responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the pooling and servicing agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of Loans — Mortgage Loans — Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus.

Delinquency and Loss Procedures

All mortgage loans are boarded to the servicing system electronically from the Accredited’s origination platform. Accredited believes that early and frequent communication with obligors is essential in reducing delinquency and losses. Once a mortgage loan is boarded on Accredited’s mortgage loan servicing system, a welcome call is attempted to the obligor to verify the key data points, explain the terms of the mortgage loan and the expectations for payment.

Collection calls using predictive dialing technology begin as early as 5 days after the obligor’s payment becomes past due. Continuing collection calls, combined with collection letters, property inspections and a field chase where appropriate, are made until the delinquency is resolved or it becomes evident that other steps are necessary to protect the collateral. A Field Chase is when an Accredited representative visits the borrower’s home, to discuss with the borrower the reasons for non-payment and attempt to resolve the delinquency.

Mortgage loans that become 60+ days delinquent are transferred to the Loss Mitigation Department. At such time, updated property value information and the obligor’s current credit profile are obtained. Based on its experience with various types of mortgage loans, the Loss Mitigation Department chooses a resolution strategy designed to minimize the loss on the defaulted mortgage loan. The Loss Mitigation Department continues actively to attempt to resolve the delinquency while the Foreclosure Department refers the mortgage loan to local legal counsel to begin the foreclosure process.

Prior to referring the mortgage loan to foreclosure, the Loss Mitigation Department considers a number of factors, including the value of the subject property, the obligor’s willingness or ability to repay the debt, the lien position of the subject mortgage loan, and whether or not the costs to foreclose on the property warrant such action. If the Loss Mitigation Department deems foreclosure a necessary remedy to minimize the potential loss, the mortgage loan is referred to one of a network of attorneys to process the appropriate proceedings. Accredited’s Foreclosure Specialists monitor each step of the foreclosure process, diligently working to improve the overall cycle of the foreclosure in a manner that meets or exceeds published U.S. Foreclosure Network (“USFN”) timelines. USFN is a not-for-profit association of law firms and trustee companies (see www.usfn.org for more information).

If an obligor files for bankruptcy, Accredited’s Bankruptcy Specialists prepare and file a proof of claim, thus ensuring that the flow of payments from the trustee and/or obligor begin in a timely manner. In the event of a default while under bankruptcy protection, the Bankruptcy Specialist refers the account to one of a network of attorneys to process a motion for relief from stay. Accredited gives the same considerations to bankrupt accounts as it does to foreclosure accounts, in that formal legal action is not considered until deemed necessary. Accredited will look at the value of the collateral, lien position, and obligor’s payment history before considering remedy under law, but, if deemed necessary, will react promptly to maximize the ultimate recovery.

Properties acquired through foreclosure are transferred to the Real Estate Owned (“REO”) department to manage eviction and marketing. Once the properties are vacant, they are listed with one of Accredited’s approved real estate agents. Prior to listing, the agent submits a marketing strategy designed to ensure the highest net recovery. The listings are reviewed several times monthly to ensure the properties are properly maintained and actively marketed until sold.

In some circumstances, when a mortgage loan is in default or if default is reasonably foreseeable and Accredited believes that losses incurred by the Issuing Entity can be minimized by taking actions other than foreclosure, Accredited may modify the terms of an obligor’s mortgage loan. The modification may be accomplished in a variety of ways, including but not limited to, lowering or postponing the obligor’s scheduled monthly payment, decreasing the obligor’s interest rate, reducing the principal balance of the loan, increasing the term over which scheduled payments are to be made, or a combination of some or all of the above. Accredited may also extend the final maturity date of a delinquent mortgage loan by moving past due payments to the end of the contractual term of the mortgage loan. Mortgage loans which have been modified or extended may remain in the trust estate and the reduction in collections resulting from the modification may result in reduced distributions of interest or other amounts or may extend the final maturity of one or more classes of the Certificates.

Servicing Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the pooling and servicing agreement, the servicer will be entitled with respect to each mortgage loan to the servicing fee, which will be payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [__]% per annum. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items other than prepayment penalties. The servicer will also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The servicer will pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement, and will not be entitled to reimbursement therefor except as specifically provided in the pooling and servicing agreement.

Delinquency Advances, Servicing Advances and Compensating Interest

Delinquency Advances. The servicer is required to make Delinquency Advances on each Servicer Remittance Date, subject to the servicer’s good faith determination that such advance would be recoverable. Such Delinquency Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of scheduled interest and principal to the certificateholders in circumstances where no ultimate loss is expected. Notwithstanding the servicer’s good faith determination that a Delinquency Advance was recoverable when made, if such Delinquency Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the certificateholders.

Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer’s good faith determination that such advance would be recoverable and that a prudent mortgage lender would make a similar advance if it or an affiliate owned the related mortgage loan, constituting “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration and protection of the mortgaged property, including real estate taxes and insurance premiums,

•	collection, enforcement and judicial proceedings, including foreclosures and liquidations,

•	conservation, management, and liquidation of any REO Property, and

•	certain other customary amounts described in the pooling and servicing agreement.

These Servicing Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time such Servicing Advance was made that it would be recoverable from the related mortgage loan, such Servicing Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the certificateholders.

Compensating Interest. On or prior to the second business day preceding the distribution date, the servicer is required to remit to the trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. The servicer shall not be required to pay Compensating Interest with respect to partial prepayments, and it shall not be required to pay Compensating Interest in excess of the aggregate servicing fee it receives for the related period. Prepayment Interest Shortfalls experienced by a mortgage loan group in excess of Compensating Interest paid by the servicer with respect to that group will reduce the related Interest Remittance Amount otherwise available to fund the payment of interest to holders of the certificates.

Relief Act Interest Shortfalls and Prepayment Interest Shortfalls

The reduction, if any, in interest payable on the mortgage loans attributable to the application of the Relief Act and to Prepayment Interest Shortfalls in excess of Compensating Interest, in the case of Prepayment Interest Shortfalls, will reduce the related Interest Remittance Amount otherwise available to fund the payment of interest to the holders of the certificates.

Evidence as to Compliance

The servicer is required to deliver on a monthly basis to the trustee, a servicer remittance report setting forth the loan level information necessary for the trustee to make the payments set forth under “—Allocation of Available Funds” in this prospectus supplement.

The servicer is required to deliver on an annual basis to the sponsor, the trustee and the rating agencies, an officer’s certificate (a “Compliance Certificate”) stating that:

•	a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer’s supervision, and

•

to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the servicer to remedy the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to the sponsor, the trustee and the rating agencies, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, the trustee will file the Compliance Certificate, the Assessment Report and the Attestation Report with the SEC as exhibits to the issuing entity’s annual report on Form 10-K.

Removal and Resignation of the Servicer

The trustee, only at the direction of the holders of certificates representing a majority of the aggregate outstanding principal balance of the certificates, may remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in each clause below. Each of the following constitutes a “servicer event of default”:

(a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, (other than Servicing Advances covered by clause (b) below and Delinquency Advances, which shall have no cure period), which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or to the servicer and the trustee by the holders of certificates representing at least 25% of the aggregate outstanding principal balance of the affected class of the certificates; or

(b) the failure by the servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or to the servicer and the trustee by the holders of certificates representing at least 25% of the aggregate outstanding principal balance of the affected class of certificates; or

(c) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the failure of any representation and warranty set forth in the pooling and servicing agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trustee, or to the servicer and the trustee by the holders of certificates evidencing percentage interests of at least 25% of the affected class of certificates; or

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

(e) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(f) the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g) the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the pooling and servicing agreement.

The servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties thereby imposed on it unless it has determined that the servicer’s duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.

On and after the time the servicer receives a notice of termination or the trustee receives the resignation of the servicer or the servicer is removed due to a servicer event of default, the trustee or another successor servicer shall be the successor in all respects to the servicer in its capacity as servicer under the pooling and servicing agreement and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the servicer by the terms and provisions of the pooling and servicing agreement. The trustee and any successor servicer will not be obligated to incur any expenses or costs in connection with the transfer of servicing of the Mortgage Loans to the trustee, as successor servicer, or any other successor servicer, as applicable. Any successor servicer and the trustee prior to its becoming the successor servicer shall not be liable for any actions, omissions or defaults of any servicer prior to it or breaches of representations and warranties of the servicer prior to it. Any successor servicer (other than the trustee) shall be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with GAAP, and shall be approved by the rating agencies. The successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor servicer shall cooperate with the successor servicer in causing the MERS System to be revised to reflect the transfer of servicing to the successor servicer as necessary under MERS’ rules and regulations.

The servicer shall promptly provide the trustee, or such successor servicer, as applicable, at the servicer’s cost and expense, all documents and records reasonably requested by it to enable it to assume the servicer’s functions and shall promptly also transfer to the trustee, or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the collection account by the servicer or that are thereafter received with respect to the Mortgage Loans, including without limitation all Liquidation Proceeds and Insurance Proceeds, and payments of insurance deductible amounts by the servicer with respect to all insurance claims arising during the servicer’s tenure. The servicer shall not resign as servicer until a successor servicer has been appointed.

In the event that the servicer is terminated and no successor servicer has been appointed, the trustee may appoint a successor servicer (which may be an affiliate of the trustee) or petition a court of competent jurisdiction to appoint a successor servicer. Pending appointment of such a successor servicer, the trustee shall be the successor servicer and act in such capacity. In connection with any appointment and assumption of duties of a successor servicer, the trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans; provided, however, that such compensation may not be in excess of that permitted the servicer under the pooling and servicing agreement. In the event the trustee is the successor servicer, it shall be entitled to the same servicing compensation as the servicer if the servicer had continued to act as servicer.

In the event the trustee, or any successor servicer incurs out-of-pocket expenses other than Servicing Advances or Delinquency Advances in connection with the transfer of servicing, which expenses are required to be borne by the servicer under the pooling and servicing agreement, and such expenses are not promptly reimbursed by the servicer or recoverable out of amounts reimbursable to the servicer out of the collection account, the trustee shall make such reimbursement to the applicable party out of funds in the payment account on any distribution date after all payments to certificateholders on such distribution date have been made but before any distribution to the certificateholders. The right of the trustee to reimbursement from the payment account for any of the trustee’s costs and expenses in connection with the transfer of any servicing shall be in addition to any rights of the trustee to indemnification and reimbursement under the pooling and servicing agreement.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The Issuing Entity created under the Agreement will consist of the following: (1) the mortgage loans; (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date); (3) the amounts on deposit in any certificate account; (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Servicer in respect of the mortgage loans; (5) an assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement and (6) proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the Issuing Entity, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the office designated by the Trustee for such purposes located in [            ]. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to [            ] and its phone number is [            ].

Assignment of the Mortgage Loans

The Depositor will deliver to the Trustee with respect to each mortgage loan (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan, (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan.

In addition, the Sponsor made certain representations and warranties to the Depositor [and the Certificate Insurer] in the mortgage loan purchase agreement with respect to the mortgage loans. The Trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(a) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the Closing Date;

(b) Immediately prior to the sale of the mortgage loans pursuant to the mortgage loan purchase agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement;

(c) As of the Closing Date, the improvements on each mortgaged property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the mortgaged property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such mortgage loan or the outstanding principal balance of the mortgage loan, but in no event in an amount less than an amount that is required to prevent the mortgagor from being deemed to be a co-insurer thereunder;

(d) To the Sponsor’s knowledge, except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(e) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(f) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(g) As of the Closing Date there is no material monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(h) Neither the Sponsor nor any prior holder of any mortgage has impaired, waived, altered or modified the mortgage or mortgage notes in any material respect (except that a mortgage loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such mortgage loan or the Certificates, and which has been delivered to the Trustee); and

(i) At the time of origination, if required, each mortgaged property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; the mortgage file contains an appraisal of the applicable mortgaged property.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of the certificateholders, the Certificate Insurer or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such mortgage loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan, in each case in the manner and subject to the conditions set forth in mortgage loan purchase agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity and the certificateholders against the Sponsor.

The Trustee

[Description of Trustee and additional trustee disclosure regarding the trustee’s prior experience serving as a trustee for asset-backed securities transactions.(Item 1109)]

The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to an amount agreed to in a separate agreement.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Agreement as duties of the Trustee, including:

(a) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Agreement.

(b) Except for those actions that the Trustee is required to take under the Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Agreement. Such rights and powers may include:

(a) Execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

(b) The Trustee shall automatically become the successor in all respects to the Servicer after the Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Servicer by the terms and provisions of the Agreement.

(c) Upon any termination or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the Certificate Register to [the Certificate Insurer and] to the Rating Agencies.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the certificateholder entitled to at least 51% of the voting rights, [with the consent of the Certificate Insurer so long as an Insurer Default has not occurred, or the Certificate Insurer so long as an Insurer Default has not occurred] by notice in writing to the Servicer (and to the Trustee if given by such Holders of Certificates or the Certificate Insurer), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Servicer and in and to the Issuing Entity, other than its rights as a certificateholder; provided, however, that the successor to the Servicer shall have accepted the duties of Servicer effective upon the resignation or termination of the Servicer. On or after the delivery to the Servicer of such notice, all authority and power of the Servicer, whether with respect to the Certificates (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Servicer. The Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor servicer for administration by it of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; (ii) originals or copies of all documents of the Servicer reasonably requested by the Trustee to enable a successor to assume the Servicer’s duties; and (iii) all cash amounts which shall at the time be deposited by the Servicer or should have been deposited to the Certificate Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Servicer receives a notice of termination, the Trustee another successor appointed as set forth in this prospectus supplement shall be the successor in all respects to the Servicer in its capacity as Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor servicer. As compensation therefor, the Trustee or another successor servicer shall be entitled to all funds relating to the mortgage loans which the Servicer would have been entitled to charge to the Certificate Account if the Servicer had continued to act. If the Trustee has become the successor to the Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. Pending appointment of a successor to the Servicer, the Trustee shall act in such capacity as in this prospectus supplement above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer. The Depositor, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor servicer be liable for the acts or omissions of the predecessor Servicer.

Upon any such termination or appointment of a successor to the Servicer, the Trustee shall give prompt notice thereof to Certificateholders, [the Certificate Insurer] and to the Rating Agencies. Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all certificateholders [and the Certificate Insurer] notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Upon written request of the [Certificate Insurer or] of three or more certificateholders of record, for purposes of communicating with other certificateholders with respect to their rights under the Agreement, the Trustee will afford such certificateholders [or the Certificate Insurer] access during business hours to the most recent list of certificateholders held by the Trustee.

The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of either of the Servicer’s obligations and duties under the Agreement or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Agreement. For further discussion of the duties of the Trustee, please see “The Agreements—Resignation of Trustee” in the prospectus.

The Trustee will make no representation or warranty, express or implied, and will have no liability as to the validity, adequacy or accuracy of any of the information contained in this prospectus supplement.

[The Supplemental Interest Trusts

[                    ] will be the trustee of the Group 1 Supplemental Interest Trust and Group 2 Supplemental Interest Trust. With respect to the Group 1 Supplemental Interest Trust, the Group 1 Supplemental Interest Trustee will only be obligated to make payments to the holders of the Group 1 Certificates to the extent that the Group 1 Supplemental Interest Trust receives the related funds from the Group 1 Swap Provider and the related Cap Counterparty, and will only be obligated to make payments to the Group 1 Swap Provider under the Group 1 Interest Rate Swap Agreement to the extent that the Group 1 Supplemental Interest Trust receives the related funds from the Issuing Entity. With respect to the Group 2 Supplemental Interest Trust, the Group 2 Supplemental Interest Trustee will only be obligated to make payments to the holders of the Group 2 Certificates to the extent that the Group 2 Supplemental Interest Trust receives the related funds from the Group 2 Swap Provider and the related Cap Counterparty, and will only be obligated to make payments to the Group 2 Swap Provider under the Group 2 Interest Rate Swap Agreement to the extent that the Group 2 Supplemental Interest Trust receives the related funds from the Issuing Entity. The Group 1 Supplemental Interest Trust Trustee and Group 2 Supplemental Interest Trust Trustee, respectively, will be entitled to reimbursement or indemnification by the Issuing Entity for any loss, liability or expense arising out of or in connection with the related Supplemental Interest Trust as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

Any resignation or removal of [                    ] as Trustee will also result in the resignation or removal, as applicable, of [                    ] as the Supplemental Interest Trust Trustee of the Supplemental Interest Trust.]

Reports to Certificateholders

On each distribution date, the Trustee will make available to each certificateholder [and the Certificate Insurer] a statement generally setting forth, among other information:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount, if any, of the distribution allocable to prepayment premiums;

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•	the proceeds, if any, from the Interest Rate Swap Agreements and the Cap Contracts;

•

the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•

the number and aggregate principal balance of any mortgage loans in the mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

•	the book value of any real estate acquired by the Issuing Entity through foreclosure or by a deed in lieu of foreclosure;

•	any other material information as required under the Agreement.

The Trustee will make the monthly statement available through its website at [                    ]. Assistance in using the website can currently be obtained by calling the Trustee’s investor relations desk at [                    ]. Parties unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the investor relations desk. The location of such web page and the procedures used therein are subject to change from time to time at the Trustee’s discretion. The Trustee shall have the right to change the way monthly distribution statements are distributed in order to make such distribution more convenient and/or more accessible to interested parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such monthly statements, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto). As a condition to access the Trustee’s website, the Trustee may require registration and the acceptance of a disclaimer. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of certificates contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Certificateholders.

Optional Purchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate — plus the amount of any unreimbursed Delinquency Advances and Servicing Advances with respect to such mortgage loan in accordance with the provisions specified in the pooling and servicing agreement. The depositor may not purchase more than [    ]% of the mortgage loans in the pool, measured by the outstanding principal balance of the mortgage loans repurchased as a percentage of the Initial Pool Balance.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Subordinate Certificates and the Class 1-C Certificates and Class 2-C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class 1-P Certificates and Class 2-P Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class R Certificates. [However, unless an Insurer Default exists and is continuing, on any date on which any Class 1-AM Certificates or Class 2-A Certificates are outstanding or any amounts are owed to the Certificate Insurer, the Certificate Insurer will have all rights, including all voting rights that the Class 1-AM Certificates or Class 2-A Certificates, as the case may be, are entitled to under the Agreement and the other transaction documents.] The voting rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Termination

The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in “The Agreements—Termination” in the prospectus. The [Servicer] will have the option on any distribution date on which the aggregate Stated Principal Balance of the Group 1 Loans is less than or equal to [    ]% of the Group 1 Cut-off Date

Balance to purchase all remaining Group 1 Loans and other assets in the trust, thereby effecting early retirement of the Group 1 Certificates. The [Servicer] will have the option on any distribution date on which the aggregate Stated Principal Balance of the Group 2 Loans is less than or equal to [    ]% of the Group 2 Cut-off Date Balance to purchase all remaining Group 2 Loans and other assets in the trust, thereby effecting early retirement of the Group 2 Certificates. [However, the option with respect to either loan group may only be exercised if the termination price is sufficient to pay all amounts owed to the Certificate Insurer under the Certificate Guaranty Insurance Policy. If such termination will result in a draw on the Certificate Guaranty Insurance Policy or any amounts owed to the Certificate Insurer would remain unpaid, the consent of the Certificate Insurer will also be required prior to exercising such option.]

Any such purchase of mortgage loans and other assets of the Issuing Entity shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed. In the event the Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

(i) 100% of the then outstanding Certificate Principal Balances of the Offered Certificates, plus

(ii) one month’s interest on the then outstanding Certificate Principal Balances of the Offered Certificates at the then applicable Pass-Through Rate for each class of Offered Certificates,

(iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, plus

[(iv) any Swap Termination Payment payable to the Swap Provider which remains unpaid.]

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

Evidence as to Compliance

The Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor, the Certificate Insurer and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Trustee and the Certificate Insurer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Servicer at the address of the Servicer set forth above under “—The Servicer”. These items will be filed with the Issuing Entity’s annual report on Form 10-K , to the extent required by Regulation AB.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the Issuing Entity, the Supplemental Interest Trusts, the Interest Rate Swap Agreements and the Cap Contracts, as two or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Dewey Ballantine LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Issuing Entity will consist of two or more separate REMICs, and each REMIC elected by the Issuing Entity will qualify as a REMIC under Sections 860A through 860G of the Code. The Class R Certificates will consist of components, each of which will represent the sole class of “residual interests” in the related REMIC elected by the Issuing Entity.

Tax Treatment of the Regular Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate (each, a “Regular Certificate”) will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the Trustee will treat the beneficial owner of each Regular Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds.

Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that Regular Certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Regular Certificate in excess of the amount payable on the Regular Certificate will be treated as having been received by the holder of that Regular Certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Consequences—REMIC Securities” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, subject to the discussion below relating to the notional principal contract components.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the corresponding Regular Certificates and the related Class C Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the related notional principal contract component. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the Trustee may assume the notional principal contract component of each Regular Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

The Trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that each notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Regular Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability. Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificate in any period and over the term of the Regular Certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Original Issue Discount with respect to the Regular Certificates

For federal income tax purposes, certain REMIC regular interest components of the Offered Certificates may be issued with original issue discount (“OID”). A beneficial owner of a Regular Certificate must include any OID with respect to such the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Federal Income Tax Consequences—REMIC Securities” in the prospectus. In determining the accrual of OID, market discount or bond premium, if any, the Trustee will use a prepayment assumption that is equal to the 100% of the Prepayment Assumption as described in this prospectus supplement for the Regular Certificates and will assume that the Servicer exercises its optional calls with respect to each loan group as described in “Pooling and Servicing Agreement—Termination” in this prospectus supplement. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The IRS has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Regular Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to a Regular Certificate, the IRS could assert that the REMIC regular interest component relating to such Regular Certificate should be treated as issued with OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of a Regular Certificate should consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to the REMIC regular interest component relating to any Regular Certificate, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against the respective future income (if any) of the REMIC regular interest component relating to such Regular Certificate. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such REMIC regular interest component exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of the REMIC regular interest component relating to a Regular Certificate that is issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of the REMIC regular interest component issued with OID should consult their tax advisors concerning the tax treatment of such REMIC regular interest component in this regard.

Status of the Regular Certificates

The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the Issuing Entity, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the notional principal contract component of each Regular Certificate will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Regular Certificates, we refer you to “Federal Income Tax Consequences—REMIC Securities” in the prospectus.

[No Withholding on Net Swap Payments or Cap Payments Payable to Trust by Swap Provider or Cap Counterparty

The Pooling and Servicing Agreement will restrict any transfer of any Class C Certificate unless the proposed transferee of such Class C Certificate (1) provides to the Trustee the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the related Swap Provider, pursuant to the related Interest Rate Swap Agreement, and by the related Cap Counterparty, pursuant to the related Cap Contracts, to the related Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such forms (i) upon expiration of any such forms, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such forms have become obsolete or incorrect, each as a condition to such transfer. Under the Pooling and Servicing Agreement, upon receipt of any such tax certification forms from a proposed transferee of any Class C Certificate, the Trustee will forward such tax certification forms provided to it to the related Supplemental Interest Trust Trustee. The related Supplemental Interest Trust Trustee will then forward such tax certification forms provided to it to the related Swap Provider and related Cap Counterparty. Each holder of a Class C Certificate and each transferee thereof will be deemed to have consented to the related Supplemental

Interest Trust Trustee forwarding to the related Swap Provider and related Cap Counterparty any such tax certification forms it has provided and updated in accordance with these transfer restrictions. In addition, if any transfer of Class C Certificates would cause the related Supplemental Interest Trust to be, or continue to be, beneficially owned by two or more persons for federal income tax purposes, the Pooling and Servicing Agreement will contain additional provisions to ensure that the related Swap Provider and related Cap Counterparty receive the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the related Swap Provider, pursuant to the related Interest Rate Swap Agreement, and by the related Cap Counterparty, pursuant to the related Cap Contracts, to the related Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and any updates thereto from the proposed multiple holders of the related class of Class C Certificates or the related Supplemental Interest Trust, as applicable. Any purported sales or transfers of any Class C Certificate to a transferee which does not comply with the requirements of this paragraph will be deemed null and void under the Pooling and Servicing Agreement.]

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement, dated [                    ], (i) [                    ] has agreed to purchase [                    ] of each class of Group 1 Certificates (other than the [                    ]) and [                    ] of each class of Group 2 Certificates, (ii) [                    ] has agreed to purchase [                    ] of each class of Group 1 Certificates ([                    ]) and [                    ] of each class of Group 2 Certificates, (iii) [                    ] has agreed to purchase [            ] of each class of the Group 1 Certificates ([                    ]) and (iv) [                    ] has agreed to purchase [                    ] of each class of Group 2 Certificates, and the Depositor has agreed to sell to the Underwriters the Underwritten Certificates. It is expected that delivery of the Underwritten Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about [                    ], against payment therefor in immediately available funds.

The Underwritten Certificates will be purchased from the Depositor by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined for each investor at the time of sale. The proceeds to the Depositor from the sale of the Underwritten Certificates are expected to be approximately [                    ] of the aggregate initial Certificate Principal Balance of the Underwritten Certificates, less expenses expected to equal approximately [                    ]. The Underwriters may effect such transactions by selling the Underwritten Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Certificates may be deemed to be underwriters and any profit on the resale of the Underwritten Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the Depositor and the Sponsor will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor and the Sponsor against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

The Class [                    ] Certificates may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Class [                    ] Certificates. This prospectus supplement will be appropriately supplemented in connection with any future offering of the Class [                    ] Certificates. Proceeds to the Depositor from any sale of the Class [                    ] Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent. On the Closing Date, the Depositor intends to transfer the Class [                    ] Certificates to an affiliate of the Sponsor as partial consideration for the mortgage loans. The Sponsor or its affiliates may enter into repurchase or secured financing transactions with respect to the Class [                    ] Certificates so retained.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “The Agreements—Reports to Security Holders”, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York and for the Underwriters by [                    ].

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[describe affiliations]

[EXPERTS

[The consolidated financial statements of [                    ] and subsidiaries as of [                    ], and for each of the years in the three-year period ended [                    ], are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of [                    ], independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of [                    ] refers to changes, in [                    ], in [                    ] methods of accounting for variable interest entities and stock-based compensation.]]

RATINGS

It is a condition to the issuance of the Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by [                    ] and [                    ]:

Class	[ ] Rating	[ ] Rating	Class	[ ] Rating	[ ] Rating
1-A1-A			M-3
1-A1-B			M-4
1-A1-C			M-5
1-AM			M-6
2-A			M-7
M-1			M-8
M-2

The ratings of [                    ] and [                    ] assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

In addition, the ratings by [                    ] and [                    ] do not address the likelihood of the receipt of any amounts in respect of Net WAC Shortfall Amounts.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The [                    ] will constitute “mortgage related securities” for purposes of SMMEA. The [                    ] and [                    ] will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued a prohibited transaction exemption (the “Exemption”), as described under “ERISA Considerations” in the prospectus, to the Underwriters, which was amended on March 20, 2007 by Prohibited Transaction Exemption 2007-05 at 72 Fed. Reg. 13130. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings, Moody’s Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an “Exemption Rating Agency”) at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase.

[Additional disclosure may be required, and further restrictions may need to be imposed on investment in the Offered Certificates by Plans if, due to negative amortization, the LTV of any mortgage loan could exceed 100%.]

For so long as the holder of an Offered Certificate also holds an interest in a Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from such Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in either Supplemental Interest Trust. However, there may be other exemptions that may apply, including: Prohibited Transaction Class Exemption (“PTCE”) 75-1, Part II (for securities transactions with registered broker-dealers), PTCE 84-14 (for transactions effected by “qualified professional asset managers”), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), 95-60 (for transactions by insurance company general accounts), PTCE 96-23 (for transactions effected by “in-house asset managers”), and the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (for transactions with persons that are parties in interest or disqualified persons solely by reason of providing services (other than as a fiduciary with respect to the assets involved in the transaction) or an affiliation with such a service provider). For so long as a Supplemental Interest Trust is in existence, each beneficial owner of a related Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of the right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the exemptions enumerated above or another PTCE.

The rating of an Offered Certificate may change. If a class of Offered Certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption. Although a Plan that had purchased a certificate of such class when it had a permitted rating would not be required by the Exemption to dispose of it, certificates of such class could no longer be purchased with the assets of a Plan unless the purchaser was an insurance company general account and the conditions for exemptive relief under Sections I and III of PTCE 95-60 were satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Seller, the Servicer, any servicer, the Underwriters and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

Accredited Home Lenders, Inc., Accredited Mortgage Loan REIT Trust and Accredited Acceptance Corp. and have filed with the Securities and Exchange Commission a registration statement (Registration Nos. [    ] and [    ] under the Act, with respect to the certificates offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 100 F. Street, NE, Washington, D.C. and at the Securities and Exchange

Commission’s regional offices at 233 Broadway, New York, New York, 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other information regarding issuing entities that file electronically with the Securities and Exchange Commission. The address is http://www.sec.gov.

Accredited Mortgage Loan Trust [            ]’s annual reports on Form 10-K, the distribution reports on Form 10-D, current reports on Form 8-K and any amendments to those reports will be filed with the Securities and Exchange Commission. These reports will be made available at [                    ] as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

REPORTS TO CERTIFICATEHOLDERS

The Servicer will be required to provide periodic unaudited reports concerning the Trust Fund to all registered holders of Offered Certificates with respect to the Trust Fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Sponsor’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the Certificates [and the Certificate Insurer] upon request free of charge. See “Pooling and Servicing Agreement—Evidence as to Compliance” and “—Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated in this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the Issuing Entity pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to [                    ] and or by telephone at [                    ]. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

GLOSSARY

Accrual Period — For any class of Offered Certificates and the Class 1-B Certificates, (i) with respect to the distribution date in [                    ], the period commencing on the Closing Date and ending on the day preceding the distribution date in [                    ], and (ii) with respect to any distribution date after the distribution date in [                    ], the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

Agreement — The pooling and servicing agreement, dated as of [                    ], among [                    ], as Depositor, Accredited Home Lenders, Inc., as Servicer, and [                    ], as Trustee.

Allocated Realized Loss Amount — With respect to any class of Offered Certificates and the Class 1-B Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date (other than, with respect to the Class 1-AM Certificates and Class 2-A Certificates, a Realized Loss which was covered by the Certificate Guaranty Insurance Policy), minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

Allowable Claim — For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

Appraised Value — The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Available Distribution Amount — For any distribution date and any Loan Group, an amount equal to the amount received by the Trustee and available in the Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the related mortgage loans received or advanced that were due during the related Due Period and (2) any unscheduled payments and receipts, including mortgagor prepayments on such mortgage loans, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Servicer, [the Supplemental Interest Trust Trustee] and reduced by the related Servicing Fees, [the related Policy Premium payable to the Certificate Insurer] [and amounts payable by the Issuing Entity to the related Supplemental Interest Trust in respect of related Net Swap Payments and related Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event with regard to the related Swap Agreement.]

Basic Principal Distribution Amount —With respect to any distribution date and any Loan Group, the excess of (i) the related Principal Remittance Amount for such distribution date over (ii) the related Overcollateralization Release Amount, if any, for such distribution date.

Book-Entry Certificates — Each class of the Offered Certificates, except for the Class [        ] Certificates, for so long as they are issued, maintained and transferred at the DTC.

[Certificate Guaranty Insurance Policy — The certificate guaranty insurance policy issued by the Certificate Insurer for the benefit of the Class [    ] Certificateholders and Class [    ] Certificateholders.]

[Certificate Insurer — [                                                             ].]

Certificate Margin — The Certificate Margin for the Offered Certificates and Class 1-B Certificates shall be:

Certificate Margin

Class	(1)	(2)
1-A1-A
1-A1-B
1-A1-C
1-AM
2-A
1-M-1
1-M-2
1-M-3
1-M-4
1-M-5
1-M-6
1-M-7
1-M-8
1-B

(1)	Prior to the related step-up date as described in this prospectus supplement.
(2)	On and after the related step-up date as described in this prospectus supplement

Certificate Principal Balance — With respect to any Certificate as of any date of determination, the initial Certificate Principal Balance thereof, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

Class 1-A Certificates — The Class 1-A1-A, Class 1-A1-B, Class 1-A1-C and Class 1-AM Certificates.

Class 1-A Principal Distribution Amount — For any distribution date will equal the excess of (1) the aggregate Certificate Principal Balance of the Class 1-A Certificates immediately prior to such distribution date, over (2) the lesser of (x) approximately [                    ] of the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date after giving effect to distributions to be made on that distribution date minus the Group 1 Overcollateralization Floor.

Class 1-A1 Certificates — The Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates.

Class 1-M Certificates — The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 Certificates.

Class 2-A Principal Distribution Amount — For any distribution date will equal the excess of (1) the Certificate Principal Balance of the Class 2-A Certificates immediately prior to such distribution date, over (2) the lesser of (x) approximately [                    ] of the aggregate Stated Principal Balance of the Group 2 Loans for such distribution date after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group 2 Loans for such distribution date after giving effect to distributions to be made on that distribution date minus the Group 2 Overcollateralization Floor.

Class A Certificates — The Class 1-A Certificates and Class 2-A Certificates.

Class B Certificates — The Class 1-B Certificates.

Class C Certificates — The Class 1-C Certificates and Class 2-C Certificates.

Class M Certificates — The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 Certificates.

Class M Interest Reserve Fund — A reserve fund to cover Net WAC Shortfall Amounts on the Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates as described in this prospectus supplement.

Class P Certificates — The Class 1-P Certificates and Class 2-P Certificates.

Code — The Internal Revenue Code of 1986.

Compensating Interest — With respect to any distribution date, any payments made by the Servicer from its own funds to cover Prepayment Interest Shortfalls, which shall be equal to the lesser of the sum of the related Servicing for the related distribution date, and the related Prepayment Interest Shortfall for such distribution date.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage — For any distribution date and any Loan Group after the related Stepdown Date is the percentage equivalent of a fraction, the numerator of which is equal to (a) the excess of (i) the aggregate principal balance of the related mortgage loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (ii) (1) before the aggregate Certificate Principal Balances of the related Class A Certificates have been reduced to zero, the aggregate Certificate Principal Balance of the related Class A Certificates, (after taking into account distribution of the related Principal Distribution Amount for such distribution date) or (2) after such time, the Certificate Principal Balance of the most senior class of related Subordinate Certificates outstanding (after taking into account distribution of the related Principal Distribution Amount for such distribution date), and the denominator of which is equal to (b) the aggregate Stated Principal Balance of the related mortgage loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Credit Score — A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Cross Collateralized Loss Payments — For any distribution date and each Loan Group, the amount, if any, of Crossable Excess from such Loan Group available to cover Crossable Losses in the other Loan Group as provided in “Description of the Certificates—Cross Collateralization” in this prospectus supplement.

Crossable Excess — With respect to Loan Group 1 and Loan Group 2 and any distribution date, an amount equal to the related Net Monthly Excess Cashflow remaining after clause (v) of “—Overcollateralization Provisions—Loan Group 1,” and clause (iv) of “—Overcollateralization Provisions—Loan Group 2,” respectively, in this prospectus supplement.

Crossable Losses — With respect to either Loan Group and any distribution date, an amount equal to any Realized Losses suffered by any mortgage loan in such Loan Group, to the extent that such Realized Losses have not been covered by related Net Monthly Excess Cashflow on such distribution date, and any previously unreimbursed Realized Losses suffered by any mortgage loans in such Loan Group to the extent such Realized Losses have not been covered by related and non-related Net Monthly Excess Cashflow on prior distribution dates.

Cut-off Date — [                        ].

Determination Date — With respect to any distribution date, the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date — With respect to each mortgage loan, the first day of the month, or as otherwise described in the related mortgage note.

Due Period — With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Distribution Amount — With respect to any distribution date and Loan Group, is the lesser of (x) the related Overcollateralization Deficiency Amount for such distribution date and (y) the sum of (1) the related Net Monthly Excess Cashflow Amount for such distribution date [and (2) amounts available from the related Interest Rate Swap Agreement and related Cap Contracts to pay principal as provided in “Description of the Certificates—The Interest Rate Swap Agreements and Cap Contracts”.]

Exemption — Prohibited Transaction Exemption 90-30, as amended.

Final Disposition — With respect to a defaulted mortgage loan, when a determination is made by the Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Group 1 Certificates — Class 1-A, Class 1-M and Class 1-B Certificates.

Group 1 Cut-off Date Balance — The aggregate Stated Principal Balance of the Group 1 Loans as of the Cut-off Date.

[Group 1 Interest Rate Swap Agreement — An interest rate swap agreement, dated as of [                        ], between [                    ], as Trustee on behalf of the Supplemental Interest Trust, and [                    ] as Swap Provider for the benefit of the Class 1-A, Class 1-M and Class 1-B Certificates.]

Group 1 Net Mortgage Rate — The weighted average of the Net Mortgage Rates of the Group 1 Loans weighted on the basis of the aggregate Stated Principal Balances of the Group 1 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date).

Group 1 Net WAC Rate — With respect to the Class 1-A, Class 1-M and Class 1-B Certificates and any distribution date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the Group 1 Net Mortgage Rate over (B) (1) the sum of (a) a per annum rate equal to the Net Swap Payment with respect to the Group 1 Interest Rate Swap Agreement payable to the Group 1 Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 1 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (b) a per annum rate equal to any Swap Termination Payment with respect to the Group 1 Interest Rate Swap Agreement not due to a Swap Provider Trigger Event payable to the Group 1 Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 1 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (2) in the case of the Class 1-AM Certificates, the Policy Premium Rate for the Class 1-AM Certificates. The Group 1 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

[Group 1 Net WAC Shortfall Reserve Fund — A reserve fund established by the Trustee for the benefit of the holders of the Group 1 Certificates.]

Group 1 Overcollateralization Deficiency Amount — With respect to any distribution date, the amount, if any, by which the Group 1 Overcollateralization Target Amount exceeds the Group 1 Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such distribution date).

Group 1 Overcollateralization Floor — With respect to any distribution date, [                    ] of the Group 1 Cut-off Date Balance.

Group 1 Overcollateralization Release Amount — With respect to any distribution date, the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Group 1 Overcollateralized Amount for such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Group 1 Overcollateralization Target Amount for such distribution date.

Group 1 Overcollateralization Target Amount — With respect to any distribution date prior to the Group 1 Stepdown Date, [                        ] of the Group 1 Cut-off Date Balance. With respect to any distribution date on or after the Group 1 Stepdown Date, the greater of (x) [                    ] of the aggregate Stated Principal Balance of the Group 1 Loans and (y) the Group 1 Overcollateralization Floor; provided, however, that if a Group 1 Trigger Event is in effect on any distribution date, the Group 1 Overcollateralization Target Amount will be equal to the Group 1 Overcollateralization Target Amount on the prior distribution date.

Group 1 Overcollateralized Amount — For any distribution date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period), exceeds (ii) the aggregate Certificate Principal Balance of the Class 1-A, Class 1-M, Class 1-B and Class 1-P Certificates as of such distribution date (after giving effect to distributions in respect of the related Principal Remittance Amount to be made on such distribution date).

Group 1 Stepdown Date — The earlier of (i) the first distribution date after the distribution date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates have been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in [                    ] and (y) the first distribution date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates (calculated, for this purpose only, prior to any distribution of principal to the holders of the related certificates) is less than or equal to approximately [                    ] of the aggregate principal balance of the Group 1 Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Group 1 Step-Up Date — The first distribution date following the first month in which the aggregate unpaid principal balance of the Group 1 Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to [    ]% of the Group 1 Cut-off Date Balance.

Group 1 Subordinate Class Principal Distribution Amount — For any class of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates and any distribution date, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class 1-A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount for such distribution date), (b) the aggregate Certificate Principal Balance of any class(es) of Class 1-M-1, Class 1-M-2, Class 1-M-3,

Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 that are senior to the subject class (in each case, after taking into account distribution of the Group 1 Subordinate Class Principal Distribution Amount(s) for such more senior class(es) of Certificates for such distribution date) and (c) the Certificate Principal Balance of the subject class of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates immediately prior to such distribution date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date and (b) the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date minus the Group 1 Overcollateralization Floor; provided, however, that if such class of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 or Class 1-B Certificates is the only class of Group 1 Subordinate Certificates outstanding on such distribution date, that class will be entitled to receive the entire remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

Group 1 Trigger Event — A Group 1 Trigger Event is in effect with respect to any distribution date with respect to the Group 1 Loans if:

(1) the average three-month rolling percentage obtained by dividing (x) aggregate principal balance of Group 1 Loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure, mortgage loans with respect to which the related mortgaged property has been acquired by the trust, and mortgage loans discharged due to bankruptcy) by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds [                    ] multiplied by the related Credit Enhancement Percentage; or

(2) the cumulative amount of Realized Losses incurred on the Group 1 Loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date divided by the Group 1 Cut-off Date Balance exceeds (i) [                    ] with respect to the distribution date occurring in [                    ], plus an additional 1/12th of [                    ] for each month thereafter up to and including the distribution date in [                    ], (ii) [                    ] with respect to the distribution date occurring in [                    ], plus an additional 1/12th of [                    ] for each month thereafter up to and including the distribution date in [                    ], (iii) [                    ] with respect to the distribution date occurring in [                    ], plus an additional 1/12th of [                    ] for each month thereafter up to and including the distribution date in [                    ], (iv) [        ]% with respect to any distribution date occurring in [                    ], plus an additional 1/12th of [                    ] for each month thereafter up to and including the distribution date in [                    ] and (v) [                    ] with respect to any distribution date occurring in [                    ] and thereafter.

For purposes of the foregoing calculation, a mortgage loan is considered “60 days” delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

Group 2 Certificates — Class 2-A Certificates.

Group 2 Cut-off Date Balance — The aggregate Stated Principal Balance of the Group 2 Loans as of the Cut-off Date.

[Group 2 Interest Rate Swap Agreement — An interest rate swap agreement, dated as of [                    ], between [                    ], as Trustee on behalf of the Supplemental Interest Trust, and [                    ], as Group 2 Swap Provider for the benefit of the Class 2-A Certificates.]

Group 2 Net WAC Rate — With respect to the Class 2-A Certificates and any distribution date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 2 Loans as of the first day of the month preceding the month in which such distribution date occurs over (B) the sum of (1) the sum of (a) a per annum rate equal to the Net Swap Payment with respect to the Group 2 Interest Rate Swap Agreement payable to the Group 2 Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 2 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, [and (b) a per annum rate equal to any Swap Termination Payment with respect to the Group 2 Interest Rate Swap Agreement not due to a Swap Provider Trigger Event payable to the Group 2 Swap Provider on such distribution date,] divided by the outstanding Stated Principal Balance of the Group 2 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, [and (2) the Policy Premium Rate for the Class 2-A Certificates.] The Group 2 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

[Group 2 Net WAC Shortfall Reserve Fund — A reserve fund established by the Trustee for the benefit of the holders of the Group 2 Certificates.]

Group 2 Overcollateralization Deficiency Amount — With respect to any distribution date, the amount, if any, by which the Group 2 Overcollateralization Target Amount exceeds the Group 2 Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such distribution date).

Group 2 Overcollateralization Floor — With respect to any distribution date, the greater of (x) [                    ] of the Group 2 Cut-off Date Balance and (y) two times the Stated Principal Balance of the Group 2 Loan with the largest outstanding Stated Principal Balance as of the end of the related Prepayment Period.

Group 2 Overcollateralization Release Amount — With respect to any distribution date, the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Group 2 Overcollateralized Amount for such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Group 2 Overcollateralization Target Amount for such distribution date.

Group 2 Overcollateralization Target Amount — With respect to any distribution date prior to the Group 2 Stepdown Date, [                    ] of the Group 2 Cut-off Date Balance. With respect to any distribution date on or after the Group 2 Stepdown Date, the greater of (x) the Group 2 Overcollateralization Floor and (y) [                    ] of the aggregate Stated Principal

Balance of the Group 2 Loans; provided, however, that if a Group 2 Trigger Event is in effect on any distribution date, the Group 2 Overcollateralization Target Amount will be equal to the Group 2 Overcollateralization Target Amount on the prior distribution date.

Group 2 Overcollateralized Amount — For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period), exceeds (ii) the aggregate Certificate Principal Balance of the Class 2-A Certificates and the Class 2-P Certificates as of such distribution date (after giving effect to distributions in respect of the related Principal Remittance Amount to be made on such distribution date).

Group 2 Stepdown Date — The later to occur of (x) the distribution date occurring in [                    ] and (y) the first distribution date on which the aggregate Certificate Principal Balance of the Class 2-A Certificates (calculated for this purpose only after taking into account the receipt of principal on the mortgage loans, but prior to any distribution of principal to the holders of the certificates) is less than or equal to approximately [                    ] of the aggregate principal balance of the Group 2 Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Group 2 Step-Up Date — The first distribution date following the first month in which the aggregate unpaid principal balance of the Group 2 Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to [    ]% of the Group 2 Cut-off Date Balance.

Group 2 Trigger Event — A Group 2 Trigger Event is in effect with respect to any distribution date with respect to the Group 2 Loans if:

(1) the three month average of the aggregate principal balance of Group 2 Loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month exceeds in the case of any distribution date prior to the [                    ] distribution date, [                    ], and in the case of any distribution date on or after the [                    ] distribution date, [                    ], of the aggregate Stated Principal Balance of the Group 2 Loans;

(2) the cumulative amount of Realized Losses incurred on the Group 2 Loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date divided by the Group 2 Cut-off Date Balance exceeds (i) [                    ] with respect to the distribution date occurring in [                    ], plus an additional 1/12th of [                    ] for each month thereafter up to and including the distribution date in [                    ], (ii) [                    ] with respect to the distribution date occurring in [                    ], plus an additional 1/12th of [                    ] for each month thereafter up to and including the distribution date in [                    ], (iii) [                    ] with respect to the distribution date occurring in [                    ], plus an additional 1/12th of [                    ] for each month thereafter up to and

including the distribution date in [                    ] and (iv) [                    ] with respect to any distribution date occurring in [                    ] and thereafter.

For purposes of the foregoing calculation, a mortgage loan is considered “60 days” delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

[Insurer Default — An insurer default will occur in the event the Certificate Insurer fails to make a payment under the Certificate Guaranty Insurance Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.]

[Interest Rate Swap Agreement — The Group 1 Interest Rate Swap Agreement or the Group 2 Interest Rate Swap Agreement.]

Interest Remittance Amount — For any distribution date and each Loan Group, that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced with respect to the related mortgage loans.

IRS — The Internal Revenue Service.

Letter Agreement — The Letter Agreement, dated as of [                    ], between the Certificate Insurer and [            ], including any amendments and supplements thereto.

LIBOR Business Day — A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Determination Date — With respect to each distribution date, the second LIBOR Business Day immediately preceding the commencement of the related Accrual Period.

Loan Group — Loan Group 1 or Loan Group 2, as applicable.

Monthly Interest Distributable Amount — For any distribution date and each class of Offered Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such distribution date, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Servicer and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of Offered Certificates as described under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates” in this prospectus supplement). The Monthly Interest Distributable Amount on the Offered Certificates will be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year.

[Moody’s — Moody’s Investors Service, Inc.]

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement among the Sponsor, as seller, [                    ] and the Depositor, whereby the mortgage loans are being sold to the Depositor.

Net Monthly Excess Cashflow — For any distribution date and any Loan Group, the sum of (a) any related Overcollateralization Release Amount, (b) the excess of (x) the related Interest Remittance Amount for such distribution date over (y) the aggregate Monthly Interest Distributable Amount for the related Offered Certificates for such distribution date and (c) (i) with respect to Loan Group 1, on any distribution date after the Group 1 Stepdown Date for which a Group 1 Trigger Event is not in effect, any principal remaining after payment of the Class 1-A Principal Distribution Amount and Group 1 Subordinate Class Principal Distribution Amount as described under “Description of the Certificates—Allocation of Available Funds—Principal Distributions on the Group 1 Certificates” above and (ii) with respect to Loan Group 2, on any Distribution date after the Group 2 Stepdown Date for which a Group 2 Trigger Event is not in effect, any principal remaining after payment of the Class 2-A Principal Distribution Amount as described under “Description of the Certificates—Allocation of Available Funds—Principal Distributions on the Class 2-A Certificates” above.

Net Mortgage Rate — On any mortgage loan, the then applicable mortgage rate thereon minus the sum of the servicing fee rate.

Net WAC Rate — With respect to the Class 1-A, Class 1-M an Class 1-B Certificates, the Group 1 Net WAC Rate. With respect to the Class 2-A Certificates, the Group 2 Net WAC Rate.

Net WAC Shortfall Amount — On any distribution date, the sum of (i) if the Pass-Through Rate for any Offered Certificates is limited to the related Net WAC Rate, the excess of (a) the amount of interest such Offered Certificates would have been entitled to receive on such distribution date if such Net WAC Rate would not have been applicable to such certificates over (b) the amount of interest accrued on such Certificates at such Net WAC Rate and (ii) the related Net WAC Shortfall Amount from the prior distribution date not previously distributed together with interest thereon at the related Pass-Through Rate for the most recently ended Accrual Period.

Offered Certificates — The Class A Certificates and the Subordinate Certificates other than the Class B Certificates.

OID Regulations — Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

One-Month LIBOR — The London interbank offered rate for one-month United States dollar deposits, determined as described in “Description of the Certificates—Calculation of One-Month LIBOR for the Offered Certificates” in this prospectus supplement.

Overcollateralization Deficiency Amount — The Group 1 Overcollateralization Deficiency Amount or the Group 2 Overcollateralization Deficiency Amount.

Overcollateralization Floor — The Group 1 Overcollateralization Floor or the Group 2 Overcollateralization Floor.

Overcollateralization Release Amount — The Group 1 Overcollateralization Release Amount or the Group 2 Overcollateralization Release Amount.

Overcollateralization Target Amount — The Group 1 Overcollateralization Target Amount or the Group 2 Overcollateralization Target Amount.

Overcollateralized Amount — The Group 1 Overcollateralized Amount or the Group 2 Overcollateralized Amount.

P&I Advance — The aggregate of all payments of principal and interest (other than balloon payments), net of the servicing fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Determination Date.

Pass-Through Rate — With respect to any distribution date and the Offered Certificates and the Class 1-B Certificates, the least of (x) One-Month LIBOR plus the related Certificate Margin, (y) the applicable Net WAC Rate and (z) a maximum rate equal to [                    ] per annum.

Plan — Any employee benefit plan subject to Part 4 of Title I of ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

Plan Assets — The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

[Policy Premium — The premium payable to the Certificate Insurer under the Certificate Guaranty Insurance Policy.]

[Policy Premium Rate — With respect to the Class [    ] Certificates, [                    ] per annum, and with respect to the Class [    ] Certificates, [                    ] per annum.]

Prepayment Assumption — [With respect to the fixed-rate mortgage loans which are Group 1 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at 23% HEP (i.e., prepayments start at 2.3% CPR in month one, and increase by an additional 2.3% CPR each month to 23% CPR in month ten, and remain constant at 23% CPR thereafter). With respect to the adjustable-rate mortgage loans with an initial fixed-rate period of two years or less which are Group 1 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2% CPR in month one, and prepay by an additional 1/11th of 28% CPR (rounded to the nearest hundredth) each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter to 35% CPR in month 35 and remaining constant at 35% CPR from month 35 and thereafter. With respect to the adjustable-rate mortgage loans with an initial fixed-rate period of three years which are Group 1 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2% CPR in month one, and prepay by an additional 1/11th of 28% CPR each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% until month 36, increasing to and remaining constant at 65% CPR from month 37 until month 43, decreasing 1/4th of 30% CPR for each month thereafter to 35% CPR in month 47 and remaining constant at 35% CPR from month 47 and thereafter. With respect to the adjustable rate mortgage loans with an initial fixed-rate period of five, seven or ten years which are Group 1 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2% CPR in month one, and prepay by an additional

1/11th of 28% CPR each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 60, increasing to and remaining constant at 65% CPR from month 61 until month 67, decreasing 1/4th of 30% CPR for each month thereafter to 35% CPR in month 71 and remaining constant at 35% CPR from month 71 and thereafter. With respect to the Group 2 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 0% CPR in the first month after the origination date of such mortgage loan, an additional 1/11th of 5% CPR for each month thereafter, building to 5% CPR in the first 12 month period, an additional 1/12th of 15% CPR for each month thereafter, building to 20% CPR in the next 12 month period and remaining at 20% CPR thereafter.]

Prepayment Interest Excess — With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable servicing fee) representing interest accrued for any portion of such month of receipt.

Prepayment Interest Shortfall — As to any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property) that was the subject of (a) a principal prepayment in full during the related payment period an amount equal to the excess of one month’s interest at the Net Mortgage Rate on the Stated Principal Balance of such mortgage loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the mortgagor for such Prepayment Period to the date of such principal prepayment in full or (b) a partial principal prepayment during the prior calendar month, an amount equal to one month’s interest at the Net Mortgage Rate on the amount of such partial principal prepayment.

Prepayment Period — With respect to any distribution date, is the period between the [16th] of the month of the prior distribution date and the [15th] of the current month, except the initial prepayment period will run from [            ] through [            ].

Principal Distribution Amount — For any distribution date and any Loan Group, the related Basic Principal Distribution Amount plus the related Extra Principal Distribution Amount.

Principal Remittance Amount — For any distribution date and each Loan Group, the sum of the following from the Available Distribution Amount:

(1) the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) in the related Loan Group as required by the Agreement during the preceding calendar month;

(3) the principal portion of all other unscheduled collections received during the preceding calendar month, including full and partial prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries, in each case to the extent applied as recoveries of principal with respect to the mortgage loans in the related Loan Group; and

(4) any amounts required to be reimbursed to the related Supplemental Interest Trust as provided in the Agreement.

Rating Agencies — [                    ] and [                    ].

Record Date — For each distribution date and the Offered Certificates, so long as such Certificates are Book-Entry Certificates, the business day prior to such distribution date. With respect to any Offered Certificates which are not Book-Entry Certificates, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Reference Banks — Leading banks selected by the Trustee (after consultation with the Servicer) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the applicable LIBOR Determination Date, (iii) which have been designated as such by the Trustee (after consultation with the Servicer and the Certificate Insurer) and (iv) not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

Relief Act — The Servicemembers Relief Act, as amended, and similar legislation or regulations.

REMIC — A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

Relief Act Shortfall — For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Reserve Interest Rate — With respect to any LIBOR Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

[S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.]

Servicer — Accredited Home Lenders, Inc., in its capacity as Servicer under the Agreement.

Sponsor — [                    ], in its capacity as seller under the Mortgage Loan Purchase Agreement.

Stated Principal Balance — With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

Statistical Pool Calculation Date — [                    ].

Step-Up Date — The Group 1 Step-Up Date or the Group 2 Step-Up Date.

Stepdown Date — The Group 1 Stepdown Date or the Group 2 Stepdown Date.

Stepdown Target Subordination Percentage — For each class of Subordinate Certificates, the respective percentages indicated in the following table:

Stepdown Target Subordination Percentage
Class 1-M-1
Class 1-M-2
Class 1-M-3
Class 1-M-4
Class 1-M-5
Class 1-M-6
Class 1-M-7
Class 1-M-8
Class 1-B

Subordinate Certificates — The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates.

Subsequent Recoveries — Any liquidation proceeds (net of amounts owed to the Servicer with respect to the related mortgage loan) received after the final liquidation of a mortgage loan. If Subsequent Recoveries are received, they will be included as part of the related Principal Remittance Amount for the following distribution date and distributed in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Offered Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Offered Certificates will be increased by the same amount. Thereafter, such class or classes of Offered Certificates will accrue interest on the increased Certificate Principal Balance.

Trustee — [                    ].

Underwritten Certificates — The Class A Certificates and Class 1-M Certificates, other than the Class [            ] Certificates.

Underwriters — [                    ], [                    ], [                    ] and [                    ].

Unpaid Interest Shortfall Amount — For each class of Offered Certificates and Class 1-B Certificates and any distribution date the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for such distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for the immediately preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such distribution date, plus interest on the amount of Unpaid Interest Shortfall Amount due but not paid on the certificates of such class on the immediately preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

PROCEDURES

Except in certain limited circumstances, the globally offered Accredited Mortgage Pass-Through Certificates, Series [                    ] Class 1-A1-A, Class 1-A1-B, Class 1-A1-C, Class 2-A, Class 1-AM, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

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Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.

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Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

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Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the

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administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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Depositor

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Mortgage Pass-Through Certificates

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PROSPECTUS SUPPLEMENT

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Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.

Part II

Information not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the offering of the Securities being registered under this Registration Statement.

SEC Filing Fee	$30.70
Trustee’s Fees and Expenses*	25,000.00
Legal Fees and Expenses*	150,000.00
Accounting Fees and Expenses*	280,000.00
Printing and Engraving Expenses*	200,000.00
Blue Sky Qualification and Legal Investments Fees and Expenses*	320,000.00
Rating Agency Fees*	2,800,000.00
Miscellaneous	20,000.00
TOTAL	$3,795,030.70

*	Estimated in accordance with Item 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers.

Section 317 of the California Corporations Code allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Article IV of Accredited Home Lenders, Inc.’s (“Accredited”) Restated Articles of Incorporation (Exhibit 3.1 hereto) and Section 12 Article V of Accredited’s Bylaws (Exhibit 3.2 hereto) provide for indemnification of Accredited’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against certain liabilities. Accredited Mortgage Loan REIT Trust’s (“REIT”) Declaration of Trust and Bylaws provide for REIT’s indemnification and payment of reasonable expenses to its trustees and officers to the maximum extent permitted by Maryland law.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) allows for the indemnification of officers, directors, employees and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses actually and reasonably incurred) arising under the Securities Act of 1933, as amended (the “Act”). Article VII of Accredited Acceptance Corp’s (“AAC”) Certificate of Incorporation (Exhibit 3.6 hereto) and Article XI of AAC’s Bylaws (Exhibit 3.7 hereto) provide for indemnification of AAC’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

The forms of the Underwriting Agreement, to be incorporated by reference as Exhibit 1.1 to this Registration Statement, provides that the registrant(s) will indemnify and reimburse the underwriter(s) and each director, officer and controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse the registrant(s) and each director, officer and controlling person of the registrant(s) with respect to certain material misstatements or omission in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

Item 16.	Exhibits
1.1	Form of Underwriting Agreement (Notes).*

3.1	Articles of Incorporation of Accredited *

3.2	By-Laws of Accredited *

3.3	Articles of Amendment and Restatement of REIT**

3.4	Articles Supplementary to REIT (08/11/04 and 10/05/04)**

3.5	By-Laws of REIT.**

3.6	Certificate of Incorporation of AAC.*****

3.7	By-Laws of AAC.*****

4.1	Form of Sale and Servicing Agreement (insured structure).****

4.2	Form of Indenture (insured structure).***

4.3	Form of Trust Agreement (insured structure).***

4.4	Form of Indenture (senior/subordinate structure). ***

4.5	Form of Trust Agreement (senior/subordinate structure).***

4.6	Form of Sale and Servicing Agreement (senior/subordinate structure).****

4.7	Form of Pooling and Servicing Agreement (REMIC).*****

4.8	Form of Mortgage Loan Purchase Agreement (REMIC).*****

5.1	Opinion of Dewey Ballantine LLP with respect to legality.*****

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters.*****

23.1	Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.*****

24.1	Power of Attorney (included on signature page of this Registration Statement).*****

*	Incorporated by reference to Accredited Home Lenders, Inc.’s registration statement, File No. 333-07219.
**	Incorporated by reference to Accredited Mortgage Loan REIT Trust’s registration statement, File No. 333-117484-01.
***	Incorporated by reference to Accredited Home Lenders, Inc.’s registration statement, File No. 333-129972 (Pre-effective Amendment No. 1).
****	Incorporated by reference to Accredited Home Lenders, Inc.’s registration statement, File No. 333-129972 (Pre-effective Amendment No. 2).
*****	Filed herewith.

Item 17.	Undertakings.

A. Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. Undertaking pursuant to Rule 415.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78c(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

C. Undertaking in respect of incorporation by reference.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D. Undertaking pursuant to Rule 430A.

The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant(s) pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Undertaking with respect to trust indenture qualification.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ( “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

F. Undertaking with respect to Exchange Act documents of third parties.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G. Undertaking with respect to the provision of certain information through an Internet Web site.

The undersigned registrants hereby undertake that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrants hereby undertake to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of July, 2007.

Accredited Home Lenders, Inc.

By:	/s/ James A. Konrath
James A. Konrath
Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints James A. Konrath and Stuart D. Marvin, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James H. Berglund	Director	July 19, 2007
James H. Berglund

/s/ Jody A. Gunderson	Director	July 19, 2007
Jody A. Gunderson

/s/ James A. Konrath	Director and Chief Executive Officer	July 19, 2007
James A. Konrath

/s/ Stuart D. Marvin	Executive Vice President	July 19, 2007
Stuart D. Marvin	(Principal Financial Officer and Principal Accounting Officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of July, 2007.

Accredited Mortgage Loan REIT Trust

By:	/s/ James A. Konrath
James A. Konrath
Chief Executive Officer
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints James A. Konrath and Stuart D. Marvin, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James H. Berglund	Trustee	July 19, 2007
James H. Berglund

/s/ Gary M. Erickson	Trustee	July 19, 2007
Gary M. Erickson

/s/ Bowers W. Espy	Trustee	July 19, 2007
Bowers W. Espy

/s/ Jody A. Gunderson	Trustee	July 19, 2007
Jody A. Gunderson

/s/ James A. Konrath	Chief Executive Officer and Trustee	July 19, 2007
James A. Konrath	(Principal Executive Officer)

/s/ Joseph J. Lydon	Trustee	July 19, 2007
Joseph J. Lydon

/s/ Stuart D. Marvin	Executive Vice President	July 19, 2007
Stuart D. Marvin	(Principal Financial Officer and Principal Accounting Officer)

/s/ A. Jay Meyerson	Trustee	July 19, 2007
A. Jay Meyerson

/s/ Richard T. Pratt	Trustee	July 19, 2007
Richard T. Pratt

/s/ Stephen E. Wall	Trustee	July 19, 2007
Stephen E. Wall

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of July, 2007.

Accredited Acceptance Corp.

By:	/s/ James A. Konrath
James A. Konrath
Chief Executive Officer
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints James A. Konrath and Stuart D. Marvin, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard J. Angelo	Director	July 19, 2007
Bernard J. Angelo

/s/ David E. Hertzel	Director	July 19, 2007
David E. Hertzel

/s/ James A. Konrath	Director and Chief Executive Officer	July 19, 2007
James A. Konrath

/s/ Stuart D. Marvin	Executive Vice President	July 19, 2007
Stuart D. Marvin	(Principal Financial Officer and Principal Accounting Officer)

Exhibit Index

1.1	Form of Underwriting Agreement (Notes).*

3.1	Articles of Incorporation of Accredited *

3.2	By-Laws of Accredited *

3.3	Articles of Amendment and Restatement of REIT**

3.4	Articles Supplementary to REIT (08/11/04 and 10/05/04)**

3.5	By-Laws of REIT.**

3.6	Certificate of Incorporation of AAC.*****

3.7	By-Laws of AAC.*****

4.1	Form of Sale and Servicing Agreement (insured structure).****

4.2	Form of Indenture (insured structure).***

4.3	Form of Trust Agreement (insured structure).***

4.4	Form of Indenture (senior/subordinate structure). ***

4.5	Form of Trust Agreement (senior/subordinate structure).***

4.6	Form of Sale and Servicing Agreement (senior/subordinate structure).****

4.7	Form of Pooling and Servicing Agreement (REMIC)*****

4.8	Form of Mortgage Loan Purchase Agreement (REMIC)*****

5.1	Opinion of Dewey Ballantine LLP with respect to legality.*****

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters.*****

23.1	Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.*****

24.1	Power of Attorney (included on signature page of this Registration Statement).*****

*	Incorporated by reference to Accredited Home Lenders, Inc.’s registration statement, File No. 333-07219.
**	Incorporated by reference to Accredited Mortgage Loan REIT Trust’s registration statement, File No. 333-117484-01.
***	Incorporated by reference to Accredited Home Lenders, Inc.’s registration statement, File No. 333-129972 (Pre-effective Amendment No. 1).
****	Incorporated by reference to Accredited Home Lenders, Inc.’s registration statement, File No. 333-129972 (Pre-effective Amendment No. 2.
*****	Filed herewith.